As filed with the Securities and Exchange Commission on April 4, 2003.
Registration Statement No. 333-100920

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZIM Corporation

(Exact name of Registrant as specified in its charter)

Canada	6770	None
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 Colonnade Road, Suite 200

Nepean, Ontario
Canada K2E 7M6
(613) 727-1397
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Stuart D. Cooper

President and Chief Executive Officer
ZIM Corporation
20 Colonnade Road, Suite 200
Nepean, Ontario
Canada K2E 7M6
(613) 727-1397
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Hank Gracin, Esq. Lehman & Eilen LLP 50 Charles Lindbergh Boulevard Uniondale, New York 11553 (516) 222-0888 (516) 222-0915 (fax)	Timothy J. McCunn, Esq. Borden Ladner Gervais LLP 1100-100 Queen Street Ottawa, Ontario K1P 1J9 (613) 787-3532 (613) 230-8842 (fax)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of each class of	Amount	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered	Per Unit	Offering Price	Fee

Common shares(1)	33,192,254 shares	N/A	N/A	$ 97.24(2)
Special shares(3)	5,163,500 shares	N/A	N/A	$ 15.13(4)
Common shares(5)	5,163,500 shares	N/A	N/A	$ 15.13(2)
Common shares(6)	14,863,332 shares	N/A	N/A	$ 44.12(2)
Common shares(7)	1,535,455 shares	N/A	N/A	$ .05(8)
Total				$171.67

(1)	Represents common shares of the Registrant to be issued in exchange for each outstanding common share of ZIM Technologies International, Inc. The exchange rate is one common share of the Registrant for each outstanding common share of ZIM Technologies International, Inc.

(2)	Pursuant to Rule 457(f)(2) under the Securities Act, the registration fee is based on one-third of the stated value of the common shares of ZIM Technologies International, Inc. computed as of October 24, 2002 (US$.03185 per share) and computed on the basis of the estimated maximum number of such shares (33,192,254) that may be converted into common shares of the Registrant.

(3)	Represents special shares of the Registrant to be issued in exchange for each outstanding special share of ZIM Technologies International, Inc. The exchange rate is one special share of the Registrant for each outstanding special share of ZIM Technologies International, Inc.
(4)	Pursuant to Rule 457(f)(2) under the Securities Act, the registration fee is based on one-third of the stated value of special shares of ZIM Technologies International, Inc. computed as of October 24, 2002 (US$.03185 per share) and computed on the basis of the estimated maximum number of such shares (5,163,500) that may be converted into special shares of the Registrant.
(5)	Represents common shares of the Registrant issuable upon the conversion of the Registrant’s special shares. The conversion rate is one common share of the Registrant for each special share of the Registrant for each special share.
(6)	Represents common shares of the Registrant underlying stock options of the Registrant to be exchanged for outstanding stock options of ZIM Technologies International, Inc.
(7)	Represents common shares of the Registrant to be issued in exchange for each outstanding share of common stock of Private Capital Investors, Inc.
(8)	Pursuant to Rule 457(f)(2) under the Securities Act, the registration fee is based on one-third of the par value of the common stock of Private Capital Investors, Inc. computed as of October 24, 2002 (US $.00033 per share) and computed on the basis of the estimated maximum number of such shares (1,535,455) that may be converted into common shares of the Registrant.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRIVATE CAPITAL INVESTORS, INC.

511 N.E. 94TH STREET
MIAMI SHORES, FLORIDA 33138

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

      A special meeting of the shareholders of Private Capital Investors, Inc. will be held on April      , 2003 at the offices of Private Capital Investors, Inc. at 10:00 a.m. (E.S.T.) for the purpose of voting upon a proposal to reincorporate Private Capital Investors, Inc. in Canada in order to acquire ZIM Technologies International, Inc. of Ontario, Canada.

      If approved, the reincorporation in Canada will be accomplished through the merger of Private Capital Investors, Inc. with PCI Merge, Inc., a wholly owned Florida subsidiary of ZIM Corporation of Ontario, Canada.

      The acquisition of ZIM Technologies International, Inc. would then be accomplished through an amalgamation of ZIM Technologies International, Inc. with PCI-ZTI Canada, Inc., a Canadian subsidiary of ZIM Corporation.

      If approved, you will own common shares of a new Canadian corporation called ZIM Corporation registered under Section 12(g) of the United States Securities Exchange Act of 1934.

      The reincorporation merger is conditioned on the approval of the shareholders of ZIM Technologies International, Inc. of the amalgamation of ZIM Technologies International, Inc. with PCI-ZTI Canada, Inc., a wholly owned subsidiary of ZIM Corporation.

      Once this transaction has been completed, ZIM Corporation plans to apply for the listing of its common shares on the Over-the-Counter Bulletin Board. Currently, the common shares of ZIM Corporation are not listed on any securities exchange or inter-dealer quotation system, and there is no existing public market for the common shares of ZIM Corporation.

      Only shareholders of record of Private Capital Investors, Inc. at the close of business on April      , 2003, are entitled to notice of and to vote at the meeting. A complete list of those shareholders will be open for examination by any shareholder for any purpose germane to the meeting at the office of the Secretary of Private Capital Investors, Inc. for a period of 10 days prior to the meeting.

      A Private Capital Investors, Inc. shareholder who dissents to the approval of the reincorporation in accordance with Section 1320 of the Florida Business Organizations Statutes is entitled to be paid the fair value of his or her shares as provided in that section.

      Please sign and return the enclosed proxy card if you do not expect to attend the meeting in person.

By Order of the Board of Directors

SECRETARY

April      , 2003

Miami Shores, Florida

ZIM TECHNOLOGIES INTERNATIONAL, INC.

20 Colonnade Road, Suite 200
Nepean, Ontario
Canada K2E 7M6

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

      A special meeting of the shareholders of ZIM Technologies International, Inc. will be held on April      , 2003 at the offices of ZIM Technologies International, Inc. at 10:00 a.m. (Ottawa Time) for the purpose of voting upon a proposal to amalgamate ZIM Technologies International, Inc. with PCI-ZTI Canada, Inc. such that ZIM Technologies International, Inc. will become a subsidiary of a new Canadian corporation called ZIM Corporation.

      If approved, you will own common shares of ZIM Corporation, which will be registered under Section 12(g) of the United States Securities Exchange Act of 1934, and ZIM Corporation will be a United States public reporting company.

      Once this transaction has been completed, ZIM Corporation will seek to have its common shares listed on the Over-the-Counter Bulletin Board. Currently, the common shares of ZIM Corporation are not listed on any securities exchange or inter-dealer quotation system, and there is no existing public market for the common shares of ZIM Corporation.

      Only shareholders of record of ZIM Technologies International, Inc. at the close of business on April      , 2003 are entitled to notice of and to vote at the meeting. A complete list of those shareholders will be open for examination by any shareholder for any purpose germane to the meeting at the office of the Corporate Secretary of ZIM Technologies International, Inc. for a period of 10 days prior to the meeting.

      A ZIM Technologies International, Inc. shareholder who dissents to the approval of the amalgamation in accordance with Section 190 of the Canada Business Corporations Act is entitled to be paid the fair value of his or her shares as provided in that section.

      Please sign and return the enclosed proxy card if you do not expect to attend the meeting in person.

By Order of the Board of Directors

SECRETARY

April     , 2003

Ottawa, Ontario

[PRIVATE CAPITAL INVESTORS, INC. LETTERHEAD]

April      , 2003

Dear Private Capital Investors, Inc. Shareholder:

      We are calling a special meeting for you to vote on a reincorporation merger that would change the company’s domicile from the United States to Canada in order to acquire ZIM Technologies International, Inc. of Ontario, Canada.

      If we complete this reincorporation merger, you will own common shares in a new Canadian corporation called ZIM Corporation, and ZIM Technologies International, Inc. will be a subsidiary of ZIM Corporation.

      We believe that the reincorporation in Canada and the amalgamation with ZIM Technologies International, Inc. will enable us to benefit from the business being operated by ZIM Technologies International, Inc.

      Following the merger and amalgamation, ZIM Corporation plans to seek the listing of its common shares on the Over-the-Counter Bulletin Board. Currently, the common shares of ZIM Corporation are not listed on any securities exchange or inter-dealer quotation system, and there is no existing public market for the shares of ZIM Corporation shares.

      We are calling a special meeting of the shareholders to vote on the reincorporation of the company into Canada. The record date for voting at the meeting is April      , 2003. The meeting will be held:

                              , April      , 2003

10:00 a.m. (E.S.T.) at
Private Capital Investors, Inc.
511 NE. 94th Street
Miami Shores, Florida 33138

      See “Risk Factors”, beginning on Page 10 for a discussion of certain risks relating to the reincorporation merger and the amalgamation with ZIM Technologies International, Inc.

      This Joint Proxy Statement and Prospectus is first being mailed to holders of Private Capital Investors, Inc. common stock on or about April      , 2003.

Sincerely,

President and
Chief Executive Officer

[ZIM TECHNOLOGIES INTERNATIONAL, INC. LETTERHEAD]

April      , 2003

Dear ZIM Technologies International, Inc. Shareholder:

      We are calling a special meeting for you to vote on the amalgamation of ZIM Technologies International, Inc. with PCI-ZTI Canada, Inc., a subsidiary of a new Canadian corporation called ZIM Corporation.

      If we complete this amalgamation, you will own shares in ZIM Corporation, and ZIM Technologies International, Inc. will be a subsidiary of ZIM Corporation. Following the amalgamation, the common shares of ZIM Corporation will be registered under Section 12(g) of the United States Securities Exchange Act of 1934, and ZIM Corporation will be a United States public reporting company.

      We believe that becoming a public reporting company will benefit us by making us more attractive to potential investors, and by enhancing our ability to acquire other businesses through the issuance of our securities.

      Following the amalgamation, ZIM Corporation plans to seek the listing of its common stock shares on the Over-the-Counter Bulletin Board. The shares of ZIM Corporation common stock are not listed on any securities exchange or inter-dealer quotation system. There currently is no existing public market for the shares of ZIM Corporation shares.

      We are calling a special meeting of the shareholders to vote on the amalgamation, and are soliciting proxies for use at the meeting. The record date for voting at the meeting is April      , 2003. The meeting will be held:

                              , April      , 2003

10:00 a.m. (Ottawa Time) at
ZIM Technologies International, Inc.
20 Colonnade Road, Suite 200
Nepean, Ontario
Canada, K2E 7M6

      See “Risk Factors” beginning on Page 10 for a discussion of certain risks relating to the amalgamation.

      This Joint Proxy Statement and Prospectus is first being mailed to holders of ZIM Technologies International, Inc. common shares and special shares on or about April      , 2003.

Sincerely,

President and
Chief Executive Officer

PRIVATE CAPITAL INVESTORS, INC.

and
ZIM TECHNOLOGIES INTERNATIONAL, INC.

JOINT PROXY STATEMENT

ZIM CORPORATION

PROSPECTUS

54,754,541 Common Shares

5,163,500 Special Shares

      This Joint Proxy Statement and Prospectus is being furnished to the holders of common stock of Private Capital Investors, Inc., a Florida corporation, in connection with the solicitation of proxies by the Board of Directors of Private Capital Investors, Inc. for use at a special meeting of shareholders of Private Capital Investors, Inc.

      The special meeting of shareholders of Private Capital Investors, Inc. is to be held at the offices of Private Capital Investors, Inc. at 10:00 a.m. (Eastern Standard Time) on April      , 2003, and at any and all adjournments or postponements thereof. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of Private Capital Investors, Inc. personally or by telephone. The cost of such solicitation will be borne by Private Capital Investors, Inc.

      This Joint Proxy Statement and Prospectus is also being furnished to the holders of common shares and special shares of ZIM Technologies International, Inc., a corporation formed under the laws of Canada, in connection with the solicitation of proxies by the Board of Directors of ZIM Technologies International, Inc. for use at a special meeting of stockholders of ZIM Technologies International, Inc.

      The special meeting of stockholders of ZIM Technologies International, Inc. is to be held at the offices of ZIM Technologies International, Inc. at 10:00 a.m. (Ottawa Time) on April      , 2003, and at any and all adjournments or postponements thereof. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of ZIM Technologies International, Inc. personally or by telephone. The cost of such solicitation will be borne by ZIM Technologies International, Inc.

      This Joint Proxy Statement and Prospectus also constitutes the Prospectus of ZIM Corporation, a corporation formed under the laws of Canada, with respect to: (i) 1,535,455 common shares of ZIM Corporation to be issued to shareholders of Private Capital Investors, Inc. in connection with the reincorporation merger of Private Capital Investors, Inc. in Canada; (ii) 33,192,254 common shares of ZIM Corporation to be issued to shareholders of ZIM Technologies International, Inc.; (iii) 5,163,500 special shares of ZIM Corporation to be issued to shareholders of ZIM Technologies International, Inc. special shares; (iv) 5,163,500 common shares of ZIM Corporation issuable upon the conversion of ZIM Corporation special shares; and (v) 14,863,332 common shares of ZIM Corporation to be issued pursuant to ZIM Corporation stock options to be exchanged for outstanding stock options of ZIM Technologies International, Inc.

      In the merger of Private Capital Investors, Inc. into a subsidiary of ZIM Corporation, each of the outstanding shares of Private Capital Investors, Inc. common stock will be converted into one common share of ZIM Corporation common stock.

      In the amalgamation of ZIM Technologies International, Inc. with a different subsidiary of ZIM Corporation, each of the outstanding common shares of ZIM Technologies International, Inc. will be converted into one common share of ZIM Corporation, and each of the special shares of ZIM Technologies International, Inc. will be converted into one special share of ZIM Corporation.

      The common shares of ZIM Corporation are not listed on any securities exchange or inter-dealer quotation system, and there is no existing public market for the common shares of ZIM Corporation.

      Investing in the shares of ZIM Corporation involves risks. Please see “Risk Factors” beginning on Page 10.

      Please note that neither the United States Securities and Exchange Commission nor any Canadian, State or provincial securities commission or authority has approved or disapproved of the securities to be issued in the reincorporation merger or the amalgamation, or determined if this Joint Proxy Statement and Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this Joint Proxy Statement and Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This Joint Proxy Statement and Prospectus is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any country or state where the offer or sale is not permitted.

Preliminary Joint Proxy Statement and Prospectus dated April      , 2003.

PROSPECTUS SUMMARY

      The following is a summary of certain information contained elsewhere in this Joint Proxy Statement and Prospectus and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the reincorporation merger and the amalgamation and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained in this Joint Proxy Statement and Prospectus. Shareholders of Private Capital and ZIM Technologies should read carefully this Joint Proxy Statement and Prospectus in its entirety.

The Companies

Private Capital

      Private Capital was incorporated under the laws of the State of Florida on August 6, 1999. It has conducted virtually no business operations since its formation. It was created to effect a merger, exchange of stock, asset acquisition or other similar business combination with a target business which desires to become a reporting corporation under the United States Securities Exchange Act of 1934, as amended.

      The executive officers of Private Capital are located at 511 N.E. 94th Street, Miami Shores, Florida 33138 and Private Capital’s telephone number is (305) 738-3738.

ZIM Technologies

      ZIM Technologies is a developer and provider of the ZIM Integrated Development Environment, or ZIM IDE software. ZIM IDE software is currently used by companies in the design, development, and management of information databases. The technology for ZIM IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s. ZIM Technologies acquired the rights to this software at the time of ZIM Technologies’ formation in 1997.

      Since 1997, ZIM Technologies has licensed this software product to more than 5,000 customers. The license fees generated from these licenses, and related maintenance and consulting fees, represents nearly all of ZIM Technologies’ revenues to date.

      Beginning in the fall of 2000, ZIM Technologies expanded its business strategy to include the design and development of a line of mobile data software products. ZIM Technologies designed these mobile data software products to take advantage of the existing wireless data network infrastructure known as short messaging service. Short messaging service allows users to send text messages through cellular telephones, personal digital assistants and similar devices. Short messaging service has experienced significant growth throughout Europe and Asia. However, it remains largely underutilized in North America. ZIM Technologies believes that recent developments in wireless service provider network technologies have created ideal conditions for an expansion of demand for short messaging service to occur in North America.

      The executive offices of ZIM Technologies are located at 20 Colonnade Road, Suite 200, Nepean, Ontario, Canada K2E 7M6 and ZIM Technologies’ telephone number is (613) 727-1397.

The Special Meetings

Time, Place and Date

      The Special Meeting of Private Capital’s shareholders will be held at Private Capital’s offices at 511 N.E. 94th Street, Miami Shores, Florida 33138 on April      , 2003, at 10:00 a.m. (E.S.T.) including any and all adjournments or postponements thereof.

      The Special Meeting of ZIM Technologies’ shareholders will be held at ZIM Technologies’ offices at 20 Colonnade Road, Suite 200, Nepean, Ontario, Canada K2E 7M6 on April      , 2003, at 10:00 a.m. (Ottawa Time) including any and all adjournments or postponements thereof.

Purposes of the Special Meetings

The Private Capital Special Meeting

      At the Private Capital special meeting, holders of Private Capital common stock will consider and vote upon a proposal to approve the reincorporation merger of Private Capital with PCI Merge, Inc., a wholly owned subsidiary of ZIM Corporation. Holders of Private Capital common stock may also consider and vote upon matters incident to the conduct of the Private Capital special meeting.

      The Board of Directors of Private Capital has approved the reincorporation merger, and recommends that holders of Private Capital Common Stock vote for approval of the reincorporation merger.

The ZIM Technologies Special Meeting

      At the ZIM Technologies special meeting, holders of ZIM Technologies’ common shares and special shares will consider and vote upon a proposal to approve the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., a wholly owned subsidiary of ZIM Corporation. Holders of ZIM Technologies’ common shares and special shares may also consider and vote upon matters incident to the conduct of the ZIM Technologies special meeting.

      The Board of Directors of ZIM Technologies has approved the amalgamation and recommends that holders of ZIM Technologies common shares and special shares vote for approval of the amalgamation.

The Reincorporation Merger

      Pursuant to the Amended and Restated Acquisition Agreement, Private Capital will be merged with and into PCI Merge, Inc., a wholly owned subsidiary of ZIM Corporation, and Private Capital will become a wholly owned subsidiary of ZIM Corporation.

The Amalgamation

      Pursuant to the Amalgamation Agreement, ZIM Technologies will be amalgamated with and into PCI-ZTI Canada, Inc., a wholly owned subsidiary of ZIM Corporation, and ZIM Technologies will become a wholly owned subsidiary of ZIM Corporation. An amalgamation under Canadian corporate law constitutes the consolidation of two companies to form a new company.

Conditions to the Merger; Termination

      The obligations of Private Capital and ZIM Technologies to consummate the reincorporation merger and the amalgamation are subject to various conditions, including, but not limited to (i) obtaining the requisite stockholder approvals; (ii) the effectiveness of the registration with the United States Securities and Exchange Commission; and (iii) receipt of opinions of counsel. In addition, ZIM Technologies’ obligation to complete the amalgamation is subject to none of the holders of its shares exercising their dissent rights under the Canada Business Corporations Act.

Transaction Diagram

      The diagram below shows how the reincorporation merger and the amalgamation will be effected.

Corporate Structure Prior to the Transaction

Transaction Steps

      1. Private Capital Investors, Inc. merges with PCI Merge, Inc. The shareholders of Private Capital Investors, Inc. receive common shares of ZIM Corporation registered with the United States Securities and Exchange Commission.

      2. ZIM Technologies International, Inc. amalgamates with PCI-ZTI Canada, Inc. The common and special shareholders of ZIM Technologies International, Inc. receive common shares and special shares, respectively, of ZIM Corporation registered with the United States Securities and Exchange Commission.

Corporate Structure after the Transaction

Votes Required; Record Date

      Private Capital. The affirmative vote of a majority of the votes entitled to be cast at the meeting in person or by proxy by the holders of Private Capital’s common stock is required for approval of the reincorporation merger. Private Capital’s board of directors has established April      , 2003 as the record date for the special meeting.

      ZIM Technologies. The affirmative vote of the holders of at least two-thirds of the common shares and special shares present or represented at the meeting, each voting separate as a separate class, is required for approval of the amalgamation. ZIM Technologies’ board of directors has established April      , 2003 as the record date for the special meeting.

Change of Vote

      Holders of Private Capital common stock who have executed a proxy may revoke the proxy at any time prior to its exercise at the Private Capital special meeting by giving written notice to Private Capital, by signing and returning a later dated proxy or by voting at the Private Capital special meeting. ZIM Technologies shareholders who have executed a proxy may revoke the proxy at any time prior to its exercise at the ZIM Technologies special meeting by giving written notice to ZIM Technologies, by signing and returning a later dated proxy, or by voting in person at the ZIM Technologies special meeting.

Appraisal Rights

      Under the Florida Business Corporation Act and the Canada Business Corporations Act, the holders of Private Capital common stock and ZIM Corporation common shares, respectively, are entitled to appraisal rights with respect to the reincorporation merger and the amalgamation.

Anticipated Accounting Treatment

      The reincorporation merger and the amalgamation are both expected to be accounted for using the purchase method of accounting. As such, the net assets of ZIM Technologies will remain at their carrying values and the net assets of Private Capital will be recorded at their fair values, which are equal to their carrying values.

Stock Options

      At the Effective Time, each outstanding fully vested option to purchase ZIM Technologies common shares will be assumed by ZIM Corporation and will be deemed to constitute a fully vested option to acquire ZIM Corporation common shares on the same terms prior to the amalgamation. As of March 25, 2003, there were 14,863,332 outstanding options to acquire 14,863,332 shares of ZIM Technologies common shares.

Certain United States Federal Tax Consequences

      It is expected that the reincorporation merger will cause shareholders of Private Capital common stock who are taxable as United States persons to recognize gains, but not losses, on the Private Capital common stock. United States resident shareholders should not be required to recognize any income for United States federal income tax purposes in connection with the amalgamation.

Certain Canadian Federal Tax Income Tax Consequences

      It is expected that Canadian residents will not be subject to any Canadian income taxes in connection with the amalgamation.

Risk Factors

      The reincorporation merger and the amalgamation involve certain risks that should be carefully considered by the shareholders of Private Capital and ZIM Technologies. Please see the Risk Factors beginning on Page 10.

Comparative Rights of Shareholders

      The rights of the shareholders of Private Capital are currently governed by Florida law, Private Capital’s Certificate of Incorporation and Private Capital’s By-Laws. Upon consummation of the reincorporation merger, shareholders of Private Capital will become shareholders of ZIM Corporation which is a corporation formed under the laws of Canada, and their rights as shareholders of ZIM Corporation will be governed by Canadian law, ZIM Corporation’s Articles of Incorporation and ZIM Corporation’s By-Laws. For a discussion of various differences between the rights of shareholders of

Private Capital and the rights of shareholders of ZIM Corporation, see “Comparative Rights of Shareholders” on Page 44.

Currency Presentation and Exchange Rates

      In this management proxy circular/prospectus, unless otherwise specified, all references to “US$” or “$” are to U.S. dollars and all references to “CDN$” are to Canadian dollars.

      The following table sets out, for the periods and dates indicated, certain information concerning the rates of exchange for CDN$ per US$ based on the close rates on the Bank of Canada website www.bankofcanada.ca.

	Six Months	Year Ended
	Ended
	November 30,	May 31,	May 31,
	2002	2002	2001

At end of year	1.5650	1.5280	1.5384
Average	1.5617	1.5681	1.5153
High	1.5777	1.5996	1.5585
Low	1.5310	1.5243	1.5029

QUESTIONS AND ANSWERS ABOUT THE

REINCORPORATION MERGER OF PRIVATE CAPITAL

Q:	What are Private Capital shareholders being asked to vote on?

A:	Private Capital shareholders are being asked to vote to approve the reincorporation merger of Private Capital in Canada. This reincorporation is to be effected by the merger of Private Capital and PCI Merge, Inc., a wholly owned Florida subsidiary of ZIM Corporation, a Canadian company. After the reincorporation merger is completed, Private Capital will be a wholly owned subsidiary of ZIM Corporation and you will receive shares of ZIM Corporation in exchange for your Private Capital shares.

Q:	Who is ZIM Corporation?

A:	ZIM Corporation is a company that was formed under the laws of Canada on October 17, 2002. It has conducted no business operations since its organization and was formed for the sole purpose of effecting the reincorporation of Private Capital in Canada and the subsequent acquisition of ZIM Technologies through the proposed amalgamation. Prior to the amalgamation, ZIM Corporation will have registered the shares of its common stock to be issued in such transactions under the United States Securities Act of 1933, as amended, and will be a reporting company under the United States Securities Exchange Act of 1934, as amended.

Q:	Does Private Capital’s board support the reincorporation merger?

A:	Yes. Private Capital’s sole director has determined that the reincorporation merger is in the best interest of Private Capital and its shareholders and recommends that Private Capital’s shareholders vote for approval of the reincorporation merger. The sole director holds 57.7% of Private Capital’s outstanding common shares. The sole director has indicated that he intends to vote for the approval of the reincorporation merger.

Q:	Why has Private Capital agreed to be reincorporated in Canada?

A:	Private Capital has no business operations and was formed for the purpose of consolidating with, or otherwise acquiring a target business. In that regard, Private Capital has agreed to reincorporate in Canada for the purpose of effecting the subsequent amalgamation of ZIM Technologies, a developer and provider of software products based in Ontario, Canada. It is a condition to the amalgamation of ZIM Technologies, that it be effected through the issuance of shares of a Canadian company. If ZIM Technologies were to be acquired by the issuance of shares of Private Capital, a Florida corporation, the adverse tax consequences to ZIM Technologies shareholders could be significant because the transaction would not be classified as a tax-free exchange by the Canadian tax authorities and ZIM Technologies shareholders would be taxed based on the value of their shareholdings.

Q:	What do I need to do now?

A:	Either attend the special meeting in person or indicate on your proxy form how you want to vote. Sign and return the proxy form in the enclosed prepaid return envelope marked “Proxy” as soon as possible, so that your shares may be represented and voted at the special meeting.

Q:	Should I send in my stock certificates now?

A:	No. After the reincorporation merger and subsequent amalgamation is completed, ZIM Corporation will send you written instructions explaining how you should exchange your stock certificates.

Q:	When do you expect the reincorporation merger and subsequent amalgamation with ZIM Technologies to be completed?

A:	Private Capital and ZIM Technologies expect the reincorporation merger and subsequent amalgamation to be completed during the first quarter of calendar year 2003. Both Private Capital and ZIM Technologies are working towards completing the reincorporation merger and amalgamation as quickly as possible. To do so, the shareholders of Private Capital must approve the reincorporation merger.

Q:	What percentage of ZIM Corporation will be owned by former shareholders of Private Capital?

A:	Upon the reincorporation in Canada, there will be no change at all in the respective percentages owned by Private Capital shareholders. Each Private Capital shareholder will receive one share of ZIM Corporation for each share of Private Capital owned by them. After the amalgamation of ZIM Technologies with ZIM Corporation’s Canadian subsidiary, PCI-ZTI Canada, Inc., however, the former shareholders of Private Capital would own 1,535,455 common shares of ZIM Corporation, representing 4.42% of the total ZIM Corporation common shares outstanding. In addition, Stuart D. Cooper and Douglas Duncan, who together beneficially own 85.7% of Private Capital’s outstanding shares, will receive 85.7% of the shares of ZIM Corporation issuable to Private Capital shareholders.

Q:	Who will manage ZIM Corporation after the reincorporation merger and amalgamation?

A:	The directors and officers of ZIM Corporation immediately after the reincorporation merger and amalgamation will be the current directors and officers of ZIM Technologies.

Q:	Where will ZIM Corporation have its domicile?

A:	After the reincorporation merger and the amalgamation, the registered office and legal headquarters of ZIM Corporation will be located in Ottawa, Canada.

Q:	Who can help answer my questions?

A:	If you have more questions about the reincorporation merger, you should contact Stuart Cooper, President & CEO, at Private Capital. His telephone number is (305) 758-3738.

QUESTIONS AND ANSWERS ABOUT THE

AMALGAMATION OF ZIM TECHNOLOGIES

Q:	What are ZIM Technologies shareholders being asked to vote on?

A:	ZIM Technologies shareholders are being asked to vote to approve the amalgamation of ZIM Technologies and PCI-ZTI Canada, Inc., a wholly owned Canadian subsidiary of ZIM Corporation. After the amalgamation is completed, ZIM Technologies will be a wholly owned subsidiary of ZIM Corporation and you will receive shares of ZIM Corporation in exchange for your ZIM Technologies shares.

Q:	Who is ZIM Corporation?

A:	ZIM Corporation is a company that was formed under the laws of Canada on October 17, 2002. It has conducted no business operations since its organization and was formed for the sole purpose of effecting the reincorporation of Private Capital in Canada and the subsequent acquisition of ZIM Technologies through the proposed amalgamation. Prior to the amalgamation, ZIM Corporation will have registered the shares of its common stock to be issued in such transactions under the United States Securities Act of 1933, as amended, and will be a reporting company under the United States Securities Exchange Act of 1934, as amended.

Q:	Does ZIM Technologies’ board support the amalgamation?

A:	Yes. ZIM Technologies’ Board of Directors has unanimously determined that the amalgamation is in the best interest of ZIM Technologies and its shareholders and recommends that ZIM Technologies’ shareholders vote for approval of the amalgamation. The directors and executive officers of ZIM Technologies holding 51.3% of the common shares outstanding and 52.3% of the special shares outstanding have indicated that they intend to vote for the approval of the Amalgamation Agreement.

Q:	Why has ZIM Technologies agreed to be acquired by ZIM Corporation?

A:	In connection with the amalgamation, the common shares of ZIM Corporation are being registered under the Securities Act of 1933, as amended. The board of directors of ZIM Technologies believes that this registration will provide potential benefits to ZIM Technologies and its shareholders, including the ability to issue shares in a reporting company to potential merger and acquisition candidates and to potential investors. At the present time, however, ZIM Technologies has not identified any potential merger and acquisition candidates.

Q:	Does the consummation of the amalgamation require the approval of ZIM Corporation’s shareholders?

A:	No. ZIM Corporation’s shareholders are not required to approve the consummation of the amalgamation. The approval of Private Capital’s shareholders, however, is required to approve Private Capital’s reincorporation in Canada.

Q:	What do I need to do now?

A:	Either attend the special meeting in person or indicate on your proxy form how you want to vote. Sign and return the proxy form in the enclosed prepaid return envelope marked “Proxy” as soon as possible, so that your shares may be represented and voted at the special meeting.

Q:	Should I send in my stock certificates now?

A:	No. After the amalgamation is completed, ZIM Corporation will send you written instructions explaining how you should exchange your stock certificates.

Q:	When do you expect the amalgamation to be completed?

A:	ZIM Corporation and ZIM Technologies expect the amalgamation to be completed during the first quarter of calendar year 2003. ZIM Technologies is working towards completing the amalgamation as quickly as possible. To do so, the shareholders of ZIM Technologies must approve the amalgamation.

Q:	What percentage of ZIM Corporation will be owned by former shareholders of ZIM Technologies?

A:	Assuming the amalgamation is completed, the former shareholders of ZIM Technologies would own 33,192,254 common shares of ZIM Corporation, representing 95.58% of the total common shares outstanding, and 5,163,500 special shares of ZIM Corporation, representing 100% of the special shares outstanding. The former ZIM Technologies shareholders would own collectively 96.15% of the total shares outstanding.

Q:	Who will manage ZIM Technologies and ZIM Corporation after the amalgamation?

A:	At the closing of the amalgamation, the four current directors of ZIM Technologies will become the directors of ZIM Corporation and ZIM Corporation’s current directors will resign. Additionally, the current executive officers of ZIM Technologies are expected to be appointed as executive officers of ZIM Corporation and the current executive officers of ZIM Corporation will resign.

Q:	Where will ZIM Corporation have its domicile?

A:	After the amalgamation, the registered office and legal headquarters of ZIM Corporation will be located in Ottawa, Canada.

Q:	Who can help answer my questions?

A:	If you have more questions about the amalgamation, you should contact the Chief Financial Officer at ZIM Technologies. Her telephone number is (613) 727-1397.

RISK FACTORS

      The following risk factors apply to Private Capital, ZIM Technologies and the proposed reincorporation merger and amalgamation. You should carefully consider these risk factors together with the other information contained in this Joint Proxy Statement and Prospectus.

Risk Factors Relating to the Reincorporation Merger

United States Shareholders Will Recognize Gain on Their Private Capital Common Stock and May be Subject to Canadian Withholding Taxes for any Dividends Paid After the Merger

      Generally, for United States Federal income tax purposes, the reincorporation merger will cause shareholders of Private Capital common stock who are taxable as United States persons to recognize gains, but not losses, on their Private Capital common stock. Any dividends that are paid to United States holders of Private Capital common shares after the reincorporation merger who are not corporations may be subject to Canadian withholding taxes at the rate of 15%. Any dividends that are paid to United States holders of Private Capital common shares after the reincorporation merger who are corporations may be subject to Canadian withholding taxes at the rate of 5% if they hold more than 10% of Private Capital voting stock.

ZIM Technologies is Incorporated in Canada and, as a result, it may not be possible for Shareholders to Enforce Civil Liability Provisions of the Securities Laws of the United States

      It may be difficult to enforce civil liabilities under the Securities Act of 1933, as amended, against ZIM Corporation and its officers and directors. While civil liabilities under the Securities Act of 1933, as amended, may be enforced in original actions instituted in Canada against ZIM Corporation or its officers, such enforcement is subject to a number of material conditions to be determined by the Canadian authorities. These conditions include the determination that the judgment is final and conclusive, the proceedings relating to the judgment were not contrary to “natural” justice, and that the enforcement of the judgment would not be contrary to public policy. If the reincorporation and amalgamation is effected, most of the executive officers and directors of ZIM Corporation will not be citizens or residents of the United States and all or substantial part of the assets of these persons will be located outside of the United States.

Canadian Corporate Law is Less Favorable to Shareholders on Certain Matters Than Florida Corporate Law

      Canadian corporate law is generally less favorable to shareholders than Florida corporate law. Any one of the less favorable Canadian law provisions may operate to the disadvantage of ZIM Corporation shareholders following the proposed reincorporation merger.

      ZIM Corporation is a corporation organized under the Canada Business Corporation Act (the “CBCA”) whereas Private Capital Investors, Inc. is a Florida corporation. As such, the rights of shareholders of ZIM Corporation will be governed by the CBCA following the proposed reincorporation merger. Some of the less favorable provisions of the CBCA as compared to Florida corporate law include the following: (i) the CBCA only permits shareholder action by written consent if all shareholders who would be entitled to vote on the matter at a meeting sign the consent, whereas Florida corporate law requires only the written consent of shareholders having at least the minimum number of votes necessary to authorize the action at a meeting; (ii) the CBCA requires that a majority of the directors of a Canadian company must reside in Canada thereby potentially making it more difficult to recruit qualified directors to serve; (iii) the CBCA does not permit the limitation of a director’s liability whereas Florida law permits such limitation for actions as a director under certain circumstances; this provision of the CBCA could also make it more difficult to recruit qualified directors to serve; and (iv) dissenter’s rights are available to shareholders under more circumstances under the CBCA than under Florida law; this provision of the CBCA may make it more difficult for ZIM Corporation to effect a change in control transaction that is favorable to the majority of its shareholders.

Risk Factors Relating to the Amalgamation

The Cost of Becoming a Reporting Company Could Materially and Adversely Effect ZIM Technologies’ Business Operations

      If ZIM Corporation incurs material costs in meeting its obligations as a reporting company under the United States Securities Exchange Act of 1934, it could materially and adversely effect ZIM Technologies’ business operations given ZIM Technologies current financial condition and need for additional capital. The costs of complying with the requirements of being a United States public reporting company could be significant. The requirements include the preparation and filing of detailed annual reports and quarterly reports with the United States Securities and Exchange Commission and, in a growing number of circumstances, the preparation and filing of current reports with the United States Securities and Exchange Commission on an expedited basis. The United States Securities and Exchange Commission also has detailed requirements regarding any solicitation of proxies from shareholders and the right of shareholders to include proposals in a reporting company’s proxy statement. In addition, ZIM Corporation must keep abreast of and comply with material changes in the applicable rules and regulations promulgated by the United States Securities and Exchange Commission, including, but not limited to, the recent changes and requirements mandated by the Sarbanes-Oxley Act of 2002.

Shares of ZIM Corporation May Never be Quoted on the OTC Bulletin Board thereby making the Shares More Difficult to Sell or Use for Potential Future Acquisitions

      An inability to obtain the quotation of ZIM Corporation’s common shares on the OTC Bulletin Board will decrease the attractiveness of ZIM Corporation’s common shares to potential investors or future merger and amalgamation candidates. There can be no assurance given that any such listing can be obtained.

      The Board of Directors of ZIM Corporation plans to seek the quotation of its common shares on the OTC Bulletin Board following the proposed amalgamation. Quotation of the ZIM Corporation shares on the OTC Bulletin Board, however, requires a registered broker-dealer to make a filing with the National Association of Securities Dealers, Inc. in which the broker-dealer seeks approval to act as a market maker for the shares. The National Association of Securities Dealers, Inc. will review the broker-dealer’s application, ZIM Corporation’s Securities and Exchange Commission filings, and make a determination as to the likelihood that a secondary market will develop in ZIM Corporation’s shares.

Shareholders Residing in Canada May Not Receive the Intended Benefits of the Amalgamation because their Ability to Resell Shares of ZIM Corporation Common Shares will be limited to Purchasers Resident in the United States

      Common Shares of ZIM Corporation to be issued following the amalgamation to shareholders of ZIM Technologies resident in certain provinces of Canada are subject to resale restrictions under Canadian securities laws including a prohibition on sales to Canadian residents without first qualifying those shares by receiving a receipt for a final prospectus filed in Canada. ZIM Corporation does not intend at this time to seek a receipt for a final prospectus in Canada due to the time, expense and limited benefits of securing same, while Dr. Cowpland has an unresolved matter before the Ontario Securities Commission. A sale outside of Canada may be permitted if the vendor has taken all reasonable steps to ensure that such common shares are not sold to residents of Canada. As a result of such restrictions, such shareholders may receive less than the intended benefits of the amalgamation.

Risk Factors Related to ZIM Technologies’ Business

ZIM Technologies’ New Line of Mobile Data Software May Not Gain Market Acceptance — ZIM Technologies May Therefore Never be Profitable

      A failure by ZIM Technologies to generate future revenues from ZIM SMS Office, ZIM FastFeedback, ZIM SMS Portal Service and ZIM SMS Scenario Server would adversely affect ZIM Technologies’ financial condition. ZIM Technologies believes that its future is dependent to a large extent on its ability to achieve and sustain market acceptance for this proposed line of software products for the mobile data industry. ZIM Technologies has expended substantial time and resources since the fall of 2000 to develop this line of software products for the mobile data industry, and, as such desires to recoup its investment. In addition, ZIM Technologies does not view its existing ZIM IDE business as sufficient, in and of itself, to maintain and sustain its operations going forward. The market acceptance for these products is unproven. To date, ZIM Technologies has generated almost no revenue from these proposed products.

ZIM Technologies May Experience Difficulties Accurately Forecasting its Operating Results Making its Business Operations More Difficult to Sustain

      Due to ZIM Technologies’ limited operating history and the uncertainty regarding the market acceptance for its new line of proposed short messaging software products, ZIM Technologies may not be able to accurately forecast its future operating results. ZIM Technologies’ current internal budget projections estimate that ZIM Technologies will derive approximately CDN $3.2 million of net sales from its proposed new line of short messaging software products during its fiscal year beginning on June 1, 2003. If net sales from ZIM Technologies’ proposed new line of short messaging software products fall materially short of these expectations, ZIM Technologies’ business operations will become more difficult to sustain since ZIM Technologies would have to reduce its spending and/or raise additional capital over and above its current capital raising plans. It may not be possible for ZIM Technologies to accomplish either task in a timely manner, or at all, in which event ZIM Technologies would have to curtail or suspend certain or all of its business operations. Any action to such effect is likely to have a material adverse effect on ZIM Technologies’ business relationships, financial results, financial condition and prospects.

The Loss of the Services of ZIM Technologies’ Dr. Michael Cowpland Could Negatively Affect ZIM Technologies’ Business

      The loss of the services of ZIM Technologies’ Dr. Michael Cowpland could affect ZIM Technologies’ performance in a material and adverse way. ZIM Technologies currently depends heavily on the services of Dr. Cowpland as well as his ability to, and past practice of, funding ZIM Technologies’ cash requirements from time to time. For example, over the past 12 months Dr. Cowpland has provided loans to ZIM Technologies, directly or through related parties, on no less than six separate occasions, totaling CDN$2.7 million, as a result of which ZIM Technologies was able to meet its cash requirements.

      Should Dr. Cowpland be found guilty or liable of violating United States or Canadian securities laws, he may be barred from serving as an officer or directors of ZIM Technologies and ZIM Corporation.

      Dr. Cowpland has been named as a defendant in several lawsuits in the United States relating to his actions as President and Chief Executive Officer of Corel Corporation. The complaints in these lawsuits generally allege that the defendants, including Dr. Cowpland, violated various provisions of the United States securities laws, including Section 10(b) and Section 20(f) of the Securities Exchange Act of 1934, and Rule 10b-5 under the Securities Exchange Act of 1934.

      Additionally, the Ontario Securities Commission filed charges against Dr. Cowpland and others in October 1999, charging Dr. Cowpland and such persons with three counts of violating Ontario securities laws based on their sale of Corel Corporation shares allegedly with knowledge of material facts that had not been disclosed.

ZIM Technologies May Not Be Able to Adequately Protect Its Intellectual Property Rights or May Be Accused of Infringing Intellectual Property Rights of Third Parties

      If ZIM Technologies is not successful in adequately protecting its technology through patent, trademark, copyright and other protections, ZIM Technologies’ competitors could develop competing products based on ZIM Technologies’ intellectual property and thereby damage ZIM Technologies’ business and results of operations.

ZIM Technologies May Not Be Able to Adapt Quickly Enough to Technological Change and Changing Customer Requirements, Thereby Losing Sales

      If ZIM Technologies is unable to adapt to the rapid changes in technology and customer needs that are inherent to the enterprise software industry, ZIM Technologies may lose sales and fail to grow. In order to meet these rapid changes, ZIM Technologies will have to effectively integrate new wireless and data technologies, continue to develop ZIM Technologies’ technologies, continue to develop ZIM Technologies’ technical expertise, and respond to changing customer needs.

There is Substantial Doubt as to ZIM Technologies’ Ability to Continue as a Going Concern

      ZIM Technologies’ ability to continue as a going concern is subject to substantial doubt given its current financial condition and requirements for additional funding. If ZIM Technologies were unable to continue as a going concern, investors in ZIM Corporation shares would likely lose their entire investment in ZIM Corporation. ZIM Technologies has indicated in its financial statements that there is substantial doubt about the Company’s ability to continue as a going concern. In addition the auditor’s report included an explanatory paragraph which indicates that there is substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance given that ZIM Technologies will be successful in raising such additional funding.

If ZIM Technologies is Unable to Obtain Additional Funds in a Timely Manner or on Acceptable Terms, ZIM Technologies May Have to Curtail or Suspend Certain of Its Business Operations, Which Could Have a Material Adverse Effect on Its Business Relationships, Financial Results, Financial Condition and Prospects

      If ZIM Technologies is unable to obtain at least CDN$800,000 of additional funds in a timely manner or on acceptable terms, it may have to curtail or suspend certain of its business operations, including the planned roll-out of its new line of mobile data software, which could have a material adverse effect on its business relationships, financial results, financial condition and prospects. There can be no assurance given that any such additional funds will be available at all or in amounts or on terms acceptable to ZIM Technologies. In addition, any equity financing could result in dilution to ZIM Technologies and/or ZIM Corporation shareholders. ZIM Technologies’ capital requirements will depend on many factors, including its ability to market its products, contain or reduce its operating expenses and whether any or all of its CDN$2.7 million of current indebtedness, payable on demand, becomes due and payable. Although the debt is largely held by Dr. Michael Cowpland and other related parties, there can be no assurance given that he, or such other parties, will not demand the immediate payment of such debt. ZIM Technologies is not currently in a position to repay this debt if it were to be called. Although Dr. Michael Cowpland, ZIM Technologies’ principal shareholder, and others have also from time to time provided financing to ZIM Technologies to meet its cash requirements, no assurance can be given that they will continue to do so in the future.

ZIM Technologies’ Brazilian Subsidiary Has Been Sued by a Former Distributor for Lost Revenues Under a Terminated Distribution Agreement and if This Subsidiary Does Not Prevail in this Lawsuit it Could Suffer a Material Financial Loss

      In an action commenced March 30, 2000 in the 23rd Civil Court of San Paulo, Brazil, RCM Informatica Ltda., a former distributor of ZTI do Brasil Ltda., the Company’s Brazilian subsidiary, is seeking indemnification for losses incurred as a result of the alleged breach of the distribution agreement. If ZTI do Brasil does not prevail in this lawsuit, it could suffer a material financial loss which loss could be equivalent to three month’s of the subsidiary’s gross sales, or approximately CDN$213,350. ZTI do Brasil disputes that it has breached any agreement with its former distributor and intends to vigorously defend this claim. ZTI do Brasil has also filed a separate counter-claim against this distributor for monies owed under the terminated distribution agreement.

The Recent Political Uncertainties in Brazil Could Have a Continuing Material Adverse Effect on ZIM Technologies’ Financial Results, Financial Condition and Prospects

      Recent political uncertainties in Brazil due to the presidential election in October 2002 has adversely affected ZIM Technologies’ financial condition, and may continue to do so. As projected by the Brazilian press, the worker’s party candidate won the presidential election. The likelihood of this change from the eight year governing coalition created significant instability and uncertainty in the Brazilian economy in the months leading up to the election. The election of the worker’s party candidate could now continue to weigh heavily on the Brazilian market and negatively affect its trade with other countries. This is because the Brazilian worker’s party historically has rejected free-market policies and instead favored trade barriers. It is also because the worker’s party historically has proposed repudiating Brazil’s large foreign debt. These policies could continue to cause unease in Brazil’s financial and industrial markets.

      Although ZIM Technologies’ management expects that Brazil’s economy will stabilize now that the presidential election has been decided, no assurance can be given that this will occur. ZIM Technologies do Brasil Ltda. accounted for 48% of ZIM Technologies’ revenues during fiscal 2002 and 53% for the six months ended November 30, 2002.

ZIM Technologies Expects to Incur Operating Losses for a Minimum of the Next Six Months, Such Losses Will Directly Effect ZIM Technologies’ Requirements for Additional Funds and Ability to Continue as a Going Concern

      ZIM Technologies’ anticipated requirements for additional funds is based, in large part, upon its expectation that it will incur operating losses for the next six months. The extent to which these anticipated losses are actually incurred will directly effect ZIM Technologies’ need for additional capital and ability to continue as a going concern. If the shortfall between the revenues generated by ZIM Technologies and its operating expenses for the next six months is greater than the operating losses which are already expected, ZIM Technologies’ need to secure additional funds is likely to increase accordingly and further adversely effect its ability to continue as a going concern. Moreover, no assurance can be given that ZIM Technologies’ actual operating losses will not exceed management’s current expectations. These anticipated operating losses are due in part to anticipated costs in the marketing of ZIM Technologies’ new line of mobile data software and related research and development expenditures.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

      ZIM Corporation and ZIM Technologies are corporations organized under the Canada Business Corporations Act. Additionally, most of the executive officers and directors of ZIM Technologies, as well as some of the experts named in this joint proxy statement, are not citizens or residents of the United States and all or a substantial part of the assets of these persons may be located outside of the United States. As a result, it may be difficult for you to effect service of process within the United States upon these companies and individuals, or to realize against them judgments of courts of the United States predicated upon civil liabilities under the United States Securities Act of 1933, as amended. The civil liability provisions of the United States Securities Act of 1933, may be enforced in original actions taken in the Province of Ontario against ZIM Corporation, ZIM Technologies or any such individual, but a judgment of a United States court predicated on such provisions will not be enforceable by an action in the Province of Ontario unless all of the following conditions are met:

•	It is a judgment of a court of competent jurisdiction (according to Canadian Rules of Conflicts of Laws) that is final and conclusive as between the parties so as to make it res judicia between the parties.

•	The proceedings in which the judgment was obtained were not contrary to natural justice.

•	The enforcement of the foreign judgment would not be contrary to public policy in the Province of Ontario.

•	The judgment was not obtained by fraud.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

(Canadian Dollars)

      The Unaudited Pro Forma Financial Information is prepared to reflect the transaction whereby ZIM Technologies and Private Capital combine. The transaction was conducted as follows:

1)	ZIM Corporation and two subsidiaries, PCI Merge Inc. and PCI-ZTI Canada, Inc. are created for the purpose of effecting the transaction.

2)	Private Capital and PCI Merge Inc. merge together and continue as Private Capital. To effect the transaction, shares of ZIM Corporation are issued to acquire the shares from the shareholders of Private Capital.

3)	PCI-ZTI Canada, Inc. and ZIM Technologies amalgamate and continue as ZIM Technologies. To effect this transaction, shares of ZIM Corporation are issued to acquire the shares from the shareholders of ZIM Technologies.

      The following Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical statements of operations of ZIM Technologies and Private Capital for the years ended May 31, 2002 and July 31, 2002, respectively.

      The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation, and the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation, as if it had occurred on June 1, 2001.

      The historical financial information of ZIM Technologies has been derived from the audited financial statements for the year ended May 31, 2002 which are included in Appendix E to this Joint Proxy Statement and Prospectus and should be read in conjunction with such financial information and the notes thereto.

      The historical financial information of Private Capital has been derived from the audited financial statements for the year ended July 31, 2002 which are included in Appendix D to this Joint Proxy Statement and Prospectus and should be read in conjunction with such financial information and the notes thereto.

      As of the date of this document PCI Merge Inc. has not been incorporated and is expected to have only nominal net assets and shareholders’ equity.

      The Unaudited Pro Forma Condensed Combined Financial Statements reflect the reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation and the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation. The financial statements of Private Capital have been converted into Canadian dollars. There are no material differences between Canadian GAAP and US GAAP as it relates to the financial statements of Private Capital.

      The unaudited information presented below is provided for information purposes only and is not necessarily indicative of the combined financial position or results of operation which actually would have occurred if the transaction had been consummated at the date and for the periods indicated or which may be obtained in the future.

      The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the description of the transaction and the financial statements of and notes thereto of ZIM Corporation, ZIM Technologies and Private Capital included elsewhere in this document.

Unaudited Pro Forma Condensed Combined Statement of Operations (CDN$)

      The following unaudited pro forma condensed combined statements of operations reflects the results of operations of ZIM Technologies for the year ended May 31, 2002, after giving effect to the proposed reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation and the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation, as if it had occurred on June 1, 2001. The unaudited information presented below should be read in conjunction with the separate consolidated financial statements and notes thereto of ZIM Corporation, Private Capital and ZIM Technologies and the respective Management’s Discussion and Analysis of Financial Condition and Results of Operations of Private Capital and ZIM Technologies included elsewhere in this Joint Proxy Statement and Prospectus.

	Private	ZIM
	Capital	Technologies		ZIM
	Year Ended	Year Ended		Corporation
	July 31, 2002	May 31, 2002	Adjustments	Pro Forma

	(CDN$)	(CDN$)	(CDN$)	(CDN$)
Revenues	—	$3,206,064	—	$3,206,064
Selling, General and Administrative (Note 2)	—	5,319,463	—	5,319,463

Research and Development	—	3,684,878	—	3,684,878

Other Expenses	—	452,841	—	452,841

Net Loss before Income Taxes	—	$(6,251,118)	—	$(6,251,118)
Income Taxes	—	85,666	—	85,666

Net Loss	—	$(6,336,784)	—	$(6,336,784)

Loss per share — Basic and diluted (Note 3)	—	$(0.19)	—	$(0.18)

Weighted Average Number of Shares Outstanding	1,535,455	33,205,025	—	34,740,480

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

      The Unaudited Pro Forma Financial Information is prepared to reflect the transaction whereby ZIM Technologies and Private Capital combine. The transaction was conducted as follows:

1.	ZIM Corporation and two subsidiaries, PCI Merge Inc. and PCI-ZTI Canada, Inc. are created for the purpose of effecting the transaction.

2.	Private Capital and PCI Merge Inc. merge together and continue as Private Capital. To effect the transaction, shares of ZIM Corporation are issued to acquire the shares from the shareholders of Private Capital.

3.	PCI-ZTI Canada, Inc. and ZIM Technologies amalgamate and continue as ZIM Technologies. To effect this transaction, shares of ZIM Corporation are issued to acquire the shares from the shareholders of ZIM Technologies.

      The unaudited pro forma combined condensed statement of operations assumes that the proposed reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation and the proposed amalgamation of ZIM Technologies and PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation, occurred on June 1, 2001. The transactions have been treated as a reverse takeover of ZIM Corporation by ZIM Technologies and accounted for using the purchase method of accounting. Under reverse takeover accounting, the combined financial statements of the amalgamated entity are considered a continuation of the financial statements of ZIM Technologies. As such, the net assets of ZIM Technologies have remained at their carrying values and the net assets of ZIM Corporation have been recorded at their fair values.

      The Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical statements of operations of ZIM Technologies and Private Capital for the years ended May 31, 2002 and July 31, 2002, respectively.

      The historical financial information of ZIM Technologies has been derived from the audited financial statements for the year ended May 31, 2002.

      The historical financial information of Private Capital has been derived from the audited financial statements for the year ended July 31, 2002.

      As of the date of this document PCI Merge Inc. has not been incorporated and is expected to have only nominal net assets and shareholders’ equity.

      The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the description of the transaction and the financial statements of and notes thereto of ZIM Corporation, ZIM Technologies and Private Capital included elsewhere in this document.

Note 2 — Cooper Consultants Agreement

      Included in ZIM Technologies’ financial statements are fees paid as a result of Cooper Consultants agreement totaling CDN$161,334 (USD$104,000). ZIM Technologies is obligated to pay various parties CDN$29,735 (US$19,000) upon the effectiveness of the registration statement and CDN$117,375 (US$75,000) upon the listing of ZIM Corporation’s common share on a national securities exchange selected by ZIM Corporation’s board of directors. Neither of these obligations are included in the unaudited pro forma combined condensed financial statements.

Note 3 — Per Share Information

      The historical loss per share — basic is computed by dividing the net loss by the weighted average shares outstanding prior to the amalgamation. The unaudited pro forma loss per share — basic is computed by dividing the pro forma net loss by the pro forma weighted average shares outstanding after giving effect to the shares outstanding after the amalgamation. Outstanding stock options have not been considered since their effect on loss per share would be anti-dilutive.

Note 4 — Reconciliation to United States accounting principles

      The historic financial statements of ZIM Technologies and ZIM Corporation have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”). The significant differences between Canadian and US GAAP and their effect on the Unaudited Pro Forma Condensed Combined Financial Statements are described below:

Unaudited Pro Forma Condensed Combined Statements of Operations:

      The following table reconciles net loss as reported in the accompanying Unaudited Pro Forma Condensed Combined Statements of Operations to net loss that would have been reported had the Unaudited Pro Forma Condensed Combined Financial Statements been prepared in accordance with US GAAP:

ZIM Corporation
Pro Forma

(CDN$)
Net loss in accordance with Canadian GAAP	$(6,336,784)
Compensation expense(i)	(639,494)

Net loss in accordance with US GAAP	$(6,976,278)
Other comprehensive loss:
Foreign currency translation adjustment	6,490

Comprehensive loss in accordance with US GAAP	$(6,969,788)

Loss per share — basic and fully diluted	$(0.20)

ZIM Corporation
Pro Forma

(CDN$)
Shareholders’ equity in accordance with Canadian GAAP	$(90,262)
Compensation expense(i)	(639,494)
Additional paid-in capital(i)	639,494

Shareholders’ equity in accordance with US GAAP	$(90,262)

(i)	During the year ended May 31, 2002, the Company modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. Under US GAAP, if the original terms of a stock option require forfeiture upon a change of status from employee to non-employee and the individual retains the award, then compensation cost measured at the date of change in status is recognized in full over the remaining vesting period. As a result, the Company will record a non-cash compensation charge of $639,494 to be reflected in earnings. No such charge is required to be recorded by the Company under Canadian GAAP.

Stock based compensation:

      ZIM Technologies measures compensation costs related to stock options granted to employees using the intrinsic value method as prescribed by APB Opinion 25, “Accounting for Stock Issued to Employees” as permitted by SFAS No. 123. However, SFAS No. 123 does require the disclosure of pro forma net loss and net loss per share information as if ZIM Technologies had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123. Accordingly, the fair value of the options issued was determined using the Black-Scholes option pricing model (excluding a volatility assumption) with the following assumptions: risk-free interest rate of 3.38% to 5.24%, expected dividend yield 0%, and an expected life of 2 years.

      The weighted average grant date fair values of options issued was $0.08 per share. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company’s net income would have been reduced to the pro forma amounts indicated below:

ZIM Corporation
Pro Forma

(CDN$)
Net loss: As reported under US GAAP	$(6,976,278)
Pro forma	(7,293,156)

Accumulated other comprehensive loss:

ZIM Corporation
Pro Forma

(CDN$)
Opening balance of foreign currency translation account	$—
Foreign currency translation account	6,490

Accumulated other comprehensive income	$6,490

UNAUDITED INTERIM PRO FORMA FINANCIAL INFORMATION

(Canadian Dollars)

      The following Unaudited Interim Pro Forma Condensed Combined Statements of Operations combine the historical statements of operations of ZIM Technologies and Private Capital for the six months ended November 30, 2002 and the six months ended January 31, 2003, respectively.

      The Unaudited Interim Pro Forma Condensed Combined Statements of Operations give effect to the reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation, and the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation, as if it had occurred on June 1, 2002.

      The following Unaudited Interim Pro Forma Condensed Combined Balance Sheet combines the historical balance sheets of ZIM Technologies and Private Capital as of November 30, 2002 and January 31, 2003, respectively, giving effect to the reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation, and the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation, as if it had occurred on November 30, 2002.

      The historical financial information of ZIM Technologies has been derived from the unaudited interim financial statements for the six months ended November 30, 2002 and should be read in conjunction with such financial information and the notes thereto.

      The historical financial information of Private Capital has been derived from the unaudited interim financial statements for the six months ended January 31, 2003 which are included in Appendix D to this Joint Proxy Statement and Prospectus and should be read in conjunction with such financial information and the notes thereto. The Private Capital statements include the results of its wholly-owned subsidiary ZIM Corporation.

      As of the date of this document PCI Merge Inc. has not been incorporated and is expected to have only nominal net assets and shareholders’ equity.

      The Unaudited Interim Pro Forma Condensed Combined Financial Statements reflect the reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation and the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation. The interim financial statements of Private Capital have been converted into Canadian dollars. There are no material differences between Canadian GAAP and US GAAP as it relates to the interim financial statements of Private Capital.

      The unaudited interim information presented below is provided for information purposes only and is not necessarily indicative of the combined financial position or results of operation which actually would have occurred if the transaction had been consummated at the date and for the periods indicated or which may be obtained in the future.

      The Unaudited Interim Pro Forma Condensed Combined Financial Statements should be read in conjunction with the description of the transaction and the interim financial statements of and notes thereto of ZIM Corporation, ZIM Technologies and Private Capital included elsewhere in this document.

Unaudited Interim Pro Forma Condensed Combined Balance Sheet (CDN$)

      The following unaudited interim pro forma condensed combined balance sheet reflects the interim consolidated balance sheet of ZIM Corporation as of November 30, 2002, after giving effect to the proposed reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation and the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation, on that date. The transactions will be treated as a reverse takeover of ZIM Corporation by ZIM Technologies and accounted for using the purchase method of accounting as required by Canadian generally accepted accounting principles. The unaudited interim information presented below should be read in conjunction with the separate interim consolidated financial statements and notes thereto of ZIM Corporation, Private Capital and ZIM Technologies and the respective Management’s Discussion and Analysis of Financial Condition and Results of Operations of Private Capital and ZIM Technologies included elsewhere in this Joint Proxy Statement and Prospectus.

	ZIM	Private			ZIM
	Technologies	Capital			Corporation
	November 30,	January 31,	Pro Forma		Pro Forma
	2002	2003	Adjustments		Combined

	(CDN$)	(CDN$)	(CDN$)		(CDN$)
	(Unaudited)	(Note 2)	(Note 3)
Assets
Current Assets	$1,180,108	$913	—		$1,181,021
Property and Equipment	479,530				479,530
Other assets	504,827	—	—		504,827

Total Assets	$2,164,465	$913	—		$2,165,378

Liabilities
Current Liabilities	$2,848,047	$1,464	—		$2,849,511
Capital Lease Obligations	31,541		—		31,541
Deferred revenue	311,303	—	—		311,303

Total Liabilities	3,190,891	1464	—		3,192,355

Stockholders Equity
Common Stock and additional paid-in capital	11,741,720	15,008	(15,008	)(a)	11,741,169
			(551	)(a)
Contributed Surplus	1,525,144				1,525,144
Accumulated other comprehensive income — foreign currency translation	2,428	(222)	222	(a)	2,428
Deficit	(14,295,718)	(15,337)	15,337	(a)	(14,295,718)

Total Stockholders Equity	(1,026,426)	913	—		(1,025,513)

Total Liabilities and Stockholders Equity	$2,164,465	$913	$—		$2,165,378

Unaudited Interim Pro Forma Condensed Combined Statement of Operations (CDN$)

      The following unaudited interim pro forma condensed combined statements of operations reflects the results of operations of ZIM Technologies for the six months ended November 30, 2002, after giving effect to the proposed reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation and the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation, as if it had occurred on June 1, 2002. The unaudited interim information presented below should be read in conjunction with the separate interim consolidated financial statements and notes thereto of ZIM Corporation, Private Capital and ZIM Technologies and the respective Management’s Discussion and Analysis of Financial Condition and Results of Operations of Private Capital and ZIM Technologies included elsewhere in this Joint Proxy Statement and Prospectus.

	Private Capital	ZIM Technologies		ZIM
				Corporation
	Six Months Ended	Six Months Ended
	January 31, 2003	November 30, 2002	Adjustments	Pro Forma

	(CDN$)	(CDN$)	(CDN$)	(CDN$)
	(Note 2)	(Unaudited)	(Note 3)
Revenues	—	$1,250,326	—	$1,250,326
Selling, General and Administrative (Note 5)	1,498	1,700,485	—	1,701,983
Research and Development	—	228,262	—	228,262
Other Expenses	—	274,750	—	274,750

Net Loss before Income Taxes	(1,498)	$(953,171)	—	$(954,669)
Income Taxes	—	—	—	—

Net Loss	(1,498)	$(953,171)	—	$(954,669)

Loss per share — Basic and diluted(4)	—	$(0.03)	—	$(0.03)

Weighted Average Number of Shares Outstanding	1,535,455	33,183,921	—	34,719,376

NOTES TO UNAUDITED INTERIM PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

      The Unaudited Interim Pro Forma Financial Information is prepared to reflect the transaction whereby ZIM Technologies and Private Capital combine. The transaction was conducted as follows:

1.	ZIM Corporation and two subsidiaries, PCI Merge Inc. and PCI-ZTI Canada, Inc. are created for the purpose of effecting the transaction.

2.	Private Capital and PCI Merge Inc. merge together and continue as Private Capital. To effect the transaction, shares of ZIM Corporation are issued to acquire the shares from the shareholders of Private Capital.

3.	PCI-ZTI Canada, Inc. and ZIM Technologies amalgamate and continue as ZIM Technologies. To effect this transaction, shares of ZIM Corporation are issued to acquire the shares from the shareholders of ZIM Technologies.

      For the purpose of the unaudited interim pro forma combined condensed balance sheet and unaudited pro forma combined condensed statement of operations, the historical financial statements of Private Capital have been translated into Canadian dollars (see Note 2). The unaudited interim pro forma combined condensed statement of operations assumes that the proposed reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation and the proposed amalgamation of ZIM Technologies and PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation, occurred on June 1, 2002. The transactions have been treated as a reverse takeover of ZIM Corporation by ZIM Technologies and accounted for using the purchase method of accounting. Under reverse takeover accounting, the combined financial statements of the amalgamated entity are considered a continuation of the financial statements of ZIM Technologies. As such, the net assets of ZIM Technologies have remained at their carrying values and the net assets of ZIM Corporation have been recorded at their fair values.

      The Unaudited Interim Pro Forma Condensed Combined Statements of Operations combine the historical interim statements of operations of ZIM Technologies and Private Capital for the six months ended November 30, 2002 and the six months ended January 31, 2003, respectively.

      The following Unaudited Interim Pro Forma Condensed Combined Balance Sheet combines the historical interim balance sheets of ZIM Technologies and Private Capital as of November 30, 2002 and January 31, 2003, respectively, giving effect to the reincorporation and merger of Private Capital and PCI Merge Inc., a subsidiary of ZIM Corporation and the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc., also a subsidiary of ZIM Corporation, as if it had occurred on November 30, 2002.

      The historical financial information of ZIM Technologies has been derived from the unaudited interim financial statements for the six months ended November 30, 2002.

      The historical financial information of Private Capital has been derived from the unaudited financial interim statements for the six months ended January 31, 2003.

      As of the date of this document PCI Merge Inc. has not been incorporated and is expected to have only nominal net assets and shareholders’ equity.

      The Unaudited Interim Pro Forma Condensed Combined Financial Statements should be read in conjunction with the description of the transaction and the interim financial statements of and notes thereto of ZIM Corporation, ZIM Technologies and Private Capital included elsewhere in this document.

Note 2 — Conversion of The Company to Canadian Dollars

      The historical interim financial statements of ZIM Technologies were prepared under Canadian GAAP and in Canadian dollars. The historical interim financial statements of Private Capital were prepared under US GAAP and in US dollars. There are no material differences between Canadian GAAP and US GAAP as it relates the interim financial statements of Private Capital. For the purposes of these unaudited interim pro forma combined condensed financial statements, the assets of Private Capital have been converted to Canadian dollars using the exchange rates at January 31, 2003 of CDN$1.5215.

Common stock and additional paid-in capital have been converted to Canadian dollars using the historical exchange rate of CDN$1.50080 and the deficit has been converted at an average exchange rate of CDN$1.47219 for prior year earnings, and CDN$1.5572 for current quarter earnings.

      The interim financial statement of Private Capital in US dollars and their conversion into Canadian dollars is as follows:

	Private Capital	Private Capital
	January 31, 2003	January 31, 2003

	(US$)	(CDN$)
Assets
Current Assets	$600	$913

Total Assets	$600	$913

Liabilities	962	1,464
Stockholders Equity (Deficit)
Common Stock and Additional Paid-In Capital	10,000	15,008
Accumulated other comprehensive income — foreign currency translation	—	(222)
Deficit	(10,362)	(15,337)

Total Stockholders Equity	600	913

Total Liabilities and Stockholders Equity	$600	$913

      The interim income statement of Private Capital in US dollars and their conversion into Canadian dollars is as follows:

	Private Capital	Private Capital
	January 31, 2003	January 31, 2003

	(US$)	(CDN$)
Revenue	$—	$—

Expenses	$962	$1,498

Net Loss	$(962)	$(1,498)

Note 3 — Pro Forma Adjustments

Unaudited Interim Pro Forma Condensed Combined Balance Sheet

(a)	To eliminate the stockholders’ equity of Private Capital and record the shares issued on amalgamation of ZIM Technologies with ZIM Corporation.

Note 4 — Per Share Information

      The historical loss per share — basic is computed by dividing the net loss by the weighted average shares outstanding prior to the amalgamation. The unaudited pro forma loss per share — basic is computed by dividing the pro forma net loss by the pro forma weighted average shares outstanding after giving effect to the shares outstanding after the amalgamation. Outstanding stock options have not been considered since their effect on loss per share would be anti-dilutive.

Note 5 — Cooper Consultants Agreement

      Included in ZIM Technologies unaudited interim financial statements for the six months ended November 30, 2002 are fees paid as a result of the Cooper Consultants agreement totalling CDN$84,089 (US$54,000). ZIM Technologies is obligated to pay various parties CDN$29,735 (US$19,000) upon the effectiveness of the registration statement and CDN$117,375 (US$75,000) upon the listing of ZIM Corporation’s common shares on a national securities exchange selected by ZIM Corporation’s board of directors. Neither of these obligations are included in the unaudited combined condensed interim pro forma financial statements.

Note 6 — Reconciliation to United States Accounting Principles

      The historic interim financial statements of ZIM Technologies and ZIM Corporation have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”). The significant differences between Canadian and US GAAP and their effect on the Unaudited Interim Pro Forma Condensed Combined Financial Statements are described below:

Unaudited Interim Pro Forma Condensed Combined Statements of Operations:

      The following table reconciles net loss as reported in the accompanying Unaudited Interim Pro Forma Condensed Combined Statements of Operations to net loss that would have been reported had the Unaudited Interim Pro Forma Condensed Combined Financial Statements been prepared in accordance with US GAAP:

ZIM Corporation
Pro Forma
(CDN$)

Net loss in accordance with Canadian GAAP and US GAAP	$(954,669)
Other comprehensive loss:
Foreign currency translation adjustment	(4,062)

Comprehensive loss in accordance with US GAAP	$(958,731)

Loss per share — basic and fully diluted	$(0.03)

ZIM Corporation
Pro Forma
(CDN$)

Shareholders’ equity in accordance with Canadian GAAP and US GAAP	$(1,025,513)

Accumulated other comprehensive loss:

ZIM Corporation
Pro Forma
(CDN$)

Opening balance of foreign currency translation account	$6,490
Foreign currency translation account	(4,062)

Accumulated other comprehensive income	$2,428

INFORMATION REGARDING THE SPECIAL MEETING OF

PRIVATE CAPITAL

      The board of directors of Private Capital is providing this Joint Proxy Statement and Prospectus to you in connection with its solicitation of proxies for use at the special meeting of Private Capital’s shareholders and at any adjournments or postponements of the special meeting. The special meeting will be held at the offices of Private Capital, 511 N.E. 94th Street, Miami Shores, Florida, at 10:00 a.m. on April [     ], 2003.

      At the special meeting, you will be asked to consider and vote to approve the reincorporation merger of Private Capital in Canada. The reincorporation merger will be effected by the merger of Private Capital and PCI Merge, Inc., a Florida corporation and wholly owned subsidiary of ZIM Corporation. Private Capital will effect the reincorporation merger if it is approved by the shareholders of Private Capital and all the conditions to the amalgamation of ZIM Technologies are satisfied.

      Private Capital is also providing this Joint Proxy Statement and Prospectus to you in connection with the offer and sale by ZIM Corporation of its common shares as a result of the reincorporation merger.

      Your vote is important. Please complete, date and sign the enclosed proxy form and return it in the postage prepaid envelope provided.

Record Date

      Private Capital’s board has fixed the close of business on March [     ], 2003 as the record date for determining the Private Capital shareholders entitled to receive notice of and to vote at the special meeting. As of the record date, there were 1,535,455 shares of Private Capital common stock issued and outstanding held by approximately 19 holders of record. Only holders of record of Private Capital shares as of the record date are entitled to notice of and to vote at the special meeting.

Proxies

      Solicitation. Proxies in the form accompanying this Joint Proxy Statement and Prospectus are being solicited by the Private Capital board. Shares represented by properly executed proxies which are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies.

      The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of meeting and with respect to other matters which may properly come before the meeting. If matters which are not now known should properly come before the meeting the shares represented by the proxy will be voted on such matters in accordance with the best judgment of the person voting it. A shareholder desiring to appoint some other person to represent him or her at the meeting may do so either by inserting the name of such person in the blank space provided in the form of proxy or by completing another proxy in form similar to the enclosed and, in either case, sending it to Private Capital. Instruments appointing proxies to be used at the meeting must be deposited with Private Capital prior to the close of business on the last business day preceding the day of the meeting.

      If no instructions are indicated, those proxies will be voted “FOR” approval of the reincorporation merger and in the discretion of the proxies as to any other matter that may come before the special meeting, including a motion to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against approval of the reincorporation merger will be voted in favor of any adjournment or postponement of the special meeting.

      Directors, officers and other employees of Private Capital may solicit proxies personally, by telephone or facsimile or otherwise. None of these people will receive any special compensation for solicitation activities. Private Capital will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and Private Capital will reimburse these persons for their reasonable out-of-pocket expenses.

      Revocability. You may revoke your proxy at any time before its exercise at the special meeting by giving written notice of revocation to the chairman of the meeting before or at the meeting.

      You should address all written notices of revocation and other communications with respect to revocation of proxies to Private Capital Investors, Inc., 511 N.E. 94th Street, Miami Shores, FL 33138 Attention: Stuart Cooper, President.

Vote Required

      The affirmative vote of a majority of the votes entitled to be cast at the meeting in person or by proxy by the holders of Private Capital’s common stock is required for approval of the reincorporation merger. Each share of Private Capital common stock is entitled to one vote on each matter submitted to the meeting. Abstentions will have the same effect as a vote against approval of the reincorporation merger.

      As of the record date, the directors and executive officers of Private Capital were the beneficial owners of 886,455 shares of common stock or 57.7% of the common shares outstanding. These directors and executive officers have indicated that they intend to vote for the approval of the reincorporation merger.

Fees and Expenses

      Private Capital will not pay any fees or commissions to any broker or other person soliciting tenders of Private Capital shares pursuant to the reincorporation merger.

      Private Capital’s Board Recommends That You Vote Your Shares in Favor of the Reincorporation Merger.

INFORMATION REGARDING THE SPECIAL MEETING

OF ZIM TECHNOLOGIES

      The board of directors of ZIM Technologies is providing this Joint Proxy Statement and Prospectus to you in connection with its solicitation of proxies for use at the special meeting of ZIM Technologies’ shareholders and at any adjournments or postponements of the special meeting. The special meeting will be held at the offices of ZIM Technologies, 20 Colonnade Road, Suite 200, Ottawa, Ontario, at 10:00 a.m. (Ottawa Time) on April [      ], 2003.

      At the special meeting, you will be asked to consider and vote to approve the amalgamation of ZIM Technologies and a wholly owned subsidiary of ZIM Corporation.

      ZIM Technologies is also providing this Joint Proxy Statement and Prospectus to you in connection with the offer and sale by ZIM Corporation of its common and special shares as a result of the amalgamation with ZIM Technologies.

      Your vote is important. Please complete, date and sign the enclosed proxy form and return it in the postage prepaid envelope provided.

Record Date

      The ZIM Technologies’ board has fixed the close of business on March [     ], 2003 as the record date for determining the ZIM Technologies shareholders entitled to receive notice of and to vote at the special meeting. As of the record date, there were 33,192,254 common shares and 5,163,500 special shares of ZIM Technologies issued and outstanding and held by approximately 86 holders of record. Only holders of record of ZIM Technologies’ shares as of the record date are entitled to notice of and to vote at the special meeting.

Proxies

      Solicitation. Proxies in the form included in the proxy form accompanying this Joint Proxy Statement and Prospectus are being solicited by the ZIM Technologies’ board. Shares represented by properly executed proxies which are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies.

      The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of meeting and with respect to other matters which may properly come before the meeting. If matters which are not now known should properly come before the meeting the shares represented by the proxy will be voted on such matters in accordance with the best judgment of the person voting it. A shareholder desiring to appoint some other person to represent him or her at the meeting may do so either by inserting the name of such person in the blank space provided in the form of proxy or by completing another proxy in form similar to the enclosed and, in either case, sending it to ZIM Technologies. Instruments appointing proxies to be used at the meeting must be deposited with ZIM Technologies prior to the close of business on the last business day preceding the day of the meeting.

      If no instructions are indicated, those proxies will be voted “FOR” approval of the amalgamation of ZIM Technologies and PCI-ZTI Canada, Inc., a wholly owned subsidiary of ZIM Corporation, and in the discretion of the proxies as to any other matter that may come before the special meeting, including a motion to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against approval of the amalgamation will be voted in favor of any adjournment or postponement of the special meeting.

      Directors, officers and other employees of ZIM Technologies may solicit proxies personally, by telephone or facsimile or otherwise. None of these people will receive any special compensation for solicitation activities. ZIM Technologies will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and ZIM Technologies will reimburse these persons for their reasonable out-of-pocket expenses.

      Revocability. You may revoke your proxy at any time before its exercise at the special meeting by giving written notice of revocation to the chairman of the meeting before or at the meeting.

      You should address all written notices of revocation and other communications with respect to revocation of proxies to ZIM Technologies, 20 Colonnade Road, Suite 200, Ottawa, Canada K2E 7M6, Attention: Chief Financial Officer.

Vote Required

      The affirmative vote of the holders of at least two-thirds of the common shares and the special shares present or represented at the meeting, each voting separately as a separate class, is required for approval of the amalgamation. Each share of ZIM Technologies is entitled to one vote on each matter submitted to the meeting. Abstentions will have the same effect as a vote against approval of the reincorporation merger.

      As of the record date, the directors and executive officers of ZIM Technologies were the beneficial owners of 17,033,657 common shares or 51.3% of the common shares outstanding and 2,700,000 special shares or 52.3% of the special shares outstanding. These directors and executive officers have indicated that they intend to vote for the approval of the Amalgamation Agreement and the amalgamation.

Fees and Expenses

      ZIM Technologies will not pay any fees or commissions to any broker or other person soliciting tenders of ZIM Technologies shares pursuant to the amalgamation.

      ZIM Technologies’ Board Recommends That You Vote Your Shares in Favor of the amalgamation.

BACKGROUND OF THE REINCORPORATION MERGER

AND THE AMALGAMATION

      In February 2001, the board of directors of ZIM Technologies held a meeting in which the directors decided that ZIM Technologies should explore the feasibility of becoming a reporting company under the United States Securities Exchange Act of 1934.

      In April 2001, the board of directors of ZIM Technologies discussed ZIM Technologies’ plans with Douglas Duncan, a business acquaintance of Dr. Cowpland, the Chief Executive Officer of ZIM Technologies. Mr. Duncan indicated that he would contact Cooper Consultants, Inc. to determine if Cooper Consultants could assist ZIM Technologies in its efforts to become a United States reporting company. Cooper Consultants is a company which provides consulting services to public and private companies.

      Mr. Duncan then contacted Stuart Cooper, the President and principal shareholder of Cooper Consultants, Inc. Mr. Cooper proposed a transaction involving Private Capital and ZIM Technologies. Mr. Duncan then informed ZIM Technologies of his conversation with Mr. Cooper.

      During April 2001, the parties continued to discuss the terms of the transaction. During these discussions, Private Capital proposed a transaction in which Private Capital would reincorporate in Canada and then acquire ZIM Technologies in exchange for 96% of the shares of Private Capital outstanding after the acquisition. Based on these discussions, Private Capital’s counsel prepared a letter of intent with respect to the proposed transaction. In May 2001, Private Capital and ZIM Technologies executed the letter of intent.

      In April 2001, ZIM Technologies engaged Cooper Consultants, Inc., an affiliate of Stuart D. Cooper, to provide consulting services to ZIM Technologies in connection with the proposed acquisition of ZIM Technologies by Private Capital. Mr. Cooper is Private Capital’s only current officer and director, and is the beneficial owner of the majority of its shares of common shares.

      In connection therewith, ZIM Technologies agreed to pay up to US$352,000 of Private Capital’s expenses related to the proposed transaction, with any excess to be retained by Cooper Consultants. To date, ZIM Technologies has paid US$258,000, and has agreed to pay US$19,000 upon the effectiveness of this registration statement and US$75,000 upon the listing of ZIM Corporation’s common shares on a national securities exchange selected by ZIM Corporation’s board of directors.

      During the summer of 2001, Private Capital and ZIM Technologies each undertook a due diligence investigation of the other. Additionally, representatives of Private Capital and ZIM Technologies prepared and negotiated a proposed agreement.

      Between September 2001 and April 2002, the parties prepared the legal documentation for the transaction and the required financial information.

      On May 29, 2002, the sole director of Private Capital approved the Acquisition Agreement. On May 29, 2002, ZIM Technologies’ directors approved the Amalgamation Agreement. The parties executed the agreements on May 29, 2002. The Acquisition Agreement was then amended and restated to reflect a revised transaction structure, and approved by the parties on October 28, 2002.

Transaction Diagram

      The diagram below shows how the reincorporation merger and the amalgamation will be effected.

Corporate Structure Prior to the Transaction

Transaction Steps

      1. Private Capital Investors, Inc. merges with PCI Merge, Inc. The shareholders of Private Capital Investors, Inc. receive common shares of ZIM Corporation registered with the United States Securities and Exchange Commission.

      2. ZIM Technologies International, Inc. amalgamates with PCI-ZTI Canada, Inc. The common and special shareholders of ZIM Technologies International, Inc. receive common shares and special shares, respectively, of ZIM Corporation registered with the United States Securities and Exchange Commission.

Corporate Structure after the Transaction

Private Capital’s Reasons for the Reincorporation Merger

      Private Capital was formed in August 1999 for the sole purpose of effecting a business combination with a target business which it considers to have significant growth potential. Private Capital’s sole director approved this reincorporation merger in Canada, which is conditioned on the approval of the subsequent amalgamation of ZIM Technologies, based on information concerning the business, financial condition, results of operation and prospects of ZIM Technologies, as well as the background and experience of ZIM Technologies’ management.

      Based on these factors, Private Capital’s sole director determined that the reincorporation merger is in the best interest of Private Capital and its shareholders.

ZIM Technologies’ Reasons for the Amalgamation

      The directors of ZIM Technologies believe that the amalgamation will provide benefits to ZIM Technologies as a result of becoming a reporting company under the United States Securities Exchange Act of 1934. These potential benefits are as follows:

•	The status as a reporting company may be attractive to potential merger and acquisition candidates and to potential investors. In this connection, ZIM Technologies’ board believes that its ability to acquire other businesses through the issuance of its securities would be enhanced if ZIM Technologies were part of a public company. This conclusion is based on the belief that sellers of businesses often prefer to receive shares in a public company because they may be more easily resold particularly if a public market develops. The same considerations apply to prospective investors in ZIM Technologies. There are no present plans, proposals, arrangements or understandings, nor has there been any contact or discussions, with the representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction, other than the proposed amalgamation involving Private Capital.

•	The shares of ZIM Corporation will be eligible for listing on the OTC Bulletin Board upon the completion of the amalgamation. Such a listing might result in the establishment of a secondary market in the shares for ZIM Corporation. The availability of a secondary market would increase the attractiveness of the shares to prospective merger and acquisition candidates and to potential investors. Additionally, the existence of a secondary market could enable ZIM Technologies’ current shareholders to resell their shares into the secondary market, subject to vendors taking all reasonable steps to ensure that the shares are not sold to Canadian residents.

      ZIM Technologies’ board believes that the registration of the shares to be issued by ZIM Corporation in the amalgamation would be beneficial to the shareholders of ZIM Technologies. As a general proposition, shares received in a registered offering could be publicly resold by shareholders who are not affiliates to purchasers who are not Canadian residents without restriction under United States securities laws. The board believes that this would provide a benefit to the shareholders.

      ZIM Technologies’ board of directors, with the assistance of its advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the amalgamation. An amalgamation under Canadian corporate law constitutes the consolidation of two companies to form a new company. The terms of the amalgamation are a result of arm’s-length negotiations between the representatives of ZIM Technologies and Private Capital. In reaching its conclusion that the amalgamation is in the best interests of ZIM Technologies and its shareholders, ZIM Technologies’ board of directors also considered the potential disadvantages of the amalgamation, including:

•	As a public reporting company in the United States, ZIM Technologies will require a well-developed investor relations infrastructure.

•	The amalgamation will complicate ZIM Technologies’ corporate structure by creating subsidiaries and thereby potentially lead to greater expenses.

•	As a public reporting company in the United States, ZIM Technologies would have substantial reporting requirements, including the regular provision of audited financial statements.

      While each member of the ZIM Technologies’ board of directors individually considered the foregoing and other factors, the board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. ZIM Technologies’ board of directors collectively made its determination with respect to the amalgamation based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the amalgamation is in the best interests of ZIM Technologies’ shareholders.

Effective Date of the Amalgamation

      The amalgamation will be consummated if it is approved by ZIM Technologies’ shareholders, and, unless waived, Private Capital and ZIM Technologies obtain all required consents and approvals and satisfy the other conditions to the obligations of the parties to consummate the amalgamation. The amalgamation will become effective on the date and at the time that articles of amalgamation reflecting the amalgamation are filed with Industry Canada, or a later date or time that is indicated in the articles. Private Capital and ZIM Technologies have generally agreed to cause the effective date to occur within ten days after the last of the conditions to the completion of the amalgamation has been satisfied or waived or any other date to which Private Capital and ZIM Technologies agree in writing.

      Private Capital and ZIM Technologies each has the right, acting unilaterally, to terminate the Amalgamation Agreement if the amalgamation is not completed by June 15, 2003.

Distribution of Stock Certificates

      Following the effective date of the amalgamation, certificates for ZIM Corporation shares will be issued to shareholders of ZIM Technologies who deposit their ZIM Technologies shares with the Chief Financial Officer of ZIM Corporation. A letter of transmittal containing instructions with respect to the deposit of ZIM Technologies shares will be forwarded as soon as possible after the effective date. Upon return of a properly completed letter of transmittal, together with certificates representing ZIM Technologies shares or other properly executed documentation to effectively deposit ZIM Technologies shares, ZIM Corporation will issue certificates for the appropriate number of ZIM Corporation shares and forward them to shareholders of ZIM Technologies without charge.

      No fractional shares will be issued for ZIM Technologies shares surrendered. Instead, shareholders of ZIM Technologies entitled to such fractions will receive a whole ZIM Corporation share.

      ZIM Corporation is not required to pay any dividends or other distributions on ZIM Corporation shares with a record date occurring after the effective time to any former ZIM Technologies shareholder who has not delivered his or her ZIM Technologies stock certificate for exchange. Holders of unexchanged certificates will not be eligible to vote until his or her certificates are exchanged for ZIM Corporation certificates. All paid dividends and other distributions will be delivered to each shareholder who has exchanged his or her certificates, in each case without interest.

      There will be no transfers of shares of ZIM Technologies on ZIM Technologies’ stock transfer books after the effective time. ZIM Technologies stock certificates presented for transfer after the effective time will be canceled and exchanged for ZIM Corporation stock certificates.

Exchange of ZIM Technologies Options

      Prior to the effective date of the amalgamation, ZIM Corporation will offer to issue ZIM Corporation options in exchange for all outstanding options to acquire ZIM Technologies common shares. ZIM Corporation will forward a letter of transmittal containing instructions with respect to the surrender of ZIM Technologies options to the holders of the ZIM Technologies options for use in the exchange of such options for options to acquire common shares of ZIM Corporation. The exchange will be contingent upon the completion of the amalgamation.

United States Federal Income Tax Consequences

      The following section describes the material United States federal income tax consequences of the amalgamation to holders who hold shares of ZIM Technologies as capital assets. This section does not address state, local or foreign tax consequences of the amalgamation.

      This section is based on the federal tax laws that are currently in effect. These laws are subject to change at any time, possibly with retroactive affect. This is not a complete description of all the consequences of the amalgamation in your particular circumstances. This discussion does not address the United States federal income tax considerations applicable to certain classes of shareholders, including:

•	Financial institutions;

•	Insurance companies;

•	Tax exempt organizations;

•	Dealers in securities or currencies;

•	Traders in securities that elect to mark to market;

•	Persons who hold ZIM Technologies shares as part of a straddle or conversion transaction;

•	Persons who are not for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust administration and one or more United States persons are authorized to control all substantial decisions of the trust;

•	Persons who acquire or acquired shares of ZIM Technologies shares pursuant to the exercise of employee stock options or otherwise as compensation;

•	Persons who exercise their dissenters appraisal rates; or

•	Persons who do not hold their ZIM Technologies shares as a capital asset.

      The amalgamation will qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended. Additionally, no gain or loss will be recognized by ZIM Technologies shareholders holding less than 5% of both the total voting power and total value of the stock of ZIM Corporation and ZIM Technologies immediately after the amalgamation. Shareholders holding 5% or more of such total voting power and total value of ZIM Corporation and ZIM Technologies after the amalgamation will recognize a capital gain or loss to the extent of the difference between the fair value of the ZIM Corporation shares received and the shareholder’s adjusted tax basis in the ZIM Technologies shares exchanged therefore who receive shares of ZIM Corporation solely in exchange for shares of ZIM Technologies except that gain or loss is likely to be recognized as to cash received in connection with the exercise of dissent rights.

      Neither Private Capital nor ZIM Technologies have requested or will request an opinion of counsel or any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the amalgamation. ZIM Technologies shareholders who exchange all of their shares of ZIM Technologies shares for the shares of ZIM Corporation pursuant to the amalgamation will be subject to the following material United States federal income tax consequences:

•	The aggregate adjusted basis of the shares of ZIM Corporation received by a ZIM Technologies shareholder will be the same as the aggregate adjusted basis of the shares of the shareholder’s ZIM Technologies shares exchanged therefor; and

•	The holding period of shares of ZIM Corporation received by a ZIM Technologies shareholder will include the holding period of the ZIM Technologies shares exchanged therefor.

      Cash received by a ZIM Technologies shareholder in connection with the exercise of dissent rights will be treated as received in redemption of the share interest. The shareholder would generally recognize capital gain or loss for United States federal income tax purposes equal to the difference between the amount of cash received and the shareholder’s adjusted tax basis in the ZIM Technologies shares exchanged therefor.

      Any capital gain or loss recognized in connection with the amalgamation would be long-term capital gain or loss if the ZIM Technologies shareholder’s holding period and the shares of ZIM Technologies allocable to the fractional share interest is more than one year. Long-term capital gain of a non-corporate person is generally subject to a maximum federal tax rate of 20%. The deductibility of capital losses is subject to limitations for both individuals and corporations.

      The tax consequences of the amalgamation may vary depending upon your particular circumstances. You should therefore consult your own tax advisor as to the specific tax consequences of the amalgamation for you, including the application and affect of United States federal, state and, foreign and other tax laws.

Canadian Federal Income Tax Consequences

      The following is a summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) generally applicable to holders of ZIM Technologies shares in consequence of the implementation of the amalgamation.

      This summary is based on the current provisions of the Income Tax Act, the regulations thereunder, all specific proposals to amend the Income Tax Act and regulations publicly announced by the Minister of Finance prior to the date hereof (the “Proposed Amendments”) and ZIM Technologies’ understanding of the current published administrative position of the Canada Customs and Revenue Agency, and does not otherwise take into account or anticipate changes in the law, whether by way of judicial decision or legislative action. Nor does it take into account tax legislation of countries other than Canada or any relevant provincial or territorial tax legislation. No assurance can be given that the Proposed Amendments will be enacted as tabled or announced. However, the Canadian federal income tax considerations applicable to holders with respect to their ZIM Technologies shares will not be affected in a material adverse way if the Proposed Amendments are not enacted. The summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Accordingly, holders of ZIM Technologies shares should consult their own tax advisors for advice regarding the income tax consequences of the amalgamation and the exercise of dissent rights having regard to their particular circumstances.

      The following summary is applicable to shareholders who, for purposes of the Income Tax Act, are resident in Canada, who hold their ZIM Technologies shares as capital property and who deal at arm’s length with ZIM Technologies. The ZIM Technologies shares will generally be considered to be capital property to a holder unless the holder holds such ZIM Technologies shares in the course of carrying on a business or the holder acquired the shares in a transaction considered to be an adventure in the nature of trade. ZIM Technologies shares held by certain “financial institutions” (as defined in the Income Tax Act) generally will not be capital property to such holders and will be subject to special “mark-to-market” rules.

      A holder whose ZIM Technologies shares are exchanged on the amalgamation of PCI-ZTI Canada Inc. and ZIM Technologies for ZIM Corporation shares will be deemed to have disposed of the ZIM Technologies shares for proceeds of disposition equal to the adjusted cost base of the ZIM Technologies shares immediately before the exchange and the holder will be deemed to have acquired each ZIM Corporation’s share in exchange for the ZIM Technologies shares at an aggregate adjusted cost base equal to the adjusted cost base of the ZIM Technologies shares to such holder. Accordingly, a holder will not realize any capital gain (or capital loss) for Canadian tax purposes on the exchange of the ZIM Technologies shares for the ZIM Corporation’s shares pursuant to the amalgamation.

Dissent Rights

      The Canadian tax consequences to a ZIM Technologies shareholder who exercises a statutory right to dissent from the amalgamation under the Canada Business Corporations Act and in consequence is paid the fair market value of the dissenter’s ZIM Technologies shares are unclear.

      In general, in connection with an amalgamation, and assuming that the dissenter receives cash payment of the fair value of the dissenter’s shares from ZIM Corporation, the dissenter will be deemed to have received a capital gain (or capital loss) equal to the amount, if any, by which the payment (exclusive of interest, if any) exceeds (or is less than) the adjusted cost base attributable to the dissenter’s shares as computed for tax purposes. One-half of any capital gain so triggered is taxable and one-half of any capital loss is deductible against capital gains. Any unused capital losses can be carried back three (3) years and carried forward indefinitely to be offset against capital gains in such years. Recognition of capital losses otherwise realized may be denied in various circumstances in the Income Tax Act (Canada).

      Any shareholder who is considering dissenting to the amalgamation should consult with a tax advisor with respect to the income tax consequences of such an action.

COMPARATIVE RIGHTS OF SHAREHOLDERS

      When the reincorporation merger is effective, the shareholders of Private Capital, a Florida corporation, will become shareholders of ZIM Corporation, a Canadian corporation organized under the Canada Business Corporations Act, or the CBCA. Differences between the CBCA and the Florida Business Corporation Act, or FBCA, will result in various changes in the rights of shareholders of Private Capital.

      The following is a summary of the rights of Private Capital shareholders compared to those of ZIM Corporation shareholders under applicable law and charter documents. This summary does not purport to be complete and is qualified in its entirety by reference to ZIM Corporation’s Articles of Incorporation and By-Laws, which are attached hereto as Annexes I and J, respectively.

GENERAL PROVISIONS

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1.	Removal of Directors	Generally, shareholders may remove directors, with or without cause, by a vote of the holders of a majority of the shares entitled to vote in an election of directors.	Shareholders may remove directors, with or without cause, by a resolution passed by a majority of the votes cast by shareholders voting on the resolution.
2.	Filling Vacancies of the Board of Directors	A vacancy on the board of directors may be filled by the majority vote of the remaining directors.

Newly created directorships resulting from an increase in the number of directors elected by all of the stockholders who have the right to vote as a single class may also be filled by the remaining directors. Vacancies and newly created directorships which arise in director positions which the holders of a class or series of stock are entitled to elect may be filled by a majority or the sole remaining director(s) elected exclusively by the same series or class.	A vacancy on the board of directors may be filled for the remaining term of the vacated directorship by a vote of the directors, unless:

• The company’s articles of incorporation provide otherwise;

• The vacancy results from an increase in the number of directors;

• The vacancy results from a failure to elect the number or minimum number of directors; or

• The vacancy is in the term of a director elected by holders of a given class or series of shares.
3.	Notice of Shareholder Meetings	Notice of shareholder meetings must be given no less than 10 and no more than 60 days before a 50 days before a meeting.	Notice of shareholder meetings must be given no less than 21 and no more than 50 days before a meeting.
4.	Call for Special Shareholder Meetings	Special meetings of shareholders may be called by the board of directors or by a person authorized by the articles of incorporation or by the holders of not less than 10% of all votes entitled to be cast on any issue considered at the proposed special meeting.	Special meetings may be called by the board of directors and must be called by the board when the holders of at least 5% of the shares entitled to vote request a meeting.
5.	Shareholder Consent in Lieu of Meeting	Shareholder action may be taken without a meeting by a written consent signed by shareholders	Shareholder action without a meeting may only be taken by written resolution signed by ALL

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		having at least the minimum number of votes that would be necessary to authorize the action at a meeting. The company’s charter may prohibit action by consent.	shareholders who would be entitled to vote on the matter at a meeting. Approval of a majority would be insufficient for written consent.
6.	Nomination of Directors	Under Florida law, a company may place reasonable notice, time and place restrictions on shareholder nominations of directors.	Shareholders may nominate candidates at an annual meeting of shareholders through a shareholder proposal signed by shareholders holding at least 5% of a class of the shares entitled to vote at the meeting. The proposal must be submitted at least 90 days before the anniversary date of the previous annual meeting.
7.	Business Introduced by Shareholders at Annual Meeting	Under the Exchange Act, shareholders may submit a proposal to be included in a company’s proxy statement if the shareholder:

• Owns at least 1% or $2,000 market value of then set out the proposal in the proxy proposal;

• Have owned the securities for at least 1 year prior to the date of the proposal; and

• Continue to own the securities through the date of the meeting.

		The proposal must be received by the company 120 calendar days before the date on which the proxy statement was released to shareholders for the previous meeting.	Shareholders entitled to vote at the annual meeting who wish to raise a matter at the meeting may submit a notice of the matter to the corporation and the corporation must the securities entitled to be voted on the circulated for the meeting, or attach the proposal to the proxy. Proposals must be submitted to the corporation at least 60 days prior to the anniversary date of the last annual meeting. The shareholder can then require the corporation to include statement of up to 200 words by the shareholder in support of the proposal in the management proxy circular. At the annual meeting, a shareholder can discuss any matter for year’s which he would have been entitled to submit a shareholder proposal.
8.	Shareholder Proposals that May be Excluded	The company may omit a shareholder proposal for various reasons, such as if the proposals:

• Is not proper for shareholder action;

• Would require the company to violate the law or is beyond the company’s power;

• Is contrary to SEC proxy rules;

• Involves a personal claim or grievance;

• Relates to insignificant operations of the company;	The corporation does not have to entertain proposal which:

• Are self serving for the shareholder;

• Have been included in a management proxy circular within the past two years and were defeated; or

• Are submitted by a shareholder who requested to have a proposal included in a proxy within the prior two years but failed to present the proposal at the company’s meeting.

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• Relates to the conduct of the ordinary business;

• Relates to an election to office;

• Counters a proposal to be submitted by the company at the same meeting;

• Deals with the same matter as a prior proposal that received little support; or

• Relates to specific amounts of cash or stock dividends.
9.	Dissenter’s Rights	Shareholders are entitled to exercise dissenter’s rights and receive fair value for their shares in the event of a merger if the holders comply with the requirements of the FBCA.

• no vote of the stockholders is required for the merger, or

• shares of the corporation are listed on a national securities exchange, traded on the Nasdaq National Market System or held of record by fewer than 2,000 stockholders.	Shareholders are entitled to exercise dissenters rights and be paid for the fair value of their shares in connection with certain matters, including:

• Any amalgamation with another corporation

• An amendment to the articles to modify any provisions restricting or constraining the issue, transfer or ownership of their shares;

• An amendment to a corporation’s articles to modify a restriction upon the business the corporation may conduct;

• A continuance under the laws of another

• A sale, lease or exchange of all or substantially all of the property of the corporation other than in the ordinary course of business;

• The granting of a court order permitting a shareholder to dissent from an application to the court for an order approving an arrangement proposed by the corporation; or

• A matter which requires a separate class or series vote.

A shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order for an oppression remedy. In addition, shareholders may seek an oppression remedy (see below).

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10.	Derivative Actions: Who May Bring Them	Derivative actions may be brought in Florida by a shareholder on behalf of, and for the benefit of, the corporation. The shareholder must have been a shareholder of the corporation at the time of the transaction of which he complains.	A shareholder may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which the corporation is a party.

A complainant may include:

• Present/former registered holders or beneficial owners of securities of a corporation or any of its affiliates;

• Present/former officers or directors of the corporation or any of its affiliates;

• The CBCA Director; or

• Any other person who in the discretion of the court is a proper person to make such application.
11.	Derivative Actions: Requirements	The shareholder must first seek remedial action from the board of directors unless a demand for redress is excused.

The board of directors can appoint an independent litigation committee to review the shareholder’s request for a derivative action and the litigation committee, acting independently, reasonably and in good faith, can terminate the shareholder’s action subject to a court’s review of the committee’s independence, good faith and reasonable investigation.	The court must be satisfied that

• The complainant gave reasonable notice to the directors of his intention to apply to the court;

• The complainant acted in good faith; and

• It is in the interests of the corporation that the action be brought, prosecuted, defended or discontinued.
12.	Derivative Actions: Remedies	When a derivative action proceeds, the court may apply a variety of legal and equitable remedies on behalf of the corporation which circumstances of the case and the nature of the claim brought.	The court may make any order it thinks fit, including an order:

• Authorizing the complainant or another person to control the conduct of the action,

• Giving directions for the conduct of the action,

• Directing that any amount adjudged payable by a defendant in the action shall be paid to security holders instead of to the corporation;

• Requiring the corporation to pay the complainant’s reasonable legal fees; and/or

• Requiring the corporation to pay

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the complainant’s interim costs, including legal fees and disbursements (the complainant may be held accountable for the costs on final disposition but is not required to give security).
13.	Oppression Remedy:	There is no statutory oppression remedy, but there are a variety of legal and equitable remedies available to shareholders for improper acts or omissions of a corporation, its officers or directors. Under the FBCA, only shareholders can bring an action alleging a breach of fiduciary duty by the directors of a corporation. The shareholder must overcome the “business judgment rule,” under which, absent a showing of intentional misconduct, gross negligence or a conflict of interest, disinterested directors’ is oppressive decisions are presumed by the courts to have been made in good faith and in the best interests of the corporation.	A statutory oppression remedy enables the court to make any order, both interim and final, to rectify the matters complained of if satisfied upon application by a complainant that:

• Any act or omission of the corporation or an affiliate effects a result;

• The business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner;

• The powers of the directors of the corporation or an affiliate are or have been exercised in a manner that or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer.

The complainant does not have show that the directors acted in bad faith. The court may order the corporation to pay the complainant’s interim expenses but may hold the complainant accountable for those expenses on final disposition.

The oppression remedy may be sought by any shareholder or by other complainants with a substantial interest in the corporation, such as holders of secured debt of the corporation.
14.	Dividends and Distributions	Subject to any restrictions contained in a corporation’s charter, the directors generally may declare and pay dividends:

 Out of surplus (defined as the excess, if any, of net assets over stated capital) or, when no surplus exists,

• Out of net profits for the fiscal year in which the dividend is declared and/or the preceding	Directors may not declare or pay a dividend if:

• There are reasonable grounds for believing that the corporation is, or would after the payment be, unable to pay its liabilities, as they become due or

• The realizable value of the corporation’s assets would be less than the sum of its liabilities and stated capital as a result of the

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fiscal year.

		Dividends may not be paid out of net profits if the stated capital of the corporation is less than the aggregate amount of stated capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.	dividend payment.
15.	Director Qualifications:	Florida law has no residency requirement for directors.	A majority of the directors of a CBCA corporation must be resident Canadians.
16.	Number of Directors	The number of directors of a Florida corporation shall be fixed by, or in the manner provided in, the by-laws, unless the charter fixes the number of directors.	The articles must specify the number of directors or state a range. Where the articles specify a range, the shareholders normally determine the initial number within such range and thereafter delegate this power to the directors.
17.	Indemnification of Officers and Directors	The FBCA authorizes, but does not require, a corporation to indemnify the following persons:

• Directors
• Officers
• Employees and
• Agents

The corporation may indemnify against all reasonable expenses (including attorneys’ fees) for all judgments, fines and amounts paid in settlement. These indemnification rights are not exclusive of other indemnification rights	Under the CBCA, a corporation may indemnify the following persons:

• A current or former director or officer

• A person who acts or has acted at the corporation’s request as a director or officer of an entity of which corporation is or was a shareholder or creditor

The corporation may indemnify against all costs, costs, including reasonable amounts paid in settlement or to satisfy a judgment, for any civil, criminal or administrative action to which the indemnified person is made a party because he is a director or officer.
18.	Requirements of Indemnification	Indemnification is only available if:

• The indemnified person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and

• In the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Indemnification is not permitted if the individual is held liable to the	The person may be indemnified only if:

• He acted honestly and in good faith with a view to the best interests of the corporation and

• In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

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company, unless the court determines that the individual is fairly and reasonably entitled to indemnification for the amount of expenses the court deems proper.
19.	Determination of Indemnification	A corporation’s determination of whether to indemnify someone is to be made:

• By a majority vote of the disinterested directors (even if less than a quorum);

• By a committee of disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum);

• By independent legal counsel if there are no disinterested directors or if the disinterested directors so direct; or

• By the shareholders.

Where the person defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he is later determined not to be entitled to indemnification. Advance payment for other employees is at the board’s discretion.	For an action by or on behalf of the corporation, a corporation may, with court approval, provide indemnification against all costs, charges and expenses reasonably incurred by indemnified persons in connection with the action who fulfill the conditions set forth immediately above.
20.	Insurance on Behalf of Indemnitees	The FBCA permits a corporation to maintain insurance on behalf of an indemnitee against any liability or expenses incurred in the capacity in which he serves the corporation or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the applicable provisions of the FBCA.	The CBCA permits a corporation to purchase and maintain insurance for the same persons the corporation is permitted to indemnify.

The insurance may cover any liabilities covered by such a person:

• In his capacity as a director or officer, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

• In his capacity as a director or officer of another corporation where he acts or acted in that capacity at the corporation’s request, except where the liability

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relates to his failure to act honestly and in good faith with a view to the best interests of the corporation.
21.	Director Liability	The certificate of incorporation includes such a provision. Under Florida law, a director is not personally liable for monetary damages to any person for his actions as a directors unless the director breached his duties by way of:

• a criminal violation, unless the directors has reasonable cause to believe his conduct was unlawful or had no reasonable cause to believe his conduct was unlawful;

• a transaction from which the director derived an improper personal benefit;

• declaration of unlawful distributions;

• in a derivative action, conscious disregard by the director for the best interests of the corporation or willful misconduct by the director; or

		• in a third party action, reckless or actions or omissions committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.	The CBCA does not permit any such limitation of a director’s liability.
22.	Amendment to Articles of Incorporation	The FBCA requires the approval of the holders of a majority of the outstanding stock entitled to vote for any amendment to the certificate of incorporation unless the level of approval is increased by the certificate of incorporation. If the amendment proposes to change the number or par value of shares or adversely affect the rights of a particular class of stock, that class is entitled to vote separately on the amendment, whether or not it is designated as voting stock.	Under the CBCA, any amendment to the articles generally requires approval by special resolution. A special resolution is a resolution passed by at least two-thirds of the votes cast by the shareholders who vote on the resolution.
23.	Amendment to the By- Laws	The FBCA provides shareholders with the right to amend the bylaws, although a corporation is permitted in its charter to give this right to the directors as well. Director	The CBCA provides that shareholders entitled to vote at shareholder meetings may confirm, reject or amend any bylaw or amendment or repeal of a bylaw

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action is subject to being amended by shareholders.	submitted by directors by ordinary resolution, which must be passed by a majority of the votes cast by shareholders who voted thereon. Shareholders may also make a proposal to make, amend or repeal a bylaw subject to compliance with the CBCA requirements for shareholder proposals described above under Business Introduced by Shareholders at Annual Meetings.

RIGHTS OF PRIVATE CAPITAL DISSENTING SHAREHOLDERS

      Private Capital shareholders are entitled to assert dissenters’ rights with respect to the reincorporation merger and seek the fair value of their shares of Private Capital common stock. The procedure by which Private Capital may assert their right to dissent with respect to the reincorporation merger and seek fair value for their Private Capital common stock is described in Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporations Act. A copy of each of these sections is attached to this proxy statement/prospectus as Annex H.

      Under the Florida Business Corporations Act, any holder of shares of Private Capital common stock who does not wish to accept the merger consideration for his or her common stock has the right to dissent from the merger and be paid in cash the fair value (exclusive of any element of appreciation or depreciation arising in anticipation of the reincorporation merger) for his or her Private Capital common stock, which may be judicially determined, together with a fair rate of interest, provided that the stockholder fully complies with the provisions of Section 607.1320 of the Florida Business Corporations Act.

      Making sure that dissenters’ rights are perfected can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may result in a loss of a shareholder’s right to dissent with respect to the merger and seek the fair value of their shares of Private Capital common stock. The following information is intended only as a brief summary of the material provisions of the statutory procedures Private Capital shareholders must follow in order to perfect their dissenters’ right. Please thoroughly review Section 607.1320 of the Florida Business Corporation Act for the complete procedure. Private Capital will not give its shareholders any notice other than as described in this proxy statement/prospectus and as required by the Florida Business Corporations Act.

Procedure for Assertion of Right to Dissent

      If Private Capital shareholders wish to exercise their dissenters’ rights, they must satisfy the provisions of Section 607.1320 of the Florida Business Corporations Act. The material provisions of Section 607.1320 are as follows:

      Notice of Election to Dissent. Within ten days of the date that Private Capital has obtained signed written consents from a sufficient number of Private Capital shareholders to approve the merger without the necessity of holding a special meeting, each Private Capital shareholder who did not consent to the merger will receive a notice of such approval by written consent. Within twenty days of Private Capital shareholders’ receipt of this notice, each Private Capital shareholder who elects to dissent with respect to the merger must deliver a written notice to Private Capital stating the shareholder’s name and address, the number of shares as to which he or she dissents and a demand for payment of the fair value of his or her shares. A Private Capital shareholder electing to dissent must, simultaneously with the filing of the election to dissent, deposit with Private Capital the certificates representing his or her Private Capital shares. Upon a shareholder’s filing of notice of election to dissent, the shareholder shall thereafter be entitled only to receive the fair value with respect to his or her shares.

      Written notice of a stockholder’s election to exercise his or her dissenters’ rights should be mailed or delivered to:

      Private Capital Investors, Inc., 511 N.E. 94th Street, Miami Shores, Florida 33318, Attention: Chief Financial Officer.

      Offer to Pay Fair Value. Within ten days after the closing of the reincorporation merger, Private Capital must deliver to each Private Capital shareholder who filed notice of his or her election to dissent a written offer to pay the fair value, as estimated by Private Capital, of such shareholder’s shares. If a stockholder accepts Private Capital’s written offer, the payment for the shareholder’s shares must be made within 90 days after the date Private Capital made the written offer.

      Action to Determine Fair Value. If Private Capital fails to make the written offer within the appropriate period of time or if the stockholder refuses to accept the written offer within thirty days after the written offer is made, Private Capital is required to file an action with a court of competent jurisdiction located in Dade County to determine the fair value of the Private Capital shares. If Private Capital fails to file an action to determine the fair value of the Private Capital shares, a dissenting shareholder may do so on behalf of Private Capital. All dissenting shareholders, other than those who have agreed with Private Capital as to the fair value of their shares, will be made parties to the action. The court’s judgment as to fair value of the Private Capital shares may include a reasonable rate of interest, but it will not include any element of appreciation or depreciation arising in anticipation of the merger.

      Costs and Expenses. The costs and expenses of any action to determine the fair value of Private Capital shares will be determined by the court and will generally be assessed against Private Capital. However, the costs and expenses may be assessed against dissenting stockholders if the court determines that the dissenting shareholders’ failure to accept Private Capital’s written offer was arbitrary, vexatious or not in good faith.

      Withdrawal of Notice. If dissenting shareholders change their mind and decide that they no longer want dissenters’ rights, they may withdraw their notice at any time before a written offer to pay fair value with respect to Private Capital shares is made. Private Capital shareholders may also withdraw their notice with the written consent of Private Capital. If Private Capital shareholders effectively withdraw their demand for appraisal rights, they will receive the merger consideration provided in the Reincorporation Agreement.

      To exercise dissenters’ rights, a Private Capital Shareholder must, among other things:

•	not consent in writing to the adoption of the reincorporation merger;

•	deliver to Private Capital, a notice of shareholder’s election to dissent, stating the shareholder’s name and address, the number of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares within 20 days after Private Capital gives such shareholder written notice of the adoption of the reincorporation merger agreement.

      In the event that Private Capital shareholders effectively exercise dissenter’s rights, ZIM Corporation will be required to pay those shareholders the fair value of their shares (less any appreciation or depreciation in anticipation of the merger) in cash.

RIGHTS OF ZIM TECHNOLOGIES

DISSENTING SHAREHOLDERS

      A ZIM Technologies shareholder who dissents to the amalgamation will be entitled to be paid the fair value of the ZIM Technologies shares held by such holder if the amalgamation becomes effective and the holder complies with the provisions of Section 190 of the Canada Business Corporations Act or CBCA. The fair value of the ZIM Technologies shares held by a dissenting shareholder will be determined as of the close of business on the day before the amalgamation is adopted by the shareholders.

      A shareholder may only dissent with respect to all of the ZIM Technologies shares held by him or her on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Summary of the Material Terms of Section 190 of the CBCA

      In order to exercise a right of dissent, a dissenting shareholder must send to ZIM Technologies a written objection to the amalgamation at or before the special meeting. Within 10 days after the amalgamation resolution is adopted by the shareholders, ZIM Technologies must send to each shareholder who has filed a written objection a notice that the amalgamation has been adopted. ZIM Technologies is not required to send such notice to any shareholder who voted for the amalgamation or who has withdrawn his or her objection.

      The dissenting shareholder must send to ZIM Technologies a written notice within 20 days after he or she receives notice that the amalgamation has been adopted or within 20 days after he or she learns of such adoption. The written notice must contain:

•	the name and address of the dissenting shareholder;

•	the number of ZIM Technologies shares in respect of which he or she dissents; and

•	a demand for payment of the fair value of such shares.

      Within 30 days after sending the notice demanding payment, the dissenting shareholder must send to ZIM Technologies the certificates representing the shares in respect of which he or she dissents. A dissenting shareholder who does not send in his or her certificates within the prescribed time loses his or her right of dissent.

      No later than seven days after the effective date of the amalgamation, ZIM Technologies must send to each dissenting shareholder who has sent a notice demanding payment a written offer to pay for his or her ZIM Technologies shares in an amount considered by the directors of ZIM Technologies to be the fair value thereof, accompanied by a statement showing how the fair value was determined.

      A dissenting shareholder who receives an offer must accept the offer within 30 days after the offer is made otherwise the offer lapses. ZIM Technologies must pay for the ZIM Technologies shares of a dissenting shareholder within ten days after the offer is accepted.

      If ZIM Technologies does not make an offer or the dissenting shareholder does not accept an offer, ZIM Technologies may, within 50 days after the amalgamation is effective or within such further period as a court may allow, apply to a court to fix a fair value for the ZIM Technologies shares of any dissenting shareholder. If ZIM Technologies does not apply to a court, a dissenting shareholder may apply within a further period of 20 days or within such further period as a court may allow for the same purpose. On an application to a court, the dissenting shareholders will be entitled to be paid the amount fixed by the court which may be greater or less than the value of the consideration the shareholders would have received as a result of the amalgamation.

Address For Notices

      All notices required to be sent to ZIM Technologies under the provisions of Section 190 of the CBCA should be addressed to the Chief Financial Officer of ZIM Technologies, 20 Colonnade Road, Suite 200, Ottawa, Ontario, Canada, K2E 7M6.

Cleansing of Rights as a Shareholder

      On sending the notice demanding payment, the dissenting shareholder ceases to have any rights as a shareholder of ZIM Technologies other than the right to be paid the fair value of his or her ZIM Technologies shares unless:

•	the dissenting shareholder withdraws his or her notice demanding payment before ZIM Technologies makes an offer;

•	ZIM Technologies fails to make an offer in accordance with the provisions of the CBCA and the dissenting shareholder withdraws his or her notice; and

•	the directors of ZIM Technologies terminate the Amalgamation Agreement in which case his or her rights as a shareholder will be reinstated as of the date he or she sent the notice demanding payment.

TERMS OF THE REINCORPORATION MERGER AGREEMENT

      The following is a summary of the material terms of the Reincorporation Merger Agreement. This summary is qualified in its entirety by reference to the Reincorporation Merger Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement and Prospectus. You are urged to read this Agreement in its entirety for a more complete description of the terms and conditions of the reincorporation merger.

Overview of the Reincorporation Merger Agreement

      Under the terms of the Reincorporation Merger Agreement, PCI Merge, Inc., a newly formed subsidiary of ZIM Corporation, will merge with and into Private Capital. The separate corporate existence of PCI Merge, Inc. will cease and Private Capital will be the surviving corporation. Each previously outstanding share of Private Capital common stock will be converted into one share of ZIM Corporation common stock. The previously outstanding ZIM Corporation common shares will be canceled. As a result of the foregoing, upon consummation of the reincorporation merger, Private Capital will become a wholly owned subsidiary of ZIM Corporation, and the current shareholders of Private Capital will own all of the outstanding ZIM Corporation common shares. For accounting purposes, the assets and liabilities of ZIM Corporation and its subsidiaries on a consolidated basis immediately after the consummation of the reincorporation merger will be substantially identical to the assets and liabilities of Private Capital and its subsidiaries on a consolidated basis immediately prior to the reincorporation merger.

Effective Time of the Reincorporation Merger

      The reincorporation merger will become effective upon:

1. The approval of the Amended and Restated Acquisition Agreement by the shareholders of Private Capital, ZIM Corporation and PCI Merge, Inc.;

2. The approval of the amalgamation by the shareholders of ZIM Technologies;

3. The delivery of a duly executed and verified certificate of merger to the Secretary of State of the State of Florida; and

4. The satisfaction or waiver of the other conditions set forth below.

      We anticipate that the certificate of merger will be filed shortly after the special meeting of Private Capital shareholders.

Conditions to the Consummation of the Reincorporation Merger

      The obligation of each of the parties to the Amended and Restated Acquisition Agreement to effect the reincorporation merger is subject to the satisfaction of certain conditions at or prior to the time the merger becomes effective, including:

1. The shareholders of Private Capital and ZIM Corporation shall have duly approved the transactions contemplated by the Amended and Restated Acquisition Agreement; and

2. The shareholders of ZIM Technologies shall have duly approved the amalgamation.

      The Reincorporation Agreement also provides that, subject to certain limitations, any term or provision of the Reincorporation Agreement may be waived by written agreement of Private Capital.

Third Party Consents

      The only material consents, approvals or authorizations of or filings with any governmental entity required to consummate the reincorporation merger are the approval of the shareholders of Private Capital and PCI Merge, Inc. in accordance with the laws of the State of Florida and the filing with the Secretary of State of the State of Florida of the certificate of merger for the reincorporation merger.

Exchange of Share Certificates

      No exchange of certificates that, prior to the effective time of the merger, represented shares of Private Capital common stock is required with respect to the reincorporation merger and the transactions contemplated by the Acquisition Agreement. Promptly after the effective time of the reincorporation merger, ZIM Corporation shall mail to each record holder of certificates that immediately prior to the effective time of the reincorporation merger represented shares of Private Capital common stock a letter of transmittal and instructions for use in surrendering certificates for shares of ZIM Corporation common stock. Upon the surrender of each certificate formerly representing Private Capital common stock, together with a properly completed letter of transmittal, ZIM Corporation shall issue in exchange a common share certificate of ZIM Corporation representing ZIM Corporation common shares and the Private Capital common stock certificate shall be canceled. Until so surrendered and exchanged, each Private Capital common stock certificate shall represent solely the right to receive ZIM Corporation common shares.

Termination

      The Reincorporation Agreement may be terminated and the reincorporation merger may be abandoned at any time by action of the board of directors of Private Capital, either before or after approval thereof by the shareholders of Private Capital.

TERMS OF THE AMENDED AND RESTATED

ACQUISITION AGREEMENT

      The following is a summary of the material terms of the Amended and Restated Acquisition Agreement. This summary is qualified in its entirety by reference to the Amended and Restated Acquisition Agreement, a copy of which is included in this Joint Proxy Statement and Prospectus as Appendix B. You are urged to read this Agreement in its entirety for a more complete description of its terms and conditions.

Overview of the Amended and Restated Acquisition Agreement

      The Amended and Restated Acquisition Agreement has been executed by Private Capital, ZIM Corporation, ZIM Technologies, and the principal shareholders of Private Capital. This Agreement contains representations and covenants from the parties regarding the proposed transaction.

Representations and Warranties of ZIM Technologies

      The Amended and Restated Acquisition Agreement contains representations and warranties made by ZIM Technologies to Private Capital and ZIM Corporation. These representations and warranties relate to:

•	the due organization, valid existence and good standing of ZIM Technologies and its subsidiaries.

•	the capitalization of ZIM Technologies.

•	the corporate power and authority of ZIM Technologies to execute and deliver the Amalgamation Agreement and consummate the transactions contemplated by the Amended and Restated Acquisition Agreement.

•	the enforceability of the Amalgamation Agreement against ZIM Technologies.

•	the receipt by ZIM Technologies of all required governmental approvals necessary for ZIM Technologies to consummate the transactions contemplated by the Amended and Restated Acquisition Agreement.

•	the absence of any violation by ZIM Technologies, as a result of the performance of the Amended and Restated Acquisition Agreement, of ZIM Technologies’ organizational documents, material contracts or applicable law.

•	ZIM Technologies’ receipt of all licenses and permits required by ZIM Technologies to conduct its business.

•	ZIM Technologies’ compliance with applicable laws and regulations.

•	ZIM Technologies’ payment of taxes.

•	the preparation of ZIM Technologies’ financial statements in accordance with Canadian generally accepted accounting principles and the fair presentation of ZIM Technologies’ financial condition and results of operations and ZIM Technologies’ financial statements.

•	ZIM Technologies’ ownership of its property and assets.

•	disclosure of liabilities of ZIM Technologies.

•	the absence of litigation involving ZIM Technologies.

•	the material contracts of ZIM Technologies and ZIM Technologies’ compliance with these contracts.

•	the absence of material changes and events affecting ZIM Technologies from May 31, 2002 through the date of the Acquisition Agreement.

•	the ownership by ZIM Technologies of intellectual property necessary to operate its business and the absence of claims against ZIM Technologies with respect to its intellectual property.

•	ZIM Technologies’ maintenance of appropriate books and records.

•	the compliance by ZIM Technologies’ employee benefit plans with applicable rules and regulations.

•	the absence of undisclosed transactions between ZIM Technologies and its affiliates.

•	the absence of ZIM Technologies’ engagement of any investment banker or finder with respect to the acquisition.

•	the absence of any misleading statements by ZIM Technologies with respect to its representations and warranties.

Representations and Warranties of Private Capital and ZIM Corporation

      The Amended and Restated Acquisition Agreement contains representations and warranties made by Private Capital and ZIM Corporation to ZIM Technologies. These representations and warranties relate to:

•	the due organization, valid existence and good standing of Private Capital and ZIM Corporation.

•	the capitalization of Private Capital and ZIM Corporation.

•	the corporate power and authority of Private Capital and ZIM Corporation to execute and deliver the Amended and Restated Acquisition Agreement and consummate the transactions contemplated by the Amended and Restated Acquisition Agreement.

•	the enforceability of the Amended and Restated Acquisition Agreement against Private Capital and ZIM Corporation.

•	the receipt by Private Capital and ZIM Corporation of all required governmental approvals necessary for Private Capital and ZIM Corporation to consummate the transactions contemplated by the Amended and Restated Acquisition Agreement.

•	the absence of any violation by Private Capital and ZIM Corporation, as a result of the performance of the agreement, of Private Capital’s and ZIM Corporation’s organizational documents, material contracts or applicable law.

•	Private Capital’s and ZIM Corporation’s compliance with applicable laws and regulations.

•	the preparation of Private Capital’s financial statements in accordance with United States generally accepted accounting principles and ZIM Corporation’s statements in accordance with Canadian generally accepted accounting principles and the fair presentation of Private Capital’s and ZIM Corporation’s financial condition and results of operations and Private Capital’s and ZIM Corporation’s financial statements.

•	The accuracy and completeness of filings made by Private Capital and ZIM Corporation with the Securities and Exchange Commission.

•	the absence of litigation involving Private Capital and ZIM Corporation.

•	the absence of material changes and events affecting Private Capital and ZIM Corporation from May 31, 2001 through the date of the Amended and Restated Acquisition Agreement.

•	the absence of ZIM Technologies’ engagement of any investment banker or finder with respect to the amalgamation.

•	the absence of any misleading statements by ZIM Technologies with respect to its representations and warranties.

Additional Representations and Warranties of Certain Private Capital Shareholders

      The Amended and Restated Acquisition Agreement also contains representations and warranties from Private Capital’s principal shareholders to ZIM Technologies relating to:

•	their ownership of Private Capital shares.

•	their power and authority to enter into the Amended and Restated Acquisition Agreement.

•	the absence of any breach by them of any material agreement as a result of their execution, delivery and performance of the Amended and Restated Acquisition Agreement.

•	their receipt of any required governmental approvals to be obtained by them with respect to the transactions contemplated by the Amended and Restated Acquisition Agreement.

Covenants of ZIM Technologies

      The Amended and Restated Acquisition Agreement provides that ZIM Technologies and its subsidiaries will conduct their operations in the ordinary and usual course from the date of the Amended and Restated Acquisition Agreement through the closing of the amalgamation. In addition, ZIM Technologies agreed it would not undertake any of the following actions without Private Capital’s prior consent:

•	purchase or redeem any of its outstanding shares or capital stock or securities convertible into its outstanding shares.

•	declare or pay any dividends or distributions on any shares of its capital stock.

•	authorize, recommend or enter into a letter of intent in respect to any acquisition, consolidation or business combination, or any amalgamation of assets or securities, any disposition of assets or securities, or any change in its capitalization, except for certain planned transactions.

•	take any action which would make any of ZIM Technologies’ representations or warranties untrue.

•	enter into any material agreement other than the ordinary course of business.

•	agree to take any of the foregoing actions.

Covenants of Private Capital and ZIM Corporation

      The Amended and Restated Acquisition Agreement provides that Private Capital and ZIM Corporation will conduct their operations in the ordinary and usual course from the date of the Amended and Restated Acquisition Agreement through the closing of the amalgamation. In addition, Private Capital and ZIM Corporation agreed they would not undertake any of the following actions without ZIM Technologies’ prior consent:

•	issue or sell any shares of Private Capital and ZIM Corporation or any securities convertible into such shares.

•	purchase or redeem any of its outstanding shares or capital stock or securities convertible into its outstanding shares.

•	declare or pay any dividends or distributions on any shares of its capital stock.

•	authorize, recommend or enter into a letter of intent in respect to any acquisition, consolidation or business combination, or any amalgamation of assets or securities, any disposition of assets or securities, or any change in its capitalization, except for certain planned transactions.

•	take any action which would make any of Private Capital’s and ZIM Corporation’s representations or warranties untrue.

•	enter into any material agreement other than the ordinary course of business.

•	agree to take any of the foregoing actions.

Reasonable Efforts Covenant

      The parties agreed to use reasonable efforts to take or cause to be taken all actions necessary, proper, and advisable under applicable laws and regulations to consummate or make effective the transactions contemplated by the Amended and Restated Acquisition Agreement.

Non-Solicitation Covenant of ZIM Technologies

      ZIM Technologies agreed on behalf of itself and its officers, directors and affiliates that it would not initiate contact with, solicit or encourage any inquiry or proposal by or enter into discussions with or disclose directly or indirectly information not customarily disclosed to the public concerning its business and properties or afford access to the books and records of ZIM Technologies to any corporation, partnership, person or other entity or group in connection with any possible acquisition proposed regarding a sale of ZIM Technologies’ capital stock or an amalgamation, consolidation, sale of all or substantially all of its assets or any similar transaction, other than certain planned transactions listed in the Amended and Restated Acquisition Agreement.

Fees and Expenses

      The Amended and Restated Acquisition Agreement provides that if the amalgamation is completed, Cooper Consultants, Inc. will utilize funds provided by ZIM Technologies to pay all of the costs and expenses incurred by Private Capital in connection with the completion of the amalgamation and the related transactions, including fees and disbursements of counsel and accountants. Additionally, if the amalgamation is completed, ZIM Technologies will pay all expenses incurred by Private Capital in connection with the amalgamation.

Joint Conditions to the Completion of the Amalgamation

      The obligations of Private Capital and ZIM Corporation to complete the amalgamation are subject to fulfillment of the following conditions prior to the closing of the amalgamation:

•	The fulfillment of all statutory requirements for the consummation of the amalgamation and the receipt of all governmental approvals.

•	The absence of any order, decree or injunction of any court of competent jurisdiction restraining and preventing the amalgamation or otherwise materially and adversely affecting the amalgamation.

•	The absence of any investigation, action, suit or proceeding by any governmental entity or any other person which challenges or might reasonably be expected to result in the challenge to the transactions contemplated by the Amended and Restated Acquisition Agreement or which claims or might reasonably be expected to give rise to claim for damages as a result of the transactions contemplated by the agreement.

      As of the date of this Joint Proxy Statement and Prospectus, ZIM Corporation is not aware of any reason why the foregoing conditions will not be fulfilled at the time of the proposed closing of the amalgamation.

Conditions to the Obligations of Private Capital and ZIM Corporation

      The obligations of Private Capital and ZIM Corporation to complete the acquisition are subject to the fulfillment of the following conditions prior to the closing of the amalgamation:

•	The performance by ZIM Technologies and certain ZIM Technologies shareholders of their obligations under the Amalgamation Agreement.

•	The accuracy of the representations and warranties of ZIM Technologies and the ZIM Technologies shareholders under the Amended and Restated Acquisition Agreement.

•	The absence of any action, suit or proceeding pending against ZIM Technologies or its subsidiaries which, could reasonably be expected to have a material adverse effect on ZIM Technologies and its subsidiaries.

•	The delivery of an opinion letter from counsel to ZIM Technologies in form and substance satisfactory to Private Capital.

•	The completion by ZIM Technologies and its shareholders of all corporate proceedings in a manner satisfactory to Private Capital and its counsel.

•	The absence of any material adverse change in the business, assets or financial condition or operation of ZIM Technologies and its subsidiaries.

      ZIM Corporation has no reason to believe that these conditions will not be fulfilled at the time of the proposed closing of the amalgamation.

Conditions of Obligations of ZIM Technologies

      The obligations of ZIM Technologies to consummate the amalgamation are subject to the fulfillment of the following conditions prior to the closing of the amalgamation:

•	The performance by Private Capital and ZIM Corporation of their obligations under the Amended and Restated Acquisition Agreement.

•	The accuracy of the representations and warranties of Private Capital and Private Capital shareholders under the Amended and Restated Acquisition Agreement.

•	The absence of any action, suit or proceeding pending against Private Capital and/or ZIM Corporation which, could reasonably be expected to have a material adverse effect on Private Capital and/or ZIM Corporation.

•	The delivery of an opinion letter from counsel to Private Capital and ZIM Corporation in form and substance satisfactory to ZIM Technologies

•	The completion by Private Capital, ZIM Corporation and their respective shareholders of all corporate proceedings in a manner satisfactory to ZIM Technologies and its counsel.

•	The absence of any material adverse change in the business, assets or financial condition or operation of Private Capital and ZIM Corporation.

•	The absence of any material liabilities in Private Capital and ZIM Corporation.

      As of the date of this Joint Proxy Statement and Prospectus, ZIM Corporation has no reason to believe that the foregoing conditions will not be fulfilled.

Survival of Representations and Warranties

      The representations and warranties of the parties will survive the closing of the amalgamation and will terminate on the second anniversary date of the closing date, provided that nothing in the reincorporation merger and amalgamation will be deemed to limit any right or remedy of any party for criminal activity or fraud or breaches of covenants or warranties in the lockup agreement.

Indemnification

      Private Capital, ZIM Corporation and ZIM Technologies each agreed to indemnify the other and their shareholders who were parties to the Amended and Restated Acquisition Agreement for any damages which they might incur as a result of their breach of any of their representations or warranties or any of their agreements contained in the Amended and Restated Acquisition Agreement. Additionally, Private

Capital shareholders who are parties to the Amended and Restated Acquisition Agreement agree to indemnify ZIM Technologies, Private Capital and ZIM Corporation, respectively, for any damages suffered by them as a result of any breach of their representations or warranties or any of their agreements contained in the Amended and Restated Acquisition Agreement.

Termination

      The Amended and Restated Acquisition Agreement may be terminated at any time prior to the closing of the amalgamation under the following circumstances:

•	By mutual written consent of Private Capital and ZIM Technologies.

•	By Private Capital or by ZIM Technologies if any of the conditions for their benefit are not satisfied in a timely basis or become impossible to satisfy.

•	By ZIM Technologies, if there has been a material breach of the agreement on the part of Private Capital or Private Capital’s shareholders which is not cured within ten days of notice from ZIM Technologies.

•	By Private Capital, if there has been a material breach of the agreement on the part of ZIM Technologies which is not cured within ten days after notice from Private Capital.

•	By ZIM Technologies or Private Capital, if the amalgamation has not been closed before June 15, 2003, provided that the right to terminate the agreement is not available to any party if that parties breach of any representation, warranty or agreement contained in the Amended and Restated Acquisition Agreement has been the cause of or resulted in the failure of the closing to occur on or before that date.

•	By ZIM Technologies or Private Capital, if there shall be a final non-appealable order of a court of competent jurisdiction in effect preventing the consummation of the transactions contemplated by the Amended and Restated Acquisition Agreement.

•	By Private Capital or ZIM Technologies, if there shall be any action taken or any statute, rule, regulation or order enacted by any governmental entity which would make the consummation of the transactions contemplated by the agreement illegal.

•	By ZIM Technologies or Private Capital, if there shall be any action taken or any statute, rule, regulation or order enacted by any governmental entity which would render ZIM Technologies or Private Capital unable to consummate the transactions contemplated by the Amended and Restated Acquisition Agreement.

Effect of Termination

      In the event of termination of the Amended and Restated Acquisition Agreement, the Amended and Restated Acquisition Agreement shall become void and there shall be no further liability on the part of Private Capital or ZIM Technologies except that the confidentiality provisions of the Amended and Restated Acquisition Agreement shall continue. Additionally, the reasonable expenses incurred by ZIM Technologies shall be paid by Private Capital if the Amended and Restated Acquisition Agreement has been terminated as a result of Private Capital’s breach of any of its representations, warranties and covenants.

Governing Law

      The Amended and Restated Acquisition Agreement is governed by and will be construed in accordance with the laws of Province of Ontario.

TERMS OF THE AMALGAMATION AGREEMENT

      The following is a summary of the material terms of the Amalgamation Agreement. This summary is qualified in its entirety by reference to the Amalgamation Agreement, a copy of which is attached as an exhibit to this Joint Proxy Statement and Prospectus and is incorporated by reference into this Joint Proxy Statement and Prospectus. You are urged to read this Agreement in its entirety for a more complete description of the terms and conditions of the amalgamation.

Overview of the Amalgamation Agreement

      On the effective date of the amalgamation, ZIM Technologies and PCI-ZTI Canada, Inc., a wholly owned subsidiary of ZIM Corporation will amalgamate. As a result, ZIM Technologies will become a wholly owned subsidiary of ZIM Corporation immediately after the amalgamation.

Effective Time of the Amalgamation

      The closing of the amalgamation will occur within 10 days after the fulfillment or waiver of the conditions, unless ZIM Corporation and ZIM Technologies agree in writing upon another time or date. The amalgamation will become effective upon the filing of articles of amalgamation with Industry Canada. The filing of the articles of amalgamation will take place at the time of the closing of the amalgamation.

Issuance of Shares

      The Amalgamation Agreement provides that each share of ZIM Technologies that is outstanding prior to the effective time of the amalgamation will, on the effective date of the amalgamation, be converted into the right to receive one share of ZIM Corporation.

Procedure for Surrender of Certificates

      Soon after the closing of the amalgamation, ZIM Corporation will send a letter of transmittal, which is to be used to exchange ZIM Technologies stock certificates for ZIM Corporation stock certificates, to each former ZIM Technologies shareowner. The letter of transmittal will contain instructions explaining the procedure for surrendering ZIM Technologies stock certificates. You should not return stock certificates with the enclosed proxy form.

      ZIM Technologies shareowners who surrender their stock certificates together with a properly completed letter of transmittal will receive stock certificates representing the shares of ZIM Corporation into which their shares of ZIM Technologies have been converted in the amalgamation.

      After the amalgamation, each certificate that previously represented shares of ZIM Technologies will represent only the right to receive the shares of ZIM Corporation into which those shares of ZIM Technologies have been converted.

      ZIM Corporation will not pay dividends to holders of ZIM Technologies stock certificates in respect of the shares of ZIM Corporation into which the ZIM Technologies shares represented by those certificates have been converted until the ZIM Technologies stock certificates are surrendered to ZIM Corporation.

      After the amalgamation becomes effective, ZIM Technologies will not register any further transfers of ZIM Technologies shares. Any certificates for ZIM Technologies shares that you present for registration after the effective time of the amalgamation will be exchanged for ZIM Corporation shares.

Adjustments to Reflect Changes in ZIM Technologies’ Capitalization

      The Amalgamation Agreement provides that the parties will not adjust the exchange ratio for the common shares and special shares of ZIM Technologies. Instead, ZIM Corporation is authorized to issue a stock dividend to the holders of ZIM Corporation’s shares so that the shareholders of ZIM Corporation immediately prior to the closing would hold 4.42% of ZIM Corporation’s shares outstanding after the closing (assuming the issuance of all shares under ZIM Technologies’ outstanding options and all shares reserved for issuance under ZIM Technologies’ employee stock option plans). The Amalgamation Agreement further provides that ZIM Corporation will not issue a stock dividend as a result of the following issuances of securities by ZIM Technologies:

•	issuance of additional options to acquire ZIM Technologies common shares provided with an exercise price of at least CDN$1.10.

•	issuance of additional common shares or special shares at a price at or above their fair market value.

      Between the date of the Amalgamation Agreement and the date of this Joint Proxy Statement and Prospectus, ZIM Corporation did not issue a stock dividend pursuant to the adjustment provisions of the Amalgamation Agreement and ZIM Corporation will not issue a stock dividend between the date of this Joint Proxy Statement and Prospectus and the closing date of the amalgamation.

DESCRIPTION OF THE ZIM CORPORATION SHARE CAPITAL

      The authorized capital of ZIM Corporation consists of an unlimited number of common shares without par value, an unlimited number of special shares without par value and an unlimited number of preferred shares without par value. Immediately prior to the amalgamation, ZIM Corporation will have 1,535,455 common shares outstanding. After the completion of the amalgamation, ZIM Corporation expects that it will have 34,727,709 common shares outstanding and 5,163,500 special shares outstanding.

Common Shares

      The rights, restrictions and conditions of the common shares will be as follows:

      Voting. Each holder of common shares will be entitled to notice of and to attend and vote at all general and special meetings of shareholders of ZIM Corporation other than meetings at which only the holders of a particular class or series other than the common shares are entitled to vote. Each common share will entitle its holder to one vote. Because holders of common shares will not have cumulative voting rights with respect to the election of directors, the holders of a majority of the common shares represented at a meeting will be able to elect all of the directors.

      Dividends. The holders of common shares will, at the discretion of the board of directors of ZIM Corporation, be entitled to receive, out of any and all profits or surplus of ZIM Corporation properly available for the payment of dividends (after the payment of any dividends payable on securities of ZIM Corporation entitled to receive dividends in priority to the common shares).

      Dissolution. The holders of ZIM Corporation’s common shares will be entitled to share pro rata with the holders of the special shares in any distribution of the assets of ZIM Corporation upon the liquidation, dissolution or winding up of ZIM Corporation or other distribution of its assets among its shareholders for the purpose of winding up its affairs (after payment of all amounts payable to the holders of the preferred shares).

      Preemptive Rights. The holders of ZIM Corporation’s common shares will not have any preemptive rights.

      Penny Stock Rules. The United States Securities and Exchange Commission’s so-called “penny stock” rules, which impose additional sales practice and disclosure requirements, could impede the sale of the ZIM Corporation common shares in any secondary market, with a concomitant adverse effect on the price of the shares in the secondary market.

      Until, and unless, ZIM Corporation is able to satisfy the initial listing requirements for listing on The Nasdaq SmallCap Market or another Exchange, and the share price for ZIM Corporation common shares were to trade at, or above, $5.00 per share, the shares would be subject to the “penny stock” rules, unless the Company satisfies certain asset or revenue tests (at least $5,000,000 in net tangible assets if in business less than three years, at least $2,000,000 in net tangible assets if in business at least three years, or average revenues of at least $6,000,000 for the last three years). Under the penny stock rules, a broker or dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker or dealer or the transaction otherwise is exempt. In addition, the penny stock rules require the broker or dealer to deliver, prior to any transaction, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker or dealer or the transaction otherwise is exempt. A broker or dealer also is required to disclose commissions payable thereto and to the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Special Shares

      The rights, restrictions and conditions of the special shares will be as follows:

      Voting Rights. The holders of special shares will not be entitled to notice of or to attend or to vote at any meeting of the shareholders of ZIM Corporation except that the holders of the special shares will be entitled to vote separately as a class upon a proposal to amend ZIM Corporation’s articles to:

•	increase or decrease the maximum number of authorized special shares or increase any maximum number of authorized shares of any class of shares having rights or privileges equal to or superior to the special shares;

•	effect any exchange, reclassification or cancellation of the special shares; or

•	create a new class of shares equal or superior to the special shares.

      Dividends. The holders of the special shares will be entitled to receive, pro rata with the holders of the common shares, any dividends that may be declared by the board of directors of ZIM Corporation, out of funds legally available therefor subject to the preferential rights of any shares ranking prior to the special shares or the common shares.

      Dissolution. In the event of the liquidation, dissolution or winding up of ZIM Corporation, the holders of special shares will be entitled to receive, on a pro rata basis and on a share-for-share basis with the holders of the common shares, all of the assets of ZIM Corporation remaining after payment of all of ZIM Corporation’s liabilities, subject to the preferential rights of any shares ranking prior to the special shares.

      Conversion Rights. The holders of special shares will be entitled to have any and all of the special shares held by them converted at any time into common shares on the basis of one common share for each special share which the holder may desire to convert. Additionally, the special shares, if not earlier converted, will be automatically converted by ZIM Corporation without further payment or action by the holder, into common shares on the earlier of:

•	June 1, 2004; or

•	the fifth day following the date of issuance of a receipt for a final prospectus by the Ontario Securities Commission qualifying, among other things, the common shares issuable upon conversion of the special shares in the event ZIM Corporation were to seek and to obtain such approval.

      No fractional common shares will be issued upon the conversion of the special shares and no payment will be made to the holders of special shares in lieu thereof.

      Adjustment Rights. In the event that the special shares or common shares are at any time sub-divided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, then appropriate adjustments will be made in the rights and conditions attaching to the special shares and the common shares respectively so as to preserve in all respects the benefits of the holders of each such class.

      In the event of any reclassification of common shares, any amalgamation or other consolidation of ZIM Corporation with another entity, or the transfer of all or substantially all of ZIM Corporation’s assets, the holders of special shares will be entitled to receive such securities or other property as if on the effective date of the event they were registered holders of the number of common shares which such holders of special shares were entitled to receive upon conversion of their special shares. No such adjustment shall be made if the holders of the special shares are entitled to participate in any such event on the same terms as they though they had converted their special shares prior to the occurrence of such event.

Comparison of Shareholder Rights

      If the amalgamation is completed, you will become a shareholder of ZIM Corporation. Your rights as a shareholder of ZIM Corporation will be determined by ZIM Corporation’s articles of incorporation and bylaws and the provisions of the Canada Business Corporations Act. ZIM Corporation’s articles and bylaws will be identical to the articles and bylaws of ZIM Technologies immediately prior to the completion of the amalgamation. Additionally, the rights of the shareholders in ZIM Corporation will be governed by the provisions of the Canada Business Corporations Act, which also governs the rights of the shareholders of ZIM Technologies. As a result, ZIM Corporation does not believe that there will be any material differences in the rights of the shareholders of ZIM Corporation compared to the rights of the shareholders of ZIM Technologies immediately prior to the completion of the transaction.

Transfer Agent And Registrar

      ZIM Corporation has appointed Corporate Stock Transfer of Denver, Colorado to act as the transfer agent and registrar for the common shares and special shares.

RESALE OF ZIM CORPORATION’S SHARES

UNDER THE UNITED STATES SECURITIES LAWS

      All common shares and special shares of ZIM Corporation to be issued in the amalgamation will be freely transferable under the United States Securities Act of 1933, as amended, except for shares received by promoters and affiliates of Private Capital or ZIM Technologies, and their transferees, at the time of the special meeting. These persons may only sell their shares in transactions separately registered under the United States Securities Act of 1933. Affiliates will include the directors, executive officers, and beneficial owners of 10% or more of Private Capital’s or ZIM Technologies’ shares.

      As such, ZIM Corporation may place restrictive legends on certificates representing the ZIM Corporation shares issued to all persons who are deemed to be promoters or affiliates of Private Capital or ZIM Technologies.

RESALE OF ZIM CORPORATION’S SHARES

UNDER THE CANADIAN SECURITIES LAWS

      All of the common shares of ZIM Corporation to be issued in the amalgamation will be subject to resale restrictions under Canadian securities laws. Common shares of ZIM Corporation to be issued following the amalgamation to shareholders resident in certain provinces of Canada are subject to resale restrictions under Canadian securities laws including a prohibition on sales to Canadian residents without first qualifying those shares by receiving a receipt for a final prospectus filed in Canada. ZIM Corporation does not intend at this time to seek a receipt for a final prospectus in Canada. A sale outside of Canada may be permitted if the vendor has taken all reasonable steps to ensure that such common shares are not sold to residents of Canada.

INFORMATION CONCERNING PRIVATE CAPITAL

Overview

      Private Capital was incorporated under the laws of the State of Florida on August 6, 1999. It has conducted virtually no business operations since its formation. It was created to effect a merger, exchange of stock, asset acquisition or other similar business combination with a target business which desires to become a reporting corporation under the Securities Exchange Act of 1934, as amended.

Strategy

      Private Capital’s strategy has been to seek potential business opportunities and effectuate a business combination with a target business which its management believes has significant growth potential. Presently, Private Capital has no plans, agreements, understandings or arrangements to acquire or merge with any specific business or company other than the proposed reincorporation merger and subsequent amalgamation with ZIM Technologies.

Facilities

      Private Capital’s principal office is located at 511 NE 94th Street in Miami Shores, Florida 33138. Private Capital believes these facilities are adequate to serve its current needs. It expects to be able to utilize these facilities, free of charge, until the closing of the proposed transaction with ZIM Technologies.

Employees

      As of the date of this Joint Proxy Statement and Prospectus, Private Capital has no full time employees. Private Capital’s management serves on a part time basis.

Legal Proceedings

      Private Capital is not a party to any legal proceedings, nor is it aware of any material threatened litigation.

Management

      The following table sets forth certain information with respect to Private Capital’s executive officers and directors.

Name	Age	Position with the Company

Stuart D. Cooper	58	President, Secretary, Treasurer and Sole Director

      Stuart D. Cooper, Certified Public Accountant, has been a consultant and an auditor in the areas of public companies, securities regulatory compliance and regulatory compliance for financial institutions for over 29 years. Since 1995, Mr. Cooper has been the owner and president of Cooper Consultants, Inc. Mr. Cooper is qualified as an expert witness in the areas of securities, business evaluations, accounting issues and interpretation.

Management Compensation

      Stuart D. Cooper, Private Capital’s only officer and director has not received any salary or other compensation for his services as an officer and director, and does not expect to receive any salary or compensation in the future. Mr. Cooper does not have an employment agreement with Private Capital.

      Private Capital currently has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees.

Certain Relationships and Related Transactions

      Private Capital was formed by Cooper Family Holdings, Global Intermatch Corp. and Frank O’Donnell in 1999. These three founders received 400,000, 200,000 and 400,000 shares, respectively, of Private Capital’s common stock. They contributed to Private Capital $400, $200 and $400, respectively, for their shares. Cooper Family Holdings and Global are affiliates of Stuart D. Cooper, Private Capital’s only officer and director. In the spring of 2000, Mr. Cooper acquired the shares held by Frank O’Donnell.

      In April 2001, ZIM Technologies engaged Cooper Consultants, Inc., an affiliate of Stuart D. Cooper, to provide consulting services to ZIM Technologies in connection with the proposed acquisition of ZIM Technologies by Private Capital. Mr. Cooper is Private Capital’s only current officer and director, and is the beneficial owner of the majority of its shares of common shares.

      In connection therewith, ZIM Technologies agreed to pay up to US$352,000 of Private Capital’s expenses related to the proposed transaction, with any excess to be retained by Cooper Consultants. To date, ZIM Technologies has paid US$258,000, and has agreed to pay US$19,000 upon the effectiveness of this registration statement and US$75,000 upon the listing of ZIM Corporation’s common shares on a national securities exchange selected by ZIM Corporation’s board of directors.

Securities Ownership of Certain Beneficial Owners and Management of Private Capital

      The following table sets forth, as of February 27, 2003, the number and percentage of shares of Private Capital’s outstanding shares which are beneficially owned, directly or indirectly, by:

•	each person who is the beneficial owner of 5% or more of the outstanding shares;

•	each director and executive officer of Private Capital; and

•	all of Private Capital’s directors and executive officers as a group.

      Private Capital determines beneficial ownership based on the rules of Securities and Exchange Commission. In general, beneficial ownership includes shares over which the indicated person has sole or shared voting or investment power and shares which he or she has the right to acquire within 60 days of February 27, 2003. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned.

		Shares
		Beneficially
Name	Position	Owned	Percentage

Stuart D. Cooper	President and Director	886,455 (1)	57.7%
Cooper Family Holdings Global Intermatch Corp. 511 NE 94th Street Miami Shores, FL 33138
Mark Weissbaum	Principal Shareholder	80,000	5.2%
511 NE 94th Street Miami Shores, FL 33138
Douglas Duncan	Principal Shareholder	430,000 (2)	28.0%
c/o Price WaterhouseCoopers Ltd. Abacus House Providenciales Turks & Caicos Islands BWI

(1)	The shares beneficially owned by Mr. Cooper, Cooper Family Holdings and Global Intermatch Corp. consist of 295,182 shares held directly by Mr. Cooper, 215,182 held by Cooper Family Holdings, 216,091 shares held by Global Intermatch Corp., 80,000 shares held by Mr. Cooper’s spouse and 80,000 shares held by Mr. Cooper’s son. Mr. Cooper holds a controlling interest in Cooper Family

Holdings and Global. Mr. Cooper disclaims any beneficial ownership of shares held by his spouse and his son. The shares beneficially owned by Mr. Cooper, Cooper Family Holdings and Global, do not include 80,000 shares held by Mark Weissbaum, a business associate of Mr. Cooper.

(2)	The shares beneficially owned by Douglas Duncan are held of record by Pasadena Investments Ltd.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF PRIVATE CAPITAL

      The following discussion should be read in conjunction with Private Capitals’ financial statements and the related notes included elsewhere in this Joint Proxy Statement and Prospectus.

      Private Capital is a development stage company and has conducted virtually no business operations, other than its efforts to effect a business combination with a target business which Private Capital considers to have significant growth potential.

      To date, Private Capital has neither engaged in any operations nor generated any revenue. Private Capital has received no cash flow from operations. Private Capital cannot predict to what extent its liquidity and capital resources will be diminished prior to the consummation of a business combination (whether with ZIM Technologies or another entity) or whether its capital will be further depleted by the operating losses, if any, of the target business with which it may effectuate a business combination. The continuation of Private Capitals’ business depends upon its ability to obtain adequate financing, effectuate a business combination and, ultimately, engage in future profitable operations.

      As of January 31, 2003, Private Capital had a total of $600 in cash. As a result, Private Capital is not in a position to meet its cash requirements for the remainder of the fiscal year or for the next 12 months unless it obtains funds from an outside source. Private Capital anticipates that the expenses of the reincorporation merger and subsequent amalgamation will be paid with funds provided by ZIM Technologies. In this connection, ZIM Technologies has agreed to pay up to $352,000 to cover the expenses for the proposed transaction, with any excess to be retained by Cooper Consultants.

      In the event Private Capital cannot meet its operating costs prior to the effectuation of a business combination, Private Capital may cease operations and a business combination may not occur.

INFORMATION CONCERNING ZIM TECHNOLOGIES

Overview of ZIM Technologies’ Business

ZIM Technologies’ Existing Product — ZIM IDE Software

      ZIM Technologies is a developer and provider of the ZIM Integrated Development Environment, or ZIM IDE software. ZIM IDE software is currently used by companies in the design, development, and management of information databases. The technology for ZIM IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s. ZIM Technologies acquired the rights to this software at the time of ZIM Technologies’ formation in 1997.

      Since 1997, ZIM Technologies has licensed this software product to more than 5,000 customers. The license fees generated from these licenses, and related maintenance and consulting fees, represents nearly all of ZIM Technologies’ revenues to date.

      The ZIM IDE software provides an integrated development environment for Microsoft Windows and UNIX computer operating systems. An integrated development environment is a set of programs run from a single user interface for use in the creation and management of corporate databases.

      The ZIM IDE software was designed to handle complex data management in a more efficient manner than the database technologies historically provided by companies like Microsoft Corporation and Oracle Corporation. The distinctive characteristic of the ZIM IDE software is the fact that its object dictionary contains more than just a table of data. Instead, all relationships and data information are concurrently stored in the object dictionary, making it easier to manage and retrieve information. Furthermore, ZIM IDE software uses data sets rather than record-by-record access to manage information. This technique further simplifies the management of data.

      The ZIM IDE software has been used to develop database applications that have been deployed in a wide range of industries, including finance, marketing, human resources, information and records management. Applications built with the ZIM IDE also fully access most other major databases such as Oracle and SQL Server.

ZIM Technologies’ Proposed Mobile Data Software Products — Short Messaging Service

      Beginning in the fall of 2000, ZIM Technologies expanded its business strategy to include the design and development of a line of mobile data software products. ZIM Technologies designed these mobile data software products to take advantage of the existing wireless data network infrastructure known as short messaging service. Short messaging service allows users to send text messages through cellular telephones, personal digital assistants and similar devices. Short messaging service has experienced significant growth throughout Europe and Asia. However, it remains largely underutilized in North America. ZIM Technologies believes that recent developments in wireless service provider network technologies have created ideal conditions for an expansion of demand for short messaging service to occur in North America.

      ZIM Technologies has developed both consumer and business oriented lines of mobile data software products to deliver simple to use short messaging service based communication services for end users. These communication services include features to increase the usefulness of short messaging services, such as the ability to send text messages from web sites directly to mobile phones, and the capability to connect office tools to mobile phones, including e-mail messages, meeting requests, and follow-up reminders. It is ZIM Technologies’ goal to become a leading North American provider of short messaging service based products to individual consumers and businesses. ZIM Technologies intends to accomplish this goal by utilizing its expertise in database management and software engineering, and its knowledge of North American short messaging service networks. In fact, with the recent integration of short messaging service functionality, ZIM IDE is capable for the first time of triggering event-based interactions with mobile devices.

      ZIM Technologies’ expansion of its business strategy coincided with the addition of Dr. Michael Cowpland as a member of ZIM Technologies’ technology advisory board. Dr. Cowpland is a co-founder of Mitel Corporation and is the founder of Corel Corporation. In February 2001, Dr. Cowpland assumed the role of President and Chief Executive Officer of ZIM Technologies

Industry Background for Mobile Data Software Products and Short Messaging Service

      The chart below was produced by Merrill Lynch & Co. in connection with its global securities research, and shows the wide disparity as of June 2001 in the use of short messaging service in North America as compared to other parts of the world.

GEOGRAPHIC BREAKDOWN OF MESSAGES SENT JUNE 2001

(Source: Merrill Lynch, “R U Up 4 It?”, September 17, 2001)

[CHART]

Japan	34%
Asia ex Japan	12%
South America	3%
Middle East, India & Africa	1%
Western Europe	40%
Eastern Europe	8%
North America	2%

      ZIM Technologies believes that the use of short messaging service in North America has been suppressed largely as a consequence of the historic lack of carrier network interoperability in North America. This lack of carrier network interoperability in North America has precluded the delivery of short messaging service messages across carrier networks, and significantly limits the usefulness of text messaging. In other words, with carrier network interoperability, a consumer would be able to use short messaging service without regard to which wireless telephone carrier the receiving party utilizes. Without this interoperability, a consumer must not only know the recipient’s telephone number, but also know which wireless carrier they use before sending the text message.

      Beginning in November of 2001, however, most major wireless carriers in North America, including AT&T, Verizon, Voicestream, Cingular, Bell Canada and Rogers AT&T, have adopted short messaging service interoperability, thereby enabling their subscribers to both send and receive short messaging service messages through their competitors’ systems. ZIM Technologies expects that this interoperability will accelerate consumers’ adoption of this service in North America.

      ZIM Technologies believes that a number of other significant recent factors will accelerate the growth of short messaging service in North America. These factors include:

•	Short messaging service roaming agreements entered into by the carriers

•	Development of short messaging service based consumer applications

•	Economies relative to voice calls

•	Simplicity of use

•	High penetration of handsets with short messaging service functionality

•	Growth in handsets with smart-text functionality

•	Growth in percentage of subscribers able to use short messaging service

•	Appealing to network operators via high gross margins

ZIM Technologies’ Strategy in the Short Messaging Service Business

      It is ZIM Technologies’ goal to become a leading North American provider of short messaging service based services to individuals and businesses. ZIM Technologies intends to accomplish this goal by utilizing its expertise in database management and software engineering, and its knowledge of North American short messaging service networks.

      ZIM Technologies believes that peer-to-peer messaging will initially drive adoption and familiarization with short messaging service in North America. Peer-to-peer messaging is text messaging between two end users phones. Thereafter, ZIM Technologies expects North American short messaging service users will utilize short messaging service for a variety of business and personal communication services. ZIM Technologies expects that these value-added communication services will help bridge the gap between personal computers and business computer systems, on the one hand, and mobile devices, on the other hand. This is expected to enable tasks that are familiar in the personal computers or corporate systems environment to be extended to mobile devices. These tasks may include group messaging, mobile chat, mobile marketing, calendaring, collaborative work processes, business process communications and desktop to mobile integration.

      ZIM Technologies believes that there are multiple revenue stream opportunities to be made from short messaging service. Direct payments are expected to include both consumer to operator, as well as consumer to product and service provider. Indirect payments are expected to come from subsidies between various parties, advertising revenues, commissions, airtime-related commissions, and various revenue share agreements between service providers.

      ZIM Technologies expects to utilize a number of direct and indirect channels to deliver these services to end-users. It is expected that ZIM Technologies’ direct customers will include consumers and small businesses through ZIM Technologies’ retail portals, wireless network operators, traditional Internet portals, and systems integrators serving business customers.

      The principal components of ZIM Technologies’ business strategy are as follows:

•	Launch both consumer and business application portals for short messaging service based services.

•	Provide short-messaging solutions for high profile corporate clients to build corporate awareness of mobile data solutions.

•	Develop working relationships with information technology consultants, handset manufacturers, systems integrators and mobile network operators to handle implementation and provide quality of service for data connectivity.

•	Utilize the ZIM SMS Scenario Server to extend mobile interactivity to widely used commercial off-the-shelf enterprise software packages, such as those developed by the large software company, SAP AG.

•	Leverage existing relationships with current clients to extend mobile capability to existing applications.

Proposed ZIM Technologies Short Messaging Service Products

The ZIM SMS Office Product

      The ZIM SMS Office product is currently in its final stages of quality assurance testing in preparation for general release and availability. The product is expected to be commercially available in April 2003. It will enable the integration of popular desktop office tools with the mobility, cost effectiveness, and reliability of two-way short messaging service.

      This product will ultimately enable most components of office products such as Microsoft Office and Lotus Office Suite to have interactive capability to mobile phones through short messaging service. Any phone that is capable of receiving short messaging service based text messages is capable of using this service; this includes almost any cellular phone manufactured within the past 18 months. Customers, however, must also have subscriptions to text messaging services from their wireless carrier. The short messaging service connectivity will enable the flow of real time notifications from office-based products to the handheld devices.

      Examples of short messaging services include the delivery of office based e-mail messages, meeting requests, or follow-up reminders via short messaging service directly to a user’s cell phone when they are away from their desk. On demand services may include a user initiating a request from their cell phone for a list of his or her day’s appointments. In response thereto, ZIM SMS Office would return a text message including the day’s agenda.

      The use of short messaging service provides a highly reliable method for the delivery of notifications and alerts. Further, the user can receive notifications without the need for users to initiate requests to see if anything new has been posted to check for changes in status. Such functionality is primarily targeted at services such as mail notification services, meeting schedulers, and bring forward reminders.

      By mediating the notification session, ZIM SMS Office will also enable a two-way interaction, thereby allowing the remote user to execute response options that are presented in an easy-to-use predefined format. Predefined response options will allow users of mobile devices to easily select actionable commands such as accept or decline meeting invitations, resulting in the automatic notification to the meeting originator and appropriate updates to calendaring tools.

      ZIM SMS Office is currently under development, but is being used in a prototype release internally by ZIM Technologies. The prototype has been in active service internally within ZIM Technologies with approximately 25 active users on a daily basis since early June 2002. ZIM Technologies has conducted load testing using message generators to exercise the more demand sensitive components, including the message delivery bottlenecks. ZIM Technologies has successfully tested message delivery capability through modem pools up to 30,000 messages per day. ZIM Technologies will continue to conduct internal field trials of the software as it continues throughout the development phase.

The ZIM FastFeedback Product

      The ZIM FastFeedback product is currently commercially available through download over the Internet. This product is built upon a subset of the capabilities inherent within ZIM SMS Office and is being released in advance of this more fully featured product.

      ZIM FastFeedback integrates the functionality found in two popular Microsoft office products, Excel and Outlook. The spreadsheet functionality of Excel is combined with the e-mail capabilities of Outlook to create an integrated messaging and reporting tool. End users create messages to be broadcast to target recipients listed within their Outlook address book. E-mail responses are collected and used to automatically populate the corresponding cells of Excel spreadsheets as the responses are received. Additional features enable the creation of charts and graphs, and provide for additional tracking and control capabilities.

      ZIM FastFeedback is available through consumer electronic retailers and through download over the Internet. It operates in a standalone environment on the end users desktop computer, and does not require a connection to ZIM’s data center or servers. End users however, must have access to the Internet, a valid e-mail account, and the related Microsoft Excel and Outlook products.

The ZIM SMS Portal Service

      The ZIM SMS Portal Service is currently commercially available through download over the Internet. A business version of this product is expected to become available in April 2003 coincident with the commercial release of ZIM SMS Office. This portal service is an Internet based service which allows users to both personalize their cellular phones, and initiate short messaging service messaging sessions. Any phone that is capable of receiving short messaging service based text messages is capable of using this service. This includes nearly every cellular phone manufactured since January 2001. Customers must also have subscriptions to text messaging services from their wireless carrier.

      Personalization services include custom ring tones and graphics sent to the user’s phone, as well as notifications through short messaging service alert or on demand services (e.g., sports scores, weather forecasts, and stock quotes). The ZIM SMS Portal Service now includes both consumer and business oriented versions. ZIM Technologies may deliver these services either directly through a ZIM Technologies branded retail portal, or through third party vendors who will offer ZIM Technologies’ service as part of their own branding and service offerings to their customers. ZIM Technologies also plans to target wholesale customers including large businesses and wireless network operators. ZIM Technologies expects to generate revenue streams from the following core ZIM SMS Portal Service elements:

•	Subscription services;

•	E-commerce merchandising;

•	Short messaging service airtime;

•	On-line advertising; and

•	Mobile phone advertising.

      Although ZIM SMS Portal Service is still being developed, elements of the ZIM SMS Portal Service have already been used in live service. In particular, the subscription services, mobile advertising, and mobile messaging components have been used in customer applications, including the CBC World Cup Wireless Updater, the Nokia Brier Wireless Updater, the Bell Canadian Open professional golf association championship event, the Ottawa Senators wireless fan updater, and the Nokia USA and Canada messaging portals. In total, these applications have generated approximately 500,000 short messaging service messages to over ten thousand individual customers across all major wireless network operators in North America. In each of these implementations, message delivery success was tracked by ZIM Technologies and typically exceeded a 95% delivery success ratio.

The ZIM SMS Scenario Server Product

      The ZIM SMS Scenario Server Product currently exists in the prototype stage, as development continues. An early prototype version exists and has been implemented in a live customer environment since September of 2001. The timing of future commercial implementations of this product will be driven by specific enterprise customer demand. ZIM SMS Scenario Server eliminates the need for mobile users to constantly check on corporate systems and “browse” or “query” for the information they need from their small devices. The user can receive notifications without the need for users to initiate requests to see if anything new has been posted to check for changes in status. An example of such an application would include a scenario where an inventory shortage is detected by an existing corporate system, and then uses ZIM SMS Scenario Server to deliver an alert message to the inventory manager. In most implementations, the alert notice would also allow for multiple response options such as forwarding the message to the warehouse manager, or causing the inventory system to place an order with a supplier. The ZIM SMS Scenario Server allows corporate systems to proactively “log-on” to remote users when their input is required, and engages the user in a two-way, real-time, interactive dialog with enterprise systems.

      ZIM Technologies believes this will create a superior experience for the mobile user for two reasons. First, the user is prompted to make decisions and take action in a timely manner, even if they are preoccupied. Second, the interactive dialog employs relevant messages and context sensitive response options that allow the user to easily take action and create activity on corporate systems, without the need to browse awkwardly on a small device.

      The ZIM SMS Scenario Server also allows the user to initiate the interaction. If necessary, the same software engine will also allow users to browse or query corporate systems for information from remote devices in the usual manner.

      Since business processes typically span multiple applications, the ZIM SMS Scenario Server was designed to connect to virtually any form of corporate data, from multiple sources, to enable events to initiate an interactive dialog. ZIM Technologies connects with many popular database formats, including Oracle, SQL Server, DB2, or any ODBC or JDBC accessible database. Data will also be utilized from proprietary legacy systems, PC desktop sources such as Microsoft Outlook, electrical switches or sensors, or derived data.

      The ZIM SMS Scenario Server was developed based on technology acquired from two employees of ZIM Technologies in June 2001 in exchange for 2,000,000 common shares of ZIM Technologies valued at CDN$1.00 each (or US$0.65). The material terms of this transfer of intellectual property required that ZIM Technologies be liable for, and pay, all transfer taxes, and that the shares issued in exchange for the intellectual property be restricted.

Management of ZIM Technologies

      The following table sets forth certain information regarding the directors and executive officers of ZIM Technologies as of the date of this Proxy Statement and Prospectus. The background of these individuals is summarized in the paragraphs following the table.

Name	Age	Position with ZIM Technologies

Dr. Michael Cowpland	59	President and Chief Executive Officer
Tony Davidson	42	Chief Technology Officer
Kathy Aubrey-Moore	41	Chief Financial Officer
Steven Houck	32	Director
Gene Rheaume	47	Director
Charles Saikaley	43	Director
James Stechyson	37	Director

      Michael Cowpland has served as President and Chief Executive Officer since February 2001. In 1973, Dr. Cowpland co-founded Mitel Corporation (formerly NYSE:MTL) and was the company’s Chief Executive Officer for 10 years. During Dr. Cowpland’s tenure as CEO, Mitel’s sales reached $300 million before it was acquired by British Telecom in 1984. After the acquisition of Mitel, Dr. Cowpland founded Corel Corporation (NASDAQ:CORL), a company that evolved into one of the world’s leading providers of office productivity software. Corel was widely recognized for its WordPerfect Office Suite, and its PC graphics application, Corel Draw. Dr. Cowpland served as President of Corel from 1995 to January 2001. Dr. Cowpland began his career in 1964 at Bell Northern Research. Dr. Cowpland received a Bachelor of Science and Engineering from the Imperial College (London), a Masters of Engineering from Carleton University and Ph.D. in Engineering from Carleton University.

      Tony Davidson has served as the Vice-President of Engineering and Chief Technology Officer since March 2002 and April 2002, respectively. He started his career in the field of medical research. In 1991, Mr. Davidson joined Corel Corporation where he participated in the development of a wide range of commercial products covering a variety of genres including medical and entertainment products to digital stock photography and CDROM mastering software. This eventually led to his heading up Corel’s Multimedia Division in the role of Executive Director. In 1996, Mr. Davidson joined Vorton Technologies as Executive Vice President and Chief Technology Officer. He left Vorton in June 2001 to join ZIM. In his role as VP Engineering at ZIM, he will be responsible for the technical direction of all new and current ZIM products. Mr. Davidson is a graduate of Applied Arts and Technology Program of St. Lawrence College in Kingston Ontario, and has over twenty years of experience developing software and applications using both low and high level languages.

      Kathy Aubrey Moore has been the Chief Financial Officer of ZIM Technologies since May 2002. She served as the controller for ZIM from May 2001 to May 2002. She was the controller at Sedona Networks from May 2000 to March 2001. She served in various positions at CrossKeys Systems Corporation from

May 1997 to May 2000, including positions of financial control and treasury. From 1983 to 1997 she served in various positions at SHL Systemhouse Inc. including the assistant controller. She is a certified management accountant graduating in 1985.

      Steven Houck has served as a director of ZIM Technologies since April 2001. Since 1995, Mr. Houck has held various positions with Corel Corporation, where he currently serves as the executive vice president for business development. Prior to his service to Corel, he founded Worldview Technologies, a company specializing in multimedia design and authoring and served as its CEO until 1995. He has received a Bachelors Degree in Business Administration from Florida Atlantic University.

      Gene S. Rheaume has been a director of ZIM Technologies since February 2001. He also serves as a chairman of ZIM Technologies’ audit committee. Since 1989, Mr. Rheaume has been a partner in the Ottawa based firm of Rheaume Williams Kalbfleisch, Chartered Accountants. He is also the president of Capital Transitions, Inc., a firm which provides financial forecasting and transition planning for technology companies and individuals. From 1977 to 1989, Mr. Rheaume was an accountant with KPMG LLP. Mr. Rheaume is an investor in several private companies based in Canada and serves as a director of EatSleepMusic.com, Inc. He received his Bachelor of Commerce from Carleton University and holds professional designations as a Chartered Accountant, Certified and Financial Planner and Certified Fraud Examiner.

      Charles Saikaley has served as a director of ZIM Technologies since May 2001. Since 1990, Mr. Saikaley has been a partner in the law firm of Lang Michener based in Ottawa, Canada. He practices in the area of real estate, providing advice in all aspects of the purchase and sale of residential and commercial real estate as well as commercial leases, commercial mortgages and business arrangements. He is a member of the firm’s alternative dispute resolution, and franchise and distribution real estate law groups. He is a member of the Canadian Bar Association, Law Society of Upper Canada. Mr. Saikaley received a Bachelor of the Arts in Business Administration from the University of Ottawa and a Bachelor of Laws from University of Ottawa in 1982.

      James Stechyson has served as a director of ZIM Technologies since January 1998 and was appointed into the position of chairman in May 2001. Since 1990, he has been the president of OM Video, Inc., a major hardware sales and systems integrator of professional video and presentation technology based in Ottawa, Canada. He is a charter member of the Innovators Alliance of Ontario, a government sponsored organization for the chief executive officers of leading growth firms. He is also the recipient of the Ottawa Carlton Board of Trade Young Entrepreneur of the Year Award. Mr. Stechyson holds a Bachelors Degree in Economics and Business from Carleton University, Canada.

Management of ZIM Technologies After the Amalgamation

      On the effective date of the amalgamation, the current directors and officers of ZIM Corporation will resign and the following persons will become the directors and officers of ZIM Corporation:

	Proposed Position With	Current Position With
Name	ZIM Corporation	ZIM Technologies

Dr. Michael C. J. Cowpland	President and Chief Executive Officer	President and Chief Executive Officer
Tony Davidson	Chief Technology Officer	Chief Technology Officer
Kathy Aubrey-Moore	Chief Financial Officer	Chief Financial Officer
Steven Houck	Director	Director
Gene Rheaume	Director	Director
Charles Saikaley	Director	Director
James Stechyson	Director	Director

Beneficial Ownership After the Amalgamation

      After the completion of the amalgamation, the current shareholders of ZIM Technologies will own 96.15% of the common and special shares of the ZIM Corporation outstanding following completion of the amalgamation, including a minimum of 95.58% of the common shares outstanding and 100% of the special shares outstanding. In addition, the holders of options of ZIM Technologies will become holders of options for 14,863,332 of ZIM Corporation’s common shares if they exchange their options.

      For more information regarding the beneficial ownership of ZIM Corporation’s shares following the amalgamation see “Information Concerning ZIM — Beneficial Ownership of Capital Shares”, starting on page 63.

Interests of Certain Persons in the Amalgamation

      The directors and executive officers of ZIM Technologies have interests in the amalgamation in addition to the interests they may have as ZIM Technologies’ shareholders generally. These interests consist of the following:

      The current directors and executive officers of ZIM will be appointed as directors and officers of ZIM Corporation at the time of the closing of the amalgamation.

      The amalgamation does not constitute a “related party transaction” within the meaning of the Securities Act (Ontario) since none of the amalgamating corporations is a “reporting issuer” for the purpose of such legislation.

Agreement with Cooper Consultants, Inc.

      In April 2001, ZIM Technologies engaged Cooper Consultants, Inc., an affiliate of Stuart D. Cooper, to provide consulting services to ZIM Technologies in connection with the proposed acquisition of ZIM Technologies by Private Capital. Mr. Cooper is Private Capital’s only current officer and director, and is the beneficial owner of the majority of its shares of common shares.

      In connection therewith, ZIM Technologies agreed to pay up to US$352,000 of Private Capital’s expenses related to the proposed transaction, with any excess to be retained by Cooper Consultants. To date, ZIM Technologies has paid US$258,000, and has agreed to pay US$19,000 upon the effectiveness of this registration statement and US$75,000 upon the listing of ZIM Corporation’s common shares on a national securities exchange selected by ZIM Corporation’s board of directors.

Marketing and Sales

      ZIM Technologies has developed an organizational structure to manage the sales, support, and development of its software business. This organizational structure includes operational systems, technical support services, and sales agreements with value-added resellers and distributors. All of ZIM Technologies’ distributor and value added reseller agreements are based on a discount level given to such distributors and resellers based on volume, which is calculated annually. None of such agreements bind ZIM Technologies to any fixed or minimum payments. ZIM Technologies also plans to expand its sales and channel capabilities to reach new customers and markets for mobile short messaging service based products.

      ZIM Technologies’ primary marketing objective is to establish an early lead as a premier provider of short messaging service based products in North America.

      ZIM Technologies will offer short messaging service based products and services to both consumers and business customers. ZIM Technologies expects to utilize its own proprietary technology to bundle new and compelling services to compliment the more competitive services.

      ZIM Technologies plans to generate short-term cash flows and maximize market visibility through fast time-to-market implementations of ZIM Technologies short messaging service technologies. ZIM

Technologies plans early implementation to be of two types: (i) business-to-employee, such as extending the reach of corporate systems to employees through ZIM Technologies SMS Scenario Server; and (ii) business-to-consumer mobile solutions such as providing subscription based scoring updates to consumers over short messaging services for sporting events.

      ZIM Technologies has already recently executed a business-to-employee implementation with DUCT, a publicly traded utilities construction and technology company, — for extending interactive mobile capabilities to corporate systems such as those from SAP. ZIM Technologies also has completed business-to-consumer mobile implementations for Nokia, Bell Canada, the National Capital Commission, and several professional sports franchises.

      ZIM Technologies intends to establish a direct customer portal through the ZIM Technologies SMS Portal, enabling an immediate branded relationship between customers and ZIM Technologies. The portal will offer a combination of competitive content services, as well as differentiated premium services. Pricing structures will encourage rapid adoption through a basic set of free messaging applications, with subscription and transaction-based pricing for premium services. ZIM Technologies believes that through the utilization of proprietary technologies, the ZIM Technologies SMS Portal Service and SMS Office suites will offer customers compelling service capabilities.

      ZIM Technologies is also building relationships with technology consulting firms that will provide additional domain expertise and channel sales and implementation capabilities. It is expected that these firms will help to expand the number of clients using the ZIM Technologies SMS Scenario Server to extend mobile functionality to their commercial off-the-shelf software products manufactured by SAP, Siebel, and JD Edwards.

Competition

      The market for ZIM Technologies’ IDE product is highly competitive. This software product is subject to significant competition by large, well established competitors such as Oracle, MicroSoft and Sybase. These competitors currently control substantially all of the market for database software. ZIM Technologies will not compete for new customers through acquisition from these entrenched competitors. Instead, ZIM Technologies will continue to compete by providing focused sales and personalized customer service to ZIM Technologies’ existing customer base. ZIM Technologies intends to continue to sell upgrades and enhancements to these existing clients.

      The market for ZIM Technologies’ short messaging service Portal is similarly competitive. The principal competitors for ZIM Technologies’ short messaging service Portal are based in Europe and Asia, including major wireless network operators with portals such as mmO2 Plc., Vodafone Group Plc. and NTT DoCoMo, as well as other smaller application service providers such as Jippii Group Oyj., and Halebop Mobile, which have achieved significant market penetration. To date, these competitors have not devoted significant effort to marketing these products in North America due to cultural, business and technology hurdles.

      ZIM Technologies expects more significant competition for certain elements of ZIM Technologies’ short messaging service Portal service offering. Typically, these are provided by wireless network operators, and are primarily focused on the alert and notification components. The SMS Office and SMS Scenario Server products have existing competitors such as Intelliware Systems Ltd. and Aether Systems Inc. The potential exists for established foreign companies seeking growth through expansion to enter the North American market for the delivery of SMS based-services. Moreover, established enterprise system software providers such as SAP Ag. may choose to differentiate their offerings by placing more emphasis on wireless system connectivity, in direct competition to some of ZIM Technologies’ products.

      The rapid growth of the wireless industry and the mobile data segment of the wireless industry make it likely that new competitors will enter these markets in the future. As a result, ZIM Technologies expects to encounter increasing competition in the markets in the future.

Employees

      As of the date of this Proxy Statement and Prospectus, ZIM Technologies has approximately 44 employees in Ottawa, Canada and Sao Paulo, Brazil. ZIM Technologies’ technical team consists of approximately 17 persons, including engineering, technical support, technical publications and management. Most of these are senior software developers with significant experience. ZIM Technologies has approximately 11 developers concentrating their work on the ZIM SMS Office, SMS Scenario Server, SMS Portal, and ZIM IDE, which include development activities involving database, security, front-end user interface, back-end connectivity, network protocols, data adapters, and voice capability. ZIM Technologies is not a party to any collective bargaining agreements other than with respect to the employees of its subsidiary ZIM Technologies do Brasil Ltda, and believes that its relations with all its employees are good.

Intellectual Property

      ZIM Technologies believes that it owns or has valid rights to use all of the intellectual property currently utilized in its business. ZIM Technologies relies upon the combination of confidentiality agreements, patent trademark copyright and trade secret laws to protect its intellectual property rights.

      At the present time, ZIM Technologies has applied for one U.S. patent with respect to a component of its scenario engine. ZIM Technologies is considering the possibility of seeking additional patents with respect to other components of this product as well as other products which ZIM Technologies is developing. There can be no assurance that any patent applications will be approved. Furthermore, even if these applications are approved, there can be no assurance that ZIM Technologies would be able to successfully prevent other parties from infringing on the trademarks.

      ZIM Technologies has registered the ZIM name in the U.S., Canada and several foreign countries and has applied to register the ZIM name in several key international markets. ZIM Technologies has also filed applications to register the ZIM Technologies logo in the U.S., Canada and several key international markets. These applications are currently pending. There can be no assurance that these applications will be approved. Furthermore, it is possible that third parties may utilize names which are similar to ZIM Technologies’ without ZIM Technologies’ knowledge.

Subsidiaries

      ZIM Technologies does not currently have any subsidiaries other than ZIM Technologies do Brasil Ltda., a Brazilian company based in Sao Paulo, Brazil.

      ZIM Technologies do Brasil Ltda. is a distributor for the ZIM IDE product. It accounted for 48% of revenue during fiscal 2002, and 53% for the six months ended November 30, 2002.

Facilities

      ZIM Technologies’ principal office is located in Ottawa, Ontario. ZIM Technologies leases an office suite of approximately 12,600 square feet. The lease is currently scheduled to expire in July, 2007. ZIM Technologies has a one time option to terminate the lease based on ZIM Technologies giving notice on or before July 31, 2004.

      ZIM Technologies has an additional office located in Sao Paolo, Brazil. ZIM Technologies leases an office of approximately 1,000 square feet in this location. The lease is currently scheduled to expire in April 2003.

Legal Proceedings Involving Dr. Cowpland

      Dr. Michael Cowpland, ZIM Technologies’ president and chief executive officer, has been named as a defendant in several lawsuits relating to his actions as president and chief executive officer of Corel Corporation. These include a complaint filed by Anthony Basilio and Fred Spagnola on March 13, 2000 in

the U.S. District Court for the Eastern District of Pennsylvania, a complaint filed by Alan Treski on March 29, 2000 in the U.S. District Court for the Eastern District of Pennsylvania and four additional complaints filed in the U.S. District Court for the Eastern District of Pennsylvania and one complaint filed in the U.S. District Court for the District of Massachusetts. In each of these cases, the complaints have been filed on behalf of persons who purchased or otherwise acquired common stock of Corel between December 7, 1999 and December 21, 1999. The complaints generally allege that the defendants including Dr. Cowpland violated various provisions of the US securities laws, including Section 10(b), Section 20(f) and Rule 10b-5 under the United States Securities Exchange Act of 1934, as amended, by misrepresenting or failing to disclose material information regarding Corel’s financial condition.

      On October 14, 1999, the Ontario Securities Commission (the “OSC”) filed charges against Dr. Michael Cowpland and his holding company, M.C.J.C. Holdings Inc. (MCJC) in the Ontario Superior Court. As announced in the news release of the OSC dated October 14, 1999, an information was laid in the Ontario Superior Court against Mr. Cowpland and MCJC (now called MC Lux Corporation), of which Dr. Cowpland is a director, charging Dr. Cowpland with three counts of violating Ontario securities law and charging MCJC with one count of violating Ontario securities law.

      The following is the OSC’s published summary of its allegations.

      “Between the dates of August 11, 1997 and August 14, 1997, MCJC sold 2,431,200 Corel shares for total proceeds of approximately $20.4 million. At the time that these Corel shares were sold, MCJC had knowledge of a material fact with respect to Corel which had not been generally disclosed. The material fact was that [Corel] would fall short of its forecasted sales for the third quarter of 1997 (“Q3 1997”) by a significant margin (the “material fact”). MCJC learned of the material fact from Cowpland who, as a director and officer of Corel, was an insider of Corel and therefore in a “special relationship” with Corel as defined in the Securities Act (Ontario) (the “Act”). By learning of the material fact from Cowpland, MCJC was in a special relationship with Corel. Therefore, MCJC, as a company in a special relationship with Corel, a reporting issuer, sold securities of Corel with knowledge of a material fact with respect to Corel that had not been generally disclosed. In this way, MCJC contravened subsection 76(1) and paragraph 122(1)(c) of the Act. By informing MCJC of the material fact before it had been generally disclosed and other than in the necessary course of business, Cowpland contravened subsection 76(2) and paragraph 122(1)(c) of the Act. In addition, as a director of MCJC, Cowpland authorized the commission of the offence by MCJC under subsection 76(1) and paragraph 122(1)(c) of the Act and therefore contravened subsection 122(3) of the Act and acted in a manner that is contrary to public interest.

      Cowpland attended a voluntary interview with Staff of the Commission on May 20, 1998. During this interview, Cowpland made a number of statements to Staff of the Commission which were misleading and untrue in a material respect. By making such statements to Staff of the Commission, Cowpland contravened paragraph 122(1)(a) of the Act.”

      On February 11, 2002, MCJC pleaded guilty to the offense of insider trading in the Ontario Court of Justice in Ottawa, Canada and was fined CDN$1,000,000, which it has paid. The charges against Mr. Cowpland were stayed.

      In February 2002, Mr. Cowpland approved the terms of a proposed settlement agreement with the staff of the OSC. The proposed settlement consisted of Mr. Cowpland’s agreement to pay $500,000 to the OSC, Mr. Cowpland’s agreement not to serve as a director of a reporting issuer for a period of two years, and Mr. Cowpland’s agreement to pay the legal fees of the OSC staff of $75,000. On February 12, 2002, a panel of the OSC rejected the proposed settlement agreement.

      The Commission has set a hearing date of May 20, 2003.

Compensation of Executive Officers

      The table below provides detailed information on the compensation (in CDN$) of the Chief Executive Officer for services rendered for the three-year period ended on May 31, 2002. No executive officer received compensation in excess of US$100,000 for the fiscal year ended on May 31, 2002.

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

				Other	Securities	Restricted		All
				Annual	Under	Shares or	LTIP	Other
	Fiscal	Salary	Bonus	Compensa-	Options/SARS	Restricted	Payouts	Compensa-
Name and Principal Occupation	Year	($)	($)	tion ($)	Granted	Share Units	($)	tion ($)

Michael Cowpland	2002	—	—	—	1,208,332	—	—	—
Chief Executive Officer	2001	—	—	—	5,805,000	—	—	—

Options Granted or Exercised During Fiscal 2002

      The following table sets forth information regarding options granted to the Chief Executive Officer during the fiscal years ended May 31, 2002 and 2001.

			% of Total
			Options
			Granted to	Exercise	Market
		Securities	Employees in	Price	Value
	Fiscal	Under	Financial	($/Common	($/Common
Name	Year	Option	Year	Share)	Share)	Expiration Date

Michael Cowpland	2002	1,208,332	29.09%	1.00	1.00	100,000 — June 24, 2004
						135,000 — July 26, 2004 76,650 — July 9, 2004
1.10	1.10	133,350 — August 22, 2004
193,333 — September 17, 2004
66,666 — November 7, 2004
66,667 — October 1, 2004
10,000 — December 9, 2004
263,333 — January 1, 2005
43,333 — February 19, 2005
						120,000 — April 30, 2005
	2001	5,805,000	61.69%	1.00	1.00	95,000 — May 27, 2004 3,470,000 — April 22, 2004 1,000,000 — February 15, 2004 1,040,000 — May 22, 2004
				.50	.50	200,000 — February 5, 2005

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUED

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-the-Money Options
		Shares	Value	Options at FY-End (#)		at FY-End ($)(1)CDN$
		Acquired on	Realized
Name		Exercise ($)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Cowpland	2001	—	—	5,805,000	—	$680,500	—
	2002	—	—	1,208,332	—	31,165

(1)	The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of common stock underlying the option by the difference between the exercise price of the option and CDN$1.00-CDN$1.10 (US$0.65-US$0.71) representing the current fair value of the shares, as determined by the Board of Directors of ZIM Technologies. The Board determined the fair value based on the value of the shares in the two rounds of financing immediately preceding the stock option grants.

Management and Employment Contracts

      Each of ZIM Technologies’ executive officers, other than Dr. Cowpland, have entered into employment agreements with ZIM Technologies. These agreements are summarized below:

      ZIM Technologies entered into an employment agreement with Tony Davidson dated as of April 30, 2001 under which Mr. Davidson was to receive a salary of CDN$120,000 per annum and, with Board approval, options to acquire 200,000 common shares in the capital of ZIM Technologies at a price of CDN$1.00 per share. The agreement may be terminated by ZIM Technologies without notice only for cause and, otherwise, with written notice or compensation in lieu of notice or a combination of both at the discretion of ZIM Technologies. Such entitlements are limited to the provisions of the Employment Standards Act (Ontario) or any successor legislation. On March 16, 2002, upon being promoted to Vice President of Engineering and Chief Technology Officer, Mr. Davidson’s salary was increased to CDN$140,000 and he was granted an additional 100,000 options at CDN$1.10. On May 29, 2002, Mr. Davidson’s salary was reduced to CDN$100,000 per annum effective June 1, 2002. In lieu of the reduced portion of Mr. Davidson’s salary, ZIM Technologies agreed to issue additional options to purchase common shares of ZIM Technologies at a rate of 2.5 times the difference between the new and current salary, at a price of CDN$1.10 per share, pending Board approval.

      ZIM Technologies entered into an employment agreement with Kathy Aubrey-Moore dated as of May 8, 2001 under which Ms. Aubrey-Moore was to receive a salary of CDN$85,000 per annum and, with Board approval, options to acquire 50,000 common shares in the capital of ZIM Technologies at a price of CDN$1.00 per share. The agreement may be terminated by ZIM Technologies without notice only for cause and, otherwise, with written notice or compensation in lieu of notice or a combination of both at the discretion of ZIM Technologies. Such entitlements are limited to the provisions of the Employment Standards Act (Ontario) or any successor legislation. On becoming Chief Financial Officer, Ms. Aubrey-Moore’s salary was increased to CDN$100,000 and she was awarded an additional 150,000 options at CDN$1.10. On May 29, 2002, Ms. Aubrey-Moore’s salary was reduced to CDN$80,000 per annum effective June 1, 2002. In lieu of the reduced portion of Ms. Aubrey-Moore’s salary, ZIM Technologies agreed to issue additional options to purchase common shares of ZIM Technologies at a rate of 2.5 times the difference between the new and current salary, at a price of CDN$1.10 per share, pending Board approval.

Transactions with Affiliates

      On November 10, 2000, ZIM Technologies entered into an agreement with ABK Capital Investments Ltd. to terminate certain royalty obligations under a software development and marketing agreement with ABK Capital Investments Ltd. ABK Capital Investments Ltd. was issued 1,550,000 common shares of ZIM Technologies in consideration of the termination of these obligations. These shares were valued at CDN$186,000 for the purposes of ZIM Technologies’ financial statements. During the term of the software development and marketing agreement, royalties of CDN$14,880 were paid to ABK Capital Investments Ltd. On November 10, 2000 ABK Investments Ltd. was affiliated with ZIM Technologies as a consequence of it being a significant shareholder of ZIM. ABK Capital Investments Ltd. is controlled by Alan Batson, who was a principal shareholder of ZIM.

      The amount due to related party at May 31, 2000 was due to Mr. Blake Batson, the then controlling shareholder, was non-interest bearing and had no fixed terms of repayment. At May 31, 2000, the due to related party was subordinated up to CDN$500,000 in favor of the bank loan. The amount was repaid in fiscal 2001.

      Effective June 1, 2001, ZIM Technologies sold the 3,000 shares of its subsidiary, ZIM Technologies (B’Dos) Ltd. to Alan Batson Limited for the aggregate price of CDN$1.00. Alan Batson Limited is controlled by Alan Batson, who is the beneficial owner of 8% of ZIM’s shares. His son, Blake Batson, is also a significant shareholder of ZIM Technologies.

      On June 1, 2001, ZIM Technologies acquired technology relating to the ZIM Scenario Server from Gerald Lalonde and Brane Vukelic, two employees of ZIM Technologies, for CDN$2,000,000, payable by the issuance of 2,000,000 shares.

      During the fiscal year ended May 31, 2001, ZIM Technologies borrowed funds from time to time from Blake Batson, during the period when he was the principal shareholder. The loans were made on a non-interest bearing basis and had no fixed terms of repayment. The largest outstanding balance during the year was CDN$527,000. ZIM Technologies repaid the loans prior to the end of the fiscal year.

      In 1998, ZIM Technologies entered into a lease agreement with ABK Investments Ltd., an affiliate of Blake Batson. The lease covered office space located in Bridgetown, Barbados. Lease payments during the fiscal years ended May 31, 2001, were CDN$101,000. The lease was terminated on May 31, 2001.

      Between February 6, 2001 and the date of this Joint Proxy Statement and Prospectus. ZIM Technologies has issued options to Dr. Cowpland which entitled him to purchase up to 7,013,332 shares of ZIM Technologies common shares at prices ranging from CDN$0.50 to CDN$1.10 per share.

      In January 2002, Dr. Michael Cowpland, and other members of Dr. Cowpland’s family, purchased 1,000,000 special shares of ZIM Technologies for a price of CDN$1,100,000.

      In April 2002, Dr. Michael Cowpland loaned CDN$1,000,000 to ZIM Technologies. The loan bears interest at 5% per annum and is repayable on demand.

      In May 2002, 160879 Canada, Inc., a corporation owned by the spouse of Dr. Michael Cowpland, loaned ZIM Technologies CDN$400,000. The loan bears interest at a rate of 5% per annum and is repayable on demand. In August 2002, 160879 Canada, Inc. further loaned ZIM Technologies an additional CDN$400,000. The loan bears interest at a rate of 5% per annum and is repayable on demand.

      In addition, on two separate occasions in November 2002, 160879 Canada, Inc. loaned ZIM Technologies a total of CDN$500,000. The loans bear interest at a rate of 5% per annum and are repayable on demand.

      On February 25, 2003 160879 Canada, Inc. loaned ZIM Technologies an additional CDN$400,000. The loan bears an interest rate of 5% per annum and is repayable on demand.

Stock Option Plan

      ZIM Technologies has adopted a stock option plan for the benefit of officers, directors, employees and consultants. The plan is administered by ZIM Technologies’ board of directors. The plan provides that the maximum number of shares which may be issued from time to time under the plan, together with shares which may be issued under any other options for services or employee stock purchase or stock option plans of ZIM Technologies shall not exceed 10,000,000 shares. No option shall be granted for a term of more than 10 years of the date of its grant. The board of directors determines the exercise price of the options granted under the plan. Upon exercise of any option, the purchaser must pay the purchase price in cash or by certified check. No option issued under the plan may be assigned or transferred by the participant during the participant’s lifetime. Following the death of any participant, his options must be exercised by the legal representative of the participant within 90 days after the date of the participant’s death.

      In the event of a merger, amalgamation or consolidation of ZIM Technologies with another company, the receipt of an offer to purchase all or substantially all of the outstanding shares of ZIM Technologies from a third party, or the sale of all or substantially all of the assets of ZIM Technologies to a third party, then each outstanding option which is not fully exercisable shall be accelerated and become fully exercisable. However, if the successor agrees to assume all outstanding options or substitute equivalent options, then the board of ZIM Technologies, in its sole discretion, shall have power to determine that options which were not fully exercisable shall not be accelerated. In the case of the proposed amalgamation of ZIM Technologies by the Company, none of the options shall be accelerated.

      In the event of any proposed dissolution, liquidation or winding-up of ZIM Technologies, to the extent that an option has not been previously exercised, it will terminate immediately prior to such proposed action.

      If at any time, an option remains unexercised at the time ZIM Technologies authorizes a public offering of ZIM Technologies’ shares, the board may, in its discretion, permit all participants to exercise their options in respect of any or all of the shares covered by their options until a date which is specified by the board and require the acceleration of the time of the exercise of the effected options and the time of the fulfillment of any conditions or restrictions on any such exercise.

      ZIM Corporation intends to adopt the stock option plan at the time of the amalgamation.

Security Ownership of ZIM Technologies

      The following table sets forth, as of March 25, 2003, the number and percentage of ZIM Technologies common and special shares which are beneficially owned by:

•	each person who is the beneficial owner of 5% or more of the outstanding common shares of ZIM Technologies;

•	each director and executive officer of ZIM Technologies; and

•	all executive officers and directors of ZIM Technologies as a group.

      Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

		Beneficial Ownership

		Common Shares			Special Shares

Name	Position	Number		Percentage	Number	Percentage

Michael Cowpland	President and CEO	23,546,989	(1)	58.6%	2,700,000	52.3%
Tony Davidson	Chief Technology Officer	300,000	(2)	0.9%	—	—
Kathy Aubrey-Moore	Chief Financial Officer	200,000	(3)	0.6%	—	—
Steven Houck	Director	200,000	(4)	0.6%	—	—
James Stechyson	Director	500,000	(5)	1.5%	—	—
Gene Rheaume	Director	200,000	(6)	0.6%	—	—
Charles Saikaley	Director	200,000	(7)	0.6%	—	—
Blake Batson	Principal Shareholder	2,940,907		8.9%	—	—
Alan Batson	Principal Shareholder	3,005,291	(8)	9.1%	—	—
Gerald Lalonde	Principal Shareholder	2,500,000	(9)	7.5%	—	—
Denise Batson	Principal Shareholder	5,455,000	(10)	16.30%	—	—
All executive officers and directors as a group (7 persons)		25,146,989		60.9%	2,700,000	52.3%

(1)	The beneficial ownership of Michael Cowpland consists of 16,533,657 common shares owned directly by Dr. Cowpland, 7,013,332 common shares which Dr. Cowpland has the right to acquire under outstanding stock options, 1,000,000 special shares owned by Dr. Cowpland’s spouse, 1,300,000 special shares owned by a company controlled by Dr. Cowpland’s spouse, and 200,000 special shares owned by the minor children of Dr. Cowpland and his spouse. Dr. Cowpland disclaims beneficial ownership of the shares held by his wife and the company controlled by his wife and the shares held by his minor children.

(2)	The beneficial ownership of Tony Davidson consists of 300,000 common shares which he has a right to acquire under outstanding stock options.

(3)	The beneficial ownership of Kathy Aubrey-Moore consists of 200,000 common shares which she has a right to acquire under outstanding stock options.

(4)	The beneficial ownership of Steven Houck consists of 200,000 common shares which he has a right to acquire under outstanding stock options.

(5)	The beneficial ownership of James Stechyson consists of 400,000 common shares owned directly and 100,000 common shares which he has a right to acquire under outstanding stock options.

(6)	The beneficial ownership of Gene Rheaume consists of 100,000 common shares owned directly and 100,000 common shares which he has a right to acquire under outstanding stock options.

(7)	The beneficial ownership of Charles Saikaley consists of 200,000 common shares which he has a right to acquire under outstanding stock options.

(8)	The beneficial ownership of Alan Batson consists of 3,005,291 common shares held by two companies controlled by Mr. Batson.

(9)	The beneficial ownership of Gerald Lalonde consists of 1,000,000 common shares owned directly, and 1,500,000 common shares owned by a company controlled by Mr. Lalonde.

(10)	The beneficial ownership of Denise Batson consists of 5,255,000 common shares registered in the name of a company controlled by Ms. Batson, and 200,000 common shares which she has a right to acquire under outstanding stock options.

Information about the Shares

      There is no public trading market for the common shares of ZIM Technologies. As of the date of this Joint Proxy Statement and Prospectus, there were approximately 86 shareholders of record of ZIM Technologies shares, consisting of 52 holders of common shares and 34 holders of special shares.

Dividends

      ZIM Technologies has never paid a dividend and currently has no plans to pay dividends in the future. The payment of dividends by ZIM Technologies is subject to restrictions under its by-laws which provide that ZIM Technologies shall neither declare nor pay a dividend if there are reasonable grounds for believing that:

•	ZIM Technologies is, or after the payment would be unable to pay its liabilities as they become due; or

•	the realizable value of ZIM Technologies’ assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND

FINANCIAL CONDITION OF ZIM TECHNOLOGIES

      The following discussion should be read in conjunction with ZIM Technologies’ consolidated financial statements and the related notes included elsewhere in this Proxy Statement and Prospectus.

Overview

      ZIM Technologies was incorporated under the Canada Business Corporations Act in 1997. Following its incorporation, ZIM Technologies acquired the ZIM IDE database software. To date, substantially all of ZIM Technologies’ revenues have been generated from the licensing of this software and related maintenance and consulting fees. Historically over the past five years, ZIM Technologies has never been profitable.

      In February 2001, Dr. Michael Cowpland acquired a controlling interest in ZIM Technologies. Since February 2001, ZIM Technologies has been investing a greater proportion of its development resources into its new line of mobile data software products. During this period overall research and development spending has increased to its current level of approximately CDN $4,000,000 (excluding investment tax credits) in 2002, from approximately CDN $1,000,000 in 2000 largely as a consequence of increased activity on mobile data software products. There are currently approximately 60% of total development resources currently active on mobile data products, and approximately 40% active on existing database software products. ZIM Technologies expects that future revenue, marketing expense and development expense levels from existing database software products will remain relatively flat or increase slightly in future years.

Operating Results for the Six Months Ended November 30, 2002 and 2001

All amounts set forth in this section are stated in Canadian dollars.

      Total Revenues. ZIM Technologies’ revenues were CDN $1,250,000 and CDN $1,746,000 for the six months ended November 2002 and November 2001 respectively. This represents a 28% decrease. This decrease in revenues is mainly due to the continued technology downturn occurring throughout the industry. In addition due to a restructuring that occurred during second quarter of fiscal 2003, there were fewer sales resources being applied in all regions. For the three months ending November 2002, the revenue decreased 34% over the same quarter for the previous fiscal year. Revenues from our Brazilian subsidiary accounted for approximately 53% for the six months ending November 2002 and 47% for the three months ending November 2002. For the six months and three months ending November 2001, revenues from our Brazilian subsidiary accounted for 42% and 54% respectively.

      Software License Revenues. Software revenues primarily consist of revenues received from licensing the ZIM IDE software product. Software license revenues decreased 49% from CDN $1,071,000 for the six months ending November 2001 to CDN $548,000 for the six months ending November 2002. For the three months ending November 2002, the revenue decreased 43% from CDN $603,000 during the quarter in November 2001 to CDN $345,000 during the quarter ending November 2002. Software license revenue represents 44% of total revenue for the six months ending November 2002, and 61% for the same period in the prior fiscal year. For the three months ending November 2002 software license revenue represents 51% of total revenue and 59% for the same period in the prior fiscal year.

      Maintenance and Consulting Revenues. Maintenance and consulting revenues primarily consist of fees earned from maintenance contracts on the ZIM IDE software product and consulting fees received from users of the ZIM IDE software product. Maintenance revenue increased 10% to CDN $648,000 for the six months ending November 2002 compared to CDN $588,000 for the six months ending November 2001. For the three month period ending November 2002 revenue decreased 10% to CDN $303,000 from CDN $340,000 in the same quarter for the previous year. Maintenance revenue accounted for 52% of the total revenue for the six months ending November 2002 and 34% for the same period in the prior fiscal year. For the three months ending November 2002 maintenance revenue accounted for 45% of the total revenue and 33% of the total revenue for the same period in the prior fiscal year. Consulting revenue decreased for the six months ending November 2002 by 37% to CDN $55,000 compared to CDN $87,000 for the same six months ending November 2001. For the three months ending November 2002, the revenue decreased 66% to CDN $25,000 compared to CDN $72,000 in the quarter ending November 2001. Consulting revenue represents 4%-7% of total revenue for the three months and six months ending November 2002 and 2001.

      Cost of Revenues. Cost of revenues consists primarily of costs associated with payments made to our independent partners in Brazil, as well as a Brazilian tax of approximately 8% that is charged on revenue. Cost of revenues for the six months ending November 2002 were CDN $81,000 compared to CDN $75,000 for the six months ending November 2001. This represents a 8% increase. Cost of revenues were CDN $37,000 for the three months ending November 2002, compared to CDN $57,000 for the same period in 2001. Cost of revenues as a percentage of total revenues for the six month period ending November 2002 was 6% compared to 4% for the six months ending November 2001. For the three months ending November 2002, and November 2001, the cost of revenues as a percentage of total revenues was 6%. The increase in cost of revenues is mainly due to including Brazil results for six months rather than four months in the previous fiscal year.

Operating Expenses

      Selling, General and Administrative. Selling, general and administrative expenses decreased from CDN $2,597,000 for the six months ending November 2001 to CDN $1,700,000 for the same period in fiscal year 2002. This represents a 35% decrease in Selling, General and Administrative expenses. The decrease is a result of continued conscious cost cutting measures in order to conserve cash. For the quarter ending November 2002, the expenses decreased from CDN $1,294,000 in 2001 to CDN $946,000 which represents a 27% decrease.

      Research and Development. Research and development costs have primarily consisted of amounts spent in maintaining the viability of the ZIM IDE software product as well as the development of the SMS based services. Research and development expenses, net of investment tax credits, totaled CDN $2,994,000 for the six months ending November 2001 compared to CDN $228,000 for the same period in fiscal 2002. This represents a 92% decrease in expenditures. The decrease is attributable to the purchase of intellectual property for CDN $2,000,000 that occurred in June 2001. In addition, an investment tax credit of approximately CDN $215,000 was recorded in the six months ending November 2002. For the six months ending November, 2001 and 2002 the research and development expenditures represented 172%, and 18% of total revenues respectively.

      For the three months ending November 2001 and 2002, research and development expenses net of investment tax credits totaled CDN $511,000, and CDN $232,000 respectively. This decrease of 55% is attributed to continued cost cutting measures in all areas of the company. In addition headcount in the research and development area is 25% lower than it was at this time last year. Research and development expenditures accounted for 50% and 35% of the total revenues for the quarters ending November 2001 and 2002 respectively.

      Research and development costs incurred during the period of January 1, 2002 through November 30, 2002 will not be eligible for refundable tax credits. It is estimated that this will negatively impact results of operations and liquidity for this period by approximately CDN$600,000. This impact has been included in the estimate of the cash shortfall in the near term.

      Net Income. The Net Loss for the six months ending November 2002 was CDN $953,000 compared to CDN $4,118,000 for the six months ending November 2001. This represents a 77% improvement in the Net Loss. For the three months ending November 2002 the net loss was CDN $634,000 compared to CDN $973,000 for the three months ending November 2001. This represents a 35% improvement in the net loss.

Operating Results for the Fiscal Years Ended May 31, 2002 and 2001

All amounts set forth in this section are stated in Canadian dollars.

      Total Revenues. ZIM Technologies’ revenues were CDN $3,206,000 in 2002, and CDN $1,572,000 in 2001. The increase in revenues for fiscal 2002 was due to the acquisition of ZTI do Brasil Ltda., an independent distributor of ZIM’s products based in Brazil in August 2001. During fiscal 2001, ZIM Technologies had a distribution agreement in place with ZTI do Brasil Ltda. who was their Brazilian distributor. According to this agreement, ZIM Technologies was paid a royalty fee in the amount of 30-40% of invoices issued. Up until July 31, 2001, this royalty revenue to ZIM Technologies was split between product and maintenance revenue, depending on what type of sale occurred. In August 2001, ZIM Technologies acquired ZTI do Brasil Ltda and it now accounts for 100% of it revenue in the consolidated statements.

      ZIM Technologies primarily derives its revenues from sales in North America and Brazil. The following table reflects sales by region for the two years ended May 31:

	2002	2001

Canada	8.2%	24.4%
United States	14.3%	13.4%
Brazil	51.3%	39.5%
Denmark	2.6%	9.6%
Other	23.6%	13.1%

Total	100.0%	100.0%

      For the 2002 fiscal year, 48% of the total revenue was from the Brazilian subsidiary. Sales in Canada have declined over the year, as there is more competition in Canada for database products such as the ZIM IDE software.

      Software License Revenues. Software revenues primarily consist of revenues received from licensing the ZIM IDE software product. Software license revenues were CDN $1,534,000 in 2002, and CDN $999,000 2001. The increase of 54% in the license revenues during 2002 was due to the acquisition of the Brazilian distributor. During 2002 the software revenue attributed to ZIM’s new Brazilian subsidiary was 41% of the total software revenue. Software license revenue accounted for 48% of total revenue for fiscal May 2002 and 64% for fiscal May 2001.

      Maintenance and Consulting Revenues. Maintenance and consulting revenues primarily consist of fees earned from maintenance contracts on the ZIM IDE software product and consulting fees received from users of the ZIM IDE software product. Maintenance revenue was CDN $1,462,000 in 2002, and CDN $509,000 in fiscal 2001. The large increase for fiscal 2002 relates specifically to the acquisition of its’ Brazilian distributor. As a result of this acquisition ZIM acquired approximately 300 new maintenance customers. Maintenance revenue accounted for 46% of total revenue for May 2002 and 32% for May 2001. Consulting revenue were CDN $210,000 in 2002, and CDN $64,000 in 2001. Consulting revenue increased 228% year over year. This increase is attributed in part to the acquisition of ZIM Technologies’ Brazilian distributor. The Brazilian subsidiary accounted for approximately CDN $43,000 or 20% of the consulting revenue for fiscal 2002. The remaining increase occurred in the Canadian operations, and was a result of ZIM Technologies securing a CDN $80,000 consulting contract with one of its customers. Consulting revenue as a percentage of total revenue was 7% and 4% for May 2002 and May 2001 respectively.

Operating Expenses

      Selling, General and Administrative. Selling, general and administrative expenses were CDN $5,319,000 in 2002, and CDN $5,062,000 in 2001, representing 166%, and 322% of total revenues in the respective years. Included in the 2001 expense is a non-cash compensation expense of CDN $1,340,000 which resulted from stock options granted to non-employees. The increase year over year was 5%, however if the compensation expense was excluded, there was a 43% increase year over year. This increase is attributed to growing our sales and marketing function. This accounted for approximately

CDN $2,300,000 of which CDN $1,100,000 related to our Brazilian subsidiary that was acquired in August 01. Expenses related to the proposed transaction between ZIM Technologies and ZIM Corporation increased approximately CDN $138,000 year over year. The expenses in the remaining areas of general and administration remained fairly even or some lower than previous years.

      Research and Development. Research and development costs have primarily consisted of amounts spent in maintaining the viability of the ZIM IDE software product as well as the development of the short messaging based services. Research and development expenses, net of investment tax credits, totaled CDN $3,685,000 in 2002 and CDN $653,000 in 2001, representing 115% and 42% of total revenues in the respective years. The increase during 2002 is attributed to the purchase of intellectual property for CDN $2,000,000 that was in the early stages of conceptual design. The intellectual property purchased was an earlier prototype version of the scenario server. Management concluded that this expenditure did not meet the criteria for deferral and amortization, and was therefore expensed in the period that it was incurred.

      Investment tax credits received were CDN $409,000 in 2002 and $0 for 2001. There was no claim filed for the February 2001 change of control tax return, as it was management’s view that the majority of the expenses did not qualify as eligible research and development expenditures. Consistent with the increase in research and development expenses, the investment tax credits receivable increased to CDN $409,000 during fiscal 2002 from CDN $14,000 in fiscal 2001. The CDN $14,000 on the Balance Sheet at 2001 represented the balance of the 2000 claim that had yet to be collected.

      Cost of Software Revenues. Cost of software revenues consists primarily of costs associated with product media, documentation, packaging and royalties to third-party software vendors. Cost of software revenues was CDN $142,000 in 2002 and CDN $178,000 in 2001. Cost of software revenues as a percentage of total revenues was 4% in 2002 and 11% in 2001. The decrease in cost of software revenues was a result of the elimination of third party royalty costs.

Net Income

      The Net Loss for the year ended May 31, 2002 was CDN $6,337,000 compared to CDN $4,454,000 for the prior year period. This represents a 42% increase year over year.

Liquidity and Capital Resources

      During the three and six months ended November 30, 2002, ZIM Technologies primarily financed its operations with cash that had been loaned to ZIM Technologies from the holding company, 160879 Canada Inc. owned by the spouse of Dr. Cowpland.

      Net cash used by operating activities for the six months ending November 2002 was CDN $937,000 compared to CDN $2,673,000 in November 2001 period. For the three month period ending November 2002 the net cash used was CDN $600,000 compared to CDN $1,219,000 in the November 2001 period. The principal use of cash in each of these periods was to fund losses incurred during these periods.

      Net cash used by investment activities was CDN $7,700 and CDN $341,000 for the six months ending November 2002 and November 2001 respectively. The main use of cash for investment activities was the purchase of fixed assets as well as the acquisition of our Brazilian distributor in August 2001. For the three months ending November 2002 and November 2001 the cash used by investment activities was CDN $4,000 and CDN $68,000 respectively. The use of this cash was the purchase of fixed assets.

      Net cash provided by financing activities was CDN $862,000 for the six months ended November 2002. There was CDN $40,000 cash used for financing activities for the six months ended November 30, 2001. The cash provided for financing activities in 2002 was via loans advanced to ZIM Technologies from the holding company, 160879 Canada Inc. owned by the spouse of Dr. Cowpland. For the quarter ending November 2002 the cash provided from financing activities was CDN $475,000. There was CDN $21,000 cash used for financing activities for the quarter ending November 30, 2001. The source of cash for the three months ending November 2002 was the funds advanced to ZIM Technologies as described above.

      During the fiscal year ended May 31, 2002 ZIM Technologies primarily financed its operations through the private sale of shares that occurred during the 2001 fiscal year. In April 2002, Dr. Cowpland, a major shareholder loaned ZIM Technologies CDN $1,000,000 at 5% interest payable on demand. In addition in May 2002, a holding company 160879 Canada Inc. owned by the spouse of Dr. Cowpland loaned ZIM Technologies CDN $400,000 at 5% interest payable on demand.

      During the fiscal year ended May 31, 2001, ZIM Technologies primarily financed its operations through the private sale of shares. During the 2001 fiscal year, ZIM Technologies received CDN $2,636,000 from the sale of the shares as well as CDN $4,011,000 in share subscriptions which were subsequently issued during the 2002 fiscal year.

      Net cash used by operating activities was CDN $4,644,000 in 2002 and CDN $2,816,000 in 2001. The principal use of cash in each of these periods was to fund losses incurred during these periods.

      Net cash used by investment activities was CDN $566,000 in 2002, and CDN $159,000 in 2001. These amounts primarily reflected the purchase of property and equipment used to support ZIM Technologies’ business. When the change of management occurred in late 2001, there were new individuals hired to fill vacant positions. As a result, additional infrastructure such as computers, printers and servers were acquired.

      Net cash provided by financing activities was CDN $2,391,000 in 2002 and CDN $6,385,000 in 2001. Net cash provided by operations during 2002 consisted of mainly proceeds from the issue of special shares, as well as a CDN $1,400,000 loan from related parties as described above. Net cash provided by operations in 2001 primarily consisted from proceeds from the sale of shares and the receipt of share subscription amounts.

      At November 30, 2002 ZIM Technologies had cash and cash equivalents of approximately CDN $644,000. ZIM Technologies’ cash and cash equivalents have declined since that time due to continuing losses.

      ZIM Technologies’ ability to continue as a going concern is subject to substantial uncertainty due to its continuing operating losses. ZIM Technologies’ management team has devoted significant resources to the development of new mobile data software which management believes will provide substantial revenues in the future. Nevertheless, to date, significant sales have not been achieved.

      ZIM Technologies’ current operating budget and financial plan projects a positive cash flow from operations by the second quarter of fiscal 2004. However, in order to support day to day operations over the next 12 months, it is believed that it will be necessary for Dr. Cowpland and/or related parties to contribute additional funding of approximately CDN$800,000. In the longer term, if ZIM Technologies is unable to achieve a positive cash flow from operations, it may not be able to continue its operations. With the exception of the CDN$2,700,000 demand loan that is reflected on ZIM Technologies’ balance sheet, all other current liabilities have payment terms of 30-45 days. There are no material commitments other than the demand loan, and there are no anticipated material capital expenditures.

      At the present time, ZIM Technologies believes that it will be able to obtain the necessary financing from Dr. Cowpland and/or related parties. However, ZIM Technologies has not received any commitments from Dr. Cowpland and/or related parties or any third party and there can be no assurance that any party will provide financing in an amount which is sufficient to permit ZIM Technologies to implement its business plan as currently envisioned. ZIM Technologies also believes that the proposed reincorporation merger may facilitate its efforts to raise capital in the public markets if it is able to list its shares of stock on an exchange.

      Critical Accounting Policies. The preparation of our financial statements in conformity with Canadian generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

      Certain of our accounting policies require higher degrees of judgment than others in their application. One such policy relates to revenue recognition. Our policy and related procedures for revenue recognition is summarized below.

      ZIM Technologies recognizes revenue in accordance with the provisions of Statement of Position 97-2, “Software Revenue Recognition,” as amended by Statement of Position 98-9 “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” ZIM Technologies earns revenue primarily from licensing the rights to its software products to end users and from sublicense fees from resellers. ZIM Technologies also generates revenue from consulting and maintenance. Revenues from software license agreements are recognized as revenue when all of the following criteria have been met: (i) a purchase order has been received; (ii) the software has been shipped; (iii) the fee is fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured.

      At the time of the transaction, we assess whether the fee associated with our revenue transactions is fixed and determinable and whether or not collection is reasonably assured. We assess whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, we account for the fee as not being fixed and determinable. In these cases, we recognize revenue as the fees become due.

      We assess collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. We do not request collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

      For contracts with multiple obligations (e.g., deliverable and undeliverable products, support obligations, consulting services), we recognize revenue using the residual method. Under this method, the total fair value of the undelivered elements of the contract, as indicated by vendor specific objective evidence, is deferred and subsequently recognized in accordance with the provisions of SOP 97-2. The difference between the total contract fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. Vendor specific objective evidence for support and consulting services is obtained from contracts where these elements have been sold separately. Where we cannot determine the fair value of all the obligations, the revenue is deferred until such time as it can be determined or the element is delivered.

      Recently Issued Accounting Pronouncements. In December 2001, the CICA issued Handbook Section 3870, which establishes standards for recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to employee and to non-employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. For stock options granted to employees ZIM Technologies adopted the intrinsic value method of accounting whereby compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The standard is effective for ZIM Technologies’ fiscal year beginning June 1, 2002 for awards granted on or after that date.

      In July 2001, the FASB issued Statement No. 141 “Business Combinations” and Statement No. 142 “Goodwill and Intangible Assets.” These statements are substantially consistent with CICA Sections 1581 and 3062 except that under US GAAP, any transitional impairment charge required under SFAS 142 is recognized in earnings as a cumulative effect of a change in accounting principle. Under Canadian GAAP, the cumulative adjustment resulting from the transitional impairment test is recognized in opening deficit.

      In accordance with CICA Section 3062 and SFAS 142, goodwill is not amortized but tested for impairment at least annually. The impairment test is carried out in two steps. In the first step the carrying amount of the reporting unit is compared with its fair value. When the fair value of the reporting unit exceeds its carrying amount, the goodwill of the reporting unit is considered not to be impaired and the second step of the impairment test is not necessary. The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination (that is, goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable tangible and intangible assets acquired, less liabilities assumed, based on their fair values), using the fair value of the reporting unit as if it was the purchase price. When the carrying amount of reporting unit goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of operations.

      Zim Technologies has adopted Section 3062 effective June 1, 2002. As of the date of adoption, ZIM Technologies had unamortized goodwill of $459,127 which is no longer being amortized. ZIM Technologies determined as of the date of adoption that it has two reporting units — ZIM Technologies International Inc. and Zim Technologies do Brasil Ltda. — that are also reportable segments. ZIM Technologies allocated assets (including goodwill) and liabilities to Zim Technologies do Brasil Ltda., and conducted the first step of the transitional goodwill impairment test as of the date of the date of adoption. The fair value of the reporting unit was determined by estimating the present value of future cash flows. Based on this test, ZIM Technologies determined that goodwill of Zim Technologies do Brasil Ltda. was impaired as at the date of adoption; accordingly, a transitional goodwill impairment loss will need to be recognized in Zim Technologies do Brasil Ltda. ZIM Technologies must still perform the second step of the transitional impairment test but based on preliminary analysis, ZIM Technologies estimates that as a result of adoption of Section 3062, goodwill will be reduced in the range of CDN$175,000 to CDN$300,000.

      In October 2001, FASB issued Statement No. 144 “Accounting for the Impairment or Disposal of Long-lived Assets,” which retains the fundamental provisions of SFAS 121 for recognizing and measuring impairment losses of long-lived assets other than goodwill. Statement 144 also broadens the definition of discontinued operations to include all distinguishable components of an entity that will be eliminated from ongoing operations. This Statement is effective for ZIM Technologies’ fiscal year commencing June 1, 2002, to be applied prospectively. ZIM Technologies expects the adoption of this standard will have no material impact on its financial position, results of operations or cash flows.

      In July 2002, FASB issued Statements No. 146 “Accounting for Costs Associated with Exit or Disposal Activities,” which address financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 requires that a liability be recognized for those costs only when the liability is incurred and establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002.

LEGAL MATTERS

      The validity of the ZIM Corporation shares to be issued in the amalgamation will be passed upon by Meighen, Demers & Sutin. Certain legal matters will be passed upon for ZIM Technologies by Borden Ladner Gervais LLP, Ottawa, Canada. One member of Borden Ladner Gervais LLP holds options to purchase 100,000 common shares of ZIM Technologies at a price of CDN$1.00 per share.

EXPERTS

      The financial statements of Private Capital for the twelve months ended July 31, 2002 and for the twelve months ended July 31, 2001 included in this Joint Proxy Statement and Prospectus, have been audited by Rachlin, Cohen & Holtz LLP, independent certified public accountants, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

      The financial statements of Private Capital for the period from August 6, 1999 (inception) to July 31, 2000 have been audited by David Tow, independent certified public accountant, as stated in his opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of ZIM Technologies as of May 31, 2002 and 2001 included in this Joint Proxy Statement and Prospectus have been audited by KPMG LLP, independent chartered accountants, as stated in their opinion, which has been rendered upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of ZIM Corporation as of October 17, 2002 (inception) included in this Joint Proxy Statement and Prospectus have been audited by Kenneth A. Gill, chartered accountant, as stated in his opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

OTHER MATTERS

      As of the date of this Joint Proxy Statement and Prospectus, the Board of ZIM Technologies and Private Capital do not know of any matters that will be presented for consideration at the special meetings other than as described in this Joint Proxy Statement and Prospectus. However, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any matters that fall within the purposes outlined in the Notice of Special Meeting as determined by a majority of the directors of the Boards of ZIM Technologies and Private Capital, including any adjournments or postponements. Nonetheless, a proxy which is voted against the proposal to approve the reincorporation merger or the amalgamation will not be voted in favor of any adjournment or postponement.

      The Boards of ZIM Technologies and Private Capital have approved the contents of this Joint Proxy Statement and Prospectus and the mailing of same on or about April [     ], 2003 to shareholders of record on March [  ], 2003.

WHERE YOU CAN FIND MORE INFORMATION

      ZIM Corporation has filed a registration statement on Form S-4 with the United States Securities and Exchange Commission to register the common shares and special shares that ZIM Corporation will issue in the amalgamation. As permitted by the rules and regulations of the SEC, this Joint Proxy Statement and Prospectus does not contain all of the information that you can find in the registration statement and its exhibits.

      You may read and copy ZIM Corporation’s registration statement, and any reports and other information which ZIM Corporation may file with the SEC at the SEC’s public reference room in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants such as ZIM Corporation that file electronically with the Securities and Exchange Commission. The address of this website is http://www.sec.gov.

      Private Capital has a class of securities registered under Section 12 of the Securities Exchange Act of 1934. As a result, Private Capital files with the Securities and Exchange Commission an annual report on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. Private Capital sends an annual report to each of its shareholders. This annual report contains audited financial statements for Private Capital.

Annex A

REINCORPORATION MERGER AGREEMENT

      REINCORPORATION MERGER AGREEMENT dated as of                     , 2002, by and among ZIM Corporation, a Canadian corporation (the “Company”), PCI Merge, Inc., a Florida corporation and a subsidiary of the Company (“PCI Merge”), and Private Capital Investors, a Florida corporation (“Private Capital”).

      WHEREAS, the respective Boards of Directors of Private Capital, PCI Merge and the Company have approved the merger of PCI Merge into Private Capital and the other transactions contemplated hereby on the terms and subject to the conditions set forth herein; and

      WHEREAS, in furtherance thereof, upon the terms and subject to the conditions of this Agreement, (i) PCI Merge would be merged (the “Merger”) with and into Private Capital in accordance with the Business Corporation Act of the State of Florida (the “FBCA”) and (ii) each share of common stock, par value US$.001 per share, of Private Capital (collectively, the “Shares”), issued and outstanding immediately prior to the Effective Time would, except as otherwise expressly provided herein, be converted into the right to receive the consideration issuable in the Merger (the “Merger Consideration”).

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Private Capital, PCI Merge and the Company agree as follows:

ARTICLE I

THE MERGER

      SECTION 1.01     The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the FBCA, at the Effective Time PCI Merge shall be merged with and into Private Capital. As of and following the Effective Time, the separate corporate existence of PCI Merge shall cease and Private Capital shall continue as the surviving corporation (the “Surviving Corporation”).

      SECTION 1.02     Effective Time; Closing. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article V, Private Capital and PCI Merge shall execute in the manner required by the FBCA and deliver to the Secretary of State of the State of Florida a duly executed and verified certificate of merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to as the “Effective Time.” Prior to such filing, a closing (the “Closing”) shall be held at the offices of Lehman & Eilen LLP, 50 Charles Lindbergh Boulevard, Suite 505, Uniondale, New York 11553, or such other place as the parties hereto shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Article V. The date on which the Closing occurs is referred to herein as the “Closing Date.”

      SECTION 1.03     Effects of the Merger; Subsequent Actions. The Merger shall have the effects set forth in the FBCA. Without limiting the generality of the foregoing, and subject thereto and any other applicable laws, at the Effective Time, all properties, rights, privileges, powers and franchises of Private Capital and PCI Merge shall vest in the Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of Private Capital and PCI Merge shall become debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

      SECTION 1.04     Certificate of Incorporation and By-Laws of the Surviving Corporation.

      (a) The Certificate of Incorporation of PCI Merge, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law; provided, however, that the name of the Surviving Corporation shall, in accordance with the provisions hereof and applicable law, be changed to “ZIM U.S. Corporation” at the Effective Time.

      (b) The By-Laws of PCI Merge in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

      SECTION 1.0     Directors. Subject to applicable law, the directors of PCI Merge immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      SECTION 1.06     Officers. The officers of PCI Merge immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      SECTION 1.07     Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Private Capital, PCI Merge, the Company or the holders of the following securities, each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration. Such Shares shall be canceled by virtue of the Merger. As used herein, “Merger Consideration” means one common share of the Company, without par value.

      SECTION 1.08     Conversion of MergeCo Common Stock. At the Effective Time, each share of common stock, par value US$.0001 per share, of PCI Merge issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

      SECTION 1.09     Outstanding Common Shares of the Company. All of the common shares of the Company outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be canceled as of the Effective Time.

      SECTION 1.10     Exchange of Certificates.

      (a) Prior to the Effective Time, the Company shall designate                     of Canada to act as exchange agent (the “Exchange Agent”) in effecting the exchange for the Merger Consideration of certificates (the “Certificates”) that, prior to the Effective Time, represented Shares. Upon the surrender of each such Certificate formerly representing Shares, together with a properly completed letter of transmittal described in Section 1.10(b) below, the Exchange Agent shall issue in respect thereof a common share certificate of the Company representing the Merger Consideration (a “Company Certificate”) multiplied by the number of Shares formerly represented by each such Certificate, in exchange therefor, and each such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive the Merger Consideration. If the Merger Consideration is to be delivered to any person other than the person in whose name the Certificate formerly representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or accompanied by a stock power and shall otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

      (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares a letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Consideration in exchange therefor.

      (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Section 1.10.

      SECTION 1.11     Stockholders’ Meeting.

      (a) Private Capital, acting through its Board of Directors (the “Board”), shall, in accordance with the FBCA:

(i) duly call, give notice of, convene and hold a special meeting of its stockholders (the “Stockholders’ Meeting”) as soon as practicable following the date hereof for the purpose of considering and taking action upon this Agreement; and

(ii) subject to Article II below, prepare and file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy or information statement relating to the Merger and this Agreement and use all reasonable efforts (x) to obtain and furnish the information required by the SEC to be included in the Proxy Statement and, after consultation with the Company, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the “Proxy Statement”) to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders.

ARTICLE II

REGISTRATION STATEMENT/PROXY STATEMENT

      Section 2.01 Private Capital and the Company shall jointly prepare and file with the SEC as soon as practicable after the date hereof a Registration Statement (the “Registration Statement”) on Form S-4 under the Securities Act of 1933, as amended, with respect to the Merger Consideration issuable in the Merger and this Agreement, which Registration Statement shall also serve as the “Proxy Statement” for purposes of obtaining the approval of Private Capital’s stockholders to this Agreement. Private Capital and the Company shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Private Capital and the Company shall use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “Blue Sky” permits or approvals required to carry out the transactions contemplated by this Agreement, and Private Capital will pay all expenses incident thereto. The Registration Statement, when declared effective by the SEC, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      Section 2.02 The Company, Private Capital and PCI Merge shall cooperate with one another in the preparation and filing of the Registration Statement and shall use their reasonable best efforts to promptly obtain and furnish the information required to be included in the Registration Statement and to respond promptly to any comments or requests made by the SEC with respect to the Registration Statement. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the Registration Statement and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the SEC (or its staff) relating thereto. The Company, Private Capital and PCI Merge each agrees to correct any information provided by it for use in the Registration Statement which shall have become, or is, false or misleading.

      Section 2.03 As soon as possible after completion of review of the Proxy Statement by the SEC, Private Capital shall mail the Proxy Statement to its stockholders who are entitled to vote at the Stockholders’ Meeting. Subject to the fiduciary obligations of the Board under applicable law and the FBCA, the Proxy Statement shall contain the recommendation of the Board that the stockholders of Private Capital adopt this Agreement and the Merger.

ARTICLE III

CONDITIONS TO CONSUMMATION OF THE MERGER

      SECTION 3.01     Conditions to Each Party’s Obligation to Consummate the Merger. Subject to the right of any party hereto to waive any of the following conditions with respect to itself and not with respect to any other party, the respective obligations of Private Capital, PCI Merge and the Company to consummate the Merger and the transactions contemplated hereby are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

      SECTION 3.02     Stockholder Approval. The stockholders of Private Capital and PCI Merge shall have duly approved the transactions contemplated by this Agreement, and the stockholders of ZIM Technologies International, Inc. shall have approved the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc.

      SECTION 3.03     Injunctions, Illegality. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator or any governmental or regulatory authority, agency or other entity (a “Governmental Entity”) wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated hereby to be rescinded following consummation, (iii) cause any of Private Capital, the Company, or any of their officers or directors, to become liable for any material damages, or (iv) affect adversely the right of the Surviving Corporation to own the former assets or to operate the former businesses of Private Capital (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger.

      SECTION 3.04     No Breach. There shall not have been a breach of any representation, warranty, covenant or agreement of the Company, PCI Merge or Private Capital set forth in this Agreement which, individually or in the aggregate, would have a material adverse effect on the Surviving Corporation.

ARTICLE IV

TERMINATION; AMENDMENT

      SECTION 4.01     Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Private Capital, by action of the Company or the board of directors of Private Capital.

      SECTION 4.02     Effect of Termination. In the event of the termination of this Agreement pursuant to Section 4.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders.

      SECTION 4.03     Amendment. This Agreement may be amended, modified or supplemented by written agreement of Private Capital and the Company at any time prior to the Effective Time, whether before or after the approval of this Agreement by the stockholders of Private Capital, but, after any such vote, no amendment, modification or supplement shall be made if the Board shall determine that such amendment, modification, supplement would have a material adverse effect on the rights of the holders of Shares without the further approval of such holders.

ARTICLE V

MISCELLANEOUS

      SECTION 5.01     Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. The covenants and other agreements contained herein shall survive in accordance with their respective terms.

      SECTION 5.02     Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

      SECTION 5.03     Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

      SECTION 5.04     Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the corporate law of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      SECTION 5.05     Descriptive Headings. The descriptive headings and captions herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 5.06     Counterparts. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      SECTION 5.07     No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to nor shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

ZIM CORPORATION

By:	/s/ STUART D. COOPER

Stuart D. Cooper
President

PCI MERGE, INC.

By:	/s/ STUART D. COOPER

Stuart D. Cooper
President

PRIVATE CAPITAL INVESTORS, INC.

By:	/s/ STUART D. COOPER

Stuart D. Cooper
President

Annex B

AMENDED AND RESTATED ACQUISITION AGREEMENT

      AMENDED AND RESTATED ACQUISITION AGREEMENT dated as of October 28, 2002 (this “Agreement”), by and among Private Capital Investors, Inc., a corporation organized under the laws of the State of Florida (“Private Capital”), ZIM Corporation, a corporation formed under the laws of Canada (“ZIM Corporation”), and ZIM Technologies International, Inc., a corporation organized under the laws of Canada (“ZIM Technologies”) and certain shareholders of Private Capital listed on the signature page to this Agreement (the “Private Capital Shareholders”).

RECITALS

      A. ZIM Technologies and Private Capital have entered into that certain Acquisition Agreement dated as of May 29, 2002, (the “Acquisition Agreement”);

      B. In connection with a change in the manner by which the acquisition will take place, ZIM Technologies and Private Capital desire to amend and restate the Acquisition Agreement, and ZIM Corporation agrees to assume and be bound by the terms and conditions of this Acquisition Agreement. The parties signing this Agreement include all of the signatories to the Acquisition Agreement and are entitled to amend the Acquisition Agreement in accordance with its terms;

      C. As at the time of this Agreement, ZIM Corporation is a wholly owned subsidiary of Private Capital, and as at the Effective Date, Private Capital will be a wholly owned subsidiary of ZIM Corporation, following the Reincorporation described in Section 2.02.

      D. ZIM Technologies is a privately held company engaged in the business of developing and marketing various types of software.

      E. ZIM Technologies desires to be acquired by a publicly traded company in order to enhance its access to capital and its ability to consummate acquisitions of other businesses.

      F. Private Capital is a public company in the United States by virtue of the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      G. The board of directors of each of Private Capital, ZIM Corporation and ZIM Technologies have approved the acquisition of ZIM Technologies by Private Capital more fully described in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

      SECTION 1.01. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Damages” has the meaning set forth in Section 8.03.

“Exchange Ratio” has the meaning set forth in Section 2.02.

“Expiration Date” has the meaning set forth in Section 2.02.

“Exchange Act” has the meaning set forth in Recital C to this Agreement.

“GAAP” means generally accepted accounting principles, as in effect in the United States (in the case of Private Capital) and in Canada (in the case of ZIM Corporation and ZIM Technologies).

“Governmental Entity” shall mean any government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder, including any federal, state, provincial or local governmental entity.

“Intellectual Property” has the meaning set forth in Section 4.16.

“Knowledge” means actual knowledge of a Person.

“Liens” means any mortgage, pledge, lien, charge, security interest, encumbrance or restriction.

“Material Adverse Effect” means any change, effect, event, development or circumstance which, individually or when taken together with all other changes, effects, events, developments or circumstances, causes or results, or could reasonably be expected to cause or result a material adverse effect on the business, financial condition or prospects of a Person.

“Material Contracts” has the meaning set forth in Section 4.14.

“Matter” has the meaning set forth in Section 8.03.

“Person” means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, trust, association, citizens’ group or other entity or a political subdivision, agency or instrumentality of a government.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, partnership, joint venture, association or other entity in which a Person owns more than 50% of the direct or indirect equity or ownership interests of such entity.

“ZIM Corporation Common Shares” means the common shares in the capital of ZIM Corporation.

“ZIM Corporation Options” has the meaning set forth in Section 2.05.

“ZIM Corporation Shares” means shares of the common shares in the capital of ZIM Corporation.

“ZIM Corporation Special Shares” means the special shares in the capital of ZIM Corporation.

“ZIM Technologies Approvals” has the meaning set forth in Section 4.04.

“ZIM Technologies Due Diligence Materials” means the documents contained in the books delivered by ZIM Technologies to Private Capital pursuant to the due diligence request provided by Private Capital to ZIM Technologies as well as all information disclosed in writing to Private Capital by ZIM Technologies or its agents (which shall include information disclosed through electronic mail communication).

“ZIM Technologies Financial Statements” has the meaning set forth in Section 4.09.

“ZIM Technologies Permits” has the meaning set forth in Section 4.06.

“ZIM Technologies Shares” means collectively, the ZIM Technologies Common Shares and the ZIM Technologies Special Shares.

“ZIM Technologies Employee Stock Option Plan” means the employee stock option plan of ZIM Technologies’ Employees.

“ZIM Technologies Special Shares” means the issued and outstanding special shares in the capital of ZIM Technologies.

ARTICLE II

THE AMALGAMATION AND RELATED TRANSACTIONS

      SECTION 2.01.     Amalgamation. Subject to the terms and conditions set forth in this Agreement, ZIM Corporation will acquire all of ZIM Technologies’ Common Shares and all of ZIM Technologies’ Special Shares through an amalgamation (the “amalgamation”) involving PCI-ZTI Canada, Inc., a newly formed Canadian subsidiary of ZIM Corporation (“PCI-ZTI Canada”) and ZIM Technologies in accordance with the provisions of this Article II.

      SECTION 2.02.     Terms of Amalgamation. Upon the fulfillment of the conditions set forth in Article VII, the parties will complete the amalgamation on the following terms and conditions:

(a) Private Capital, ZIM Corporation and PCI Merge, Inc., a newly formed United States subsidiary of ZIM Corporation (“PCI Merge”) shall enter into a reincorporation merger agreement in order to effect a transaction whereby Private Capital shall become a wholly owned subsidiary of ZIM Corporation and all of the shareholders of Private Capital shall become shareholders of ZIM Corporation in the same proportions as their former holdings in Private Capital (the “Reincorporation”).

(b) ZIM Corporation, ZIM Technologies and PCI-ZTI Canada shall enter into an Amalgamation Agreement (the “Amalgamation Agreement”) in the form attached hereto as Exhibit A.

(c) After completion of the reincorporation, PCI-ZTI Canada and ZIM Technologies will amalgamate under subsection 182(1) of the Canada Business Corporations Act (the “CBCA”) to create a new corporate entity (the “Amalgamated Company”), by filing articles of amalgamation in accordance with the provisions of the Amalgamation Agreement.

(d) Upon the effective date (the “Effective Date”) of the amalgamation, each outstanding ZIM Technologies Common Share will be exchanged for one ZIM Corporation Common Share and each outstanding ZIM Technologies Special Share will be exchanged for one ZIM Corporation Special Share. All of ZIM Technologies Special Shares and ZIM Technologies Common Shares will be cancelled.

(e) Upon the Effective Date of the amalgamation, all of the outstanding shares of PCI-ZTI Canada shall become outstanding shares of the Amalgamated Company and shall continue to be held by ZIM Corporation.

      SECTION 2.03.       Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Borden Ladner Gervais LLP, Ottawa, Canada or at such other place as the parties may agree. The date of the Closing is hereinafter referred to as the “Closing Date.”

      SECTION 2.04.     Adjustments to Reflect Changes in ZIM Technologies Capitalization.

      (a) Except as provided in Section 2.04(b), in the event that ZIM Technologies issues additional ZIM Technologies Shares after the date of this Agreement, then ZIM Corporation shall be authorized to issue a stock dividend to the holders of the outstanding ZIM Corporation Shares so that the holders of the ZIM Corporation Shares immediately prior to the Closing shall hold 2.64% of the ZIM Corporation Shares immediately after the Effective Date (assuming that all outstanding rights, warrants and options to acquire ZIM Technologies Shares (“ZIM Technologies Options”) outstanding as of the Effective Date and all options reserved for grant under ZIM Technologies Employee Stock Option Plan but not yet granted have been exercised).

      (b) Neither Private Capital nor ZIM Corporation shall be authorized to issue the stock dividend described in Section 2.04(a) in respect of (i) the issuance of an unlimited number of ZIM Technologies Special Shares provided that such shares are sold to investors at a minimum price of CDN$1.00 per share, and (ii) the issuance of an unlimited number of ZIM Technologies Common Shares, provided that such shares are issued at a minimum of CDN$1.00 per share or if the price is less than CDN$1.00 per share such shares are issued upon the exercise of ZIM Technologies Options granted on or before May 1, 2001.

      SECTION 2.05.     Exchange of ZIM Technologies’ Options. Prior to the Effective Date, ZIM Corporation shall offer the holders of the ZIM Technologies Options the right to exchange their ZIM Technologies Options for options to acquire common shares of ZIM Corporation (the “ZIM Corporation Options”). The terms and conditions of the ZIM Corporation Options will be identical to the ZIM Technologies Options, except that they will entitle the holders to acquire ZIM Corporation Common Shares in lieu of ZIM Technologies Common Shares. The offer will be contingent upon the consummation of the amalgamation.

      SECTION 2.06.     The Reincorporation. Private Capital and ZIM Corporation will use their best efforts to complete Reincorporation as promptly as possible following the execution of this Agreement.

ARTICLE III

ADDITIONAL AGREEMENTS

      SECTION 3.01.     Preparation of SEC Filings.

      (a) Private Capital and ZIM Corporation will use their best efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) the registration statements and other filings which Private Capital and ZIM Corporation required to file with the SEC in order to consummate the reincorporation and the amalgamation. The parties acknowledge that the required filings include registration statements pursuant to which ZIM Corporation will register under the Securities Act: (i) the deemed issuance of the shares by ZIM Corporation as a result of the Reincorporation; and (ii) the issuance of ZIM Corporation Common Shares and ZIM Corporation Special Shares by ZIM Corporation pursuant to the amalgamation.

      (b) The Private Capital Shareholders and ZIM Technologies shall cooperate with Private Capital in preparing the required SEC filings by providing any information and documentation reasonably required by Private Capital and ZIM Corporation in order to prepare such filings.

      (c) As promptly as reasonably practicable following the date hereof, ZIM Corporation shall prepare and file a registration statement on Form S-4 (the “Form S-4”) with respect to the issuance of the ZIM Corporation Common Shares and the ZIM Corporation Special Shares pursuant to the amalgamation. ZIM Technologies shall cooperate with ZIM Corporation in connection with the preparation and filing of, and provide all information reasonably required by Private Capital for inclusion in, the Form S-4. The Form S-4, and the prospectus contained therein and made a part thereof, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. ZIM Corporation shall use reasonable best efforts to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the amalgamation and the Transactions contemplated thereby. ZIM Corporation shall, as promptly as practicable after receipt thereof, provide ZIM Technologies copies of any written comments and advise them of any oral comments, with respect to the Form S-4 received from the SEC. ZIM Corporation will provide ZIM Technologies with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide ZIM Technologies with a copy of all such filings made with the SEC. ZIM Corporation shall also take any action required to be taken under the state securities and blue sky laws of all jurisdictions that are applicable to the issuance of

ZIM Corporation Common Shares and the ZIM Corporation Special Shares pursuant to the amalgamation, and ZIM Technologies shall furnish all information concerning ZIM Technologies and the holders of ZIM Technologies Shares as may be reasonably requested in connection with any such action. ZIM Corporation will advise ZIM Technologies promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of ZIM Corporation Common Shares or ZIM Corporation Special Shares issuable in connection with the amalgamation for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4. If at any time prior to the Closing Date any information relating to ZIM Corporation or ZIM Technologies, or any of their respective affiliates, officers or directors, should be discovered by ZIM Corporation or ZIM Technologies which should be set forth in an amendment or supplement to the Form S-4 so that the Form S-4 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of ZIM Corporation.

      SECTION 3.02.     Other Filings With Governmental Entities. Each of the parties shall promptly prepare and make all other filings required to be made by any of them in order to consummate the Transactions.

      SECTION 3.03     Commitments of PCI Shareholders. The Private Capital Shareholders will vote to approve the Transactions, to the extent that the approval of the Private Capital Shareholders is required.

      SECTION 3.04.     Reports Under the Exchange Act. Private Capital and ZIM Corporation agree to do the following:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b) File with the SEC, in a timely manner, all reports and other documents required of Private Capital and ZIM Corporation under the Securities Act and the Exchange Act, at all times after the effective date of this Agreement; and

(c) Furnish to any ZIM Technologies Shareholder (including any transferee of a ZIM Technologies Shareholder), so long as such shareholder owns any ZIM Corporation Common Shares or ZIM Corporation Special Shares, forthwith upon request (i) written statements by ZIM Corporation as to its compliance with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements, (ii) a copy of the most recent annual or quarterly reports of ZIM Corporation and such other reports and documents so filed by ZIM Corporation, and (iii) such other information as may be reasonably requested in availing any such shareholder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

      SECTION 3.05.     Listing of ZIM Corporation Stock. ZIM Corporation shall use its reasonable best efforts to have authorized for listing on the OTC Bulletin Board, or such other national exchange on which the ZIM Corporation Shares may subsequently become listed, the ZIM Corporation Shares issuable pursuant to the amalgamation (including ZIM Corporation Common Shares issuable upon conversion or exchange of the ZIM Corporation Special Shares).

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ZIM TECHNOLOGIES

      ZIM Technologies hereby represents and warrants to and covenants and agrees with ZIM Corporation, Private Capital, and the Private Capital Shareholders as follows:

      SECTION 4.01.     Organization and Qualification.

      ZIM Technologies and each of its Subsidiaries: (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; and (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not constitute a Material Adverse Effect. True and complete copies of the Articles of Incorporation and the By-laws (or other comparable governing documents) of ZIM Technologies and each of its Subsidiaries have been delivered to Private Capital.

      Set forth on Schedule 4.01 is a list of each of the Subsidiaries of ZIM Technologies, including a description of the interest of ZIM Technologies in each Subsidiary.

      SECTION 4.02.     Capitalization.

      (a) The authorized capital stock of ZIM Technologies consists of an unlimited number of ZIM Technologies Common Shares and an unlimited number of ZIM Technologies Special Shares. As of the date of this Agreement: (i) 33,192,254 ZIM Technologies Common Shares and 5,163,500 ZIM Technologies Special Shares were issued and outstanding; and (ii) no ZIM Technologies Shares are, or ever have been, held in the ZIM Technologies’ treasury. All outstanding ZIM Technologies Shares are validly issued, fully-paid and nonassessable and are not subject to preemptive rights.

      (b) Each of the ZIM Technologies Options is listed on Schedule 4.02. Except for the ZIM Technologies Options listed on Schedule 4.02, as of the date of this Agreement, there are no outstanding rights, warrants, options, subscriptions, calls, rights, commitments or any other agreements to which ZIM Technologies or any of its Subsidiaries is a party or by which ZIM Technologies or any of its Subsidiaries is bound which obligate ZIM Technologies or any of its Subsidiaries to: (A) issue, deliver or sell or cause to be issued, delivered or sold any additional ZIM Technologies Shares or any other capital stock of ZIM Technologies or any of its Subsidiaries or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any ZIM Technologies Shares or any other capital stock of ZIM Technologies or its Subsidiaries; or (B) purchase, redeem or otherwise acquire any ZIM Shares and any other capital stock of the ZIM Technologies or its Subsidiaries. Except as described in the ZIM Technologies Due Diligence Materials, there are no outstanding contractual obligations of ZIM Technologies or any of its Subsidiaries to repurchase, redeem or otherwise acquire any ZIM Shares or any other capital stock of ZIM Technologies or its Subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

      (c) To the knowledge of ZIM Technologies, except as described in the ZIM Technologies Due Diligence Materials, there are no voting trusts or shareholder agreements to which ZIM Technologies or its Subsidiaries or any ZIM Technologies Shareholder is a party with respect to the capital stock of ZIM Technologies or its Subsidiaries.

      SECTION 4.03.     Authorization and Validity of Agreement. ZIM Technologies has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms of this Agreement. The Board of Directors of ZIM Technologies has duly authorized the execution, delivery and performance of this Agreement by ZIM Technologies. This Agreement has been duly and validly executed and delivered by ZIM Technologies and constitutes the legal, valid and binding obligation of ZIM Technologies, enforceable against ZIM Technologies in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 4.04.     Consents and Approvals. Except as described in the ZIM Technologies Due Diligence Materials, all consents, waivers, registrations, certificates, approvals, grants, franchises, concessions, permits, licenses, exceptions or authorizations of, or declarations or filings with, or notices or reports to, (a) any Governmental Entity and (b) any other Person (including, but not limited to, any party to a contract or other agreement or commitment of ZIM Technologies or its Subsidiaries) (collectively, the “ZIM Technologies Approvals”), which ZIM Technologies or its Subsidiaries must obtain or make in order to consummate the Transactions have been obtained and are in full force and effect, and ZIM Technologies or its Subsidiaries is in full compliance with each of such ZIM Technologies Approvals.

      SECTION 4.05.     No Violation. Assuming the receipt of all ZIM Technologies Approvals, the execution, delivery and performance of this Agreement by ZIM Technologies and the consummation by ZIM Technologies of the Transactions will not: (a) conflict with or violate the organizational documents of ZIM Technologies; (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any material Lien on any assets or property of ZIM Technologies or its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ZIM Technologies or its Subsidiaries is a party or by which ZIM Technologies or its Subsidiaries or any of their respective assets or properties are bound, other than such items which would not have a Material Adverse Effect on ZIM Technologies or (c) conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to ZIM Technologies or its Subsidiaries, or any of their assets and properties, other than conflicts or violations which would not have a Material Adverse Effect on ZIM Technologies.

      SECTION 4.06.     Licenses and Permits. Each license, franchise, permit, registration or other similar governmental authorization affecting, or relating in any way to, the business of ZIM Technologies or its Subsidiaries, together with the name of the Governmental Entity issuing such authorization (the “ZIM Technologies Permits”) are valid and in full force and effect, will not be terminated or impaired or become terminable as a result of the Transactions. ZIM Technologies and its Subsidiaries hold all Permits necessary for the conduct of their business and the use of their properties.

      SECTION 4.07.     Compliance With Laws. Except as described in the ZIM Technologies Due Diligence Materials, ZIM Technologies and its Subsidiaries are in material compliance with all applicable federal, state, provincial, local or foreign statutes, rules, regulations, decrees, ordinances, code requirements or orders of any Governmental Entity or rules of common law, other than violations which would not have a Material Adverse Effect on ZIM Technologies.

      SECTION 4.08.     Taxes.

      (a) For purposes of this Agreement: (i) “Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem (including real property, tangible and intangible taxes), stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges; and (ii) “Tax Returns” means all reports and returns (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Governmental Entity in any foreign or domestic jurisdiction relating to Taxes.

      (b) Except as disclosed in the ZIM Technologies Due Diligence Materials and items which would not have a Material Adverse Effect on ZIM Technologies, (i) ZIM Technologies and its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) ZIM Technologies and its Subsidiaries have paid or deposited or made adequate provision in ZIM Technologies’ consolidated financial statements for the payment of all Taxes required by the Tax Returns referred to in clause (i) above, including Taxes that ZIM Technologies and its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; (iii) as of the date of this Agreement, there are no pending or, to the Knowledge of ZIM Technologies, threatened (in writing or otherwise) audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to ZIM Technologies and its Subsidiaries; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against ZIM Technologies or its Subsidiaries; (v) there are no material Liens for Taxes upon the assets of ZIM Technologies or its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (vi) no extension of the statute of limitations on the assessment or allocation of any Taxes has been granted by ZIM Technologies or its Subsidiaries and is currently in effect; (vii) all Taxes required to be withheld, collected or deposited by or with respect to ZIM Technologies or its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required have been paid to the relevant taxing authority; (viii) there are no requests for information currently outstanding that could affect the Taxes of ZIM Technologies or its Subsidiaries; (ix) there are no proposed reassessments of any property owned by ZIM Technologies or its Subsidiaries or other Persons that could increase the amount of any Tax to which ZIM Technologies or its Subsidiaries or any such Person would be subject; (x) ZIM Technologies or its Subsidiaries is not a party to nor is obligated to make payments under a Tax sharing agreement with respect to the payment of Taxes; and (xi) neither ZIM Technologies nor its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group for Tax purposes other than one of which ZIM Technologies was the common parent.

      SECTION 4.09.     Financial Statements and Reports. The consolidated balance sheets of ZIM Technologies as of May 31, 2002 and May 31, 2001, and the related statements of operations, stockholders’ equity and cash flow for each of the years then ended, delivered to Private Capital, present fairly, in all material respects, the consolidated financial position of ZIM Technologies as of the dates thereof and its results of operations and changes in financial position for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods then ended.

      SECTION 4.10.     Properties and Assets. As of the date of this Agreement, ZIM Technologies and its Subsidiaries has good and marketable title to all the properties and assets, tangible and intangible, owned by them, subject to no material Liens, except for Liens for taxes and governmental charges not yet due, and Liens disclosed in the ZIM Technologies Due Diligence Materials. Except as aforesaid, the assets and properties owned by ZIM Technologies and its Subsidiaries at the Closing shall be free and clear of any material Liens (other than Liens arising in the ordinary course of business).

      SECTION 4.11.     Disclosure of Liabilities. Except for liabilities which have been incurred since May 31, 2002, in the ordinary course of business or disclosed in the ZIM Technologies Due Diligence Materials, ZIM Technologies and its Subsidiaries have not incurred any liability of any material nature (whether accrued, absolute, contingent or otherwise) since May 31, 2002.

      SECTION 4.12.     Litigation. Except as disclosed in the ZIM Technologies Due Diligence Materials, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of ZIM Technologies, threatened or contemplated against or affecting ZIM Technologies or its Subsidiaries, or their assets or properties before any court or arbitrator or any Governmental Entity.

      SECTION 4.13.     Real Property Leases. The ZIM Technologies Due Diligence Materials include true and correct copies of each material lease for real property to which ZIM Technologies or its Subsidiaries is a party. Each such lease is in full force and effect and neither ZIM Technologies, its Subsidiaries nor the other party to such lease is in default thereunder.

      SECTION 4.14.     Material Contracts.

      (a) The ZIM Technologies Due Diligence Materials include true and correct copies of each of the following contracts and agreements of ZIM Technologies and its Subsidiaries (such contracts and agreements being “Material Contracts”):

      (i) all material distributor, dealer, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which ZIM Technologies or its Subsidiaries is a party;

      (ii) all management contracts, employment contracts and contracts with independent contractors or consultants (or similar arrangements) to which ZIM Technologies or its Subsidiaries is a party, and all Benefit Plans;

      (iii) all material contracts and agreements relating to indebtedness of ZIM Technologies or its Subsidiaries or to any direct or indirect guaranty by ZIM Technologies or its Subsidiaries of indebtedness of any other Person;

      (iv) all material joint venture contracts or similar arrangements or agreements which involve the showing of profits or payments;

      (v) all material license agreements, either as licensor or licensee, or other similar contracts or commitments;

      (vi) all material contracts and agreements for the sale or other transfer of any assets, property or rights of ZIM Technologies or its Subsidiaries;

      (vii) all material contracts or arrangements providing for the maintenance or support of the products, services or supplies;

      (viii) all contracts or arrangements providing for any capital expenditures or addition to property, plan or equity in excess of $25,000;

      (ix) all material contracts, agreements, commitments, written understandings or other arrangements with any Governmental Entity, to which ZIM Technologies or its Subsidiaries is a party;

      (x) all material contracts and agreements that limit or purport to limit the ability of ZIM Technologies or its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time; and

      (xi) all other material contracts and agreements, whether or not made in the ordinary course of business, which are material to ZIM Technologies or its Subsidiaries, or the conduct of the business of ZIM Technologies or its Subsidiaries.

      (b) Each Material Contract: (i) is legal, valid and binding on ZIM Technologies or its Subsidiaries and, to the knowledge of ZIM Technologies, the other parties thereto, and is in full force and effect; and (ii) upon consummation of the Transactions shall continue in full force and effect without penalty or other adverse consequence. ZIM Technologies and its Subsidiaries are not in breach of, or default under, any Material Contract.

      SECTION 4.15.     Absence of Certain Changes or Events. Since May 31, 2002, except as disclosed in the ZIM Technologies Due Diligence Materials, there has not been:

(a) Any material adverse change in the business, assets, condition (financial or otherwise), or results of operations of ZIM Technologies or its Subsidiaries, or any fact, or any anticipated event which, individually or in the aggregate, may be reasonably expected to give rise to any Material Adverse Effect with respect to ZIM Technologies or its Subsidiaries.

(b) Any change in any method of accounting or accounting practice of ZIM Technologies or its Subsidiaries.

(c) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of ZIM Technologies or its Subsidiaries, or any repurchase, redemption, retirement or other acquisition by ZIM Technologies or its Subsidiaries of any outstanding shares or capital stock or other securities of, or other equity or ownership interest in, ZIM Technologies or its Subsidiaries.

(d) Any changes in the Articles of the Incorporation or the By-laws of ZIM Technologies or its Subsidiaries or any amendment to any term of any outstanding security of ZIM Technologies or its Subsidiaries.

(e) Any transaction or commitment made or contract or agreement entered into by ZIM Technologies or its Subsidiaries relating to its assets or business outside the ordinary course of business.

(f) terminated any employees, officers and director have been terminated;

(g) granted any options under the ZIM Technologies Employee Stock Option plan;

(h) made any capital expenditures in excess of $10,000;

(i) Any payment of any amounts to, or liability incurred in respect of, or sale of any properties or assets (real, personal, mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any Person in which ZIM Technologies or its Subsidiaries or any of its corporate officers and directors, or any “affiliate” or “associate” (as such terms are defined in the rules and regulations promulgated under the Securities Act) of any such Person has any direct or indirect ownership interest.

(j) Any agreement undertaken or commitment to do any of the foregoing.

      SECTION 4.16.     Intellectual Property.

      (a) Except as described in the ZIM Technologies Due Diligence Materials, to the knowledge of ZIM Technologies, ZIM Technologies and its Subsidiaries own or possess adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service applications, trade names, copyrights, formulae, trade secrets, customer lists, software, strategies and know how (collectively, the “Intellectual Property”) necessary to the conduct of their business as now conducted and as proposed to be conducted, and no claim is pending or threatened to the effect that the operations of ZIM Technologies or its Subsidiaries infringe upon or conflict with the rights of any other Person. No claim is pending or, to the knowledge of ZIM Technologies, threatened to the effect that any such Intellectual Property owned or licensed by ZIM Technologies or its Subsidiaries, or which ZIM Technologies or its Subsidiaries otherwise has the right to use, is invalid or unenforceable by ZIM Technologies or its Subsidiaries. All formulae, trade secrets, customer lists, strategies and know how have been kept confidential by ZIM Technologies or its Subsidiaries.

      (b) To the knowledge of ZIM Technologies, the Intellectual Property owned by ZIM Technologies or its Subsidiaries or for which ZIM Technologies or its Subsidiaries is the exclusive licensee is free and clear of all Liens, is not currently being challenged in any way, has not lapsed or expired and is not involved in any pending or threatened interference proceedings.

      (c) Except as described in the ZIM Technologies Due Diligence Materials, neither ZIM Technologies nor any of its Subsidiaries have, during the five (5) years precedent to the date of this Agreement, been sued or charged in writing with, or been a defendant in any claim, suit, action or proceeding relating to the business of ZIM Technologies or its Subsidiaries that involves a claim of infringement of any Intellectual Property. To the Knowledge of ZIM Technologies, no Person has made any claim of infringement by ZIM Technologies or its Subsidiaries, and no Person is improperly using, misappropriating or infringing any of the Intellectual Property. No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by ZIM Technologies or its Subsidiaries or restricting the licensing thereof by ZIM Technologies or its Subsidiaries to any other party.

      (d) Except as described in the ZIM Technologies Due Diligence Materials, none of the present or former employees, officers or directors of ZIM Technologies or its Subsidiaries owns directly or indirectly, in whole or in part, any of the Intellectual Property of ZIM Technologies. Except as described in the ZIM Technologies Due Diligence Materials, to the knowledge of ZIM Technologies, each current and former officer, employee or consultant of ZIM Technologies or its Subsidiaries having access to confidential or proprietary information of ZIM Technologies or its Subsidiaries has executed and delivered to ZIM Technologies or its Subsidiaries an agreement regarding the protection of such confidential and proprietary information and the assignment of inventions to ZIM Technologies or its Subsidiaries. To the knowledge of ZIM Technologies, ZIM Technologies and its Subsidiaries are not and never have been engaged in any dispute or litigation with any employee or former employee regarding matters pertaining to Intellectual Property or assignment of inventions.

      SECTION 4.17.     Books and Records.

      (a) The books, records and accounts of ZIM Technologies and its Subsidiaries (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) were stated in reasonable detail and accurately and fairly reflect the transactions of ZIM Technologies and its Subsidiaries, and (iii) accurately and fairly reflect the basis for the financial statements of ZIM Technologies and its Subsidiaries.

      (b) ZIM Technologies and its Subsidiaries have implemented and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) all transactions are executed in accordance with management’s general and specified authorization and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP consistently applied and to maintain the accountability for assets and liabilities.

      SECTION 4.18.     Employee Benefit Plans.

      (a) For purposes of this Agreement, “Benefit Plan” means any employment, severance or similar contract, arrangement or policy, and each plan or arrangement providing for insurance coverage, worker’s compensation, disability benefits, supplementary unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post retirement insurance, compensation or benefits that is maintained or contributed to by ZIM Technologies or any of its Subsidiaries.

      (b) Each Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules or regulations which are applicable to such Benefit Plan.

      SECTION 4.19.     Conflicts of Interest. To the Knowledge of ZIM Technologies, none of the directors, officers, employees of ZIM Technologies or its Subsidiaries, or any of their Affiliates, (a) has any material direct or indirect interest in any Person which does business with ZIM Technologies or its Subsidiaries, (b) has any direct or indirect interest in any property, asset or right which is used by ZIM Technologies or its Subsidiaries in the conduct of its business, or (c) has any contractual relationship with ZIM Technologies or its Subsidiaries other than such relationship which occur from being an officer, employee, director or shareholder of ZIM Technologies or its Subsidiaries.

      SECTION 4.20.     Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for ZIM Technologies, nor has ZIM Technologies incurred any obligation to pay any brokerage, finder’s or other fee or commission in connection with the Transactions.

      SECTION 4.21.     No Misleading Statements. The representations and warranties of ZIM Technologies contained in this Agreement and each of the Schedules are accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF

PRIVATE CAPITAL AND ZIM CORPORATION

      Each of Private Capital and ZIM Corporation hereby represents and warrants to and covenants and agrees with ZIM Technologies as follows:

      SECTION 5.01.     Organization and Qualification.

      (a) Private Capital is: (i) duly organized, validly existing and in good standing under the laws of Florida; (ii) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; and (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary.

      (b) ZIM Corporation is: (i) duly organized, validly existing and in good standing under the laws of Canada; (ii) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted; and (iii) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary.

      SECTION 5.02.     Capitalization.

      (a) The authorized capital stock of Private Capital consists of 100,000,000 shares of common stock, par value $.001 per share. As of the date of this Agreement: (i) 1,535,455 Private Capital Common Shares were issued and outstanding; and (ii) no Private Capital Shares are, or ever have been, held in Private Capital’s treasury. All outstanding Private Capital Shares are validly issued, fully-paid and nonassessable and are not subject to preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which Private Capital is a party or by which Private Capital is bound which obligate Private Capital to: (A) issue, deliver or sell or cause to be issued, delivered or sold any additional the Private Capital Shares or any other capital stock of Private Capital or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such the Private Capital Shares; or (B) purchase, redeem or otherwise acquire any the Private Capital Shares and any other capital stock of Private Capital. There are no outstanding contractual obligations of Private Capital to repurchase, redeem or otherwise acquire any Private Capital Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

      (b) There are no voting trusts or shareholder agreements to which Private Capital is a party with respect to the voting of the capital stock of Private Capital.

      (c) The authorized capital stock of ZIM Corporation consists of an unlimited number of Common Shares and an unlimited number of Special Shares. As of the date of this Agreement: (i) one Common Share was issued and outstanding; and (ii) no Special Shares were issued and outstanding. All outstanding ZIM Corporation Common Shares are validly issued, fully-paid and nonassessable and are not subject to preemptive rights. On the Closing Date, ZIM Corporation shall have no less than 300 shareholders of record. There are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which ZIM Corporation is a party or by which ZIM Corporation is bound which obligate ZIM Corporation to: (A) issue, deliver or sell or cause to be issued, delivered or sold any additional the ZIM Corporation Shares or any other capital stock of ZIM Corporation or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such the ZIM Corporation Shares; or (B) purchase, redeem or otherwise acquire any the ZIM Corporation Shares and any other capital stock of ZIM Corporation. There are no outstanding contractual obligations of ZIM Corporation to repurchase, redeem or otherwise acquire any ZIM Corporation Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person;

      (d) There are no voting trusts or shareholder agreements to which ZIM Corporation is a party with respect to the voting of the Common Shares;

      (e) The Common Shares and Special Shares to be issued in the amalgamation, will when issued be duly authorized, validly issued, fully paid and non-assessable.

      SECTION 5.03.     Authorization and Validity of Agreement.

      (a) Private Capital has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms of this Agreement. The Board of Directors of Private Capital has duly authorized the execution, delivery and performance of this Agreement by Private Capital, and, except as set forth on Schedule 5.03(a), no other action or other proceedings on the part of Private Capital or its shareholders is necessary to authorize this Agreement or the Transactions. This Agreement has been duly and validly executed and delivered by Private Capital and constitutes the legal, valid and binding obligation of Private Capital, enforceable against Private Capital in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (b) ZIM Corporation has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms of this Agreement. The Board of Directors of ZIM Corporation has duly authorized the execution, delivery and performance of this Agreement by ZIM Corporation, and, except as set forth on Schedule 5.03(b), no other action or other proceedings on the part of ZIM Corporation or its shareholders is necessary to authorize this Agreement or the Transactions. This Agreement has been duly and validly executed and delivered by ZIM Corporation and constitutes the legal, valid and binding obligation of ZIM Corporation, enforceable against ZIM Corporation in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 5.04.     Consents and Approvals.

      (a) Set forth on Schedule 5.04(a) is a complete list of all consents, waivers, registrations, certificates, approvals, grants, franchises, concessions, permits, licenses, exceptions or authorizations of, or declarations or filings with, or notices or reports to, (a) any Governmental Entity and (b) any other Person (including, but not limited to, any party to a contract or other agreement or commitment of Private Capital or its Subsidiaries) (collectively, the “Private Capital Approvals”), which Private Capital must obtain or make in order to consummate the Transactions. Except as set forth on Schedule 5.04(a), all of Private Capital Approvals have been obtained and are in full force and effect, and Private Capital or its Subsidiaries is in full compliance with each of such Private Capital Approvals.

      (b) Set forth on Schedule 5.04(b) is a complete list of all consents, waivers, registrations, certificates, approvals, grants, franchises, concessions, permits, licenses, exceptions or authorizations of, or declarations or filings with, or notices or reports to, (a) any Governmental Entity and (b) any other Person (including, but not limited to, any party to a contract or other agreement or commitment of ZIM Corporation or its Subsidiaries) (collectively, the “ZIM Corporation Approvals”), which ZIM Corporation must obtain or make in order to consummate the Transactions. Except as set forth on Schedule 5.04(b), all of ZIM Corporation Approvals have been obtained and are in full force and effect, and ZIM Corporation or its Subsidiaries is in full compliance with each of such ZIM Corporation Approvals.

      SECTION 5.05.     No Violation.

      (a) Assuming the receipt of all Private Capital Approvals, the execution, delivery and performance of this Agreement by Private Capital and the consummation by Private Capital of the Transactions will not: (a) conflict with or violate the Articles of Incorporation or the By-Laws of Private Capital; (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any Lien on any assets or property of Private Capital pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Private Capital is a party or by which Private Capital or any of its assets or properties are bound; or (c) conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Private Capital or any of its assets and properties.

      (b) Assuming the receipt of all ZIM Corporation Approvals, the execution, delivery and performance of this Agreement by ZIM Corporation and the consummation by ZIM Corporation of the Transactions will not: (a) conflict with or violate the Articles of Incorporation or the By-Laws of ZIM Corporation; (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any Lien on any assets or property of ZIM Corporation pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ZIM Corporation is a party or by which ZIM Corporation or any of its assets or properties are bound; or (c) conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to ZIM Corporation or any of its assets and properties.

      SECTION 5.06.     Compliance With Laws.

      (a) Private Capital is in material compliance with all applicable federal, state, provincial, local or foreign statutes, rules, regulations, decrees, ordinance, code requirements or orders of any Governmental Entity or rules of common law.

      (b) ZIM Corporation is in material compliance with all applicable federal, state, provincial, local or foreign statutes, rules, regulations, decrees, ordinance, code requirements or orders of any Governmental Entity or rules of common law.

      SECTION 5.07.     Disclosure of Liabilities.

      (a) Except for liabilities disclosed on Schedule 5.07(a), Private Capital has not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise).

      (b) Except for liabilities disclosed on Schedule 5.07(b), ZIM Corporation has not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise).

      SECTION 5.08.     Prior Activities of Private Capital.

      (a) From the date of its incorporation through the date of this Agreement, Private Capital has not engaged in any business activity of any kind other than those directly related to the negotiation, execution and consummation of this Agreement. Except for the letter of intent entered into with ZIM Technologies, Private Capital is not party to any agreements.

      (b) From the date of its incorporation through the date of this Agreement, ZIM Corporation has not engaged in any business activity of any kind other than those directly related to the negotiation, execution and consummation of this Agreement. Except for the letter of intent entered into with ZIM Technologies, ZIM Corporation is not party to any agreements.

      SECTION 5.09.     SEC Filings. The Private Capital Shares are registered with the SEC under Section 12(g)(3) of the Exchange Act. Except as listed on Schedule 5.09, Private Capital has timely filed and previously furnished to ZIM Technologies true and correct copies of (i) its Registration Statement on Form 10-SB, (ii) its Quarterly Report on Form 10-QSB for the period ended April 30, 2001 and (iii) all other reports, registration statements, forms, schedules and other documents required to be filed by it with the SEC under the Exchange Act since the effective date of its registration statement on Form 10-SB, all in the form (including exhibits) so filed (collectively, the “Private Capital Reports”). As of their respective dates, the Private Capital Reports complied in all material respects with the Securities Act, the Exchange Act and the then applicable published rules and regulations of the SEC with respect thereto at the date of their issuance and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements included in the Private Capital Reports has been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the financial position of Private Capital as at its date or the results of operations, stockholders equity or cash flows, subject to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect. Upon effectiveness of the Reincorporation, ZIM Corporation will succeed to the registration status and reporting history of Private Capital under the Exchange Act and will continue to be a reporting issuer under the Exchange Act.

      SECTION 5.10.     Absence of Certain Changes or Events.

      (a) Since January 1, 2000, there has not been any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of Private Capital.

      (b) Since October 17, 2002, there has not been any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of ZIM Corporation.

      SECTION 5.11.     Litigation.

      (a) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Private Capital, threatened or contemplated against or affecting Private Capital or its properties and assets before any court or arbitrator or any Governmental Entity.

      (b) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of ZIM Corporation, threatened or contemplated against or affecting ZIM Corporation or its properties and assets before any court or arbitrator or any Governmental Entity.

      SECTION 5.12.     Brokers and Finding.

      (a) No broker, finder or investment bank has acted directly or indirectly for Private Capital, nor has Private Capital incurred any obligation to pay any brokerage, finder’s or other fee or commission in connection with the Transactions.

      (b) No broker, finder or investment bank has acted directly or indirectly for ZIM Corporation, nor has ZIM Corporation incurred any obligation to pay any brokerage, finder’s or other fee or commission in connection with the Transactions.

      SECTION 5.13.     No Misleading Statements.

      (a) The representations and warranties of Private Capital contained in this Agreement are accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein or therein not misleading.

      (b) The representations and warranties of ZIM Corporation contained in this Agreement are accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein or therein not misleading.

      SECTION 5A.01     Representations and Warranties of the Private Capital Shareholders. The Private Capital Shareholders hereby jointly and severally represent and warrant to ZIM Technologies as follows:

(a) The Private Capital Shareholders are the record and beneficial owners of the outstanding Private Capital Shares, free and clear of any Liens, in the amounts set forth on Schedule 5A.01.

(b) Each of the Private Capital Shareholders has full legal right, power and authority to enter into this Agreement. This Agreement has been duly authorized and delivered by each of the Private Capital Shareholders and constitutes the legal, valid and binding obligation of each of the Private Capital Shareholders enforceable against each of the Private Capital Shareholders in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Neither the execution and delivery of this Agreement by each of the Private Capital Shareholders, nor the performance of this Agreement by each of the Private Capital Shareholders, nor the consummation of the Transactions will require on the part of any of the Private Capital Shareholders any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity that has not already been made, filed or received, as the case may be. Neither the execution or delivery of this Agreement by each of the Private Capital Shareholders nor the performance of this Agreement by each of the Private Capital Shareholders and the consummation by each of the Private Capital Shareholders of the Transactions will (i) result in a violation or breach of, constitute a default under (with or without notice or lapse of time or both) give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any Lien on any assets or property of any of the Private Capital Shareholders pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any of the Private Capital Shareholders is a party or by which any of the assets or properties of the Private Capital Shareholders are bound; or (ii) conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Private Capital Shareholders or any of their properties or assets.

(d) Except for liabilities disclosed on Schedule 5.07, Private Capital has not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise).

ARTICLE VI

ADDITIONAL COVENANTS

      SECTION 6.01.     Conduct of Business by Zim Technologies. Except as contemplated by this Agreement, from the date of this Agreement to the Closing Date, ZIM Technologies will conduct its operations, and will cause its Subsidiaries to conduct their operations, only in the ordinary and usual course of business and consistent with past practices and will use its best efforts to preserve intact its present business organization, keep available the services of its officers and employees and preserve its relationships with customers, suppliers and others so that its good will and ongoing business shall not be impaired. During such period, ZIM Technologies shall promptly report to Private Capital any occurrence or omission which shall have caused any representation or warranty of ZIM Technologies hereunder to become untrue as of the date of such occurrence or omission, and shall confer on a regular and frequent basis with representatives of Private Capital to report operational matters of a material nature and report the general status of the ongoing operations of the business of ZIM Technologies. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, ZIM Technologies will not, prior to the Closing Date, without the prior written consent of Private Capital, which shall not be unreasonably withheld or delayed in each instance:

(i) Except as permitted by Section 2.04(b) and the grant of ZIM Technologies Options with an exercise price of at least CDN$1.00, issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) any shares of capital stock of any class of ZIM Technologies or its Subsidiaries (including ZIM Technologies Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities, other than upon the exercise, in accordance with the present terms thereof, of ZIM Technologies Options, or (ii) any other securities in respect of, in lieu of or in substitution of outstanding ZIM Technologies Shares;

(ii) Purchase or redeem or otherwise acquire, or propose to purchase or redeem or otherwise acquire, any outstanding shares of capital stock of any class of ZIM Technologies or its Subsidiaries (including ZIM Technologies Shares), or securities convertible to any such shares or any rights, warrants or options to acquire any such shares or convertible securities;

(iii) Declare or pay any dividend or distribution on any shares of the capital stock of ZIM Technologies or its Subsidiaries other than as approved in writing by Private Capital or repurchase, redeem, retire or otherwise acquire any shares of the capital stock or securities of or equity or other ownership interest in, ZIM Technologies or its Subsidiaries;

(iv) Authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination, any acquisition of assets or securities, any disposition of assets or securities or any change in the capitalization of ZIM Technologies or its Subsidiaries, except as permitted by Section 2.04(b) and except for the grant of ZIM Technologies Options with an exercise price of at least CDN$1.00;

(v) Take any action which could make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

(vi) Enter into any material agreement, contract or commitment (other than in the ordinary course of business and other than agreements, contracts or commitments which were under negotiation on the date hereof and were described in the ZIM Technologies Due Diligence Materials);

(vii) Enter into any contract, agreement, license or commitment which would be breached or violated or in respect of which a right of acceleration would be created by Private Capital’s execution and deliver of this Agreement and the transactions contemplated hereby; or

(viii) Agree in writing or otherwise to take any of the foregoing actions.

      SECTION 6.02.     Covenants of Private Capital and ZIM Corporation.

      (a) Except as contemplated by this Agreement, from the date of this Agreement to the Closing Date, Private Capital will conduct its operations only in the ordinary and usual course of business and consistent with past practices. During such period, Private Capital shall promptly report to the ZIM Technologies any occurrence or omission which shall have caused any representation or warranty of Private Capital hereunder to become untrue as of the date of such occurrence or omission, and shall confer on a regular and frequent basis with representatives of ZIM Technologies to report operational matters of a material nature and report the general status of the ongoing operations of the business of Private Capital. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, Private Capital will not, prior to the Closing Date, without the prior written consent of ZIM Technologies, which shall not be unreasonably withheld or delayed in each instance:

(i) Issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) any shares of capital stock of any class of Private Capital (including Private Capital Common Stock Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities, or (ii) any other securities in respect of, in lieu of or in substitution of outstanding Private Capital Common Stock Shares, except as provided by Section 2.04(a);

(ii) Purchase or redeem or otherwise acquire, or propose to purchase or redeem or otherwise acquire, any outstanding shares of capital stock of any class of Private Capital (including Private Capital Common Stock Shares), or securities convertible to any such shares or any rights, warrants or options to acquire any such shares or convertible securities;

(iii) Declare or pay any dividend or distribution on any shares of the capital stock of Private Capital other than as approved in writing by ZIM Technologies or repurchase, redeem, retire or otherwise acquire any shares of the capital stock or securities of or equity or other ownership interest in, Private Capital;

(iv) Authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination, any acquisition of assets or securities, any disposition of assets or securities or any change in the capitalization of Private Capital;

(v) Take any action which could make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

(vi) Enter into any contract, agreement, license or commitment which would be breached or violated or in respect of which a right of acceleration would be created by the ZIM Corporation’s execution and deliver of this Agreement and the transactions contemplated hereby; or

(vii) Agree in writing or otherwise to take any of the foregoing actions.

      (b) Except as contemplated by this Agreement, from the date of this Agreement to the Closing Date, ZIM Corporation will conduct its operations only in the ordinary and usual course of business and consistent with past practices. During such period, ZIM Corporation shall promptly report to the ZIM Technologies any occurrence or omission which shall have caused any representation or warranty of ZIM Corporation hereunder to become untrue as of the date of such occurrence or omission, and shall confer on a regular and frequent basis with representatives of ZIM Technologies to report operational matters of a material nature and report the general status of the ongoing operations of the business of ZIM Corporation. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, ZIM Corporation will not, prior to the Closing Date, without the prior written consent of ZIM Technologies, which shall not be unreasonably withheld or delayed in each instance:

(i) Issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) any shares of capital stock of any class of ZIM Corporation (including ZIM Corporation Common Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities, or (ii) any other securities in respect of, in lieu of or in substitution of outstanding ZIM Corporation Common Shares, except as provided by Section 2.04(b);

(ii) Purchase or redeem or otherwise acquire, or propose to purchase or redeem or otherwise acquire, any outstanding shares of capital stock of any class of ZIM Corporation (including ZIM Corporation Common Shares), or securities convertible to any such shares or any rights, warrants or options to acquire any such shares or convertible securities;

(iii) Declare or pay any dividend or distribution on any shares of the capital stock of ZIM Corporation other than as approved in writing by ZIM Technologies or repurchase, redeem, retire or otherwise acquire any shares of the capital stock or securities of or equity or other ownership interest in, ZIM Corporation;

(iv) Authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination, any acquisition of assets or securities, any disposition of assets or securities or any change in the capitalization of ZIM Corporation;

(v) Take any action which could make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

(vi) Enter into any contract, agreement, license or commitment which would be breached or violated or in respect of which a right of acceleration would be created by the Private Capital’s execution and deliver of this Agreement and the transactions contemplated hereby; or

(vii) Agree in writing or otherwise to take any of the foregoing actions.

      SECTION 6.03.     Access and Information Confidentiality.

      (a) ZIM Technologies shall afford to Private Capital and to Private Capital’s accountants, counsel and other representatives access throughout the period prior to the Closing Date to its senior management, properties, books, contracts, commitments and records and all other information concerning its business, properties and personnel as Private Capital or ZIM Corporation may reasonably request.

      (b) Private Capital shall afford to ZIM Technologies and to its accountants, counsel and other representatives access throughout the period prior to the Closing Date to its senior management, properties, books, contracts, commitments and records and all other information concerning Private Capital as ZIM Technologies may reasonably request.

      (c) ZIM Corporation shall afford to ZIM Technologies and to its accountants, counsel and other representatives access throughout the period prior to the Closing Date to its senior management, properties, books, contracts, commitments and records and all other information concerning ZIM Corporation as ZIM Technologies may reasonably request.

      (d) Private Capital has entered into a confidentiality agreement with ZIM Technologies concerning Private Capital’s obligations to protect the confidential information of ZIM Technologies. Private Capital hereby affirms its obligations under such agreement. ZIM Corporation hereby accepts the terms of the confidentiality agreement and agrees to be bound by the terms thereof. If this Agreement is terminated in accordance with Section 9.01 hereof, Private Capital shall, and shall cause its accountants, counsel and other representatives to deliver to ZIM Technologies all documents and other material, and all copies thereof, obtained by Private Capital or on its behalf from ZIM Technologies in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such. If this Agreement is terminated in accordance with Section 9.01 hereof, ZIM Technologies shall, and shall cause its accountants, counsel and other representatives to, deliver to Private all documents and other material, and all copies thereof, obtained by ZIM Technologies or on its behalf from Private Capital in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

      SECTION 6.04.     Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations expeditiously and practicably to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and to effect all necessary registrations and filings.

      SECTION 6.05.     No Solicitation. Unless and until this Agreement shall have been terminated pursuant to Section 9.01 hereof, neither ZIM Technologies nor any of its officers, directors or affiliates nor any ZIM Technologies Shareholder or any of its representatives shall (a) initiate contact with, solicit or encourage any inquiry or proposal by, or (b) enter into discussions with, or disclose, directly or indirectly, any information not customarily disclosed to the public concerning the business and properties of ZIM Technologies to, or afford access to the properties, books or records of ZIM Technologies to, any corporation, partnership, person or other entity or group in connection with any possible proposal (an “Acquisition Proposal”) regarding a sale of ZIM Technologies’ capital stock or a merger, consolidation, sale of all or a substantial portion of the assets of ZIM Technologies or any similar transaction, except for any transaction permitted by Section 2.04(b). ZIM Technologies will notify Private Capital immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

      SECTION 6.06.     Public Announcements. Prior to the Closing Date, ZIM Corporation, Private Capital and ZIM Technologies will obtain the written consent of each other prior to issuing any press release or otherwise making any public statement with respect to the Transactions and shall not issue any such press release or make any public statement prior to obtaining such consent, except as may be required by applicable law.

      SECTION 6.07.     Fees and Expenses. Assuming the consummation of the Transactions, all costs and expenses incurred by Private Capital and ZIM Corporation hereto in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel and accountants) shall be paid by Cooper Consultants, Inc. Assuming the consummation of the Transactions, all costs and expenses incurred by ZIM Technologies hereto in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel and accountants) shall be paid by ZIM Technologies. In the event that the Transactions are not consummated for any reason, then each of the parties shall bear its own expenses in connection with this Agreement and the Transactions, except as otherwise provided in Section 9.02.

      SECTION 6.08.     SEC Filings. Private Capital and ZIM Corporation will file with the SEC, in a timely manner, all reports and other documents required of Private Capital and ZIM Corporation under the Securities Act and the Exchange Act, at all times after the date of this Agreement.

ARTICLE VII

CONDITIONS

      SECTION 7.01.     Conditions to Each Party’s Obligations. The respective obligations of the parties to consummate the Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) statutory requirements for the valid consummation by Private Capital and ZIM Corporation of the Transactions contemplated by this Agreement shall have been fulfilled; and all authorizations, waivers, consents, approvals and actions of all Governmental Entities required to be obtained in order to permit consummation of the Transactions contemplated by this Agreement shall have been obtained.

(b) No court of competent jurisdiction shall have issued any order, decree or injunction restraining or preventing the consummation of the Transactions or otherwise materially adversely affecting the Transactions;

(c) No investigation, action, suit or proceeding by any Governmental Entity, and no action, suit or proceeding by any other person, firm, corporation or entity, shall be pending on the Closing Date which challenges, or might reasonably be expected to result in a challenge to, this Agreement or the Transactions, or which claims, or might reasonably be expected to give rise to a claim for, damages in a material amount as a result of the consummation of the Transactions.

      SECTION 7.02.     Conditions to Obligation of Private Capital and the Private Capital Shareholders. The obligation of Private Capital and the Private Capital Shareholders to consummate the Transactions shall be subject at the option of Private Capital to the fulfillment at or prior to the Closing Date of the following conditions:

(a) ZIM Technologies shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date; and the representations and warranties of ZIM Technologies set forth in Article IV hereof shall be true, correct and complete as of the Closing Date as if made as of such time, except as contemplated or permitted by this Agreement; and at the Closing, Private Capital shall have received certificates executed by the President of ZIM Technologies to the foregoing effect;

(b) No action, suit, claim, investigation or proceeding shall be pending or threatened against ZIM Technologies, any of its Subsidiaries or their properties and assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(c) At the Closing, there shall be delivered to Private Capital and the Private Capital Shareholders the opinion of Borden Ladner Gervais LLP, counsel for ZIM Technologies, dated the Closing Date, in form and substance reasonably satisfactory to Private Capital and its counsel.

(d) All corporate and other proceedings to be taken by ZIM Technologies in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Private Capital and its counsel, and Private Capital and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(e) No material adverse change in the business, assets, condition (financial or otherwise) or results of operations of ZIM Technologies and its Subsidiaries taken as a whole shall have occurred.

      SECTION 7.03.     Conditions to Obligations of ZIM Technologies. The obligations of ZIM Technologies to consummate the Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) ZIM Corporation, Private Capital and the Private Capital Shareholders shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of ZIM Corporation, Private Capital and the Private Capital Shareholders set forth in Article V and Article V-A hereof shall be true, correct and complete as of the Closing Date as if made as of such time, except as contemplated or permitted by this Agreement; and at the Closing, ZIM Technologies shall have received certificates executed by the President of ZIM Corporation and the President of Private Capital to the foregoing effect;

(b) No action, suit, claim, investigation or proceeding shall be pending or threatened against ZIM Corporation, Private Capital or its properties and assets which, if adversely determined, could reasonably by expected to have a Material Adverse Effect;

(c) At the Closing, there shall be delivered to ZIM Technologies an opinion of counsel for ZIM Corporation and Private Capital, dated the Closing Date, in form and substance reasonably satisfactory to ZIM Technologies and its counsel.

(d) All corporate and other proceedings to be taken by ZIM Corporation, Private Capital and the Private Capital Shareholders in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to ZIM Technologies and its counsel, and ZIM Technologies and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(e) Neither ZIM Corporation nor Private Capital shall have liabilities of any nature, accrued, absolute, contingent or otherwise, except as described in Schedule 5.07(a) and 5.07(b).

(f) ZIM Corporation shall be a public company in the United States by virtue of the registration of its common stock under Section 12(g) of the Exchange Act.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS, WARRANTIES

AND COVENANTS; INDEMNIFICATION

      SECTION 8.01.     Survival of Representations, Warranties and Covenants. All representations, warranties and covenants of ZIM Corporation, Private Capital and ZIM Technologies contained in this Agreement or in any schedule, document, written statement, certificate or other instrument delivered by or on behalf of ZIM Corporation, Private Capital or ZIM Technologies, as the case may be, pursuant to the terms of this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of ZIM Corporation, Private Capital or ZIM Technologies, as the case may be, and the completion of the Transactions and shall terminate on the second anniversary of the Closing Date.

      SECTION 8.02.     Exclusive Remedy. The exclusive remedy of the parties for any and all claims arising from or related to this Agreement or the transactions contemplated by this Agreement (whether in contract, tort or otherwise) shall be to assert a claim for indemnification pursuant to Section 8.03, except for those claims specifically excluded under Section 8.01.

      SECTION 8.03.     Indemnification.

      (a) ZIM Technologies, from and after the Closing, shall indemnify and hold Private Capital harmless from and against any and all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and expenses) (“Damages”) suffered by any of them as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of ZIM Technologies under this Agreement.

      (b) Private Capital and ZIM Corporation, jointly and severally from and after the Closing, shall indemnify and hold ZIM Technologies harmless from and against any and all Damages suffered by any of them as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Private Capital or ZIM Corporation under this Agreement.

      (c) The Private Capital Shareholders from and after the Closing, shall indemnify and hold ZIM Technologies harmless from and against any and all Damages suffered by any of them as a result of, caused by, arising out of, or in any way relating to any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Private Capital Shareholders under this Agreement.

      (d) Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such discovery of facts or third-party action being collectively referred to herein as a “Matter”), with respect to any Matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Matter if the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such Matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Matter, only insofar as such knowing failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party.

      (e) The indemnifying party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Matter with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within 20 calendar days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Matter. If the indemnifying party has elected to assume the defense of any Matter, except as otherwise provided in this Section 8.03, the indemnifying party will not be liable for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party fails to notify the indemnified party of its intent to assume the defense of the Matter within such 20-day period, the indemnified party may assume its own defense, and the indemnifying party will be liable for any reasonable expenses thereof. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any particular Matter, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Matter, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Matter, whereupon such action shall be taken unless the indemnified party reasonably determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 calendar days of such request from the indemnifying party. Whenever the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Matter had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party. The indemnified party shall not settle any Matter for which it is seeking indemnification without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

      (f) If requested by the indemnifying party, the indemnified party agrees to cooperate, including, without limitation, providing reasonable access to its books and records relating to the Matter, with the indemnifying party and its counsel in contesting any Matter that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Matter, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Matter with respect to all reasonable requests for such cooperation.

      (g) The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including governmental authorities, asserting any Matter against the indemnified party or conferences with representatives of or counsel for such Persons.

      (h) The indemnifying party shall pay to the indemnified party any amounts to which the indemnified party may become entitled by reason of the provisions of this Section 6.13, such payment to be made within five business days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the final unappealable judgment of a court of competent jurisdiction. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Section 8.03, the amount shall be reduced by all Tax benefits and other reimbursements credited to or received by the indemnified party related to the Damages and shall be increased by the amount of any Taxes actually paid by the indemnified party as a result of the indemnified party’s receipt of such Damages.

ARTICLE IX

TERMINATION; AMENDMENT AND WAIVER

      SECTION 9.01.     Termination. This Agreement may be terminated at any time prior to the Closing:

(a) By mutual written consent of ZIM Technologies and Private Capital;

(b) By ZIM Technologies or by Private Capital if, at or before the Closing, any conditions set forth herein for the benefit of ZIM Technologies or Private Capital, as the case may be, (i) shall not have been timely met or (ii) shall have become impossible to satisfy;

(c) By ZIM Technologies, if there has been a material breach of this Agreement on the part of any of ZIM Corporation, Private Capital or any of the Private Capital Shareholders with respect to any of their covenants, representations or warranties contained herein and such breach has not been cured within 10 days after written notice thereof from ZIM Technologies;

(d) By Private Capital, if there has been a material breach of this Agreement on the part of ZIM Technologies with respect to any of their covenants, representations or warranties contained herein and such breach has not been cured within 10 days after written notice thereof from Private Capital; or

(e) By ZIM Technologies or Private Capital if:

(i) the Closing shall not have occurred on or before June 15, 2003, or such later date as may have been agreed upon in writing by ZIM Technologies and Private Capital; provided, that the right to terminate this Agreement under this clause (i) shall not be available to any party if such party’s breach of any representation, warranty or agreement contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(ii) there shall be a final nonappealable order of a court of competent jurisdiction in effect preventing consummation of the Transactions;

(iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental Entity which would make consummation of the Transactions illegal; or (iv) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental Entity, which would render ZIM Technologies or Private Capital unable to consummate the Transactions.

(f) The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

      SECTION 9.02.     Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any party, except (i) the provisions of Section 6.03(c) hereof shall survive indefinitely; and (ii) in the event this Agreement is terminated pursuant to Section 9.01(c), the reasonable, documented expenses incurred by ZIM Technologies shall be paid by Private Capital. All payments pursuant to this section shall be made within 30 days of a written claim.

      SECTION 9.03.     Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of Private Capital, the Private Capital Shareholders and ZIM Technologies.

      SECTION 9.04.     Waiver. At any time prior to the Closing, Private Capital and ZIM Technologies, by action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the party hereto any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

ARTICLE X

GENERAL PROVISIONS

      SECTION 10.01.     Notices. All notices, requests, claims, demands and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date of delivery (if delivered personally), three days after the date of mailing (if mailed by registered or certified mail, postage prepaid, return receipt requested to the parties at the following addresses), or on the date of transmission (if sent by electronic transmission to the telecopier number specified below):

      (a) If to the ZIM Corporation, Private Capital or

      the Private Capital Shareholders:

511 N.E. 94th Street
Miami Shores, Florida 33138
Attention: Stuart D. Cooper
Fax: (305) 759-2444

      with a copy to:

Lehman & Eilen LLP
50 Charles Lindbergh Boulevard
Suite 505
Uniondale, New York 11553
Attention: Hank Gracin
Fax: (516) 222-0948

      (b) If to ZIM Technologies:

20 Colonnade Road, Suite 200
Ottawa, Ontario Canada K2E 7M6
Attention: Kathy Aubrey-Moore
Fax: (613) 727-9868

      with a copy to:

Borden Ladner Gervais LLP
1100-100 Queen Street
Ottawa, ON K1P 1J9
Attention: Timothy J. McCunn
Fax: (613) 230-8842

      Notice to a “copy to” address shall be provided as a courtesy, but shall not be deemed to be actual notice received by a party for any purpose. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      SECTION 10.03.     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 10.04.     Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

      SECTION 10.05.     Entire Agreement. This Agreement (together with the Schedules and the Exhibits) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

      SECTION 10.06.     Assignment. This Agreement shall not be assigned by operation of law or otherwise.

      SECTION 10.07.     Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 10.08.     Time. Time is of the essence with respect to this Agreement.

      SECTION 10.09.     Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 10.10.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario.

      SECTION 10.11.     Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Province of Ontario in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in a court of competent jurisdiction in the Province of Ontario (and waives any objection based on forum non coveniens or any other objection to venue therein).

      SECTION 10.12.     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed, or caused to be executed by their respective officers thereunto duly authorized, this Agreement as of the date first written above.

PRIVATE CAPITAL INVESTORS, INC.

By:	/s/ STUART D. COOPER

President

ZIM TECHNOLOGIES INTERNATIONAL, INC.:

By:	/s/ MICHAEL COWPLAND

President

ZIM CORPORATION

By:	/s/ STUART D. COOPER

President

PRIVATE CAPITAL SHAREHOLDERS

BY:	/s/ STUART D. COOPER

Stuart D. Cooper, Individually

COOPER FAMILY TRUST

By:	/s/ STUART D. COOPER

Trustee

GLOBAL INVESTMENTS, INC.

By:	/s/ STUART D. COOPER

President

COOPER CONSULTANTS, INC.

By:	/s/ STUART D. COOPER

President

Annex C

FORM OF AMALGAMATION AGREEMENT

      AMALGAMATION AGREEMENT dated as of the      day of December, 2002.

      BETWEEN:

ZIM Technologies International, Inc., a corporation governed by the Canada Business Corporations Act, having its registered office in the City of Ottawa in the Province of Ontario,

(hereinafter referred to as “ZIM Technologies”)

      AND

PCI-ZTI Canada, Inc., a corporation governed by the Canada Business Corporations Act and a wholly owned subsidiary of ZIM Corporation, having its registered office in the City of Ottawa in the Province of Ontario,

(hereinafter referred to as “PCI-ZTI”)

      AND

ZIM Corporation, a corporation governed by the Canada Business Corporations Act, having its registered office in the City of Ottawa in the Province of Ontario.

(hereinafter referred to as “ZIM Corporation”)

      WHEREAS ZIM Corporation was incorporated pursuant to the laws of Canada on October      , 2002 with authorized capital consisting of an unlimited number of common shares of which one is currently issued and outstanding and an unlimited number of special shares of which none are currently issued and outstanding;

      AND WHEREAS PCI-ZTI was incorporated pursuant to the laws of Canada on September 17, 2002 with authorized capital consisting of an unlimited number of common shares of which one common share is currently issued and outstanding;

      AND WHEREAS the parties hereto have determined that it is desirable that ZIM Technologies and PCI-ZTI should amalgamate under the authority contained in the Canada Business Corporations Act, and continue as one corporation upon the terms and conditions hereinafter set out.

      NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained (the adequacy of which is hereby mutually admitted), the parties hereto have agreed as follows:

ARTICLE ONE

INTERPRETATION

      1.01     Definitions. Whenever used in this Agreement, the following terms shall have the respective meanings ascribed to them as follows:

(a) “Act” means the Canada Business Corporations Act as heretofore enacted or as the same may from time to time be amended or re-enacted, or any other legislation hereafter enacted in substitution therefor or replacement thereof, and includes any regulations heretofore or hereafter made pursuant to such Act or other legislation, and any term defined in the Act and not otherwise defined herein is used in this Agreement with the same meaning;

(b) “Amalgamating Corporations” mean ZIM Technologies and PCI-ZTI;

(c) “Amalgamated Corporation” means the corporation continuing from the amalgamation of the Amalgamating Corporations;

(d) “Amalgamation Agreement” or “Agreement” means this Amalgamation Agreement;

(e) “Articles” means the articles of amalgamation by which the Amalgamated Corporation is incorporated as a result of this Agreement;

(f) “Business Day” means any day other than a Saturday, Sunday or civic or statutory holiday in the City of Ottawa;

(g) “Certificate of amalgamation” means the certificate of amalgamation issued by the Director in respect of the amalgamation;

(i) “Common Shares” means the common shares of the Amalgamated Corporation, the rights, privileges, restrictions and conditions attaching to such shares being as set forth in Section 3.06 herein;

(j) “Director” means the Director appointed under the Act;

(k) “Dissenting Shareholder” means a holder of ZIM Corporation Shares or ZIM Technologies Shares, as the case may be, who has exercised its right of dissent in respect of the special resolution authorizing the amalgamation in strict compliance with section 190 of the Act and has been paid fair value in accordance therewith;

(n) “Effective Date” means the date of the Certificate of amalgamation which is expected to be , 2002;

(o) “Expiry Time” means 5:00 p.m. (Ottawa time) on that date which is 30 days following the Effective Date;

(p) “PCI-ZTI Shares” means the issued and outstanding common shares of PCI-ZTI;

(q) “Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Common Shares being as set forth in Schedule “I” attached hereto;

(r) “ZIM Corporation Common Shares” means the common shares of ZIM Corporation;

(s) “ZIM Corporation Shares” means the common shares and special shares of ZIM Corporation;

(t) “ZIM Corporation Special Shares” means the special shares of ZIM Corporation;

(u) “ZIM Technologies Common Shares” means the issued and outstanding common shares of ZIM Technologies;

(v) “ZIM Technologies Shares” means the issued and outstanding common shares and special shares of ZIM Technologies; and

(w) “ZIM Technologies Special Shares” means the issued and outstanding special shares of ZIM Technologies.

ARTICLE TWO

IMPLEMENTATION

      2.01     Implementation. The Amalgamating Corporations and each of them do hereby agree to amalgamate under the provisions of the Act effective immediately upon the commencement of the [     ] day of [                              ], 2002, under the terms and conditions hereinafter set out. After this Agreement has become effective, subject to Section 2.02 hereof, Articles of amalgamation in prescribed form shall be delivered to the Director, together with all other documents necessary to bring the amalgamation into effect.

      2.02     Termination. Notwithstanding the approval of this Agreement by the shareholders of the Amalgamating Corporations, the Board of Directors of any of the Amalgamating Corporations may, without further shareholder approval, terminate the amalgamation and this Agreement at any time before the issuance of a Certificate of amalgamation.

ARTICLE THREE

ORGANIZATION

      3.01     Name. The name of the Amalgamated Corporation shall be ZIM Corporation.

      3.02     Registered Office. The registered office of the Amalgamated Corporation shall be in the City of Ottawa in the Province of Ontario. Until changed in accordance with the provisions of the Act, the address of the Registered Office shall be 200-20 Colonnade Road, Ottawa, Ontario, K2E 7M2.

      3.03     Number of Directors. The number of directors of the Amalgamated Corporation, until changed in accordance with the provisions of the Act, shall be a minimum of 1 and a maximum of 10.

      3.04     Directors. The first directors of the Amalgamated Corporation shall be:

Name	Residential Address	Resident Canadian

Douglas Duncan	21 Hastings Street Ottawa, ON K2H 8C2	Yes

      3.05     Restrictions on Business. There shall be no restrictions on the business of the Amalgamated Corporation or on the powers that the Amalgamated Corporation may exercise.

      3.06     Authorized Capital. The Amalgamated Corporation is authorized to issue an unlimited number of Common Shares and the rights, privileges, restrictions and conditions attaching to such shares are as set forth in Appendix “I” attached hereto.

      3.07     Restricted Transfer. The right to transfer shares in the capital stock of the Amalgamated Corporation shall be restricted and no shares shall be transferred without either:

(a) the consent of the majority of the directors of the Amalgamated Corporation expressed by a resolution passed by the board of directors; or

(b) the consent of the holders of the common shares for the time being outstanding expressed by a resolution passed by such shareholders.

      3.08     Other Provisions. The other provisions to be included in the Articles of amalgamation shall be as follows:

(a) the number of shareholders of the Amalgamated Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Amalgamated Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Amalgamated Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder;

(b) any invitation to the public to subscribe for the securities of the Amalgamated Corporation shall be prohibited;

(c) the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(i) borrow money on the credit of the Amalgamated Corporation;

(ii) issue, reissue, sell or pledge debt obligations (secured or unsecured) of the Amalgamated Corporation;

(iii) give a guarantee on behalf of the Amalgamated Corporation to secure performance of an obligation of any person or body corporate; and

(iv) charge, mortgage, hypothecate, pledge, cede and transfer or otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Amalgamated Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Amalgamated Corporation; and

(d) the board of directors may from time to time delegate to such one or more directors and officers of the Amalgamated Corporation as may be designated by the board all or any of the powers conferred on the board pursuant to subparagraph (c) above to such extent and in such manner as the board of directors shall determine at the time of each such delegation.

(e) the Amalgamated Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Amalgamated Corporation.

ARTICLE FOUR

ISSUED CAPITAL

      4.01     Exchange of Shares. At the time the amalgamation becomes effective:

      (a) each PCI-ZTI Share shall be exchanged for issued and fully paid Common Shares of the Amalgamated Corporation on the basis of one (1) Common Share of the Amalgamated Company for one (1) PCI-ZTI Share;

      (b) each ZIM Common Share other than those held by Dissenting Shareholders shall be exchanged for issued and fully paid Company Common Shares on the basis of one (1) Company Common Share for one (1) ZIM Common Share;

      (c) each ZIM Special Share other than those held by Dissenting Shareholders shall be exchanged for issued and fully paid Company Special Shares on the basis of one (1) Company Special Share for one (1) ZIM Special Share;

(d) each ZIM Share held by Dissenting Shareholders tendered for cancellation in accordance with the provisions of section 190 of the Act shall be cancelled;

(e) all ZIM Shares which have been exchanged or tendered in accordance with this section 4.01 shall thereupon be cancelled; and

(f) all authorized but unissued shares in the capital of PCI-ZTI and ZIM shall be cancelled.

      4.02     Fractional Shares. No fractional shares of the Company will be issued to any holder of ZIM Shares. In lieu thereof such shareholders shall receive a whole Company Share.

      4.03     Share Certificates. After the Effective Date:

(a) the holders of ZIM Shares (other than Dissenting Shareholders holding such shares) shall be entitled to receive certificates representing Company Shares on the basis provided for in sections 4.01 and 4.02 hereof on presentation and surrender for cancellation of the certificates representing the ZIM Shares held by them, or such other properly executed documentation as the Amalgamated Corporation may request in lieu of such certificates, at the office of the Company; and

(b) the holders of PCI-ZTI Shares (other than Dissenting Shareholders holding such shares) shall be entitled to receive certificates representing Common Shares on the basis provided for in section 4.01 on presentation and surrender for cancellation of the certificates representing the PCI-ZTI Shares held by them, or such other properly executed documentation as the Amalgamated Corporation may request in lieu of such certificates at the office of the Amalgamated Corporation.

      4.04     Dissenting Shareholder. Notwithstanding anything in this Agreement to the contrary, ZIM Shares, in respect of which a Dissenting Shareholder shall dissent shall not, at the Effective Date, be converted into Company Shares as provided in Sections 4.01 and 4.02 hereof, and no Company Shares shall be issued to such Dissenting Shareholder, as provided in Sections 4.01 and 4.02 hereof; provided however, that in the event that a Dissenting Shareholder who has exercised the right of dissent under section 190 of the Act fails to perfect or withdraws or forfeits his or her right to make a claim under section 190 of the Act or his or her rights as a shareholder are otherwise reinstated such shareholder’s ZIM Shares shall thereupon be deemed to have been exchanged as at the Effective Date into Company Shares as provided in Sections 4.01 and 4.02 hereof, and the Company shall be deemed to have issued to such shareholder as at the Effective Date the Company Shares as provided in Sections 4.01 and 4.02 hereof.

      4.05     Stated Capital. The aggregate stated capital of each class of shares in the capital of the Amalgamated Corporation shall be equal to the aggregate stated capital of the class(es) of shares in the capital of the Amalgamating Corporations which it replaced immediately before such amalgamation becomes effective.

ARTICLE FIVE

MISCELLANEOUS

      5.01     Articles. Upon the shareholders of ZIM Technologies and PCI-ZTI approving this Agreement in accordance with the provisions of the Act and the obtaining of all other consents or orders of all regulatory authorities, federal, provincial, domestic or foreign, ZIM Technologies and PCI-ZTI shall forthwith complete and send to the Director the Articles in prescribed form and such other related documents as may be required pursuant to the Act or any other regulatory authority.

      5.02     Further Assurances. The parties hereto shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each party hereto shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to give effect to this Agreement and to carry out its provisions.

      5.03     Amendment. This Agreement may be amended by an agreement in writing signed by each of the parties hereto, provided that the amendment is approved by a special resolution of the shareholders of each Amalgamating Corporation.

      5.04     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein.

      5.05     By-Laws. The by-laws of PCI-ZTI shall, so far as applicable, be the by-laws of the Amalgamated Corporation, until repealed, amended, altered or added to and a copy of such by-laws may be examined at the registered office address of the Amalgamated Corporation.

      IN WITNESS WHEREOF this Amalgamation Agreement has been duly executed by the parties hereto as witnessed by the signatures of their proper officers in that behalf.

ZIM TECHNOLOGIES INTERNATIONAL, INC.

By:	/s/ MICHAEL COWPLAND

President

PCI-ZTI CANADA, INC.

By:	/s/ MICHAEL COWPLAND

President

ZIM CORPORATION

By:	/s/ STUART D. COOPER

President

Annex D

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Private Capital Investors, Inc.
Miami Shores, Florida

      We have audited the accompanying balance sheet of Private Capital Investors, Inc. (A Development Stage Company) (the Company) as of July 31, 2002 and the related statements of operations, stockholders’ equity and cash flows for the years ended July 31, 2002 and 2001. The statement of operations, stockholders’ equity and cash flows from inception (August 6, 1999) to July 31, 2000, were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included as cumulative from inception (August 6, 1999) to July 31, 2000, is based solely on the report of the other auditor. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, based on our audit and the report of the other auditor, the financial statements referred to above present fairly, in all material respects, the financial position of Private Capital Investors, Inc. (A Development Stage Company) as of July 31, 2002, and the results of its operations and its cash flows for the years ended July 31, 2002 and 2001 and cumulative from inception, in conformity with accounting principles generally accepted in the United States.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company is subject to certain risks and uncertainties, which conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ RACHLIN COHEN & HOLTZ LLP
RACHLIN COHEN & HOLTZ LLP

Miami, Florida

October 7, 2002

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Private Capital Investors, Inc. (formerly Private Funding Inc.)
Miami Shores, Florida

      I have audited the accompanying statements of operations, stockholders’ equity and cash flows of Private Capital Investors, Inc. (formerly Private Funding, Inc.) for the period ended July 31, 2000. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

      I conducted my audit in accordance with generally accepted accounting standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provided a reasonable basis for my opinion.

      In my opinion, the accompanying financial statements present fairly, in all material respects, the results of operations and cash flows of Private Capital Investors, Inc. (formerly Private Funding, Inc.) for the period ended July 31, 2000 in conformity with generally accepted accounting principles.

DAVID I. TOW,
Certified Public Accountant

Port St. Lucie, Florida

September 8, 2000

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

BALANCE SHEET

July 31, 2002

ASSETS
Current Assets:
Cash	$600

Total assets	$600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities	—

Stockholders’ Equity:
Common stock, $.001 par value; 100,000,000 shares authorized; 1,535,455 shares issued and outstanding	1,535
Additional paid-in capital	8,465
Deficit accumulated during the development stage	(9,400)

Total stockholders’ equity	600

Total liabilities and stockholders’ equity	$600

See notes to financial statements.

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	Cumulative
	July 31,	July 31,	from
	2002	2001	Inception

Revenue	$—	$—	$—
Costs and Expenses:
Organization costs	—	—	9,400

Net Loss	$—	$—	$(9,400)

Weighted Average Number of Common Shares Outstanding	1,535,455	1,535,455

Net Loss Per Share	$—	$—

See notes to financial statements.

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

From Inception (August 6, 1999) Through July 31, 2002

					Deficit
					Accumulated
	Per	Common Stock		Additional	During the
	Share			Paid-In	Development
	Amounts	Shares	Amount	Capital	Stage	Total

Inception (August 6, 1999) to July 31, 2000:
Shares issued for cash	$0.007	153,545	$153	$847	$—	$1,000
Shares issued for services	0.007	1,381,910	1,382	7,618	—	9,000
Net loss		—	—	—	(9,400)	(9,400)

Balance, July 31, 2000		1,535,455	1,535	8,465	(9,400)	600
Net Loss — Year Ended July 31, 2001		—	—	—	—	—

Balance, July 31, 2001		1,535,455	1,535	8,465	(9,400)	600
Net Loss — Year Ended July 31, 2002		—	—	—	—	—

Balance, July 31, 2002		1,535,455	$1,535	$8,465	$(9,400)	$600

See notes to financial statements.

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year	Year
	Ended	Ended	Cumulative
	July 31,	July 31,	from
	2002	2001	Inception

Cash Flows from Operating Activities:
Net loss	$—	$—	$(9,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease in accounts payable	—	(400)	—

Cash used in operating activities	—	(400)	(9,400)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	—	—	10,000

Net Increase (Decrease) in Cash	—	(400)	600
Cash, Beginning	600	1,000	—

Cash, Ending	$600	$600	$600

See notes to financial statements.

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 31, 2002

Note 1.     Summary of Significant Accounting Policies

     Organization

      Private Capital Investors, Inc. (the Company) was incorporated in Florida on August 6, 1999. The Company intends to serve as a vehicle to effect asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. At July 31, 2002, the Company had not yet commenced any formal business operations.

     Development Stage Enterprise

      As described above, the Company was incorporated on August 6, 1999, and, since that time, has been seeking candidates to effect an asset acquisition, merger, exchange of shares or the business combination. As of July 31, 2002, operations have not commenced. Accordingly, the Company is considered to be in the development stage, and the accompanying financial statements represent those of a development stage enterprise.

     Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

      The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. No provision for income taxes was necessary for the year ended July 31, 2002.

     Organization Costs

      During fiscal 2000, the Company issued 153,545 shares for cash and 1,381,910 shares of common stock in exchange for $9,000 in organization costs to its incorporators. The shares issued have been restated to retroactively reflect the stock split (see Note 6).

     Loss Per Share

      The Company computes loss per share in accordance with SFAS No. 128, Earnings Per Share. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

      Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year. The Company does not have any potentially dilutive securities outstanding at July 31, 2002. Share amounts have been adjusted retroactively to reflect the stock split in 2001 (see Note 6).

     Recently Issued Accounting Standards

      In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement provides a single comprehensive accounting model for impairment of long-lived assets and discontinued operations. SFAS 144 will become effective in the first quarter of fiscal 2003. The Company believes that adoption of this statement will not have a significant impact on the results of operations or financial position of the Company.

      In May 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002.” Adoption of the standard is generally required in the fiscal year beginning after May 15, 2002, with certain provisions becoming effective for financial statements issued on or after May 15, 2002. Under the standard, transactions currently classified by the Company as extraordinary items will no longer be treated as such but instead will be reported as other non-operating income or expenses. The Company adopted SFAS 145 on July 1, 2002 and the adoption of SFAS 145 did not have a material impact on the Company’s financial position or results of operations.

      In June 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 will become effective in the third quarter of fiscal 2003. The Company believes that the adoption of this statement will not have a significant impact on the results of operations or financial position of the Company.

Note 2.     Going Concern Considerations

      The accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States, which assumes the continuity of the Company as a going concern. However, the Company has generated no revenue to date, and has limited assets and an accumulated deficit of $9,400 at July 31, 2002. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

      Management’s plans with regard to these matters include reincorporating and merger and subsequent amalgamation with an operating company (see Note 3).

Note 3.     Proposed Transaction

      On May 29, 2002, the Company and ZIM Corporation (ZIM) entered into a Reincorporating and Merger Agreement (the “Agreement”). Under the terms of the Agreement, PCI Merge, Inc., a proposed newly formed subsidiary of ZIM, will merge with and into the Company. The separate corporate existence of PCI Merge, Inc. will cease and ZIM will be the surviving corporation. Each previously outstanding share of PCI Merge, Inc. common stock will be converted into one share of ZIM common stock and each previously outstanding share of the Company’s common stock will be converted into one ZIM common share. The previously outstanding ZIM common shares will be canceled. As a result of the foregoing, upon consummation of the reincorporation merger, the Company will become a wholly owned subsidiary of ZIM, and the current shareholders of the Company will own an estimated 1,535,455 shares of the total outstanding ZIM common shares. For accounting purposes, the assets and liabilities of ZIM and its subsidiaries on a consolidated basis immediately after the consummation of the reincorporation merger will be substantially identical to the assets and liabilities of the Company and its subsidiaries on a consolidated basis immediately prior to the reincorporation merger.

      The reincorporation merger will become effective upon:

1.	The approval of the reincorporation merger agreement by the shareholders of ZIM Corporation and PCI Merge, Inc.;

2.	The approval of the amalgamation by the shareholders of ZIM Technologies;

3.	The delivery of a duly executed and verified certificate of merger to the Secretary of State of the State of Florida; and

4.	The satisfaction or waiver of the other conditions as defined in the agreement.

      Shortly after the reincorporation merger described above, ZIM under an amalgamation agreement with Zim Technologies International, Inc. (ZTI), a Canadian operating company, will amalgamate and ZTI will become a wholly owned subsidiary of ZIM.

      ZTI has agreed to pay the costs in connection with the proposed transaction up to the amount of $352,000.

      The completion of the proposed transactions is subject to a variety of conditions and contingencies, many of which are outside of the control of the Company. As a result, there can be no assurance that the transaction will be completed.

Note 4.     Income Taxes

      Deferred income taxes are comprised of the following:

2002

Deferred tax assets:
Organization cost	$3,760
Less valuation allowance	3,760

$—

      A valuation allowance has been established against the deferred tax asset since the Company believes it is more likely than not that the amounts will not be realized.

Note 5.     Commitments and Contingencies

     Operational Costs

      For fiscal years ended July 31, 2002, the Company’s principal shareholder provided the Company, at no cost, with office space, secretarial services, telephone, fax and related administrative services.

     Salaries

      The Company’s principal officer and director have waived any right to receive a salary for the fiscal year ended July 31, 2002.

     Employment Contracts

      At July 31, 2002, the Company was not a party to any employment agreements.

     Legal

      At July 31, 2002, the Company was not a party to legal proceedings.

Note 6.     Stockholders’ Equity

     Stock Split

      On May 18, 2001, the Company’s Board of Directors approved a 1.535455 for 1 stock split of its common stock. The stock split was effective as to shareholders of record on the close of business on June 5, 2001. The effect of the stock split has been recognized retroactively in the stockholders’ equity accounts in the balance sheet, and in all share and per share data in the accompanying financial statements. Stockholders’ equity accounts have been restated to reflect the reclassification of an amount equal to the par value increase in issued common shares from the additional paid-in capital account to the common stock account.

Annex D-1

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	1/31/03	7/31/02

	(Unaudited)
ASSETS
Cash	$600	$600

TOTAL ASSETS	$600	$600

LIABILITIES & STOCKHOLDERS’ EQUITY
Accounts Payable	962
Common Stock, $.001 par value, 100,000,000 shares authorized, 1,535,455 shares issued and outstanding	1,535	1,535
Additional paid-in capital	8,465	8,465
Deficit accumulated during the Development stage	(10,362)	(9,400)

Total Stockholders’ Equity	600	600

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$600	$600

See accompanying notes to condensed consolidated financial statements.

D-1-1

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

					Cumulative from
	For the	For the	For the	For the	8/6/1999
	Three Months	Three Months	Six Months	Six Months	(Inception) to
	Ended 1/31/03	Ended 1/31/02	Ended 1/31/03	Ended 1/31/02	1/31/2003

	(Unaudited)
REVENUE	$—	$—	$—	$—	$—
EXPENSES	0	0	962	0	10,362
NET LOSS	$0	$0	$(962)	$0	$(10,362)

Net loss per share (basic and diluted)	$0	$0	$(0.001)	$0	$(0.007)

Weighted average number of shares outstanding	1,535,455	1,535,455	1,535,455	1,535,455	1,535,455

See accompanying notes to condensed consolidated financial statements.

D-1-2

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

			Cumulative from
	Three Months	Three Months	08/06/99
	Ended	Ended	(Inception)
	1/31/03	1/31/02	to 1/31/03

	(Unaudited)
Cash flows from operating activities:
Net loss	$(0)	$—	$(10,362)
Adjustments to reconcile net loss to cash used in operating activities:
(Decrease) Increase in Current Liabilities	0	(400)	962

Cash used in operating activities	—	(400)	(9400)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	—	10,000

NET
(DECREASE) INCREASE IN CASH	—	(400)	600
CASH — BEGINNING OF PERIOD	600	1,000	—

CASH — END OF PERIOD	$600	$600	$600

See accompanying notes to condensed consolidated financial statements.

D-1-3

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2003

Note 1.     Summary of Significant Accounting Policies

     Organization

      Private Capital Investors, Inc. (the Company) was incorporated in Florida on August 6, 1999. The Company intends to serve as a vehicle to effect asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. At January 31, 2003, the Company had not yet commenced any formal business operations. The financial statements included the Canadian subsidiaries expressed in US Dollars. Zim Corporation and PCI-ZTI both non-operating entities formed to facilitate a cross border business combination. Zim Corporation was formed October 17, 2002 and PCI-ZTI was formed on September 17, 2002.

     Development Stage Company

      As described above, the Company was incorporated on August 6, 1999, and, since that time, has been seeking candidates to effect an asset acquisition, merger, exchange of shares or the business combination. As of January 31, 2003, operations have not commenced. Accordingly, the Company is considered to be in the development stage, and the accompanying financial statements represent those of a development stage Company.

     Principles of Consolidation

      The condensed consolidated financial statements included the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     Unaudited Interim Condensed Consolidated Financial Information

      The unaudited interim condensed consolidated financial statements of the Company as of October 31, 2002 and for the three months ended October 31, 2003 and 2002 included herein have been prepared in accordance with the instructions for Form 10-QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. Certain information and note disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim condensed consolidated financial statements.

      In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at October 31, 2002 and the results of its operations for the three and six months ended October 31, 2002 and 2001 and its cash flows for the three months ended October 31, 2002.

      The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These financial statements should be read in conjunction with the audited financial statements as of July 31, 2002 and the cumulative period from inception through July 31, 2002 and related notes included in the Company’s Form 10-KSB filed with the Securities and Exchange Commission.

D-1-4

     Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

      The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. No provision for income taxes was necessary for the year ended July 31, 2002, and periods ended October 31, 2002 and January 31, 2003.

     Organization Costs

      During fiscal 2000, the Company issued 153,545 shares for cash and 1,381,910 shares of common stock in exchange for $9,000 in organization costs to its incorporators. The shares issued have been restated to retroactively reflect the stock split (see Note 6).

D-1-5

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	10/31/02	7/31/02

	(Unaudited)
ASSETS
Cash	$600	$600

TOTAL ASSETS	$600	$600

LIABILITIES & STOCKHOLDERS’ EQUITY
Accounts Payable	962
Common Stock, $.001 par value, 100,000,000 shares authorized, 1,535,455 shares issued and outstanding	1,535	1,535
Additional paid-in capital	8,465	8,465
Deficit accumulated during the Development stage	(10,362)	(9,400)

Total Stockholders’ Equity	600	600

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$600	$600

See accompanying notes to condensed consolidated financial statements.

D-1-6

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

			Cumulative from
			08/06/99
	For the Three Months	For the Three Months	(Inception) to
	Ended 10/31/02	Ended 10/31/01	10/31/02

	(Unaudited)
REVENUE	$—	$—	$—
EXPENSES	962	0	10,362
NET LOSS	$(962)	$(0)	$(10,362)

Net loss per share (basic and diluted)	$(0.001)	$(0)	$(0.007)

Weighted average number of shares outstanding	1,535,455	1,535,455	1,535,455

See accompanying notes to condensed consolidated financial statements.

D-1-7

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

			Cumulative from
			08/06/99
	Three Months Ended	Three Months Ended	(Inception)
	10/31/02	10/31/01	to 10/31/02

	(Unaudited)
Cash flows from operating activities:
Net loss	$(962)	$—	$(10,362)
Adjustments to reconcile net loss to cash used in operating activities:
(Decrease) Increase in Current Liabilities	962	(400)	962

Cash used in operating activities	—	(400)	(9,400)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	—	10,000

NET
(DECREASE) INCREASE IN CASH	—	(400)	600
CASH — BEGINNING OF PERIOD	600	1,000	—

CASH — END OF PERIOD	$600	$600	$600

See accompanying notes to condensed consolidated financial statements.

D-1-8

PRIVATE CAPITAL INVESTORS, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2002

Note 1.     Summary of Significant Accounting Policies

     Organization

      Private Capital Investors, Inc. (the Company) was incorporated in Florida on August 6, 1999. The Company intends to serve as a vehicle to effect asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. At October 31, 2002, the Company had not yet commenced any formal business operations. The financial statements include the Company’s wholly owned subsidiary ZIM Corporation. Both ZIM Corporation and PCI-ZTI are non-operating entities formed to facilitate a cross border business combination. Zim Corporation was formed October 17, 2002 and PCI-ZTI was formed on September 17, 2002.

     Development Stage Company

      As described above, the Company was incorporated on August 6, 1999, and, since that time, has been seeking candidates to effect an asset acquisition, merger, exchange of shares or the business combination. As of October 31, 2002, operations have not commenced. Accordingly, the Company is considered to be in the development stage, and the accompanying financial statements represent those of a development stage Company.

Principles of Consolidation

      The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Unaudited Interim Condensed Consolidated Financial Information

      The unaudited interim condensed consolidated financial statements of the Company as of January 31, 2003 and for the three and six months ended January 31, 2003 and 2002 included herein have been prepared in accordance with the instructions for Form 10-QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. Certain information and note disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim condensed consolidated financial statements.

      In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at January 31, 2002 and the results of its operations for the three and six months ended January 31, 2002 and 2001 and its cash flows for the six months ended January 31, 2002 and January 31, 2001.

      The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These financial statements should be read in conjunction with the audited financial statements as of July 31, 2002 and the cumulative period from inception through July 31, 2002 and related notes included in the Company’s Form 10-KSB filed with the Securities and Exchange Commission.

D-1-9

     Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

      The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. No provision for income taxes was necessary for the year ended July 31, 2002.

     Organization Costs

      During fiscal 2000, the Company issued 153,545 shares for cash and 1,381,910 shares of common stock in exchange for $9,000 in organization costs to its incorporators. The shares issued have been restated to retroactively reflect the stock split (see Note 6).

     Loss Per Share

      The Company computes loss per share in accordance with SFAS No. 128, Earnings Per Share. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

      Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year. The Company does not have any potentially dilutive securities outstanding at October 31, 2002. Share amounts have been adjusted retroactively to reflect the stock split in 2001 (see Note 6).

     Recently Issued Accounting Standards

      In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement provides a single comprehensive accounting model for impairment of long-lived assets and discontinued operations. SFAS 144 will become effective in the first quarter of fiscal 2003. The Company believes that adoption of this statement will not have a significant impact on the results of operations or financial position of the Company.

      In May 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002.” Adoption of the standard is generally required in the fiscal year beginning after May 15, 2002, with certain provisions becoming effective for financial statements issued on or after May 15, 2002. Under the standard, transactions currently classified by the Company as extraordinary items will no longer be treated as such but instead will be reported as other non-operating income or expenses. The Company adopted SFAS 145 on July 1, 2002 and the adoption of SFAS 145 did not have a material impact on the Company’s financial position or results of operations.

      In June 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 will become effective in the third quarter of fiscal 2003. The Company believes that the adoption of this statement will not have a significant impact on the results of operations or financial position of the Company.

D-1-10

Note 2.     Going Concern Considerations

      The accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States, which assumes the continuity of the Company as a going concern. However, the Company has generated no revenue to date, and has limited assets and an accumulated deficit of $10,362 at October 31, 2002. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

      Management’s plans with regard to these matters include reincorporating and merger and subsequent amalgamation with an operating company (see Note 3).

Note 3.     Proposed Transaction

      On May 29, 2002, the Company and ZIM Corporation (ZIM) entered into a Reincorporating and Merger Agreement (the “Agreement”). Under the terms of the Agreement, PCI Merge, Inc., a proposed newly formed subsidiary of ZIM, will merge with and into the Company. The separate corporate existence of PCI Merge, Inc. will cease and ZIM will be the surviving corporation. Each previously outstanding share of PCI Merge, Inc. common stock will be converted into one share of ZIM common stock and each previously outstanding share of the Company’s common stock will be converted into one ZIM common share. The previously outstanding ZIM common shares will be canceled. As a result of the foregoing, upon consummation of the reincorporation merger, the Company will become a wholly owned subsidiary of ZIM, and the current shareholders of the Company will own an estimated 1,535,455 shares of the total outstanding ZIM common shares. For accounting purposes, the assets and liabilities of ZIM and its subsidiaries on a consolidated basis immediately after the consummation of the reincorporation merger will be substantially identical to the assets and liabilities of the Company and its subsidiaries on a consolidated basis immediately prior to the reincorporation merger.

      The reincorporation merger will become effective upon:

1.	The approval of the reincorporation merger agreement by the shareholders of ZIM Corporation and PCI Merge, Inc.;

2.	The approval of the amalgamation by the shareholders of ZIM Technologies;

3.	The delivery of a duly executed and verified certificate of merger to the Secretary of State of the State of Florida; and

4.	The satisfaction or waiver of the other conditions as defined in the agreement.

      Shortly after the reincorporation merger described above, ZIM under an amalgamation agreement with Zim Technologies International, Inc. (ZTI), a Canadian operating company, will amalgamate and ZTI will become a wholly owned subsidiary of ZIM. Zim Corporation was formed October 17, 2002 and PCI-ZTI was formed on September 17, 2002.

      ZTI has agreed to pay the costs in connection with the proposed transaction up to the amount of $352,000.

      The completion of the proposed transactions is subject to a variety of conditions and contingencies, many of which are outside of the control of the Company. As a result, there can be no assurance that the transaction will be completed.

D-1-11

Note 4.     Income Taxes

      Deferred income taxes are comprised of the following:

	7/31/02	10/31/02

Deferred tax assets:
Organization cost	$3,896	$3,896
Less valuation allowance	3,896	3,896

	$—	$—

      A valuation allowance has been established against the deferred tax asset since the Company believes it is more likely than not that the amounts will not be realized.

Note 5.     Commitments and Contingencies

Operational Costs

      For the period ended October 31, 2002, the Company’s principal shareholder provided the Company, at no cost, with office space, secretarial services, telephone, fax and related administrative services.

Salaries

      The Company’s principal officer and director have waived any right to receive a salary for the fiscal year ended October 31, 2002.

Employment Contracts

      At October 31, 2002, the Company was not a party to any employment agreements.

Legal

      At October 31, 2002, the Company was not a party to legal proceedings.

Note 6.     Stockholders’ Equity

Stock Split

      On May 18, 2001, the Company’s Board of Directors approved a 1.535455 for 1 stock split of its common stock. The stock split was effective as to shareholders of record on the close of business on June 5, 2001. The effect of the stock split has been recognized retroactively in the stockholders’ equity accounts in the balance sheet, and in all share and per share data in the accompanying financial statements. Stockholders’ equity accounts have been restated to reflect the reclassification of an amount equal to the par value increase in issued common shares from the additional paid-in capital account to the common stock account.

D-1-12

Annex E

CONSOLIDATED FINANCIAL STATEMENTS OF

ZIM TECHNOLOGIES

INTERNATIONAL INC.

Two years ended May 31, 2002

AUDITORS’ REPORT TO THE DIRECTORS

      We have audited the consolidated balance sheets of ZIM Technologies International Inc. as at May 31, 2002 and 2001 and the consolidated statements of operations, shareholders’ equity (deficiency) and cash flows for each of the years in the two-year period ended May 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

      In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2002 in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Ottawa, Canada

October 8, 2002

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA — U.S. REPORTING DIFFERENCE

      In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1(a) to the financial statements. Our report to the directors dated October 8, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor’s report when these are adequately disclosed in the financial statements.

Chartered Accountants

Ottawa, Canada

October 8, 2002

ZIM TECHNOLOGIES INTERNATIONAL INC.

CONSOLIDATED BALANCE SHEETS

May 31, 2002 and 2001
(Expressed in Canadian dollars)

	2002	2001

ASSETS
Current assets:
Cash and cash equivalents	$716,468	$3,529,068
Accounts receivable (note 3)	271,053	314,743
Investment tax credits receivable	409,104	13,557
Prepaid expenses	48,398	44,858

	1,445,023	3,902,226
Property and equipment (note 4)	644,544	421,255
Customer list, net of accumulated amortization of $32,750 (2001 — $Nil)	61,850	—
Goodwill	459,127	—

	$2,610,544	$4,323,481

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Bank loan (note 5)	$—	$63,332
Accounts payable	175,991	271,242
Accrued liabilities (note 6)	550,957	488,673
Deferred revenue	505,482	409,394
Current portion of capital lease obligations (note 7)	51,919	46,806
Due to related parties (note 8)	1,400,000	—

	2,684,349	1,279,447
Capital lease obligations (note 7)	17,375	69,294
Shareholders’ equity (deficiency)	(91,180)	2,974,740
Future operations (note 1(a))
Commitments and contingencies (note 15)
Subsequent events (note 17)

	$2,610,544	$4,323,481

See accompanying notes to consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF EARNINGS

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

	2002	2001

Revenues:
Software	$1,534,310	$999,429
Maintenance	1,462,213	508,693
Consulting	209,541	63,970

	3,206,064	1,572,092
Costs and expenses (income):
Selling, general and administrative (note 9)	5,319,463	5,062,395
Research and development, net of investment tax credits of $409,104 (2001 — $Nil) (note 9)	3,684,878	653,229
Depreciation of property and equipment	265,191	198,552
Amortization of customer list	32,750	—
Cost of software revenues	142,021	177,520
Interest	33,996	61,741
Foreign exchange gain	(18,812)	(26,891)
Other	(2,305)	(100,797)

	9,457,182	6,025,749

Net loss before income taxes	(6,251,118)	(4,453,657)
Income taxes (note 11)	85,666	—

Net loss	$(6,336,784)	$(4,453,657)

Loss per share — basic and fully diluted (note 12)	$(0.19)	$(0.31)

Weighted average number of shares outstanding	33,205,025	14,497,588

See accompanying notes to consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIENCY)

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

				Foreign		Total
	Share	Share		Currency		Shareholders’
	Capital	Subscriptions	Contributed	Translation		Equity
	(Note 9)	Received	Surplus	Adjustment	Deficit	(Deficiency)

Balance, May 31, 2000	$1,296,572	$—	$—	$—	$(2,551,956)	$(1,255,384)
Shares issued	3,334,448	—	—	—	—	3,334,448
Share subscriptions received	—	4,010,500	—	—	—	4,010,500
Shares redeemed	(850)	—	—	—	(150)	(1,000)
Stock options issued to non- employees (note 9(c))	—	—	1,339,833	—	—	1,339,833
Net loss for the year	—	—	—	—	(4,453,657)	(4,453,657)

Balance, May 31, 2001	4,630,170	4,010,500	1,339,833	—	(7,005,763)	2,974,740
Shares issued	7,111,550	(4,010,500)	—	—	—	3,101,050
Stock options issued to non- employees (note 9(c))	—	—	163,324	—	—	163,324
Currency translation	—	—	—	6,490	—	6,490
Net loss for the year	—	—	—	—	(6,336,784)	(6,336,784)

Balance, May 31, 2002	$11,741,720	$—	$1,503,157	$6,490	$(13,342,547)	$(91,180)

See accompanying notes to consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

	2002	2001

Cash flows from operating activities:
Net loss	$(6,336,784)	$(4,453,657)
Items not involving cash:
Provision for losses on accounts receivable	(89,817)	(154,361)
Depreciation of property and equipment	265,191	198,552
Amortization of customer list	32,750	—
Compensation expense (note 9(c))	163,324	1,339,833
Common shares issued for acquired technology	2,000,000	—
Gain on disposal of Zim Technologies (B’Dos) Ltd.	(2,017)	—
Loss on disposal of property and equipment	13,598	—
Common shares issued for future royalty stream (note 9(b))	—	186,000
Common shares issued for services	—	53,000
Change in non-cash operating working capital (note 13)	(690,193)	14,728

	(4,643,948)	(2,815,905)
Cash flows from investing activities:
Purchase of property and equipment	(473,960)	(158,859)
Acquisition of Zim Technologies do Brasil Ltda., net of cash	(88,708)	—
Disposition of Zim Technologies (B’Dos) Ltd.	(3,386)	—

	(566,054)	(158,859)
Cash flows from financing activities:
Net proceeds from (repayment of) bank loans	(63,332)	(183,334)
Repayment of capital lease obligations	(46,806)	(40,351)
Net proceeds from (repayment of) due to related party	1,400,000	(36,931)
Issue of common shares	1,050	2,635,825
Issue of special shares	1,100,000	—
Share subscriptions received	—	4,010,500
Redemption of common shares	—	(1,000)

	2,390,912	6,384,709
Effects of exchange rates on cash and cash equivalents	6,490	—

Increase (decrease) in cash and cash equivalents	(2,812,600)	3,409,945
Cash and cash equivalents, beginning of year	3,529,068	119,123

Cash and cash equivalents, end of year	$716,468	$3,529,068

Supplemental cash flow disclosure:
Interest paid	$26,050	$41,742

See accompanying notes to consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Two years ended May 31, 2002 and 2001
(Expressed in Canadian dollars)

      ZIM Technologies International Inc. (the “Company”) was incorporated under the Canada Business Corporations Act on November 13, 1997 to provide enterprise-class software and tools for designing, developing and manipulating database systems and applications. The Company has built upon its core database technology to create an innovative solution to provide wireless data services and systems that enable people to engage in remote or mobile decision-making based on real-time interactive data communications and transactions.

1.	Significant Accounting Policies

(a) Future Operations

      These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the Company will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. At May 31, 2002, the Company has negative working capital of $1,239,326, has incurred a loss of $6,336,784 for the year then ended and has had losses during the last five years. In addition, the Company generated negative cash flow from operations of $4,643,948 for the year ended May 31, 2002 and has generated negative cash flows during the last 5 years. The Company has accumulated losses of $13,342,547 as of May 31, 2002 and a deficiency in shareholders’ equity of $91,180.

      The Company’s management team has focused the direction of the Company from a mature database and application development technology player to a provider of interactive mobile messaging for enterprise database systems. To establish the interactive mobile messaging, the Company needs to complete the development of the software which will require substantial funds in the short-term.

      All of the factors above raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans to address these issues include continuing to raise capital through the private placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The Company’s ability to continue as a going concern is subject to management’s ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Company’s position and/or results of operations and may necessitate a reduction in operating activities. The consolidated financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

      In the longer term, the Company has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Company’s future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favourable to the Company.

     (b)     Principles of Consolidation

      The consolidated financial statements for the period ended May 31, 2002 include the financial statements of ZIM Technologies International Inc. and its wholly-owned subsidiary, Zim Technologies do Brasil Ltda. from the date of acquisition on August 1, 2001. The consolidated financial statements for the years ended May 31, 2001 and 2000 include the financial statements of ZIM Technologies International Inc. and its wholly-owned subsidiary, Zim Technologies (B’Dos) Inc.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     (c)     Cash Equivalents

      The Company considers cash equivalents to be highly liquid investments with original maturities of three months or less.

     (d)     Property and Equipment

      Property and equipment is recorded at cost. Property under capital leases is initially recorded at the present value of minimum lease payments at the inception of the lease. Depreciation is provided over the estimated useful lives of the underlying assets on a straight-line basis using the following annual rates:

Asset	Rate

Computer equipment	3 to 5 years
Software	2 to 5 years
Office furniture and equipment	5 to 10 years
Voice communications equipment	1 year
Automobiles	5 years
Leasehold improvements	5 years

     (e)     Leases

      Leases are classified as either capital or operating in nature. Capital leases are those which substantially transfer the benefits and risks of ownership to the Company. Assets acquired under capital leases are depreciated at the same rates as those described in note 1(d). Obligations recorded under capital leases are reduced by the principal portion of lease payments. The imputed interest portion of lease payments is charged to expense.

     (f)     Customer List

      Customer list represent the fair value of expected future maintenance contracts that will be earned from software licenses in place at Zim Technologies do Brasil Ltda. as at August 1, 2001. The customer list is being amortized based on the estimated rate of customer attrition which has been assumed to be 40% in the first year, 50% of the then residual in the second and third years and 100% of the remaining balance in the fourth year.

      Aggregate amortization expense for each of the next three years is estimated to be: 2003 — $30,550; 2004 — $16,300; and 2005 — $15,000.

     (g)     Revenue Recognition

      The Company recognizes software revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, issued by the American Institute of Certified Public Accountants. The Company earns revenue primarily from licensing the rights to its software products to end users and from sublicense fees from resellers. The Company also generates revenue from consulting and maintenance.

     Direct Channels

      Revenues from perpetual software license agreements are recognized as revenue when all of the following criteria have been met: (i) persuasive evidence of an arrangement exist, which in the company’s case is evidenced when a purchase order has been received; (ii) delivery has occurred which for the company is evidenced by the software being shipped; (iii) the fee is fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      At the time of the transaction, management assesses whether the fee associated with its revenue transactions is fixed and determinable and whether or not collection is reasonably assured. Management assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due outside of the Company’s normal payment terms of 30 to 90 days from invoice date, which happens from time to time in Brazil, the fee is accounted for as not being fixed and determinable. In these cases, revenue is recognized as the fees become due. Management assesses collectibility by reviewing the credit history of repeat customers and performing credit checks on new customers.

      Maintenance contracts, which are generally one year in length, entitle the customer to telephone support, bug fixing and the right to receive preferential pricing for software updates when-and-if available. Revenue from maintenance contracts, including product support included in initial license fees, is recognized ratably over the annual contract period. Billings from maintenance contracts is excess of revenue earned are recorded as deferred revenue.

      Consulting revenue, which represents services provided on a per diem basis to customers, is recognized as the services are performed as there are no customer acceptance provisions involved in these types of arrangements.

      For contracts with multiple obligations (e.g., deliverable and undeliverable products, support obligations, consulting services), the Company recognizes revenue using the residual method. Under this method, the total fair value of the undelivered elements of the contract, as indicated by vendor specific objective evidence, is deferred and subsequently recognized in accordance with the provisions of SOP 97-2. The difference between the total contract fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. Vendor specific objective evidence for support and consulting services is obtained from contracts where these elements have been sold separately. Where the Company cannot determine the fair value of all the obligations, the revenue is deferred until such time as it can be determined or the element is delivered.

      For contracts that include both software and consulting services, the consulting services are very short term in nature. As a result, the Company recognizes revenues for the software and consulting services once the services have been performed.

     Indirect Channels

      In addition to selling directly to customers, the Company sells to value-added resellers. These arrangements usually involve multiple elements including post-contract customer support to be provided by the Company and do not provide for any rights of return or price protection. Revenues from sales to resellers are recognized on shipment if all contractual obligations have been satisfied. Revenue from software sales is allocated to each element based on vendor specific objective evidence of relative fair values generally representing the prices charged when the element is sold separately with any discount allocated to the delivered elements. Revenue attributed to undelivered elements is deferred and recognized upon performance or ratably over the contract period.

      Revenues earned from and expenses incurred in non-monetary transactions where the Company sells its software in exchange for advertising are recognized at the fair value of the advertising received if the fair value is reasonably determinable based on the Company’s own historical practice of receiving monetary consideration. A period of not more than six months prior is used to determine whether such monetary historical practice exists. In instances where the fair value of the advertising received is not determinable, the transaction is recorded based on the carrying amount of the software surrendered, which is likely zero. In accordance with this policy, nothing has been recognized in the financial statements for the two years ended May 31, 2002.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(h) Research and Development

      Software development costs are expensed as incurred unless they meet the following generally accepted accounting criteria for deferral and amortization: (a) the product or process is clearly defined and the costs attributable thereto can be identified; (b) the technical feasibility of the product or process has been established; (c) the management of the enterprise has indicated its intention to produce and market, or use, the product or process; (d) the future market for the product or process is clearly defined or, if it is to be used internally rather than sold, its usefulness to the enterprise has been established; and (e) adequate resources exist, or are expected to be available, to complete the project. Software development costs incurred prior to the establishment of technological feasibility do not meet these criteria and are expensed as incurred. Research costs are expensed as incurred. No software development costs incurred to date meet the criteria for deferral and amortization.

     (i)     Advertising

      Advertising costs are expensed as incurred. Advertising costs amounted to $11,492 for the year ended May 31, 2002 (May 31, 2001 — $19,973).

     (j)     Investment Tax Credits

      Investment tax credits are accounted for using the cost reduction approach whereby they are recorded as a reduction of the related expense or the cost of the assets acquired when there is reasonable assurance that they will be realized.

     (k)     Government Assistance

      Government assistance is recorded as a reduction of the related expense or the cost of the assets acquired. Government assistance is recorded in the accounts when reasonable assurance exists that the Company has complied with the terms and conditions of the approved grant program.

     (l)     Foreign Currency Translation

      The accounts of the Company’s self-sustaining foreign operations are translated into Canadian dollars using the current rate method. Assets and liabilities are translated at rates of exchange at the balance sheet date and revenue and expenses are translated at average exchange rates. Gains and losses arising from the translation of financial statements of foreign operations are deferred and included as a separate component of shareholders’ equity (deficiency).

      Monetary assets and liabilities of the Company’s integrated foreign operation are translated into Canadian dollars at exchange rates in effect as at the balance sheet date. Non-monetary assets and liabilities are translated at historic exchange rates and revenues and expenses are translated at average exchange rates prevailing during the period. Exchange gains and losses are reflected in the consolidated statement of operations.

     (m)     Income Taxes

      Income taxes are accounted for under the asset and liability method. Future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. When necessary, a valuation allowance is recorded to reduce tax assets to an amount for which realization is more likely than not. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     (n)     Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates. Significant management estimates include assumptions used in estimating investment tax credits receivable. Receipt of these credits is dependent on Canada Customs and Revenue Agency’s review and acceptance of the eligibility of expenditures. In addition, significant management estimates were involved in determining the fair value of Zim Technologies do Brasil Ltda.’s customer list.

     (o)     Changes in Accounting Policy

     Earnings Per Share

      Basic earnings per share are computed by dividing net earnings by the weighted average shares outstanding during the reporting period.

      As a result of the new Canadian Institute of Chartered Accountants (CICA) Handbook Section 3500 “Earnings per share,” the Company is required to retroactively use the treasury stock method for calculating diluted earnings per share. Under the treasury stock method, diluted earnings per share are computed similar to basic earnings per share except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of stock options, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options were exercised and that the proceeds were used to acquire shares of common stock at the average market price during the reporting period. Previously reported diluted earnings per share have been restated to reflect this change.

     Business Combinations and Goodwill

      In September 2001, the CICA issued Handbook Sections 1581 “Business Combinations” and 3062 “Goodwill and Other Intangible Assets.” The new standards mandate the purchase method of accounting for business combinations and require that goodwill no longer be amortized but tested for impairment at least annually. The new standards are substantially consistent with US GAAP.

      Effective July 1, 2001 and for the remainder of the fiscal year, goodwill acquired in business combinations completed after June 30, 2001 was not amortized. In addition, the criteria for recognition of intangible assets apart from goodwill has been applied to business combinations after June 30, 2001.

      In connection with Section 3062’s transitional goodwill impairment evaluation, the Company is required to assess whether goodwill is impaired as of June 1, 2002. The Company has up to six months to determine the fair value of its reporting units and compare that to the carrying amounts of the reporting units. To the extent a reporting unit’s carrying amount exceeds its fair value, the Company must perform a second step to measure the amount of the impairment in a manner similar to a purchase price allocation. This second step is to be completed no later than May 31, 2003. Any transitional impairment will be recognized as an effect of a change in accounting principle and will be charged to opening deficit as of June 1, 2002.

      As of May 31, 2002, the Company has unamortized goodwill of $459,127 which is subject to the transitional provisions of Section 3062. Goodwill was not amortized during the period ended May 31, 2002. Because of the extensive effort required to comply with the remaining provisions of Section 3062, the Company has not estimated the impact of these provisions on its financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Stock Based Compensation

      In December, 2001, the CICA issued Handbook Section 3870, which establishes standards for recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. For stock options granted to employees, the Company will adopt the intrinsic value method of accounting whereby compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The standard is effective for the Company’s fiscal year beginning June 1, 2002 for awards granted on or after that date.

2.     Acquisition and Disposal

     (a)     Acquisition of ZTI do Brasil Ltda.

      Effective August 1, 2001, the Company acquired 100% of the issued and outstanding common shares of its South American distributor, ZTI do Brasil Ltda. Upon acquisition, ZTI do Brasil Ltda.’s name was changed to Zim Technologies do Brasil Ltda. This acquisition provided the Company with the opportunity to share in 100% of Zim Technologies do Brasil Ltda.’s profits and losses. The transaction has been accounted for using the purchase method, whereby the cost of acquisition is allocated to the identifiable assets acquired and liabilities assumed using estimates of their fair value. The goodwill recorded for Zim Technologies do Brasil Ltda. is not tax deductible.

      The total cost of the acquisition was allocated to the assets acquired and liabilities assumed as follows:

Assets acquired:
Cash	$198,496
Other current assets	127,127
Property and equipment	54,490
Customer list	94,600
Goodwill	476,596

951,309
Liabilities assumed:
Current liabilities	664,105

$287,204

Consideration given:
Cash	$287,204

      In accordance with the Company’s accounting policy, goodwill that arose in acquisitions subsequent to June 30, 2001 has not been amortized. All of the Company’s goodwill arose on the acquisition of ZTI do Brasil Ltda. which occurred on August 1, 2001. As a result there is no impact on the Company’s net loss or loss per share in prior periods as a result of ceasing to amortize goodwill.

     Contingent Consideration

      At May 31, 2002, cash consideration in the amount of $200,000 was payable to the previous shareholders of Zim Technologies do Brasil Ltda. in the event the Company was not a reporting issuer in Ontario with its common shares listed on any North American stock exchange on or before December 31, 2002. During December 2002, the Company entered into an agreement to settle the contingency through the issuance of 300,000 stock options as well as employment contracts for two years for one shareholder

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and one year for the other. 100,000 options, which are subject to the approval of the Board of Directors, will be granted with an exercise price of $1.10, a contractual life of 3 years and immediate vesting. The remaining 200,000 options, which are subject to the approval of the Board of Directors, will be granted with an exercise price equal to the fair market value of the Company’s stock at the date of grant, a contractual life of 3 years and immediate vesting. As of the date of these financial statements the contingent consideration has not been recorded as the likelihood of payment was not determinable. Goodwill will be adjusted to reflect the settlement of the contingency through the granting of employment contracts and the issuance of options in December 2002.

     Supplemental Pro Forma Information

      Had the acquisition of Zim Technologies do Brasil Ltda. occurred on June 1, 2001 the proforma combined revenue and net loss of the Company at May 31, 2002 would have been $3,377,222 and $6,437,461, respectively.

      Had the acquisition of Zim Technologies do Brasil Ltda. occurred on June 1, 2000 the proforma combined revenue and net loss of the Company at May 31, 2001 would have been $2,973,193 and $4,342,893, respectively.

     (b)     Disposal of Zim Technologies (B’Dos) Ltd.

      In June 2001, the Company disposed of its 100% interest in Zim Technologies (B’Dos) Ltd.

      The total cost of the disposal has been allocated to the assets disposed of and liabilities transferred as follows:

Assets disposed of:
Cash	$3,387
Other current assets	13,425
Property and equipment	26,012

42,824
Liabilities transferred:
Current liabilities	44,840

(2,016)
Consideration received — cash	1

Gain on disposal	$2,017

3.     Accounts Receivable

	2002	2001

Trade accounts receivable	$345,884	$299,580
Allowance for doubtful accounts	(92,911)	—
Other	18,080	15,163

	$271,053	$314,743

      Included in other accounts receivable at May 31, 2002 is $7,306 (2001 — $Nil) due from an officer and significant shareholder of the Company.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.     Property and Equipment

		Accumulated	Net Book
May 31, 2002	Cost	Depreciation	Value

Computer equipment	$817,356	$476,641	$340,715
Software	58,225	17,206	41,019
Office furniture and equipment	171,158	68,772	102,386
Voice communications equipment	21,329	6,867	14,462
Automobile	12,630	2,217	10,413
Leasehold improvements	146,457	96,282	50,175
Office furniture and equipment under capital leases	187,111	101,737	85,374

	$1,414,266	$769,722	$644,544

		Accumulated	Net Book
May 31, 2001	Cost	Depreciation	Value

Computer equipment	$570,394	$404,188	$166,206
Office furniture and equipment	111,970	59,439	52,531
Automobiles	47,727	35,357	12,370
Leasehold improvements	133,265	66,136	67,129
Office furniture and equipment under capital leases	187,111	64,092	123,019

	$1,050,467	$629,212	$421,255

5.     Bank Loan

	2002	2001

Demand loan bearing interest at prime, with scheduled monthly principal payments of $3,750 plus interest, maturing October 15, 2002	$—	$63,332

      The demand loan was secured by a pledge on the liquid assets of the Company.

      At May 31, 2002, the Company has no available line of credit.

6.     Accrued Liabilities

	2002	2001

Employee related accruals	$174,924	$140,238
Professional fees	102,247	149,888
Severance	137,653	—
Withholding tax accrual	110,000	150,000
Other	26,133	48,547

	$550,957	$488,673

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.     Capital Lease Obligations

	2002	2001

Year ended May 31:
2002	$—	$61,522
2003	59,135	59,135
2004	17,968	17,968

	77,103	138,625
Less amount representing interest (with interest rates varying between 13% and 17%)	7,809	22,525

Present value of net minimum lease payments	69,294	116,100
Current portion of obligations under capital leases	51,919	46,806

	$17,375	$69,294

8.     Related Party Transactions

     (a)     Due to Related Parties

      The amounts due to related parties represent cash advances from an officer of the Company who is a significant shareholder and a holding company that is owned by the spouse of the significant shareholder. The amounts bear interest at 5% per annum and are due on demand. $7,945, which represents the interest on the amounts due to related parties, has been included in accrued liabilities.

     (b)     Transactions with Related Parties

      Prior to May 31, 2001, the Company leased premises from a shareholder. During the year ended May 31, 2002, lease payments of $Nil (2001 — $100,600) were incurred under the terms of this lease.

      During the year ended May 31, 2001, the Company issued 1,550,000 common shares to a related party to cancel a software development contract which would have required the Company to make future software royalty payments. The common shares were valued at $186,000 which represents the fair value of the shares.

      During the year ended May 31, 2001, the Company borrowed funds from the then controlling shareholder. The loans were non-interest bearing and had no fixed terms of repayment. At May 31, 2001, all such amounts had been repaid.

      On June 1, 2001, the Company acquired certain technology from two employees in exchange for 2,000,000 common shares. The common shares were valued at $2,000,000 which represents the fair value of the shares.

      In June, 2001, the Company sold its 100% interest in Zim Technologies (B’dos) Ltd. to a shareholder of the Company whose son is a significant shareholder of the Company.

9.     Share Capital

(a) Authorized

     Unlimited number of shares without par value:

      Preferred shares, bearing a non-cumulative dividend at a rate to be determined by the Board of Directors and redeemable for $1 per share.

      Special shares, non-voting, non-participating, convertible into common shares on a one-for-one basis at any time at the option of the holder and automatically on the earlier of (i) the fifth day following the

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

date of issuance of a receipt for a final prospectus qualifying the common shares issuable upon conversion of the special shares; and (ii) June 1, 2004.

      Common Shares

(b) Issued and Outstanding

	Number
	of Shares	Amount

Special shares:
Balance, June 1, 2001	—	$—
Issued for cash	5,010,500	5,110,500
Converted from common shares	153,000	153,000

Balance, May 31, 2002	5,163,500	5,263,500
Common shares:
Balance, May 31, 2000	5,989,524	1,296,572
Issued for cash	19,920,657	2,635,825
Issued for services	405,000	53,000
Issued on conversion of amounts due to related party	3,473,740	459,623
Issued in exchange for future royalty stream	1,550,000	186,000
Redemption of shares	(4,000)	(850)

Balance, May 31, 2001	31,334,921	4,630,170
Issued for cash	2,000	1,050
Issued in exchange for technology	2,000,000	2,000,000
Converted to special shares	(153,000)	(153,000)

Balance, May 31, 2002	33,183,921	6,478,220

		$11,741,720

      During the year ended May 31, 2002, the Company issued 4,010,500 special shares in respect of a cash subscription of $4,010,500 received prior to May 31, 2001.

      In addition during 2002, the Company redeemed Nil (2001 — 4,000) common shares for cash consideration of $ Nil (2001 — $1,000).

      Included in selling, general and administrative expenses for the year ended May 31, 2001 is a non-cash expense of $186,000 which represents the fair value of common shares issued to cancel a contract which would have required the Company to make future software royalty payments.

      Included in research and development expenses for the year ended May 31, 2002 is a non-cash expense of $2,000,000 which represents the fair value of common shares issued in exchange for acquired technology.

     (c)     Contributed Surplus

      Included in contributed surplus and selling, general and administrative expenses for the year ended May 31, 2002 is a non-cash compensation expense of $163,324 (2001 — $1,339,833) which represents the fair value of stock options issued to non-employees.

10.     Stock Options

      Under the Company’s Stock Option Plan, the Company may grant options to its officers, directors and employees for up to 10,000,000 common shares. Stock options are granted with an exercise price equal to

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the stock’s fair market value at the date of grant as determined by the Board of Directors. Options are granted periodically and both the maximum term of an option and the vesting period are set at the Board’s discretion.

      In addition to options granted under the Company’s Stock Option Plan, 8,293,333 options were granted to officers, directors, employees and advisory board members outside of the Plan. 8,103,333 options were granted with an exercise price of $1.00, 200,000 were granted with an exercise price of $0.50 and 10,000 with an exercise price of $1.00 were cancelled. The options have a term of either 3 or 4 years and vest immediately.

      A summary of the status of the stock options is as follows:

	May 31, 2002		May 31, 2001

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Options outstanding, beginning of period	11,806,833	$0.98	3,704,500	$0.11
Granted	4,153,332	1.06	11,593,333	0.98
Exercised	(2,000)	0.53	(3,255,000)	(0.04)
Forfeited	(651,500)	0.97	(236,000)	(0.58)

Options outstanding, end of period	15,306,665	$1.00	11,806,833	$0.98

      At May 31, 2002, there were 15,306,665 (May 31, 2001 — 11,806,833) options exercisable with a weighted average exercise price of $1.00 (May 31, 2001 — $0.98).

      The following table summarizes information about stock options outstanding at May 31, 2002:

Options Outstanding				Options Exercisable

		Weighted
		Average	Weighted		Weighted
Range	Number	Remaining	Average	Number	Average
of Exercise	Outstanding	Contractual	Exercise	Exercisable	Exercise
Prices	at 5/31/02	Life	Price	at 5/31/02	Price

$0.25	125,000	2.37 years	$0.25	125,000	$0.25
0.45 – 0.60	285,000	2.12 years	0.50	285,000	0.50
0.75 – 1.75	14,896,665	2.03 years	1.01	14,896,665	1.01

	15,306,665		$1.00	15,306,665	$1.00

      During the year ended May 31, 2002, the Company modified the terms of certain stock options granted to employees to allow them to retain the award upon a change in status from employee to non-employee.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.     Income Taxes

      Income tax expense varies from the amount that would be computed by applying the basic federal and provincial income tax rates to loss before taxes, as follows:

	2002	2001

Tax rate	40.66%	42.12%
Expected Canadian income tax recovery	$(2,590,199)	$(1,875,880)
Decrease resulting from:
Change in valuation allowance for originating temporary differences and loss carryforwards	1,415,000	816,000
Acquired technology	813,000	—
Difference between Canadian and foreign tax rates	192,000	207,000
Adjustments to opening future tax asset for changes in tax laws and rates	—	276,000
Non-deductible stock option benefits	66,000	564,300
Other	189,865	12,580

	$85,666	$—

      The change in valuation allowance for originating temporary differences and loss carryforwards is calculated in the reconciliation above using the rate shown in the table. The rate at which such amounts may be realized as disclosed as part of the future tax asset and related valuation allowance takes into account the enacted tax rate decreases over the expected period of realization.

      Income tax expense of $85,666 for the year ended May 31, 2002 relates to income taxes paid by the Company’s Brazilian subsidiary.

      Future income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The tax effects of temporary differences that gave rise to significant portions of the future tax asset and future tax liability are as follows:

	2002	2001

Future tax asset:
Loss carryforwards	$1,960,000	$1,195,000
Property and equipment — differences in net book value and undepreciated capital cost	76,000	113,000
Scientific research and experimental development — amounts deductible for tax in excess of amounts deductible for accounting	355,000	88,000
Other	103,000	50,000

Total gross future tax asset	2,494,000	1,446,000
Less valuation allowance	(2,494,000)	(1,446,000)

Net future tax asset	$—	$—

      The differences in the amounts deductible for tax and accounting purposes relate primarily to differences in the values of property and equipment on these bases and undeducted scientific research expenditures.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company’s year end for tax purposes is December 31. The Company has federal and provincial non-capital losses available to reduce taxable income in Canada which expire on December 31 of the following years:

	Federal	Provincial

2004	$45,000	$96,000
2005	1,060,000	1,108,000
2006	430,000	483,000
2007	439,000	439,000
2008	2,837,000	2,837,000
2009	1,657,000	1,657,000

	$6,468,000	$6,620,000

      At December 31, 2001, the Company had accumulated unclaimed scientific research and experimental development deductions of approximately $944,000. This amount can be carried forward indefinitely to reduce taxes payable in future years.

12.     Loss Per Share

      For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options and the special shares been converted, the effect on the loss per share would be anti-dilutive.

      The following securities could potentially dilute basic earnings per share in the future but have not been included in diluted earnings per share because their effect was antidilutive:

	2002	2001

Stock options	15,306,665	11,806,833
Special shares	5,163,500	—

13.     Change in Non-cash Operating Working Capital

	2002	2001

Accounts receivable	$234,656	$243,704
Investment tax credits receivable	(395,547)	66,324
Prepaid expenses	9,023	(19,928)
Accounts payable	(394,663)	(398,137)
Accrued liabilities	(10,244)	339,327
Deferred revenue	(133,418)	(216,562)

	$(690,193)	$14,728

14.     Financial Instruments

Risk Management Activities

      The Company operates internationally, giving rise to significant exposure to market risks from changes in foreign exchange rates.

Foreign Exchange Risk Management

      Accounts receivable at May 31, 2002 include amounts receivable in US dollars of $100,788 (2001 — $181,040) and amounts receivable in Brazilian Reals of R$314,272 (2001 — R$Nil). Accounts payable at

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

May 31, 2002 included $741 (2001 — $31,096) payable in US dollars and R$108,840 (2001 — R$Nil) payable in Brazilian Reals.

Concentrations of Credit Risk

      The Company is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments. Credit exposure is minimized by dealing with only creditworthy counterparties in accordance with established credit approval policies.

      Concentrations of credit risk in accounts receivable are indicated below by the percentage of the total balance receivable from customers in the specified geographic area.

	May 31,	May 31,
	2002	2001

Canada	8%	14%
North and South America, excluding Canada	83%	63%
Europe	6%	21%
Other	3%	2%

Fair Values

      The carrying values of cash and cash equivalents, accounts receivable, investment tax credits receivable, bank loans, accounts payable, accrued liabilities and due to related parties approximate their fair value due to the relatively short periods to maturity of the instruments. The fair values of other financial assets and liabilities included in the consolidated balance sheet are as follows:

	May 31, 2002		May 31, 2001

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Capital lease obligations	$69,294	$68,698	$116,100	$104,326

      The following methods and assumptions were used to estimate fair value of each class of financial instrument:

      Capital lease obligations — at the present value of contractual future payments, discounted at the current market rates of interest available to the Company for the same or similar debt instruments.

15.     Commitments and Contingencies

              (a)     Operating Lease Commitments

      The Company has the following lease commitments relating to facilities and equipment:

2003	$174,000
2004	148,400
2005	144,700
2006	149,200
2007	151,300
Thereafter	25,200

$792,800

      For the year ended May 31, 2002, rent expense was $277,223 (2001 — $288,776).

              (b)     Legal Proceedings

      The Company’s Brazilian subsidiary is a defendant in a suit that alleges, among other things, a breach in a distribution agreement. The plaintiff is seeking damages in an amount equivalent to three months of

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the subsidiary’s gross sales of approximately R$500,000 (CDN$303,100). The Company believes that it has meritorious defenses to this claim and intends to vigorously defend itself. The Company has also filed a counter-claim against the plaintiff for approximately Reals R$2,475,255 (CDN$1,500,500) for unpaid royalties due to the Company’s Brazilian subsidiary under the terminated distribution agreement.

      The dispute arises out of a 1996 distribution agreement between ZTI do Brasil and the plaintiff which provided for the sale of software licenses and related maintenance agreements and the payment of royalties by the distributor to ZTI do Brasil. By late 1998, the plaintiff was in default of its royalty obligations. After attempts to negotiate a resolution proved unsuccessful, ZTI do Brasil terminated the distribution agreement. Several attempts to negotiate a settlement have been unsuccessful and both suits remain unsettled before the 21st Civil Court of Sao Paulo, Brazil.

      The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

(c) Government Assistance

      During the year ended May 31, 2002, the Company received $122,962 from the Canadian International Development Agency for the purpose of undertaking a viability study of acquiring Zim Technologies do Brasil Ltda. The amount has been recorded in the consolidated statement of operations as a reduction in selling, general and administrative expenses. The amount is repayable, based on 1% of Zim Technologies do Brasil Ltda.’s revenues from July 23, 2001 to May 31, 2005 to a maximum of $122,962, if revenues realized by Zim Technologies do Brasil Ltda. exceed $5,000,000 cumulatively.

16.     Segment Reporting

      Management has determined that the Company operates in one dominant industry segment, which involves providing enterprise software for designing, developing and manipulating database systems and applications.

      The following table sets forth external revenues attributable to geographic areas based on the location of the customer:

	2002	2001

Canada	$262,204	$384,054
United States	457,817	210,641
Brazil	1,646,202	620,437
Australia	192,316	206,187
Denmark	82,129	150,773
Europe	550,925	—
Other	14,471	—

	$3,206,064	$1,572,092

      The following tables set forth consolidated assets located in different geographic area:

May 31, 2002	Canada	Brazil	Barbados	Total

Property and equipment	$594,040	$50,504	$—	$644,544
Maintenance contracts	—	61,850	—	61,850
Goodwill	—	459,127	—	459,127
Current assets				1,445,023

				$2,610,544

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

May 31, 2001	Canada	Brazil	Barbados	Total

Property and equipment	$395,243	$—	$26,012	$421,255
Current assets				3,902,226

				$4,323,481

17.     Subsequent Events

      On August 29, 2002, a related party loaned the Company $400,000. The loan bears interest at 5% per annum and is due on demand.

      The Company has entered into a letter of intent to sell all of its outstanding common shares to Private Capital Investors, Inc. (“PCI”) in exchange for 96.15% of the outstanding shares of PCI. As the Company’s shareholders will control PCI subsequent to the share exchange, the acquisition will be accounted for as a reverse takeover of PCI by the Company. PCI is a public company in the United States by virtue of the registration of its common stock under the Securities Exchange Act of 1934.

18.     United States Accounting Principles

      The financial statements presented herein have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”). The significant differences between Canadian and US GAAP and their effect on the consolidated financial statements of the Company are described below:

     Consolidated Statement of Operations

      The following table reconciles net loss as reported in the accompanying consolidated statement of operations to net loss that would have been reported had the consolidated financial statements been prepared in accordance with US GAAP:

	2002	2001

Net loss in accordance with Canadian GAAP	$(6,336,784)	$(4,453,657)
Compensation expense(i)	(639,494)	—

Net loss in accordance with US GAAP	(6,976,278)	(4,453,657)
Other comprehensive loss:
Foreign currency translation adjustment	6,490	—

Comprehensive loss in accordance with US GAAP	$(6,969,788)	$(4,453,657)

Loss per share — basic and fully diluted	$(0.21)	$(0.31)

Shareholders’ equity in accordance with Canadian GAAP	$(91,180)	$2,974,740
Compensation expense(i)	(639,494)	—

Shareholders’ equity in accordance with US GAAP	$(730,674)	$2,974,740

(i)	As described in note 10, during the year ended May 31, 2002, the Company modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. Under US GAAP, if the original terms of a stock option require forfeiture upon a change of status from employee to non-employee and the individual retains the award, then compensation cost measured at the date of change in status is recognized in full over the remaining vesting period. As a result, the Company will record a non-cash compensation charge of $639,494 to be reflected in earnings. No such charge is required to be recorded by the Company under Canadian GAAP.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Disclosures Required Under US GAAP

(a)	Stock Based Compensation

      The Company measures compensation costs related to stock options granted to employees using the intrinsic value method as prescribed by APB Opinion 25, “Accounting for Stock Issued to Employees” as permitted by SFAS No. 123. However, SFAS No. 123 does require the disclosure of pro forma net loss and net loss per share information as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123. Accordingly, the fair value of the options issued was determined using the Black-Scholes option pricing model (excluding a volatility assumption) with the following assumptions: risk-free interest rate of 3.38% to 5.24% (2001 — 4.93% to 5.52%), expected dividend yield 0% (2001 — 0%), and an expected life of 2 years (2001 — 3 years).

      The weighted average grant date fair values of options issued was $0.08 per share (2001 — $0.14 per share). Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company’s net income would have been reduced to the pro forma amounts indicated below:

	2002	2001

Net loss: As reported under US GAAP	$(6,976,278)	$(4,453,657)
Pro forma	(7,293,156)	(5,731,440)

     (b)     Accumulated Other Comprehensive Loss

	2002	2001

Opening balance of foreign currency translation account	$—	$—
Foreign currency translation account	6,490	—

Accumulated other comprehensive income	$6,490	$—

     (c)     New US Accounting Pronouncements

      In July 2001, the FASB issued Statement No. 141 “Business Combinations” and Statement No. 142 “Goodwill and Intangible Assets.” These statements are substantially consistent with CICA Sections 1581 and 3062 (refer to note 1(m)) except that under US GAAP, any transitional impairment charge is recognized in earnings as a cumulative effect of a change in accounting principle. Under Canadian GAAP, the cumulative adjustment is recognized in opening deficit.

      In October 2001, FASB issued Statement No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” which retains the fundamental provisions of SFAS 121 for recognizing and measuring impairment losses of long-lived assets other than goodwill. Statement 144 also broadens the definition of discontinued operations to include all distinguishable components of an entity that will be eliminated from ongoing operations. This Statement is effective for the Company’s fiscal year commencing June 1, 2002, to be applied prospectively. The Company expects the adoption of this standard will have no material impact on its financial position, results of operations or cash flows.

      In July 2002, FASB issued Statement No. 146 “Accounting for Costs Associated with Exit or Disposal Activities, “ which addresses financial accounting and reporting for costs associated with exit or disposal activities. SFAS 146 requires that a liability be recognized for those costs only when the liability is incurred and establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002.

Annex F

INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF

ZIM TECHNOLOGIES

INTERNATIONAL INC.

Six months ended November 30, 2002 and 2001

ZIM TECHNOLOGIES INTERNATIONAL INC.

INTERIM CONSOLIDATED BALANCE SHEET

(Unaudited)
(Expressed in Canadian dollars)

	November 30,	May 31,
	2002	2002

ASSETS
Current assets:
Cash and cash equivalents (note 2)	$644,091	$716,468
Accounts receivable	337,594	271,053
Investment tax credits receivable	151,479	409,104
Inventory	6,645	—
Prepaid expenses	40,299	48,398

	1,180,108	1,445,023
Property and equipment	479,530	644,544
Customer list (note 3)	45,700	61,850
Goodwill	459,127	459,127

	$2,164,465	$2,610,544

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$157,990	$175,991
Accrued liabilities	390,057	550,957
Deferred revenue	311,303	505,482
Current portion of capital lease obligations	31,541	51,919
Due to related parties (note 4)	2,300,000	1,400,000

	3,190,891	2,684,349
Capital lease obligations	—	17,375
Shareholders’ deficiency	(1,026,426)	(91,180)
Future operations (note 1(b))
Commitments and contingencies (note 7)
Subsequent events (note 9)

	$2,164,465	$2,610,544

See accompanying notes to interim consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Expressed in Canadian dollars)

	Three Months Ended		Six Months Ended
	November 30,		November 30,

	2002	2001	2002	2001

Revenues:
Software	$344,914	$603,104	$548,183	$1,070,657
Maintenance	302,880	339,510	647,515	587,723
Consulting	24,683	72,160	54,628	87,332

	672,477	1,014,774	1,250,326	1,745,712
Costs and expenses (income):
Selling, general and administrative (note 5(c))	945,651	1,294,306	1,700,485	2,597,096
Depreciation of property and equipment	75,770	61,814	153,114	116,233
Cost of software revenues	37,459	56,909	80,713	74,909
Interest	12,778	5,540	32,945	16,626
Amortization of customer list	7,200	9,825	16,150	13,100
Other	—	847	(783)	—
Foreign exchange gain	(4,852)	(9,630)	(7,389)	(19,374)
Research and development, net of investment tax credits of $214,811 (2001 — $Nil) (note 5(b))	231,975	510,839	228,262	2,994,012

	1,305,981	1,930,450	2,203,497	5,792,602

Loss before income taxes	(633,504)	(915,676)	(953,171)	(4,046,890)
Income taxes	—	57,749	—	71,278

Net loss	$(633,504)	$(973,425)	$(953,171)	$(4,118,168)

Loss per share — basic and fully diluted (note 6)	$(0.02)	$(0.03)	$(0.03)	$(0.12)

Weighted average number of shares outstanding	33,183,921	33,181,921	33,183,921	33,215,304

See accompanying notes to interim consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIENCY)

(Unaudited)
(Expressed in Canadian dollars)

				Foreign		Total
	Share	Share	Contributed	Currency		Shareholders’
	Capital	Subscriptions	Surplus	Translation		Equity
	(Note 5(a))	Received	(Note 5(c))	Adjustment	Deficit	(Deficiency)

Balance, May 31, 2000	$1,296,572	$—	$—	$—	$(2,551,956)	$(1,255,384)
Shares issued	3,334,448	—	—	—	—	3,334,448
Share subscriptions received	—	4,010,500	—	—	—	4,010,500
Shares redeemed	(850)	—	—	—	(150)	(1,000)
Stock options issued to non-employees	—	—	1,339,833	—	—	1,339,833
Net loss for the year	—	—	—	—	(4,453,657)	(4,453,657)

Balance, May 31, 2001	4,630,170	4,010,500	1,339,833	—	(7,005,763)	2,974,740
Shares issued	7,111,550	(4,010,500)	—	—	—	3,101,050
Stock options issued to non-employees	—	—	163,324	—	—	163,324
Currency translation	—	—	—	6,490	—	6,490
Net loss for the year	—	—	—	—	(6,336,784)	(6,336,784)

Balance, May 31, 2002	11,741,720	—	1,503,157	6,490	(13,342,547)	(91,180)
Modification of outstanding stock options	—	—	21,987	—	—	21,987
Currency translation	—	—	—	(4,062)	—	(4,062)
Net loss for the period	—	—	—	—	(953,171)	(953,171)

Balance, November 30, 2002	$11,741,720	$—	$1,525,144	$2,428	$(14,295,718)	$(1,026,426)

See accompanying notes to interim consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
(Expressed in Canadian dollars)

	Three Months Ended		Six Months Ended
	November 30,		November 30,

	2002	2001	2002	2001

Cash flows from operating activities:
Net loss	$(633,504)	$(973,425)	$(953,171)	$(4,118,168)
Items not involving cash:
Depreciation of property and equipment	75,770	61,814	153,114	116,233
Amortization of customer list	7,200	9,825	16,150	13,100
Loss (gain) on disposal of property and equipment	(2,368)	—	464	—
Compensation expense	21,987	57,325	21,987	163,324
Common shares issued for acquired technology	—	—	—	2,000,000
Gain on disposal of Zim Technologies (B’Dos) Ltd.	—	—	—	(2,017)
Provision for losses on accounts receivable	—	—	—	(31,520)
Change in non-cash operating working capital	(68,636)	(374,935)	(175,103)	(814,143)

	(599,551)	(1,219,396)	(936,559)	(2,673,191)
Cash flows from investing activities:
Purchase of property and equipment	(6,394)	(68,012)	(10,894)	(249,326)
Proceeds from disposal of property and equipment	2,367	—	3,194	—
Acquisition of ZTI do Brasil Ltda., net of cash	—	—	—	(88,708)
Disposition of Zim Technologies (B’Dos) Ltd.	—	—	—	(3,386)

	(4,027)	(68,012)	(7,700)	(341,420)
Cash flows from financing activities:
Repayment of capital lease obligations	(24,925)	(11,476)	(37,753)	(22,534)
Net proceeds from due to related party	500,000	—	900,000	—
Net proceeds from repayment of bank loans	—	(9,750)	—	(17,417)

	475,075	(21,226)	862,247	(39,951)
Effect of currency translation on cash balances	2,731	(6,371)	9,635	12,132

Decrease in cash and cash equivalents	(125,772)	(1,315,005)	(72,377)	(3,042,430)
Cash and cash equivalents, beginning of year	769,863	1,801,643	716,468	3,529,068

Cash and cash equivalents, end of year	$644,091	$486,638	$644,091	$486,638

Supplemental cash flow disclosure:
Interest paid (recovered)	$(2,891)	$5,540	$(5,558)	$16,626

See accompanying notes to interim consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)
Six months ended November 30, 2002 and 2001 and
three months ended November 30, 2002 and 2001
(Expressed in Canadian dollars)

      ZIM Technologies International Inc. (the “Company”) was incorporated under the Canada Business Corporations Act on November 13, 1997 to provide enterprise-class software and tools for designing, developing and manipulating database systems and applications. The Company has built upon its core database technology to create an innovative solution to provide wireless data services and systems that enable people to engage in remote or mobile decision-making based on real-time interactive data communications and transactions.

1.     Significant Accounting Policies

     (a)     Basis of Presentation

      The accompanying unaudited financial statements are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) for interim financial statements and do not include all the information required for complete financial statements. They are consistent with the policies outlined in the Company’s audited financial statements for the year ended May 31, 2002. The interim financial statements and related notes should be read in conjunction with the Company’s audited financial statements for the year ended May 31, 2002. When necessary, the financial statements include amounts based on informed estimates and best judgements of management. The results of operations for the interim periods reported are not necessarily indicative of results to be expected for the year. In the opinion of management, the interim financial statements include all adjustments necessary in order to make the financial statements not misleading.

     (b)     Future Operations

      These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the Company will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. At November 30, 2002, the Company has negative working capital of $2,010,783, has incurred a loss of $953,171 for the six months then ended and has had losses during the last five years. In addition, the Company generated negative cash flow from operations of $936,559 for the six months ended November 30, 2002 and has generated negative cash flows during the last 5 years. The Company has accumulated losses of $14,295,718 as of November 30, 2002 and a deficiency in shareholders’ equity of $1,026,426.

      The Company’s management team has focused the direction of the Company from a mature database and application development technology player to a provider of interactive mobile messaging for enterprise database systems. To establish the interactive mobile messaging, the Company needs to complete the development of the software which will require substantial funds in the short-term.

      All of the factors above raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans to address these issues include continuing to raise capital through the private placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The Company’s ability to continue as a going concern is subject to management’s ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Company’s position and/or results of operations and may necessitate a reduction in operating activities. The consolidated financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

      In the longer term, the Company has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Company’s future capital requirements will depend on many factors, including, but not

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favourable to the Company.

     (c)     Principles of Consolidation

      The consolidated financial statements include the financial statements of ZIM Technologies International Inc. and its wholly-owned subsidiary, Zim Technologies do Brasil Ltda. from the date of acquisition on August 1, 2001.

     (d)     Inventory

      Software inventory is carried at the lower of cost and net realizable value.

     (e)     Goodwill

      In accordance with CICA Handbook Section 3062 “Goodwill and Other Intangible Assets”, goodwill is not amortized but tested for impairment at least annually. The impairment test is carried out in two steps. In the first step the carrying amount of the reporting unit is compared with its fair value. When the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of the impairment test is not necessary.

      The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination (that is, goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable tangible and intangible assets acquired, less liabilities assumed, based on their fair values), using the fair value of the reporting unit as if it was the purchase price. When the carrying amount of reporting unit goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of operations.

      The Company has adopted Section 3062 effective June 1, 2002. As of the date of adoption, the Company had unamortized goodwill of $459,127 which is no longer being amortized. The Company determined as of the date of adoption that it has two reporting units — ZIM Technologies International Inc. and Zim Technologies do Brasil Ltda. — that are also reportable segments. The Company allocated assets (including goodwill) and liabilities to Zim Technologies do Brasil Ltda., and conducted the first step of the transitional goodwill impairment test as of the date of the date of adoption. The fair value of the reporting unit was determined by estimating the present value of future cash flows. Based on this test, the Company determined that goodwill of Zim Technologies do Brasil Ltda. was impaired as at the date of adoption; accordingly, a transitional goodwill impairment loss will need to be recognized in Zim Technologies do Brasil Ltda. The Company must still perform the second step of the transitional impairment test but based preliminary analysis, the Company estimates that as a result of adoption of Section 3062, goodwill will be reduced in the range of $175,000 to $300,000.

     (f)     Revenue Recognition

      The Company recognizes software revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, issued by the American Institute of Certified Public Accountants. The Company earns revenue primarily from licensing the rights to its software products to end users and from sublicense fees from resellers. The Company also generates revenue from consulting and maintenance.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Direct Channels

      Revenues from perpetual software license agreements are recognized as revenue when all of the following criteria have been met: (i) persuasive evidence of an arrangement exist, which in the company’s case is evidenced when a purchase order has been received; (ii) delivery has occurred which for the company is evidenced by the software being shipped; (iii) the fee is fixed and determinable; and (iv) collection of the resulting receivable is reasonably assured.

      At the time of the transaction, management assesses whether the fee associated with its revenue transactions is fixed and determinable and whether or not collection is reasonably assured. Management assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due outside of the Company’s normal payment terms of 30 to 90 days from invoice date, which happens from time to time in Brazil, the fee is accounted for as not being fixed and determinable. In these cases, revenue is recognized as the fees become due. Management assesses collectibility by reviewing the credit history of repeat customers and performing credit checks on new customers.

      Maintenance contracts, which are generally one year in length, entitle the customer to telephone support, bug fixing and the right to receive preferential pricing for software updates when-and-if available. Revenue from maintenance contracts, including product support included in initial license fees, is recognized ratably over the annual contract period. Billings from maintenance contracts is excess of revenue earned are recorded as deferred revenue.

      Consulting revenue, which represents services provided on a per diem basis to customers, is recognized as the services are performed as there are no customer acceptance provisions involved in these types of arrangements.

      For contracts with multiple obligations (e.g., deliverable and undeliverable products, support obligations, consulting services), the Company recognizes revenue using the residual method. Under this method, the total fair value of the undelivered elements of the contract, as indicated by vendor specific objective evidence, is deferred and subsequently recognized in accordance with the provisions of SOP 97-2. The difference between the total contract fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements. Vendor specific objective evidence for support and consulting services is obtained from contracts where these elements have been sold separately. Where the Company cannot determine the fair value of all the obligations, the revenue is deferred until such time as it can be determined or the element is delivered.

      For contracts that include both software and consulting services, the consulting services are very short term in nature. As a result, the Company recognizes revenues for the software and consulting services once the services have been performed.

     Indirect Channels

      In addition to selling directly to customers, the Company sells to value-added resellers. These arrangements usually involve multiple elements including post-contract customer support to be provided by the Company and do not provide for any rights of return or price protection. Revenues from sales to resellers are recognized on shipment if all contractual obligations have been satisfied. Revenue from software sales is allocated to each element based on vendor specific objective evidence of relative fair values generally representing the prices charged when the element is sold separately with any discount

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

allocated to the delivered elements. Revenue attributed to undelivered elements is deferred and recognized upon performance or ratably over the contract period.

      Revenues earned from and expenses incurred in non-monetary transactions where the Company sells its software in exchange for advertising are recognized at the fair value of the advertising received if the fair value is reasonably determinable based on the Company’s own historical practice of receiving monetary consideration. A period of not more than six months is used to determine whether the historical practice exists. In instances where the fair value of the advertising received is not determinable, the transaction is recorded based on the carrying amount of the software surrendered, which is likely zero. In accordance with this policy, nothing has been recognized in the financial statements for the six months ended November 30, 2002.

     (g)     Stock-Based Compensation and Other Stock-Based Payments

      Effective June 1, 2002, the Company prospectively adopted the new accounting recommendations published by The Canadian Institute of Chartered Accountants (“CICA”) relating to stock-based compensation and other stock-based payments made in exchange for goods and services. Canadian GAAP requires accounting for stock-based payments to non-employees using the fair value-based method of accounting. Canadian GAAP allows accounting for stock-based payments to employees and directors using the fair value-based method or any other accounting method.

      The Company has elected to account for its share option plans for employees and directors using the intrinsic value-based method, and to disclose pro forma net loss and loss per share information using the fair value-based method. Under the intrinsic value-based method, deferred stock-based compensation is recorded if, on the measurement date of the grant, the fair value of an underlying common share exceeds the exercise price per share. Deferred stock-based compensation is recognized as an expense over the vesting period of the option. Stock options granted to consultants and other non-employees are accounted for using the fair value-based method. Under this method, options granted are recognized at their fair value as services are performed and options earned. The adoption of the new recommendations resulted in a $21,987 charge to the Company’s net loss for the second quarter of fiscal 2003 (note 5(c)).

     (h)     Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates. Significant management estimates include assumptions used in estimating investment tax credits receivable. Receipt of these credits is dependent on Canada Customs and Revenue Agency’s review and acceptance of the eligibility of expenditures. In addition, significant management estimates were involved in determining the fair value of Zim Technologies do Brasil Ltda.’s customer list.

2.     Cash and Cash Equivalents

      Included in cash and cash equivalents at November 30, 2002 is $15,650 which is restricted for collateral for a letter of credit of US $10,000.

3.     Customer List

	November 30,	May 31,
	2002	2002

Cost	$94,600	$94,600
Accumulated amortization	(48,900)	(32,750)

	$45,700	$61,850

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      During the six months ended November 30, 2002, amortization expense of $16,150 was taken with respect to the customer list. Estimated aggregate amortization expense for each of the next three years is as follows: 2003 — $30,550; 2004 — $16,300; and 2005 — $15,000.

4.     Related Party Transactions

     (a)     Due to Related Parties

      The amounts due to related parties represent cash advances from an officer of the Company who is a significant shareholder and from a holding company that is owned by the spouse of the significant shareholder. The amounts bear interest at 5% per annum and are due on demand. The amount of $49,195 (May 31, 2002 — $7,945), which represents the interest on the amounts due to related parties, has been included in accrued liabilities.

      In addition, included in accounts receivable at November 30, 2002 is $19,286 (May 31, 2002 — $7,306) due from an officer and significant shareholder of the Company.

     (b)     Transactions with Related Parties

      On June 1, 2001, the Company acquired certain technology from two employees in exchange for 2,000,000 common shares. The common shares were valued at $2,000,000 which represents the fair value of the shares.

      In June 2001, the Company sold its 100% interest in Zim Technologies (B’dos) Ltd. to a shareholder of the Company whose son is a significant shareholder of the Company.

5.     Share Capital

     (a)     Authorized

   Unlimited number of shares without par value:

      Preferred shares, bearing a non-cumulative dividend at a rate to be determined by the Board of Directors and redeemable for $1 per share.

      Special shares, non-voting, non-participating, convertible into common shares on a one-for-one basis at any time at the option of the holder and automatically on the earlier of (i) the fifth day following the date of issuance of a receipt for a final prospectus qualifying the common shares issuable upon conversion of the special shares; and (ii) June 1, 2004.

      Common Shares

     (b)     Issued and Outstanding

	Number
	of Shares	Amount

Special shares:
Balance, June 1, 2001	—	$—
Issued for cash	5,010,500	5,110,500
Converted from common shares	153,000	153,000

Balance, May 31, 2002	5,163,500	5,263,500

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Number
	of Shares	Amount

Common shares:
Balance, June 1, 2000	5,989,524	1,296,572
Issued for cash	19,920,657	2,635,825
Issued for services	405,000	53,000
Issued on conversion of amounts due to related party	3,473,740	459,623
Issued in exchange for future royalty stream	1,550,000	186,000
Redemption of shares	(4,000)	(850)

Balance, May 31, 2001	31,334,921	4,630,170
Issued for cash	2,000	1,050
Issued in exchange for technology	2,000,000	2,000,000
Converted to special shares	(153,000)	(153,000)

Balance, May 31, 2002 and November 30, 2002	33,183,921	6,478,220

		$11,741,720

      Included in research and development expenses for the six months ended November 30, 2001 is a non-cash expense of $2,000,000 which represents the fair value of common shares issued in exchange for acquired technology.

     (c)     Contributed Surplus

      During the quarter ended November 30, 2002, the Company modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. As a result, the Company recorded a non-cash compensation expense of $21,987, which represents the fair value of the stock options at the date of change in status.

      The fair value is estimated on the day of the modification using the Black-Scholes option pricing model. For the quarter ended November 30, 2002, the weighted average assumptions were: dividend yield of nil; expected volatility of 84%; risk-free interest rate of 3.48% and expected life of 1.7 years.

      During the six months ended November 30, 2001, the Company issued stock options to non-employees which resulted in a non-cash compensation expense of $163,324 which represents the fair value of the stock options at the time of the issuance.

6.     Loss Per Share

      For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options and the special shares been converted, the effect on the loss per share would be anti-dilutive.

      The following securities could potentially dilute basic earnings per share in the future but have not been included in diluted earnings per share because their effect was antidilutive:

	November 30,	November 30,
	2002	2001

Stock options	15,056,665	14,643,499
Special shares	5,163,500	4,163,500

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.     Commitments and Contingencies

     (a)     Operating Lease Commitments

      The Company has the following lease commitments relating to facilities and equipment:

Years Ending May 31,

2003	$174,000
2004	148,400
2005	144,700
2006	149,200
2007	151,300
Thereafter	25,200

$792,800

      For the six months ended November 30, 2002, rent expense was $140,713 (November 30, 2001 — $126,403).

     (b)     Legal Proceedings

      The Company’s Brazilian subsidiary is a defendant in a suit that alleges, among other things, a breach in a distribution agreement. The plaintiff is seeking damages in an amount equivalent to three months of the subsidiary’s gross sales of approximately R$500,000 (CDN $213,350). The Company believes that it has meritorious defenses to this claim and intends to vigorously defend itself. The Company has also filed a counter-claim against the plaintiff for approximately Reals R$2,475,255 (CDN $1,056,191) for funds due to the Company’s Brazilian subsidiary under the terminated distribution agreement.

      The dispute arises out of a 1996 distribution agreement between ZTI do Brasil and the plaintiff which provided for the sale of software licenses and related maintenance agreements and the payment of royalties by the distributor to ZTI do Brasil. By late 1998, the plaintiff was in default of its royalty obligations. After attempts to negotiate a resolution proved unsuccessful, ZTI do Brasil terminated the distribution agreement. Several attempts to negotiate a settlement have been unsuccessful and both suits remain unsettled before the 21st Civil Court of Sao Paulo, Brazil.

      The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

     (c)     Government Assistance

      During the year ended May 31, 2002, the Company received $122,962 from the Canadian International Development Agency for the purpose of undertaking a viability study of acquiring Zim Technologies do Brasil Ltda. The amount has been recorded in the consolidated statement of operations as a reduction in selling, general and administrative expenses. The amount is repayable, based on 1% of Zim Technologies do Brasil Ltda.’s revenues from July 23, 2001 to May 31, 2005 to a maximum of $122,962, if revenues realized by Zim Technologies do Brasil Ltda. exceed $5,000,000 cumulatively. No additional funding was received during the six months ended November 30, 2002.

      (d) The Company is committed to pay to various parties US$19,000 (CDN $29,735) upon the effectiveness of the registration statement and US$75,000 (CDN $117,375) upon the listing of ZIM Corporation’s common shares on a national securities exchange selected by ZIM Corporation’s board of directors.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.     Segment Reporting

      Management has determined that the Company operates in one dominant industry segment, which involves providing enterprise software for designing, developing and manipulating database systems and applications.

      The following table sets forth external revenues attributable to geographic areas based on the location of the customer:

	Three Months Ended		Six Months Ended

	November 30,	November 30,	November 30,	November 30,
	2002	2001	2002	2001

Canada	$122,699	$55,395	$202,720	$84,315
United States	167,425	154,883	244,849	306,256
Brazil	316,923	549,638	663,277	834,470
Australia	2,122	42,792	6,081	172,944
Denmark	20,532	20,532	41,064	41,064
Europe	42,734	183,832	92,177	295,013
Other	42	7,702	158	11,650

	$672,477	$1,014,774	$1,250,326	$1,745,712

      The following tables set forth consolidated assets located in different geographic area:

November 30, 2002	Canada	Brazil	Total

Property and equipment	$450,628	$28,902	$479,530
Maintenance contracts	—	45,700	45,700
Goodwill	—	459,127	459,127
Current assets	—	—	1,180,108

			$2,164,465

May 31, 2002	Canada	Brazil	Barbados	Total

Property and equipment	$594,040	$50,504	$—	$644,544
Maintenance contracts	—	61,850	—	61,850
Goodwill	—	459,127	—	459,127
Current assets				1,445,023

				$2,610,544

9.     Subsequent Events

      On February 25, 2003, the holding company owned by the spouse of the significant shareholder loaned the Company $400,000. The loan bears interest at 5% per annum and is due on demand.

      The Company has entered into a letter of intent to sell all of its outstanding common shares to Private Capital Investors, Inc. (“PCI”) in exchange for 96.15% of the outstanding shares of PCI. As the Company’s shareholders will control PCI subsequent to the share exchange, the acquisition will be accounted for as a reverse takeover of PCI by the Company. PCI is a public company in the United States by virtue of the registration of its common stock under the Securities Exchange Act of 1934.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.     United States Accounting Principles

      The financial statements presented herein have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”). The significant differences between Canadian and US GAAP and their effect on the consolidated financial statements of the Company are described below:

                  Consolidated Statement of Operations

      The following table reconciles net loss as reported in the accompanying consolidated statement of operations to net loss that would have been reported had the consolidated financial statements been prepared in accordance with US GAAP:

	Three Months Ended		Six Months Ended

	November 30,	November 30,	November 30,	November 30,
	2002	2001	2002	2001

Net loss in accordance with Canadian GAAP and US GAAP	$(633,504)	$(973,425)	$(953,171)	$(4,118,168)
Other comprehensive loss:
Foreign currency translation adjustment	(3,970)	(6,371)	(4,062)	12,132

Comprehensive loss in accordance with US GAAP	$(637,474)	$(979,796)	$(957,233)	$(4,106,036)

Loss per share — basic and fully diluted	$(0.02)	$(0.03)	$(0.03)	$(0.12)

	Six Months Ended	Year Ended
	November 30,	May 31,
	2002	2002

Shareholders’ equity in accordance with Canadian GAAP	$(1,026,426)	$(91,180)
Compensation expense(i)	(639,494)	(639,494)
Additional paid-in capital(i)	639,494	639,494

Shareholders’ equity in accordance with US GAAP	$(1,026,426)	$(91,180)

(i)	During the year ended May 31, 2002, the Company modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. Under US GAAP, if the original terms of a stock option require forfeiture upon a change of status from employee to non-employee and the individual retains the award, then compensation cost measured at the date of change in status is recognized in full over the remaining vesting period. As a result, under US GAAP the Company recorded a non-cash compensation charge of $639,494 to be reflected in earnings. No such charge was required to be recorded by the Company under Canadian GAAP at that time.

As of June 1, 2002, the Company has adopted the new accounting recommendations published by The Canadian Institute of Chartered Accountants (“CICA”) relating to stock-based compensation and other stock-based payments made in exchange for goods and services. As a result, the modification of certain stock options upon a change in status from employee to non-employee in the quarter ended November 30, 2002 was recorded as a non-cash compensation expense under Canadian GAAP and therefore no further GAAP difference exists.

(ii)	In accordance with the Company’s accounting policy, goodwill that arose in acquisitions subsequent to June 30, 2001 has not been amortized. All of the Company’s goodwill arose on the acquisition of ZTI do Brasil Ltda. which occurred on August 1, 2001. As a result there is no impact on the Company’s net loss or loss per share in prior periods as a result of ceasing to amortize goodwill.

ZIM TECHNOLOGIES INTERNATIONAL INC.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accumulated Other Comprehensive Loss

	Six Months Ended	Year Ended
	November 30,	May 31,
	2002	2002

Opening balance of foreign currency translation account	$6,490	$—
Foreign currency translation account	(4,062)	6,490

Accumulated other comprehensive income	$2,428	$6,490

Annex G

AUDITOR’S REPORT

To the Directors of Zim Corporation

(A Development Stage Company)

      I have audited the accompanying Consolidated Balance Sheets of ZIM Corporation (A Development Stage Company) at October 17, 2002 (date of incorporation), October 31, 2002 and January 31, 2003 and the related consolidated statements of operations, cash flows and stockholder’s equity (deficit) for the periods ended upon those dates. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

      I conducted my audits in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall balance sheet presentation. I believe that my audits provide a reasonable basis for my opinion.

      In my opinion, the consolidated financial statements, referred to above present fairly, in all material respects, the consolidated financial position of ZIM Corporation at October 17, 2002, October 31, 2002 and January 31, 2003 and the consolidated results of its operations, its cash flows and changes in stockholder’s equity/(deficit) for the periods ended on those dates in accordance with Canadian generally accepted accounting principles.

Kenneth A. Gill
Chartered Accountant
Ottawa, Canada.
February 21, 2003

Auditor’s Comments for US reader on Canada versus United States reporting difference

      In the United States reporting standards for auditors require an explanatory paragraph following the opinion paragraph when there is a going concern uncertainty as referred to in note 3 to the consolidated financial statements. My report to the directors dated February 21, 2003 is in accordance with Canadian reporting standards, which do not permit reference to such events and conditions in the auditor’s report when these are adequately disclosed in the financial statements.

Kenneth A. Gill
Chartered Accountant
Ottawa, Canada.
February 21, 2003

ZIM CORPORATION

(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
At October 17, 2002, October 31, 2002 and January 31, 2003
(Express in Canadian Dollars)

	October 17	October 31	January 31
	2002	2002	2003

ASSETS
Cash	$1	$1	$1

	$1	$1	$1

LIABILITIES
Account payable	$1,500	$1,500	$1,500

STOCKHOLDER’S EQUITY
CAPITAL — (note 4)	1	1	1
DEFICIT	(1,500)	(1,500)	(1,500)

	(1,499)	(1,499)	(1,499)

	$1	$1	$1

ZIM CORPORATION

(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
As of October 17, 2002, 14 days ended October 31, 2002
and Three months ended January 31, 2003
(Express in Canadian Dollars)

				Cumulative
	October 17	October 31	January 31	from
	2002	2002	2003	Inception

Revenue	—	—	—	—
Expenses	$1,500	$1,500	—	$1,500

Net loss for period	(1,500)	(1,500)	—	$(1,500)
Deficit beginning of period	—	—	(1,500)	—

Deficit end of period	$(1,500)	$(1,500)	$(1,500)	$(1,500)

ZIM CORPORATION

(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
As of October 17, 2002, 14 days ended October 31, 2002
And Three months ended January 31, 2003
(Express in Canadian Dollars)

				Cumulative
	October 17	October 31	January 31	from
	2002	2002	2003	Inception

Cash flows from operating activities
Net loss for period	$(1,500)	$(1,500)	$—	$(1,500)
Increase in current liabilities	1,500	1,500	—	1,500

Cash used in operating activities	—	—	—	—

Cash flows from financing activities
Proceeds from issuance of common stock	$1	$1	$—	$1

Increase in cash in period	$1	$1	$—	$1
Cash beginning of period	—	—	1	—

Cash end of period	$1	$1	$1	$1

ZIM CORPORATION

(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)
As of October 17, 2002, 14 days ended October 31, 2002
And Three months ended January 31, 2003

			Total
	Share		Shareholder’s
	Capital	Deficit	Equity/(Deficit)

Balance on incorporation	—	—	—
One common share issued	1	—	1
Net loss October 17, 2002		(1,500)	(1,500)

Balance October 17, 2002	1	(1,500)	(1,499)
Net loss 14 days to October 31, 2002	—	—

Balance October 31 ,2002	1	(1,500)	(1,499)
Net loss Three months Ended January 31, 2003		—	—

Balance January 31, 2003	1	(1,500)	(1,499)

ZIM CORPORATION

(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
As of October 17, 2002, 14 days ended October 31, 2002
And Three months ended January 31, 2003

1. Basis of Presentation

      The Company was incorporated in Canada under the Canada Business Corporations Act on October 17, 2002. The Company intends to act as a vehicle to facilitate the stock exchange listing of ZIM Technologies International Inc. As of January 31, 2003, operations have not commenced. Accordingly, the Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage enterprise.

      The consolidated balance sheet includes the accounts of the wholly owned subsidiary, PCI-ZTI, Canada Inc., which was incorporated on September 17, 2002, was inactive and had neither assets nor liabilities at October 17, 2002.

2. Proposed Transactions

      The Company will be involved in a transaction in which the parent company, Private Capital Investors, Inc. and ZIM Technologies International, Inc. will combine. The end result will be that of all the Company’s shares issued after the transaction will be owned 96.15% by the present shareholders of ZIM Technologies International, Inc. and the remainder by the shareholders of Private Capital Investors and the Company will own all of the shares of ZIM Technologies International, Inc. The transaction will be conducted as follows:

1.	The Company will incorporate an additional subsidiary, PCI Merge Inc.

2.	Private Capital Investors, Inc. and PCI Merge Inc. will merge together and continue as Private Capital Investors, Inc. To effect the transaction, shares of the Company will be issued to acquire the shares from the shareholders of, Private Capital Investors, Inc.

3.	The Company’s subsidiary, PCI-ZTI, Canada Inc. and ZIM Technologies International, Inc. will amalgamate and continue as ZIM Technologies International, Inc. To effect this transaction, the Company’s shares will be issued to acquire the shares from the shareholders of ZIM Technologies International, Inc.

      Upon completion of the proposed transactions the pro forma consolidated balance sheet of the Company would produce assets of approximately $2.61 million, liabilities of approximately $2.7 million and a stockholders’ deficit of approximately $90,000

      The completion of the proposed transactions is subject to the approval of the shareholders of all of the companies involved and a variety of conditions and contingencies, many of which are outside the control of the Company. As a result, there is no assurance that the transaction will be completed.

3. Going Concern Considerations

      The consolidated financial statements have been prepared on a going concern basis, which presumes that the Company will continue in operation for a reasonable period of time and will be able realize its assets and discharge its liabilities in the normal course of operation. The Company has generated no revenues to date and has an accumulated deficit as of $1,500 as of January 31, 2003. The Company’s ability to continue as a going concern is therefore uncertain and dependent upon the completion of the proposed transactions described in note 2, achieving profitable operations and obtaining an appropriate level of financing.

      The consolidated financial statements do not include adjustments that might be required if the assets are not realized and the liabilities settled in the normal course of operations.

4. Capital Authorized

      An unlimited number of common and special shares without par value.

      The special shares are non-voting and are entitled to dividends at the discretion of the Directors, pro-rata with amount paid on the Common shares and they are convertible at the holders’ option to Common shares and automatically at the earlier of June 1, 2004 and the date five days following the issuance of a prospectus.

	October 17	October 31	January 31
	2002	2002	2003

Issued
1 Common share — issued for cash on incorporation	1	1	1

Annex H

Dissent Right Provisions of the Canada Business Corporations Act

      190. (1)     Right to Dissent. Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c) amalgamate otherwise than under section 184;

(d) be continued under section 188;

(e) sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f) carry out a going-private transaction or a squeeze-out transaction.

Further right

      (2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

      (2.1) If one class of shares — The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

      (3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent

      (4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

      (5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution

      (6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

      (7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a) the shareholder’s name and address;

(b) the number and class of shares in respect of which the shareholder dissents; and

(c) a demand for payment of the fair value of such shares.

Share certificate

      (8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

      (9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate

      (10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of rights

      (11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of their shares as determined under this section except where

(a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b) the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an Amalgamation Agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

Offer to pay

      (12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

      (13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

      (14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

      (15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

      (16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

      (17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs

      (18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

      (19) On an application to a court under subsection (15) or (16),

(a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

      (20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

      (21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

      (22) The final order of a court shall be rendered against the corporation in FAVOUR of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

      (23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

      (24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

      (25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

      (26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

Annex I

DISSENT RIGHT PROVISIONS OF THE FLORIDA BUSINESS ORGANIZATIONS STATUTES

607.1301.     Dissenters’ rights; definitions

      The following definitions apply to ss. 607.1302 and 607.1320:

(1) “Corporation” means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Fair value,” with respect to a dissenter’s shares, means the value of the shares as of the close of business on the day prior to the shareholders’ authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(3) “Shareholders’ authorization date” means the date on which the shareholders’ vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302.     Right of shareholders to dissent

(1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

1. If the shareholder is entitled to vote on the merger, or

2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

(b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

(d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

(e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation; or

(f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

(2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

(3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder’s rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

(4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

(5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320.     Procedure for exercise of dissenters’ rights

(1)(a) If a proposed corporate action creating dissenters’ rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters’ rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters’ rights shall:

1. Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated, and

2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

(b) If proposed corporate action creating dissenters’ rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder’s written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

(2) Within 10 days after the shareholders’ authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

(3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder’s name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder’s election to dissent is filed with the corporation.

(4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

(a) Such demand is withdrawn as provided in this section;

(b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

(c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

(d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

(5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders’ authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders’ authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

(a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

(b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

(6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

(7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

(8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

(9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

(10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

Annex J

(CANADIAN FLAG)	Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	ELECTRONIC TRANSACTION REPORT ARTICLES OF INCORPORATION (SECTION 6)	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE STATUTS CONSTITUTIFS (ARTICLE 6)

Processing Type - Mode de Traitement:    E-Commerce/ Commerce-É

1.	Name of Corporation - Dénomination de la société Zim Corporation

2.	The province or territory in Canada where the registered office is to be situated - La province ou le territoire au Canada où se situera le siège social ON

3.	The classes and any maximum number of shares that the corporation is authorized to issue -
Catégories et le nombre maximal d’actions que la société est autorisée à émettre

The annexed Schedule 1 is incorporated in this form.
L’annexe 1 ci-jointe fait partie intégrante de la présente formule.

4.	Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s’il y a lieu

The annexed Schedule 2 is incorporated in this form.
L’annexe 2 ci-jointe fait partie intégrante de la présente formule.

5.	Number (or minimum and maximum number) of directors - Nombre (ou nombre minimal et maximal) d’administrateurs Minimum: 1 Maximum: 10

6.	Restrictions, if any, on business the corporation may carry on -
Limites imposées à l’activité commerciale de la société, s’il y a lieu

The annexed Schedule 3 is incorporated in this form.
L’annexe 3 ci-jointe fait partie intégrante de la présente formule.

7.	Other provisions, if any - Autres dispositions, s’il y a lieu The annexed Schedule 4 is incorporated in this form. L’annexe 4 ci-jointe fait partie intégrante de la présente formule.

8.	Incorporators - Fondateurs

Name(s) - Nom(s)	Address (including postal code) - Adresse (inclure le code postal)	Signature
Douglas Duncan	21 Hastings Street, Ottawa, Ontario, Canada, K2H 8C2	Douglas Duncan

(CANADA LOGO)

SCHEDULE/ANNEXE 1

      The Corporation is authorized to issue an unlimited number of Common Shares and an unlimited number of Special Shares which shall have the following rights, privileges, restrictions and conditions:

COMMON SHARES

      The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.     Voting

      The holders of the Common Shares shall be entitled to receive notice of and to attend and shall be entitled to one (1) vote at any meeting of the shareholders of the Corporation for each Common Share held.

2.     Dividends

      The holders of the Common Shares shall be entitled to receive dividends as and when the directors shall in their discretion declare dividends on the Common Shares and pay the same.

3.     Dissolution

      The holders of the Common Shares shall be entitled to receive the remaining property of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

SPECIAL SHARES

      The Special Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.     Voting Rights

      Except as may be required by applicable law, the holders of the Special Shares are not entitled to notice of or to attend or vote at any meeting of the shareholders of the Company.

      Notwithstanding the provisions of the Act and any other provision contained herein, the holders of the Special Shares shall not be entitled to vote separately as a class upon a proposal to amend these Articles to:

(a) increase or decrease any maximum number of authorized Special Shares, or increase any maximum number of authorized shares of a class of shares having rights or privileges equal or superior to the Special Shares; or

(b) effect an exchange, reclassification or cancellation of the Special Shares; or

(c) create a new class of shares equal or superior to the Special Shares.

2.     Dividends

      Subject to the rights of the holders of the Preferred Shares or any other shares ranking prior to the Special Shares or the Common Shares, the holders of the Special Shares are entitled to receive, pro rata with the holders of the Common Shares, such dividends as may be declared by the board of directors of the Corporation, out of funds legally available therefor; the holder of any Special Shares on the record date for any dividend payable on such share will be entitled to such dividend, notwithstanding that such share is converted into a Common Share as described below after such record date and before the payment date of such dividend. Dividends shall not be paid or declared or set aside for payment on the Special Shares unless dividends in an equal amount per Common Share are paid or set aside for payment at the same time on the Common Shares.

3.     Rights on Dissolution

      In the event of the liquidation, dissolution or winding-up of the Corporation, the holders of the Special Shares are entitled to receive on a pro rata basis and on a share-for-share basis with the holders of the Common Shares, all of the assets of the Corporation remaining after payment of all of the Corporation’s liabilities, subject to the preferential rights of the Preferred Shares or of any other shares ranking prior to the Special Shares.

4.     Conversion Rights

      Any holder of Special Shares is entitled, at any time on written notice to the Corporation, to have any or all of the Special Shares held by him or it converted into Common Shares on the basis (the “Special Conversion Basis”) of one Common Share for each Special Share which such holder may desire to convert.

      Special Shares will be automatically converted by the Corporation on the holder’s behalf, without further payment or action by the holder, into Common Shares on the Special Conversion Basis, on the earlier of: (i) the fifth day following the date of issuance of a receipt for a (final) prospectus of the Corporation by the Ontario Securities Commission qualifying, among other things, the Common Shares issuable upon conversion of the Special Shares; and (ii) June 1, 2004.

      No fractional Common Shares will be issued upon the conversion of the Special Shares and no payment shall be made to the holders of Special Shares in lieu thereof.

5.     Adjustment Rights

      In the event of the Special Shares or Common Shares being at any time subdivided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, appropriate adjustments will be made in the rights and conditions attaching to the Special Shares and the Common Shares, respectively, so as to preserve in all respects the benefits conferred on the holders of each such class. No such adjustment will be required to be made unless the cumulative effect of such adjustment or adjustments would change the number of Common Shares issuable upon the conversion of the Special Shares by at least one-hundredth of a share, provided that such adjustment not so made shall be carried forward and taken into account at any subsequent adjustment.

      In the event of any reclassification of Common Shares, any amalgamation, merger or other consolidation of the Corporation with another entity, or the transfer of all or substantially all of the Corporation’s assets, the holders of the Special Shares will be entitled to receive such securities or other property as if on the effective date of such event they were registered holders of the number of Common Shares which such holders of Special Shares were entitled to receive upon the conversion of their Special Shares. No such adjustment shall be made if the holders of the Special Shares are entitled to participate in any such event on the same terms, as though they had converted their Special Shares prior to the occurrence of such event.

6.     General Rights and Attributes

      Except as specifically referred to above, each Special Share and each Common Share shall have the same rights and attributes and not have any priority over the other.

SCHEDULE/ANNEXE 2

      None.

SCHEDULE/ANNEXE 3

      None.

SCHEDULE/ANNEXE 4

      (a) Subject to the terms of any borrowing power restrictions in a unanimous shareholder agreement, as defined in the Canada Business Corporations Act, the Board of Directors may from time to time, in such amounts and on such terms as it deems expedient:

(i) borrow money on the credit of the Corporation;

(ii) issue, reissue, sell, pledge or hypothecate debt obligations (secured or unsecured) of the Corporation;

(iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person or body corporate; and

(iv) charge, mortgage, hypothecate, pledge or cede and transfer or otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

      (b) The Board of Directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board pursuant to the preceding paragraph to such extent and in such manner as the Board of Directors shall determine at the time of each such delegation.

      (c) The directors may, within the maximum number permitted by the articles, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Annex K

By-Laws of ZIM Corporation

      A by-law relating generally to the conduct of the affairs of the Corporation.

INTERPRETATION

      1.     Interpretation. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a) “Act” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b) “Regulations” means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefore and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(c) “by-law” means any by-law of the Corporation from time to time in force and effect;

(d) all terms which are contained in the by-laws and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations;

(e) words importing the singular number only shall include the plural and vice versa and words importing a specific gender shall include the other genders; and

(f) the headings used in the by-laws are inserted for reference purposes only are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

REGISTERED OFFICE AND SEAL

      2.     (a)     Registered Office. The registered office of the Corporation shall be in the place designated as such in the articles; the address of the registered office within such place may be changed from time to time by the directors.

(b) Seal. The Corporation may but need not have a corporate seal. Any corporate seal adopted for the Corporation shall be such as the board of directors may by resolution from time to time approve.

DIRECTORS

      3.     Number and Duties. Subject to any unanimous shareholder agreement, the business and affairs of the Corporation shall be managed by a board of directors consisting of the number of directors set out in the articles of the Corporation or, where a minimum and maximum number is provided for in the articles, such number of directors as shall be determined from time to time by ordinary resolution of the shareholders or if the resolution of the shareholders empowers the directors to determine such number, then by resolution of the directors. A majority of the directors shall be resident Canadians and, if any of the issued securities of the Corporation are or were a part of a distribution to the public, at least two of the directors shall not be officers or employees of the Corporation or any affiliate of the Corporation. No director shall be required to hold shares issued by the Corporation, unless the articles otherwise provide. In exercising his powers and discharging his duties each director must (a) act honestly and in good faith with a view to the best interests of the Corporation and (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

      4.     Term of Office. A director’s term of office (subject to (a) the provisions of the articles of the Corporation; (b) the provisions of the Act; (c) any unanimous shareholder agreement; and (d) any expressly stated term of office) shall be from the date on which he is elected or appointed until the annual meeting next following.

      5.     Vacation of Office. The office of a director shall ipso facto be vacated: (a) if he becomes bankrupt; (b) if he is found to be of unsound mind by a court in Canada or elsewhere; (c) if by notice in writing to the Corporation he resigns his office, which resignation shall be effective at the time it is received by the Corporation or at the time specified in the notice, whichever is later; (d) if he dies; (e) if he is removed from office by the shareholders in accordance with paragraph 6; or (f) if he is required to hold shares issued by the Corporation to be qualified as a director, if he ceases to hold such shares.

      6.     Election and Removal. Subject to Section 107 of the Act the shareholders of the Corporation shall elect, at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election, but, if qualified, is eligible for re-election. If directors are not elected at a meeting of shareholders, the incumbent directors continue in office until their successors are elected. Provided always that, subject to Section 109 of the Act, the shareholders of the Corporation may, by ordinary resolution passed at a special meeting of shareholders, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

      7.     Committees of Directors. The directors may appoint from among their number a committee or committees and subject to Section 115 of the Act may delegate to any such committee any of the powers of the directors. A majority of the directors of any such committee must be resident Canadians. Subject to the by-laws and any resolution of the board of directors, any committee of directors may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit and may from time to time adopt, amend or repeal rules or procedures in this regard. Subject to the Act, except to the extent otherwise determined by the board of directors or, failing such determination, as determined by such committee of directors, the provisions of paragraphs 8 to 15, inclusive, shall apply, mutatis mutandis, to such committee.

MEETINGS OF DIRECTORS

      8.     Place of Meeting. Meetings of the directors may be held within or outside Canada.

      9.     Notice. A meeting of directors may be convened by the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President if he is a director, a Vice-President who is a director or any two directors at any time, and the Secretary, when directed or authorized by any of such officers or any two directors, shall convene a meeting of directors. The notice of any meeting convened as aforesaid need not specify the purpose of or the business to be transacted at the meeting, but shall specify any of the matters set out in Section 115(3) of the Act namely,

(a) the submission to the shareholders of any question or matter requiring the approval of the shareholders;

(b) the filling of a vacancy among the directors or in the office of auditor;

(c) the issue of securities except in the manner and on the terms previously authorized;

(d) the declaration of a dividend;

(e) the purchase, redemption or other acquisition of shares issued by the Corporation;

(f) the payment of a commission in respect of the issue of shares;

(g) the approval of a management proxy circular;

(h) the approval of a take-over bid circular or directors’ circular;

(i) the approval of any financial statements of the Corporation; or

(j) the adoption, amendment or repeal of by-laws.

      Notice of any such meeting shall be served in the manner specified in paragraph 57 of this by-law not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place; provided always that a director may in any manner waive notice of a meeting of directors (whether before or after such meeting) and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called; provided further that meetings of directors may be held at any time without notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all of the absent directors waive notice before or after the date of such meeting.

      If the first meeting of the directors following the election of directors by the shareholders is held immediately thereafter, then for such meeting or for a meeting of the directors at which a director is appointed to fill a vacancy in the board, no notice shall be necessary to such elected or appointed directors or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

      10.     Omission of Notice. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

      11.     Adjournment. Any meeting of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place. Notice of any adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

      12.     Quorum. A majority of the number of directors fixed under paragraph 3 shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of directors. No business shall be transacted at a meeting of directors unless a quorum of the board of directors is present and, except as otherwise permitted by the Act, a majority of directors present are resident Canadians.

      13.     Telephone Participation. A director may, if all of the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting.

      14.     Voting. Questions arising at any meeting of the board of directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting in addition to his original vote shall *[not] have a second or casting vote.

      15.     Resolution in Lieu of Meeting. Notwithstanding any of the provisions of this by-law, but subject to the Act or any unanimous shareholder agreement, a resolution in writing, signed by all of the directors entitled to vote on that resolution at a meeting of the directors is as valid as if it had been passed at a meeting of the directors.

REMUNERATION OF DIRECTORS

      16.     Remuneration of Directors. The remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the board of directors. The board of directors may also award special remuneration to any director undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

SUBMISSION OF CONTRACTS OR

TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

      17.     Submission of Contracts or Transactions to Shareholders for Approval. The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of Section 120 of the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

FOR THE PROTECTION OF DIRECTORS AND OFFICERS

      18.     Conflict of Interest. In supplement of and not by way of limitation upon any rights conferred upon directors and officers by the Act, no director or officer shall be disqualified by his office from, or vacate his office by reason of, holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder; nor shall any director or officer be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of Section 120 of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director or officer shall be in any way directly or indirectly interested shall be avoided or voidable and no director or officer shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship. A director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or an officer of, or has a material interest in, any person who is a party to a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall vote on any resolution to approve such contracts but each such director may be counted to determine the presence of a quorum at the meeting of directors where such vote is being taken.

      19.     For the Protection of Directors and Officers. Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall have an interest in a person which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such person, as the case may be, from receiving proper remuneration for such services.

      20.     Indemnities to Directors and Officers. Subject to the provisions of Section 124 of the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify any such person in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law to the extent permitted by the Act or law. The Corporation may also purchase insurance for the benefit of any or all directors and/or officers against any such liability.

OFFICERS

      21.     Appointments Generally. The board of directors may annually or oftener as may be required appoint a Chairman of the Board, a Vice-Chairman of the Board, a President, a Managing Director, one or more Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and/or a General Manager or Manager. Notwithstanding the foregoing, each incumbent officer shall continue in office until the earliest of (a) his resignation, which resignation shall be effective at the time a written resignation is received by the Corporation or at the time specified in the resignation, whichever is later, (b) the appointment of his successor, (c) his ceasing to be a director if such is a necessary qualification of his appointment, (d) the meeting at which the board of directors annually appoint the officers of the Corporation, (e) his removal, and (f) his death. A director may be appointed to any office of the Corporation but none of the officers except the Chairman of the Board, the Vice-Chairman of the Board and the Managing Director need be a member of the board of directors. Two or more of such offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The board of directors may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors. The board of directors may from time to time and subject to the provisions of the Act, vary, add to or limit the duties and powers of any officer.

      22.     Remuneration and Removal. The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

      23.     Powers and Duties. All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board of directors.

      24.     Duties May be Delegated. In case of the absence or inability to act of any officer of the Corporation or for any other reason that the board of directors may deem sufficient, the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

      25.     Chairman of the Board. The Chairman of the Board (if any) shall, when present, preside as chairman at all meetings of the directors, any committee of directors and the shareholders.

      26.     Vice-Chairman of the Board. If the Chairman of the Board is absent or is unable or refuses to act, the Vice-Chairman of the Board (if any) shall, when present, preside as chairman at all meetings of the directors, any committee of directors and the shareholders.

      27.     President. The President shall be the chief executive officer of the Corporation unless otherwise determined by the board of directors. The President shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board and/or Vice-Chairman of the Board if none be appointed or if the Chairman of the Board and the Vice-Chairman of the Board are absent or are unable or refuse to act; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of any committee of directors or, subject to paragraph 41 of this by-law, at any meeting of shareholders.

      28.     Vice-President. The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or of any committee of directors or, subject to paragraph 41 of this by-law, at any meeting of shareholders.

      29.     Secretary. The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of directors and the shareholders when directed to do so and shall have charge of the minute and record books of the Corporation and, subject to the provisions of paragraph 48 of this by-law, of the records (other than accounting records) referred to in Section 20 of the Act. The Secretary shall, when present, act as secretary of meetings of the board of directors and of the shareholders.

      30.     Treasurer. Subject to the provisions of any resolution of the board of directors, the Treasurer (or any other person holding a similar function) shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may direct. He shall keep or cause to be kept the accounting records referred to in Section 20 of the Act. He may be required to give such bond for the faithful performance of his duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

      31.     Assistant Secretary and Assistant Treasurer. The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

      32.     Managing Director. The Managing Director shall be a member of the board of directors, and a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the provisions of Section 115 of the Act.

      33.     General Manager or Manager. The board of directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders) and to employ and discharge agents and employees of the Corporation or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by the General Manager or Manager shall be subject to discharge by the board of directors.

      34.     Vacancies. If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the board of directors may appoint a person to fill such vacancy.

SHAREHOLDERS’ MEETINGS

      35.     Annual Meeting. Subject to the provisions of Section 133 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the board of directors may determine at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

      36.     Special Meetings. Special meetings of the shareholders may be convened by order of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President if he is a director, a Vice-President if he is a director or by the board of directors at any date and time and at any place within Canada or, if all of the shareholders entitled to vote at such meeting so agree, outside Canada.

      37.     Notice. A notice stating the day, hour and place of meeting shall be given by sending such notice to each shareholder entitled to vote at such meeting, to each director and to the auditor of the Corporation in the manner specified in paragraph 57 of this by-law, not less than twenty-one days or more than fifty days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business, as defined in Section 135(5) of the Act, is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting. Provided that a meeting of shareholders may be held for any purpose on any day and at any time without notice if all of the shareholders and all other persons entitled to attend such meeting are present in person or, where appropriate, represented by proxy at the meeting (except where a shareholder or other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all of the shareholders and all other persons entitled to attend such meeting who are not present in person or, where appropriate, represented by proxy thereat waive notice before or after the date of such meeting. The directors may fix a record date for determination of shareholders entitled to receive notice of any meeting of shareholders in accordance with the requirements of Section 134 of the Act.

      38.     Waiver of Notice. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders (whether before or after such meeting) and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

      39.     Omission of Notice. The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

      40.     Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot. *[In the case of an equality of votes the chairman of the meeting shall both on a show of hands and on a ballot have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled.]

      A ballot may be demanded either before or after any vote by show of hands by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote (subject to Section 152(3) of the Act) shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

      Where two or more persons hold the same share or shares jointly, one of these holders present at a meeting of shareholders may, in the absence of the other or others, vote the share or shares but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the share or shares jointly held by them.

      At any meeting unless a ballot is demanded a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

      41.     Chairman of the Meeting. In the event that the Chairman of the Board and the Vice-Chairman of the Board are absent and the President is absent or is not a director and there is no Vice-President present who is a director, the persons who are present and entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the persons who are present and entitled to vote shall choose one of their number to be chairman.

      42.     Proxies. Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorized to represent it at meetings of shareholders of the Corporation. At every meeting at which he is entitled to vote, every shareholder and/or person appointed by proxy and/or individual so authorized to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder present in person or represented by proxy or by an individual so authorized shall (subject to the provisions, if any, of the articles of the Corporation) have one vote for every share held by him.

      A proxy shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate or association, by an officer or attorney thereof duly authorized and is valid only at the meeting in respect of which it is given or any adjournment thereof.

      A person appointed by proxy need not be a shareholder.

      Subject to the provisions of the Act and the Regulations, a proxy may be in the following form:

The undersigned shareholder of ZIM CORPORATION hereby appoints of or failing him, of as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the * meeting of the shareholders of the said Corporation to be held on the day of , 19 and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same power as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

DATED this day of , 200 .

Signature of Shareholder

      The board of directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such proxies to be provided before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept any legible form of communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such communication accepted by the chairman of the meeting shall be valid and shall be counted.

      43.     Adjournment. The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case, subject to Section 135(4) of the Act, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

      Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

      44.     Quorum. A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or any other by-law) shall be such person or number of persons present, in person or by proxy, holding or representing a majority of the total number of issued shares of the Corporation carrying voting rights for such meeting. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business. If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provisions of paragraph 43 with regard to notice shall apply to such adjournment.

      45.     Resolution in Lieu of Meeting. Notwithstanding any of the provisions of this by-law a resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to Section 142 of the Act, as valid as if it had been passed at a meeting of the shareholders.

SECURITIES

      46.     Issuance of Shares. Subject to the provisions of Section 25 of the Act, the articles, by-laws and any unanimous shareholder agreement, shares in the capital of the Corporation may be issued by the board of directors at such times and on such terms and conditions and to such persons or class of persons as the board of directors determines.

      47.     Certificates. Certificates for shares and the instrument of transfer, if any, on the reverse side thereof shall (subject to Section 49 of the Act) be in such form as the board of directors may approve and such certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a share certificate may be printed or otherwise mechanically reproduced thereon.

      A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be a director or an officer, as the case may be, of the Corporation and shall be as valid as if he were a director or an officer, as the case may be, at the date of its issue.

TRANSFER OF SECURITIES

      48.     Transfer Agent and Registrar. The board of directors may from time to time appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents and by or on behalf of one of the said registrars and/or branch registrars, if any.

      49.     Securities Registers. A central securities register of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in Canada as may from time to time be designated by the board of directors and a branch securities register or registers may be kept at such office or offices of the Corporation or other place or places, either in or outside Canada, as may from time to time be designated by the board of directors. Such register or registers shall comply with the provisions of Section 50 of the Act.

      50.     Surrender of Certificates. Subject to the Act and the provisions of paragraph 52, no transfer of a security issued by the Corporation shall be registered unless the security certificate representing the security to be transferred has been surrendered or, if no security certificate has been issued by the Corporation in respect of such security, unless a duly executed instrument of transfer in respect thereof has been delivered to the Corporation or its transfer agent, as the case may be.

      51.     Shareholder Indebted to the Corporation. If so provided in the articles of the Corporation, the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. Such lien on a share of the Corporation may, subject to the Act, be enforced as follows:

(a) where such share is redeemable pursuant to the articles of the Corporation, by redeeming such share and applying the redemption price to such debt;

(b) by purchasing such share for cancellation for a price equal to the book value of such share and applying the proceeds to such debt;

(c) by selling such share to any third party whether or not such party is at arm’s length to the Corporation including, without limitation, any officer or director of the Corporation, for the best price which the board of directors in their sole discretion consider to be obtainable for such share and applying the proceeds to such debt;

(d) by refusing to permit the registration of a transfer of such share until such debt is paid; or

(e) by any other means permitted by law.

      52.     Lost, Apparently Destroyed or Wrongfully Taken Security Certificates. Subject to the Act, in case of the loss, apparent destruction or wrongful taking of a security certificate, a new certificate may be issued in replacement of the one lost, apparently destroyed or wrongfully taken or a transfer of the securities represented by such certificate may be registered, upon such terms as the board of directors may from time to time prescribe, either generally or in respect of any particular loss, apparent destruction or wrongful taking of a security certificate.

DIVIDENDS

      53.     Dividends. The board of directors may from time to time declare and the Corporation may pay dividends on the issued and outstanding shares in the capital of the Corporation subject to the provisions (if any) of the articles of the Corporation.

      The board of directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

(a) the Corporation is, or after the payment would be, unable to pay its liabilities as they become due; or

(b) the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

      The Corporation may pay a dividend by issuing fully paid shares of the Corporation and, subject to the foregoing, the Corporation may pay a dividend in money or property.

      The Corporation may fix a record date for determination of shareholders entitled to receive a dividend in accordance with the requirements of Section 134 of the Act.

      In case several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for all dividends and payments on account of dividends and/or redemption of shares (if any) subject to redemption.

VOTING SHARES AND SECURITIES IN OTHER BODIES CORPORATE

      54.     Voting Shares and Securities in Other Bodies Corporate. All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

INFORMATION AVAILABLE TO SHAREHOLDERS

      55.     Confidential Information Not Available to Shareholders. Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Corporation’s business which in the opinion of the board of directors it would be inexpedient in the interests of the Corporation to communicate to the public.

      56.     Availability of Corporate Records to Shareholders. The board of directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

NOTICES

      57.     Service. Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail or any legible form of transmission to any such shareholder at his latest address as shown in the records of the Corporation or its transfer agent and to any such director at his latest address as shown in the records of the Corporation or in the last notice filed under Section 106 or 113 of the Act, and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

      58.     Securities Registered in More Than One Name. All notices or other documents with respect to any securities of the Corporation registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery to all of the holders of such securities.

      59.     Persons Becoming Entitled by Operation of Law. Subject to Section 51 of the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any securities of the Corporation shall be bound by every notice or other document in respect of such securities which, previous to his name and address being entered in the records of the Corporation, shall have been duly given to the person or persons from whom he derives his title to such securities.

      60.     Deceased Security Holders. Subject to Section 51 of the Act, any notice or other document delivered or sent in a manner contemplated in paragraph 57 of this by-law to the address of any security holder as the same appears in the records of the Corporation shall, notwithstanding that such security holder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the securities held by such security holder (whether held solely or with any other person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such securities.

      61.     Signature to Notices. The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written or mechanically reproduced.

      62.     Computation of Time. Where a given number of days’ notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of giving or serving the notice or document shall not, unless it is otherwise provided, be counted in such number of days or other period.

      63.     Proof of Service. With respect to every notice or other document sent by mail it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 57 of this by-law and put into a Post Office or into a letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the sending or delivery of any notice or other document to any security holder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every security holder, director, officer or auditor of the Corporation, as the case may be.

CHEQUES, DRAFTS AND NOTES

      64.     Cheques, Drafts and Notes. All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate.

CUSTODY OF SECURITIES

      65.     Custody of Securities. All shares and other securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

      All shares and other securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship).

EXECUTION OF INSTRUMENTS

      66.     Execution of Instruments. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by:

(a) any two of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President or any one of the foregoing together with any one of the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer;

(b) any two directors; or

(c) any one of such officers together with any one director;

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. Provided that where one person is the only director and officer of the Corporation, that person may sign such contracts, documents or instruments in writing. The board of directors shall have power from time to time to appoint any officer or officers, or any person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

      The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by the board of directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

      The term “contracts, documents or instruments in writing” as used in this by-law shall include security certificates, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations and conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

      In particular without limiting the generality of the foregoing:

(a) any two of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President or any one of the foregoing together with any one of the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer;

(b) any two directors; or

(c) any one of such officers together with any one director;

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities. Provided that where one person is the only director and officer of the Corporation, that person shall have such authority.

      The signature or signatures of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director or directors of the Corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by the board of directors may, if specifically authorized by the board of directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any one or more of the foregoing officers or directors or the officers or persons authorized as aforesaid shall be so reproduced pursuant to such authorization by the board of directors shall be deemed to have been manually signed by each such officer, director or person whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that any such officer, director or person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

DIVISIONS

      67.     Authority to Create Divisions. The board of directors may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions based upon character or type of operations, geographical territories, manufactured products, method of distribution, type of product or products manufactured or distributed or upon such other basis of division as the board may from time to time determine to be advisable. In particular, the board may authorize:

(i) the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions or sub-units; and

(ii) the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation.

      68.     Designation and Appointment of Divisional Officers. The board of directors may, by resolution, designate and appoint divisional officers assigned to that particular division or a sub-unit of that division provided that any such divisional officer shall not, as such, be an officer of the Corporation. Such appointed divisional officers shall be subject to removal by resolution of the board of directors at any time, with or without cause, without prejudice to such officer’s rights under any employment contract or in law. For certainty, the removal of a divisional officer from his position as a divisional officer does not of itself constitute a termination of that person’s employment with the Corporation. The divisional officers need not be directors and one person may hold more than one divisional office.

      69.     Duties and Authority of Divisional Officers. The duties, responsibilities, limitations and remuneration of the divisional officers shall be such as are determined from time to time by the person or persons and/or committee or committees designated by the board of directors of the Corporation having responsibility for the division to which such divisional officer has been appointed. The authority of any such divisional officer shall, however, be limited to acts and transactions relating only to the business and operations which his division is authorized to transact and perform, provided, however, that if the same person is also appointed an officer of the Corporation, the foregoing shall not limit his acts under the powers and duties of such corporate office.

      70.     Execution of Instruments. Contracts or documents requiring the signature of the Corporation and relating only to a particular division of the Corporation may be signed by any one of the divisional officers appointed pursuant to paragraph 68 with respect to such division. All such contracts or documents so signed shall be binding upon the Corporation without further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any divisional officer or officers appointed pursuant to paragraph 68, or person or persons, to sign specific contracts or documents on behalf of the Corporation and relating only to a particular division of the Corporation.

      Any such divisional signing officer may affix the seal of the Corporation to any such contract or document, and may certify a copy of any instrument, resolution, by-law or other document of the Corporation to be a true copy thereof.

      If specifically authorized by a resolution of the board of directors, the signature of any divisional signing officer may be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts or documents relating only to the division and all such contracts or documents on which the signature of any of the foregoing divisional signing officers have been so reproduced shall be deemed to have been manually signed by the divisional signing officer whose signature is so reproduced and shall be as valid as if signed manually and notwithstanding that the divisional signing officer whose signature is so reproduced may have ceased to hold office at the date of delivery or issue of such contracts or documents.

FINANCIAL YEAR

      71.     Financial Year. The financial year of the Corporation shall terminate on such date in each year as the board of directors may from time to time determine.

      ENACTED this 17th day of October, 2002.

/s/ STUART COOPER	/s/ STUART COOPER

President	Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

      The Registrant’s By-Laws limit, to the maximum extent permitted by Canadian law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The By-Laws provide further that the Registrant shall indemnify to the fullest extent permitted by Canadian law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Registrant. The By-Laws also provide that the directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director of officer is made a party by virtue of his or her being an officer or director of the Registrant to the maximum extent permitted by Canadian law.

      Insofar as an indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.     Exhibits.

      (a) Exhibits

Exhibit
Number	Exhibit

2.1	Reincorporation Merger Agreement(1)
2.2	Amended and Restated Acquisition Agreement dated as of May 29, 2002 by and among Private Capital Investors, Inc. and ZIM Technologies International, Inc.(2)
2.3	Form of Amalgamation Agreement by and among ZIM Corporation, PCI-ZTI Canada, Inc. and ZIM Technologies International, Inc.(3)
3.1	Articles of Incorporation of the Registrant(4)
3.2	By-Laws of the Registrant(5)
4.1	Promissory Note between ZIM Technologies International, Inc. and Michael Cowpland dated April 4, 2002(6)
4.2	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated May 31, 2002(6)
4.3	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated August 29, 2002(6)
4.4	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated November 5, 2002(6)
4.5	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated November 28, 2002(6)
4.6	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated February 25, 2003(6)
5.1	Opinion of Borden Ladner Gervais LLP as to the legality of the securities being registered(7)
8.1	Tax Opinion of Shutts & Bowen LLP(7)
10.1	Employment agreement between ZIM Technologies International, Inc. and Tony Davidson dated April 30, 2001(6)
10.2	Employment agreement between ZIM Technologies International, Inc. and Kathy Aubrey-Moore dated May 8, 2001(6)
10.3	Letter agreement between ZIM Technologies International, Inc. and Tony Davidson(6)

Exhibit
Number	Exhibit

10.4	Letter agreement between ZIM Technologies International, Inc. and Kathy Aubrey-Moore dated May 29, 2002(6)
21.1	List of subsidiaries of the Registrant(6)
23.1	Consent of KPMG LLP(8)
23.2	Consent of Rachlin Cohen & Holtz, LLP(8)
23.3	Consent of David Tow(8)
23.4	Consent of Kenneth A. Gill(8)
99.1	Form of Proxy Card to be mailed to holders of Private Capital Investors, Inc.’s common stock(6)
99.2	Form of Proxy Card to be mailed to holders of ZIM Technologies International Inc.’s common shares and special shares(6)

(1)	Incorporated herein by reference to Annex A of the Joint Proxy Statement and Prospectus.

(2)	Incorporated herein by reference to Annex B of the Joint Proxy Statement and Prospectus.

(3)	Incorporated herein by reference to Annex C of the Joint Proxy Statement and Prospectus.

(4)	Incorporated herein by reference to Annex H of the Joint Proxy Statement and Prospectus.

(5)	Incorporated herein by reference to Annex I of the Joint Proxy Statement and Prospectus.

(6)	Incorporated by reference to Amendment No. 2.

(7)	To be filed by amendment.

(8)	Filed herewith.

Item 22.     Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering.

      (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (g) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      In accordance with the requirements of the United States Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to its registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nepean, the province of Ontario, Canada on April 4, 2003.

ZIM CORPORATION

By:	/s/ STUART D. COOPER

Stuart D. Cooper
President and Chief Financial Officer
(Principal Executive Officer
and Principal Financial Officer)

      Pursuant to with the requirements of the United States Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ DOUGLAS DUNCAN Douglas Duncan	Sole Director	April 4, 2003

/s/ STUART D. COOPER Stuart D. Cooper	President and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)	April 4, 2003

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Reincorporation Merger Agreement(1)
2.2	Amended and Restated Acquisition Agreement dated as of May 29, 2002 by and among Private Capital Investors, Inc. and ZIM Technologies International, Inc.(2)
2.3	Form of Amalgamation Agreement by and among ZIM Corporation, PCI-ZTI Canada, Inc. and ZIM Technologies International, Inc.(3)
3.1	Articles of Incorporation of the Registrant(4)
3.2	By-Laws of the Registrant(5)
4.1	Promissory Note 160879 between ZIM Technologies International, Inc. and Michael Cowpland dated April 4, 2002(6)
4.2	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated May 31, 2002(6)
4.3	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated August 29, 2002(6)
4.4	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated November 5, 2002(6)
4.5	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated November 28, 2002(6)
4.6	Promissory Note between ZIM Technologies International, Inc. and 160879 Canada Inc. dated February 25, 2003(6)
5.1	Opinion of Borden Ladner Gervais LLP as to the legality of the securities being registered(7)
8.1	Tax opinion of Shutts & Bowen LLP.(7)
10.1	Employment agreement between ZIM Technologies International, Inc. and Tony Davidson dated April 30, 2001(6)
10.2	Employment agreement between ZIM Technologies International, Inc. and Kathy Aubrey-Moore dated May 8, 2001(6)
10.3	Letter agreement between ZIM Technologies International, Inc. and Tony Davidson(6)
10.4	Letter agreement between ZIM Technologies International, Inc. and Kathy Aubrey-Moore dated May 29, 2002(6)
21.1	List of subsidiaries of the Registrant(6)
23.1	Consent of KPMG LLP(8)
23.2	Consent of Rachlin Cohen & Holtz, LLP(8)
23.3	Consent of David Tow(8)
23.4	Consent of Kenneth A. Gill(8)
99.1	Form of Proxy Card to be mailed to holders of Private Capital Investors, Inc.’s common stock(6)
99.2	Form of Proxy Card to be mailed to holders of ZIM Technologies International Inc.’s common shares and special shares(6)

(1)	Incorporated herein by reference to Annex A of the Joint Proxy Statement and Prospectus.

(2)	Incorporated herein by reference to Annex B of the Joint Proxy Statement and Prospectus.

(3)	Incorporated herein by reference to Annex C of the Joint Proxy Statement and Prospectus.

(4)	Incorporated herein by reference to Annex H of the Joint Proxy Statement and Prospectus.

(5)	Incorporated herein by reference to Annex I of the Joint Proxy Statement and Prospectus.

(6)	Incorporated by reference to Amendment No. 2.

(7)	To be filed by amendment.

(8)	Filed herewith.

      Until                     , 2003 (25 days after the date of this Joint Proxy Statement/Prospectus), all dealers that buy, sell or trade in ZIM Corporation common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.